     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2004


                                                     REGISTRATION NO. 333-108780
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                   FORM S-11
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                    HINES REAL ESTATE INVESTMENT TRUST, INC.
      (Exact Name of Registrant as Specified in its Governing Instrument)
                             ---------------------
                      2800 POST OAK BOULEVARD, SUITE 5000
                           HOUSTON, TEXAS 77056-6118
                                 (713) 621-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                   CHARLES M. BAUGHN, CHIEF EXECUTIVE OFFICER
                      2800 POST OAK BOULEVARD, SUITE 5000
                           HOUSTON, TEXAS 77056-6118
                                 (713) 621-8000
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent for Service)

                                    COPY TO:

                               CURTIS B. ANDERSON
                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2980
                                 (214) 953-6500
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: as soon as practicable after this registration statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                         AMOUNT BEING        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
TITLE OF SECURITIES BEING REGISTERED      REGISTERED           PER SHARE              PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
  share............................      200,000,000             $10.00           $2,000,000,000        $161,800.00
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
  share(1).........................       20,000,000             $ 9.50           $ 190,000,000         $ 15,775.50
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


(1) Represents shares issuable pursuant to the registrant's dividend reinvestment program.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

PROSPECTUS

HINES REAL ESTATE INVESTMENT TRUST, INC.                                    LOGO

220,000,000 COMMON SHARES OFFERED TO THE PUBLIC -- MAXIMUM OFFERING

AT LEAST 1,000,000 COMMON SHARES OFFERED TO THE PUBLIC -- MINIMUM OFFERING



    We are a recently formed Maryland corporation sponsored by Hines Interests Limited Partnership ("Hines"), a fully integrated real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 47 years. We intend to invest primarily in office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. In addition, we intend to elect to be taxed as a real estate investment trust (a "REIT") for U.S. federal income tax purposes but we are not currently qualified as a REIT.



    Through our affiliated Dealer Manager, Hines Real Estate Securities, Inc., we are offering 200,000,000 common shares to the public on a best efforts basis at a price of $10.00 per share. We are also offering 20,000,000 common shares to be issued pursuant to our dividend reinvestment plan at a purchase price during this offering of $9.50 per share. You must initially purchase at least 250 shares for an aggregate amount equal to $2,500. This offering will terminate on
or before       .



    WE ENCOURAGE YOU TO CAREFULLY REVIEW THE COMPLETE DISCUSSION OF RISK FACTORS BEGINNING ON PAGE 9 BEFORE PURCHASING OUR COMMON SHARES. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. Significant risks relating to your investment in our common shares include:



    - The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose money.


    - There is currently no public market for our shares, and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and if you are able to sell your shares, you may likely sell them at a substantial discount.


    - Neither we, our Advisor nor our Dealer Manager have an operating history and we currently do not have any real estate investments. Other than an initial investment we will make in Hines-Sumisei U.S. Core Office Fund, L.P. (the "Core Fund"), a partnership affiliated with Hines, we have not identified any specific assets to acquire or investments to make with the proceeds from this offering. Except for this initial investment, we are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.



    - We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these affiliates for these services. These fees were not determined on an arm's-length basis. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines. We will also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to many of those opportunities. Your interest in our assets which are held in Hines REIT Properties, L.P., our Operating Partnership, will be diluted by a Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership.


    - We are Hines' first publicly-offered investment program. Because Hines' previous programs and investments were conducted through privately-held entities not subject to either the up front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

    - There are restrictions and limitations to our share redemption program, including a one-year holding period. We intend to allow redemptions on a quarterly basis, subject to an annual limitation of (i) during the first five years after the termination of this offering, the lesser of net proceeds received from our dividend reinvestment plan during the prior calendar year or 5% of the outstanding shares as of the prior calendar year end and (ii) after the five year period following the termination of this offering, 10% of the outstanding shares as of the prior calendar year end. As a result of these restrictions, you may never be able to redeem any or all of your shares.


    - If we invest a significant percentage of the proceeds of this offering in the Core Fund, Hines affiliates will retain significant control over our investments even if our independent directors remove our Advisor.



    - Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restriction and we may never be able to redeem all or a portion of our investment. Any indirect investment we make through another Hines affiliate may be subject to similar restrictions.



    - If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.



    - We intend to invest in the Core Fund as a general partner and, therefore, we could be responsible for all of its liabilities. We may make similar investments in other Hines affiliated entities.



                                                               PRICE TO THE      SELLING        DEALER      PROCEEDS TO US,
                                                                  PUBLIC        COMMISSION    MANAGER FEE   BEFORE EXPENSES
                                                              --------------   ------------   -----------   ---------------
PER SHARE...................................................  $        10.00   $       0.60   $     0.22    $         9.18
MINIMUM OFFERING............................................  $   10,000,000   $    600,000   $  220,000    $    9,180,000
MAXIMUM OFFERING............................................  $2,000,000,000   $120,000,000   $44,000,000   $1,836,000,000
DIVIDEND REINVESTMENT PLAN..................................  $  190,000,000   $  7,600,000   $        0    $  182,400,000


                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


    THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE THAT MAY FLOW FROM AN INVESTMENT IN THE COMMON SHARES IS NOT PERMITTED.


    Prior to the time we sell at least 1,000,000 of our common shares, your subscription payments will be placed in an account held by our escrow agent, Wells Fargo Bank, National Association, and will be held in trust for your benefit, until the minimum offering of 1,000,000 common shares is achieved. If
we are not able to sell at least 1,000,000 shares by       , 2005, which is one
year from the effective date of this prospectus, your funds in the escrow account, including interest thereon, will be promptly returned to you within 10 business days and we will terminate this offering.


                  The date of this prospectus is       , 2004

                             SUITABILITY STANDARDS

     The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares and we currently do not intend to list our shares on a stock exchange or on a national market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you may likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

     In consideration of these factors, we have established suitability standards for all shareholders, including subsequent transferees. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled "ERISA Considerations." These suitability standards require that a purchaser of shares have either:

     - a minimum annual gross income of at least $60,000 and a minimum net worth (excluding the value of the purchaser's home, home furnishings and automobiles) of at least $60,000; or

     - a minimum net worth (excluding the value of the purchaser's home, home furnishings and automobiles) of at least $225,000.

     Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

     New Hampshire -- Investors must have either (i) a net worth of at least $250,000 or (ii) a minimum annual gross income of at least $50,000 and a minimum net worth of at least $125,000.

     Michigan, Ohio and Pennsylvania -- In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.


     PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $73,000,000, you are cautioned to evaluate carefully Hines REIT's ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of program subscriptions.



     Proceeds received from Pennsylvania subscribers will be placed into a short-term escrow (120 days or less) until we have received subscription proceeds of $73,000,000. If $73,000,000 in subscription proceeds has not been received at the end of the escrow period, we will notify the Pennsylvania investors in writing by certified mail within 10 calendar days after the end of the escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of such funds within 10 calendar days of receipt of the notification, we will return such funds within 15 calendar days after receipt of the Pennsylvania investor's request.


     For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor's home, furnishings and automobiles.


     In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become shareholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each shareholder for a period of six years.


     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially purchase a minimum of 250 shares for a total purchase price of $2,500. This initial minimum purchase requirement applies to all potential investors, including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;


     - a pension, profit-sharing, retirement or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code");


     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA which meets the requirements of Section 408 or Section 408A of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     In order to satisfy the minimum initial purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. Additional purchases of common shares through this or future offerings and pursuant to our dividend reinvestment plan are not subject to this minimum purchase requirement.

                             ---------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different than or inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUITABILITY STANDARDS.......................................    i
  Minimum Purchase..........................................   ii
QUESTIONS AND ANSWERS ABOUT THIS OFFERING...................   xi
PROSPECTUS SUMMARY..........................................    1
  Hines Real Estate Investment Trust, Inc. .................    1
  The Hines Organization....................................    1
  Management................................................    1
     Our Advisor, Property Manager and Dealer Manager.......    1
     Our Structure..........................................    2
     Management Compensation, Expense Reimbursements and
      Operating Partnership Participation Interest..........    2
     Prior Investment Programs..............................    5
  Investment Objectives and Policies with Respect to Certain
     Activities.............................................    6
     Primary Investment Objectives..........................    6
     Acquisition and Investment Policies....................    6
  Description of Our Common Shares..........................    7
     Dividend Policy........................................    7
     Dividend Reinvestment Plan.............................    7
     Share Redemption Program...............................    7
RISK FACTORS................................................    9
  Investment Risks..........................................    9
     There is currently no public market for our common
     shares and we do not intend to list the shares on a
     stock exchange. Therefore, it will likely be difficult
     for you to sell your shares and, if you are able to
     sell your shares, you may likely sell them at a
     substantial discount...................................    9
     Due to the risks involved in the ownership of real
     estate, there is no guarantee of any return on your
     investment in Hines REIT and you may lose some or all
     of your investment.....................................    9
     Our ability to successfully conduct this offering is
     dependent in part on the ability of our Dealer Manager,
     Hines Real Estate Securities, Inc., a newly-formed
     entity.................................................   10
     You will not have the benefit of an independent due
     diligence review in connection with this offering......   10
     If we invest a significant percentage of the net
     proceeds of this offering in the Core Fund, Hines
     affiliates will retain significant control over our
     investments even if our independent directors remove
     our Advisor............................................   10
     The fees we pay in connection with this offering were
     not determined on an arm's-length basis and therefore
     may not be on the same terms we could achieve from a
     third-party............................................   10
     You will not have the opportunity to evaluate our
     investments before you purchase our shares and we may
     not have the opportunity to evaluate or approve
     investments made by entities in which we invest, such
     as the Core Fund.......................................   10
     The risk that we will not be able to accomplish our
     business objectives will increase if only a small
     number of our shares are purchased in this offering....   11
     If we are only able to sell a small number of shares in
     this offering, our fixed operating expenses such as
     general and administrative expenses (as a percentage of
     gross income) would be higher than if we are able to
     sell a greater number of shares........................   11
     Because we established the offering price on an
     arbitrary basis, it may not be indicative of the price
     at which our shares would trade if they were actively
     traded.................................................   11
     The ownership limit in our articles of incorporation
     may discourage a takeover attempt......................   11

                                                              PAGE
                                                              ----
     We will not be afforded the protection of the Maryland
     General Corporation Law relating to business
     combinations...........................................   12
     Hines REIT's interest in the Operating Partnership will
     be diluted by the Participation Interest in the
     Operating Partnership held by HALP Associates Limited
     Partnership and your interest in Hines REIT may be
     diluted if we issue additional shares..................   12
     The redeemable feature of the Participation Interest in
     the Operating Partnership may discourage a takeover
     attempt................................................   13
     The Participation Interest would increase at a faster
     rate with frequent disposition of properties followed
     by acquisitions using proceeds from such
     disposition............................................   13
     Hines' ability to cause the Operating Partnership to
     redeem the Participation Interest and any OP Units it
     holds may deter us from terminating the Advisory
     Agreement..............................................   13
     We may issue preferred shares or separate classes or
     series of common shares, which issuance could adversely
     affect the holders of the common shares issued pursuant
     to this offering.......................................   13
     You may be unable to sell your shares because your
     ability to redeem your shares is limited pursuant to
     our share redemption program...........................   14
     Your investment return may be reduced if we are
     required to register as an Investment Company under the
     Investment Company Act.................................   14
     Other than our initial investment, we have no
     commitment to invest through the Core Fund or any other
     Hines affiliate. Whether or not we actually invest any
     additional proceeds of this offering in the Core Fund
     or any other Hines affiliate, and the timing of any
     such investments, will be dependent on several factors,
     some of which will not be within our control...........   15
  Business and Real Estate Risks............................   15
     Neither we, the Advisor nor the Dealer Manager have an
     operating history, therefore we may not be able to
     successfully and profitably operate our business. The
     prior performance of Hines may not be indicative of our
     future results.........................................   16
     We are different in some respects from prior programs
     sponsored by Hines and therefore the past performance
     of such programs may not be indicative of our future
     results................................................   16
     We may not have sufficient funds to pay dividends......   16
     Delays in purchasing properties with proceeds received
     from this offering may result in delays in the
     commencement of dividend payments and in a lower rate
     of return to investors.................................   17
     We may not be able to meet, or we may need to incur
     borrowings that would otherwise not be incurred to
     meet, REIT minimum distribution requirements...........   17
     We expect to acquire several properties in the future,
     which, if unsuccessful, could adversely impact our
     ability to pay dividends to our shareholders...........   18
     We will be subject to risks as the result of joint
     ownership of real estate with other Hines programs or
     third parties..........................................   18
     Our ability to redeem all or a portion of our
     investment in the Core Fund is subject to significant
     restrictions and we may never be able to redeem all or
     a portion of our investment............................   19
     If the Core Fund is forced to sell its assets in order
     to satisfy mandatory redemption and forced sale
     requirements, our investment in the Core Fund may be
     materially adversely affected..........................   19
     If we invest in a limited partnership as a general
     partner we could be responsible for all liabilities of
     such partnership.......................................   20
     If we do not have sufficient capital resources from
     equity and debt financings for acquisitions of new
     properties or other assets because of our inability to
     retain earnings, our growth may be limited.............   20
     Our use of borrowings to partially fund acquisitions
     and improvements on properties could result in
     foreclosures and unexpected debt service expenses upon
     refinancing, both of which could have an adverse impact
     on our operations and cash flow........................   20
     Our success will be dependent on the performance of
     Hines as well as key employees of Hines................   20

                                                              PAGE
                                                              ----
     We operate in a competitive business and many of our
     competitors have significant resources and operating
     flexibility, allowing them to compete effectively with
     us.....................................................   21
     If we purchase assets at a time when the commercial
     real estate market is experiencing substantial influxes
     of capital investment and competition for properties,
     the real estate we purchase may not appreciate or may
     decrease in value......................................   21
     We may not have funding or capital resources for future
     tenant improvements....................................   21
     We depend on tenants for our revenue and therefore our
     revenue is dependent on the success and economic
     viability of our tenants. Our reliance on single or
     significant tenants in certain buildings may decrease
     our ability to lease vacated space.....................   22
     The bankruptcy or insolvency of a major tenant would
     adversely impact our operations and our ability to pay
     dividends..............................................   22
     Uninsured losses relating to real property may
     adversely impact the value of our portfolio............   22
     We may not be able to obtain desirable types of
     insurance coverage at a reasonable cost, if at all, and
     we may be unable to comply with insurance requirements
     contained in mortgage or other agreements due to high
     insurance costs........................................   23
     Terrorist attacks, such as the attacks that occurred in
     New York and Washington, D.C. on September 11, 2001,
     and other acts of violence or war may affect the
     markets in which we operate, our operations and our
     profitability..........................................   23
     Our operations will be directly affected by general
     economic and regulatory factors we cannot control or
     predict................................................   23
     We may have difficulty selling real estate investments,
     and our ability to distribute all or a portion of the
     net proceeds from such sale to our shareholders may be
     limited................................................   24
     Potential liability as the result of, and the cost of
     compliance with, environmental matters could adversely
     affect our operations..................................   24
     All of our properties will be subject to property taxes
     that may increase in the future, which could adversely
     affect our cash flow...................................   25
     If we set aside insufficient working capital reserves,
     we may be required to defer necessary or desirable
     property improvements..................................   25
     Your investment may be subject to additional risks if
     we make international investments......................   25
     If we make or invest in mortgage loans, our mortgage
     loans may be impacted by unfavorable real estate market
     conditions, which could decrease the value of our
     mortgage investments...................................   26
     If we make or invest in mortgage loans, our mortgage
     loans will be subject to interest rate fluctuations
     which could reduce our returns as compared to market
     interest rates as well as the value of the mortgage
     loans in the event we sell the mortgage loans..........   26
     Delays in liquidating defaulted mortgage loans could
     reduce our investment returns..........................   26
  Potential Conflicts of Interest Risks.....................   26
     We will compete with affiliates of Hines for real
     estate investment opportunities. Some of these
     affiliates have preferential rights to accept or reject
     certain investment opportunities before we have the
     right to accept such opportunities, and we do not have
     the right to accept or reject any investment
     opportunities before one or more affiliates of Hines
     have the right to accept such opportunities............   26
     We may compete with other entities affiliated with
     Hines for tenants......................................   27
     Employees of the Advisor and Hines will face conflicts
     of interest relating to time management and allocation
     of resources and investment opportunities..............   27
     Hines may face conflicts of interest if it sells
     properties it acquires or develops to us...............   28
     Hines may face a conflict of interest when determining
     whether we should dispose of any property we own which
     is managed by Hines because Hines may lose fees
     associated with the management of the property.........   28
     Hines may face conflicts of interest in connection with
     the management of our day-to-day operations and in the
     enforcement of agreements between Hines and its
     affiliates.............................................   28

                                                              PAGE
                                                              ----
     Certain of our officers and directors face conflicts of
     interest relating to the positions they hold with other
     entities...............................................   28
     Our UPREIT structure may result in potential conflicts
     of interest............................................   29
  Tax Risks.................................................   29
     If we failed to qualify as a REIT, our operations and
     our ability to pay dividends to our shareholders would
     be adversely impacted..................................   29
     If the Operating Partnership is classified as a
     "publicly-traded partnership" under the Internal
     Revenue Code, our operations and our ability to pay our
     shareholders could be adversely affected...............   30
     Dividends to tax-exempt investors may be classified as
     unrelated business taxable income......................   30
     Investors may realize taxable income without cash
     dividends..............................................   30
     Foreign investors may be subject to FIRPTA tax on sale
     of common shares if we are unable to qualify as a
     "domestically controlled" REIT.........................   31
     In certain circumstances, we may be subject to federal
     and state income taxes as a REIT or other state or
     local income taxes, which would reduce our cash
     available to pay dividends to our shareholders.........   31
     Recently enacted tax legislation may make REIT
     investments comparatively less attractive than
     investments in other corporate entities................   31
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   32
ESTIMATED USE OF PROCEEDS...................................   33
MANAGEMENT..................................................   36
  The Hines Organization....................................   36
     General................................................   36
     Hines Real Estate Personnel and Structure..............   40
  Our Structure.............................................   44
  Our Directors and Executive Officers......................   44
  Our Board of Directors....................................   46
     Responsibilities of Our Board of Directors.............   46
  Committees of the Board of Directors......................   47
     Audit Committee........................................   48
     Conflicts Committee....................................   48
  Compensation of Directors.................................   48
  Employee and Director Incentive Share Plan................   48
  Limited Liability and Indemnification of Directors,
     Officers, Employees and Other Agents...................   49
  The Advisor and the Advisory Agreement....................   51
     Duties of Our Advisor..................................   51
     Term of the Advisory Agreement.........................   53
     Compensation...........................................   53
     Reimbursements by the Advisor..........................   55
     Indemnification........................................   56
     Redemption of the Advisor..............................   56
  The Property Manager and the Property Management and
     Leasing Agreement......................................   56
     Compensation under the Property Management and Leasing
      Agreement.............................................   57
     Term of the Property Management and Leasing
      Agreement.............................................   58
     Indemnification........................................   58
  The Dealer Manager........................................   58

                                                              PAGE
                                                              ----
MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND
  OPERATING PARTNERSHIP PARTICIPATION INTEREST..............   60
  General...................................................   60
INITIAL PROPERTIES..........................................   63
  Formation of the Core Fund................................   63
  Purpose and Structure of the Core Fund....................   63
     Purpose of the Core Fund...............................   63
     Structure of the Core Fund.............................   65
  Description of the Non-Managing General Partner Interest
     and Certain Provisions of the Core Fund Partnership
     Agreement..............................................   66
     Non-Managing General Partner Interest..................   66
     Summary of Certain Provisions of the Core Fund
     Partnership Agreement..................................   66
  Rights of the NY Trust Institutional Investors and the NY
     Trust Institutional Investor Advisor...................   70
     Co-Investment Rights...................................   70
     Redemption Right.......................................   71
     Forced Sale Right......................................   71
  Governance of the NY Trusts...............................   72
  Initial Asset Group and Certain Operational Data..........   73
     425 Lexington Avenue...................................   73
     499 Park Avenue........................................   74
     1200 19th Street.......................................   75
     600 Lexington Avenue...................................   76
     Description of Debt on 425 Lexington Avenue, 499 Park
     Avenue and 1200 19th Street............................   77
     Description of Debt on 600 Lexington Avenue............   78
     Lease Expirations for the NY Trusts' Properties........   80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   81
PRIOR PERFORMANCE SUMMARY...................................   82
  Prior Investment Programs.................................   82
  Summary Information.......................................   82
     Capital Raising........................................   82
     Investments............................................   83
     Sales..................................................   84
  Investment Objectives.....................................   84
CONFLICTS OF INTEREST.......................................   94
  Competitive Activities of Hines and its Affiliates........   94
     Description of Certain Other Hines Ventures............   94
     Investment Opportunity Allocation Procedure............   95
  Competitive Activities of Our Officers and Directors, the
     Advisor and Other Hines Affiliates.....................   96
  Fees and Other Compensation Payable to Hines and its
     Affiliates.............................................   97
  Affiliated Dealer Manager.................................   97
  Lack of Separate Representation...........................   97
  No Arm's-Length Agreements................................   97
  Joint Venture Conflicts of Interest.......................   97
  Additional Conflicts of Interest..........................   98
  Certain Conflict Resolution Procedures....................   98

                                                              PAGE
                                                              ----
INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES................................................  100
  Primary Investment Objectives.............................  100
  Acquisition and Investment Policies.......................  100
  Joint Venture Investments.................................  102
  Borrowing Policies........................................  103
  Disposition Policies......................................  104
  Investment Limitations....................................  104
  Change in Investment Objectives and Limitations...........  105
  Investments in Real Estate Mortgages......................  106
  Issuing Securities for Property...........................  106
  Affiliate Transaction Policy..............................  106
  Certain Other Policies....................................  106
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................  107
  Overview..................................................  107
  Critical Accounting Policies..............................  107
     Revenue Recognition and Valuation of Receivables.......  107
     Investments in Real Estate.............................  108
     Real Estate Purchase Price Allocation..................  108
     Accounting for Derivative Financial Investments and
      Hedging Activities....................................  109
  Income Taxes..............................................  110
  Financial Condition, Liquidity and Capital Resources......  110
  Qualitative Disclosures About Market Risk.................  111
DESCRIPTION OF OUR COMMON SHARES............................  112
  Common Shares.............................................  112
  Preferred Shares..........................................  112
  Meetings and Special Voting Requirements..................  113
  Restrictions on Transfer..................................  114
  Dividend Policy...........................................  116
  Share Redemption Program..................................  117
  Restrictions on Roll-Up Transactions......................  118
  Shareholder Liability.....................................  119
  Dividend Reinvestment Plan................................  119
  Business Combinations.....................................  120
  Control Share Acquisitions................................  120
PLAN OF DISTRIBUTION........................................  122
  General...................................................  122
  Underwriting Terms........................................  122
  Volume Discounts..........................................  125
  The Subscription Process..................................  126
     Minimum Offering.......................................  127
     Admission of Shareholders..............................  127
     Subscription Agreement.................................  128

                                                              PAGE
                                                              ----
  Minimum Investment........................................  128
  Automatic Investment Program..............................  128
  Termination Date..........................................  129
THE OPERATING PARTNERSHIP...................................  130
  General...................................................  130
  Purposes and Powers.......................................  130
  Operations................................................  131
  Amendments................................................  132
  Transferability of the General Partner's Interest.........  132
  Voting Rights.............................................  132
  The Participation Interest................................  132
  Hypothetical Impact of the Participation Interest.........  133
  Redemption of OP Units and the Participation Interest.....  134
  Redemption of the Participation Interest if Hines Ceases
     to be Our Sponsor......................................  135
  Capital Contributions.....................................  135
  Term......................................................  136
  Tax Matters...............................................  136
  Distributions.............................................  136
  Indemnity.................................................  136
MATERIAL TAX CONSIDERATIONS.................................  137
  General...................................................  137
  Tax Treatment Prior to Qualification as a REIT............  137
  Requirements for Qualification as a REIT..................  138
     Organizational Requirements............................  138
     Operational Requirements -- Gross Income Tests.........  139
     Operational Requirements -- Asset Tests................  141
     Operational Requirements -- Annual Distribution
      Requirement...........................................  141
     Operational Requirements -- Recordkeeping..............  142
  Taxation as a REIT........................................  142
  Failure to Qualify as a REIT..............................  143
  Taxation of Shareholders..................................  144
     Distributions..........................................  144
     Dispositions of the Shares.............................  144
  Our Failure to Qualify as a REIT..........................  145
  Backup Withholding........................................  145
  Taxation of Tax Exempt Entities...........................  145
  Taxation of Foreign Investors.............................  146
     Distributions..........................................  146
     Sales of Shares........................................  147
  State and Local Taxes.....................................  147
  Tax Aspects of the Operating Partnership..................  147
     Tax Treatment of the Operating Partnership.............  148
     Tax Treatment of Partners..............................  148
  Recently Enacted Tax Legislation..........................  150

                                                              PAGE
                                                              ----
ERISA CONSIDERATIONS........................................  150
  ERISA Considerations for an Initial Investment............  150
  Annual Valuations.........................................  151
LEGAL PROCEEDINGS...........................................  152
REPORTS TO SHAREHOLDERS.....................................  152
SUPPLEMENTAL SALES MATERIAL.................................  153
LEGAL OPINIONS..............................................  153
EXPERTS.....................................................  153
CHANGE IN CERTIFYING ACCOUNTANT.............................  154
PRIVACY POLICY NOTICE.......................................  154
WHERE YOU CAN FIND MORE INFORMATION.........................  154
GLOSSARY OF TERMS...........................................  155
FINANCIAL STATEMENTS........................................  F-1
APPENDIX A -- Prior Performance Tables......................  A-1
APPENDIX B -- Subscription Agreement........................  B-1
APPENDIX C -- Dividend Reinvestment Plan....................  C-1
APPENDIX D -- Privacy Policy Notice.........................  D-1

                   QUESTIONS AND ANSWERS ABOUT THIS OFFERING


     The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the "Prospectus Summary" section of this prospectus. You should read this entire prospectus, including the section entitled "Risk Factors," before deciding to purchase any of the common shares offered by this prospectus.


Q: WHAT IS HINES REAL ESTATE INVESTMENT TRUST, INC. OR HINES REIT?


A: Hines Real Estate Investment Trust, Inc. ("Hines REIT") is a recently-formed
   Maryland corporation. We currently have no real estate assets. We intend to invest primarily in office properties located throughout the United States. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes but are not currently qualified as a REIT.


Q: WHAT IS A REAL ESTATE INVESTMENT TRUST, OR REIT?

A: In general, a REIT is an entity that:

   - combines the capital of many investors to acquire or provide financing for real estate;

   - offers the benefits of a diversified portfolio of real estate assets under professional management;

   - is able to qualify as a "real estate investment trust" for U.S. federal income tax purposes and is therefore not subject to federal corporate income taxes on its net income, which substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

   - must pay dividends to investors of at least 90% of its taxable income.

   In this prospectus, we refer to an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes as a "REIT."

Q: WHO IS HINES?


A: Hines Interests Limited Partnership ("Hines") is our sponsor. Hines is a fully integrated real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing or disposition services for over 47 years. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. Hines and its affiliates currently have approximately 2,800 employees located in its offices in 62 cities in the United States and in 12 other countries. Hines, its predecessor and their respective affiliates, have acquired or developed approximately 600 real estate projects representing approximately 172 million square feet since their inception in 1957. As of December 31, 2003, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 130 projects, valued in excess of $14 billion. Historically, Hines' investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Please see "Management -- The Hines Organization" for more information regarding Hines.


Q: HOW WILL YOU STRUCTURE THE OWNERSHIP AND OPERATION OF YOUR ASSETS?

A: We plan to own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of Hines REIT Properties, L.P. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an "UPREIT." To avoid confusion, in this prospectus:

   - we refer to Hines REIT Properties, L.P. as the "Operating Partnership;"


   - we refer to Hines REIT and the Operating Partnership, collectively, as the "Company;" and



   - the use of "we," "our," "us" or similar pronouns in this prospectus refers to Hines REIT or the Company as required by the context in which such pronoun is used.


Q: WHAT IS AN "UPREIT" AND WHY ARE YOU ORGANIZED AS AN UPREIT?


A: UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to Hines REIT in exchange for shares is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the Operating Partnership in exchange for partnership units on a tax-free basis. This allows the seller to defer taxation of gain until the seller exchanges his limited partnership units for our common shares or sells or redeems his units. If our shares are either redeemable or ever publicly-traded, the former property owner may be able to achieve partial or complete liquidity for his investment in order to pay taxes. This structure gives us an advantage in acquiring desired properties or investments from persons who may not otherwise sell their properties or investments because of unfavorable tax results.



Q: WHAT ARE THE RISKS INVOLVED IN AN INVESTMENT IN YOUR SHARES?



A: An investment in our common shares is subject to significant risks. Below is a summary of certain of these risks. A more detailed list and description of the risks are contained in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus. You should carefully read and consider all of these risks, and the other risks described in this prospectus, prior to investing in our common shares.



     - The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT and you may lose money.



     - There is currently no public market for our shares and we currently do not intend to list our shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.



     - Hines REIT's interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership and your interest in Hines REIT may be diluted if we issue additional shares.



     - Neither we, our Advisor nor the Dealer Manager have an operating history, therefore we may not be able to successfully and profitably operate our business. Other than an initial $35,000,000 investment in Hines-Sumisei U.S. Core Office Fund, L.P. (the "Core Fund"), we have not identified any specific assets to acquire or investments to make with the proceeds from this offering. Except for the indirect interest in the four properties we will acquire as a result of our investment in the Core Fund, we are considered to be a blind pool, and you will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.



     - If we invest a significant percentage of the proceeds of this offering in the Core Fund, Hines affiliates will retain significant control over our investments even if our independent directors remove our Advisor.



     - Our ability to redeem all or a portion of our investment the Core Fund is subject to significant restrictions and we may never be able to redeem all or a portion of our investment.



     - If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected.



     - We intend to invest in the Core Fund as a general partner and, therefore, we could be responsible for all of its liabilities. We may make similar investments in other Hines affiliates.



     - We rely on Hines and affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these entities for these services. These fees were not determined on an arm's-length basis. These entities are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

     - We will compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities before we have the right to accept such opportunities, and we do not have the right to accept or reject any investment opportunities before one or more affiliates of Hines have the right to accept such opportunities.



     - We may compete with other entities affiliated with Hines for tenants.



     - Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.



     - We are Hines' first publicly-offered investment program. Because Hines' previous programs and investments were conducted through privately-held entities not subject to either the up front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of Hines will be indicative of our future performance.



     - Real estate investments are subject to a high degree of risk because of general economic or local market conditions; changes in supply or demand; competing properties in an area; changes in interest rates; and changes in tax, real estate, environmental or zoning laws and regulations.



     - Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay and our ability to pay dividends at all.



     - The redeemable feature of the Participation Interest in the Operating Partnership may discourage a takeover attempt.



     - Hines' ability to cause the Operating Partnership to redeem the Participation Interest and any OP Units it holds may deter us from terminating the Advisory Agreement.



     - You will not have the benefit of an independent due diligence review in connection with this offering and the fees we pay in connection with this offering were not determined on an arm's-length basis.



     - If we sell fewer than all of the 220,000,000 shares offered in this offering, the number of investments we will be able to make and the diversification of such investments will decrease. There is greater risk to you if we are unable to diversify the portfolio by geographic location and tenant mix, as the value of your investment and your dividends may vary more significantly based on the performance of specific properties.



     - We intend to elect to be taxed as a REIT for federal income tax purposes but we are not currently qualified as a REIT. If we fail to qualify as, or lose our tax status as, a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to pay dividends to our shareholders.



     - Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.



     - We may borrow money and secure such borrowings with our real estate investments which will put us at risk of losing the assets should we be unable to make debt service payments.



     - In order to maintain our status as a REIT, we may have to incur additional debt to pay the required dividends to our shareholders.



     - There are limitations on the ownership, transferability and redemption of our shares. You must hold your shares for one year before you will have any opportunity to redeem any of your shares under our share redemption program. We intend to allow redemptions on a quarterly basis subject to an annual limitation of (i) during the first five years after the termination of this offering, the lesser of net proceeds received from our dividend reinvestment plan during the prior calendar year or 5% of the outstanding shares as of the prior calendar year and (ii) after the five year period following the termination of this offering, 10% of the outstanding shares as of the prior calendar year end. As a result of these limitations, the number of shares eligible for redemption in any quarter will be limited and you should not assume that you will be able to redeem a portion or all of your shares at any time, if ever.



Q: WILL YOU USE LEVERAGE?



A: Yes. We believe the prudent use of favorably-priced debt may allow us to acquire and own a more geographically diverse portfolio of assets with the proceeds of this offering and may provide higher cash returns to our shareholders. Please see "Summary -- Acquisition and Investment Policies."


Q: WHO WILL CHOOSE WHICH REAL ESTATE INVESTMENTS YOU WILL INVEST IN?


A: Hines Advisors Limited Partnership will make recommendations for all of our investment decisions, which are subject to the approval of our board of directors. In this prospectus, we refer to Hines Advisors Limited Partnership as our "Advisor."


Q: WHO IS HINES ADVISORS LIMITED PARTNERSHIP?


A: The Advisor is affiliated with Hines and was formed in July 2003 to provide investment advisory and management services for us and any other public real estate investment entities sponsored by Hines. The Advisor, pursuant to an agreement with Hines, will give us access to Hines' approximately 2,800 employees and over 47 years of experience investing in and operating real estate assets. Hines and its employees have extensive experience in the areas of investment selection, underwriting, due diligence, portfolio management, asset management, property management, leasing, disposition, finance, accounting and investor relations. The officers, directors and key employees of the Advisor, or our Advisor's general partner, are as follows:


   NAME                                         POSITION                                       AGE
   ----                                         --------                                       ---
   Jeffrey C. Hines..........................   Chairman of the Board of Directors             48
   C. Hastings Johnson.......................   Director                                       55
   Charles M. Baughn.........................   Chief Executive Officer                        49
   Charles N. Hazen..........................   President and Chief Operating Officer          43
   Sherri W. Schugart........................   Chief Financial Officer                        38
                                                Chief Accounting Officer, Treasurer and
   Frank R. Apollo...........................   Secretary                                      37


   Please see the "Management -- The Hines Organization -- General" and "Management -- Our Directors and Executive Officers" sections of this prospectus for a more detailed description of the background and experience of each of the individuals listed above.



Q: WHAT CONFLICTS OF INTEREST EXIST BETWEEN YOU, HINES AND ITS AFFILIATES?



A: Hines owns and/or manages many real estate investments and real estate ventures. Hines and its affiliates are not prohibited from engaging in future business activities that may be similar to our operations. Conflicts of interests exist among us, Hines and its affiliates, principally due to the following:



   - Hines and its affiliates are general partners and sponsors of other real estate investment programs with similar and/or non-similar investment objectives. Hines or an affiliate of Hines owe certain legal, fiduciary and financial obligations to both us and these other programs. Because of this and Hines' other business activities, Hines and other entities affiliated with it may have conflicts of interest with us:



     B in allocating the time of Hines' employees and other Hines' resources among our operations and the operations of other entities;

     B competing with other Hines-affiliated entities for investment opportunities, some of which have priority rights over us to such opportunities and some of which may result in higher compensation being paid to Hines, its affiliates and certain of its employees (including our directors and officers) than if such opportunities were allocated to us; and



     B competing with other properties owned or managed by Hines for tenant leasing opportunities.



   - We may buy assets from or sell assets to Hines affiliates, including buying properties developed by Hines, subject to the approval of a majority of our independent directors. Hines and its affiliates, including our officers and directors and officers and directors of the Advisor, may make significant profits from these transactions.



   - Hines, the Advisor and other Hines affiliates will receive substantial fees from us, which have not been negotiated at arm's-length, and which may not be conditioned upon our financial performance.



   Please see "Risk Factors -- Potential Conflicts of Interest Risks" and "Conflicts of Interest" for a discussion of these conflicts of interest.


Q: WHAT ARE THE FEES AND EXPENSE REIMBURSEMENTS THE COMPANY WILL PAY TO THE
   ADVISOR, HINES AND OTHER AFFILIATES OF HINES IN CONNECTION WITH YOUR
   OFFERING?


A: We will pay Hines Real Estate Securities, Inc., an affiliate of Hines which will serve as our Dealer Manager in this offering, selling commissions of up to 6.0% of the gross proceeds raised in this offering and up to 4.0% of gross proceeds from our dividend reinvestment plan, all of which will be reallowed to broker-dealers participating in this offering. In addition, we will pay our Dealer Manager a dealer manager fee of up to 2.2% of the gross proceeds raised in this offering (other than shares issued pursuant to our dividend reinvestment plan), a portion of which may be reallowed to broker-dealers participating in this offering. We will also reimburse the Advisor for actual expenses incurred by the Advisor, the Dealer Manager and their affiliates in connection with our organization and this offering, which we expect to approximate 2.0% of the gross proceeds raised in this offering if we raise the maximum proceeds pursuant to this offering. Please see
   "Management -- Compensation, Expense Reimbursements and Operating Partnership Participation Interest -- General" for further explanation of these fees and expense reimbursements.


Q: WHAT ARE THE FEES AND EXPENSE REIMBURSEMENTS THE COMPANY WILL PAY TO THE
   ADVISOR, HINES AND OTHER AFFILIATES OF HINES IN CONNECTION WITH YOUR OPERATIONS?


A: In the course of our operations, we will pay the Advisor an acquisition fee equal to 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or
   (ii) when we make an investment indirectly through another entity, such investment's pro rata share of the gross asset value of real estate investments held by that entity. We will also pay the Advisor a monthly asset management fee equal to 0.0625% (0.75% annually) of the net equity invested in real estate investments acquired by the Operating Partnership.



   We will retain Hines to manage the properties we own directly. We will pay Hines a property management fee equal to the lesser of (i) 2.5% of annual gross revenues received from the property or (ii) the amount of annual property management fees recoverable from tenants under their leases, subject to a minimum fee of at least 1.0% of annual gross revenues in the case of single-tenant properties. We will pay Hines a leasing fee equal to 1.5% of the aggregate gross revenues payable over the term of each executed lease. We will pay Hines any tenant construction fees payable by tenants under their lease or, if payable by the landlord, Hines' direct costs incurred by it if the related services are provided by off-site employees. We will also pay Hines 2.5% of the total project costs, plus direct costs incurred by the property manager in connection with re-development construction projects managed by Hines. In addition, entities in which we may invest may pay Hines and/or its affiliates fees in connection with the management of the properties owned by such entities. We will not pay any fees or compensation to the Core Fund, its general partner or advisors. Please see
   "Management -- Compensation, Expense Reimbursements and Operating Partnership Participation Interest -- General" for further explanation of these fees and expense reimbursements.

Q: WHAT INVESTMENT OR OWNERSHIP INTERESTS DOES HINES OR ANY OF ITS AFFILIATES
   HAVE IN THE COMPANY?

A: Prior to the effectiveness of this prospectus, Hines or its affiliates will have the following investments, commitments and ownership interests in the
   Company:


   - an investment of $10,000 for common shares of Hines REIT by Hines REIT Investor L.P., an affiliate of our Advisor;



   - an investment of $200,000 in limited partnership interests of the Operating Partnership by HALP Associates Limited Partnership, an affiliate of Hines;



   - a commitment by Hines Real Estate Holdings Limited Partnership ("HREH") which is indirectly owned 100% by Jeffrey C. Hines, to invest $10,000,000 for limited partnership interests of the Operating Partnership at the time we achieve the minimum offering, subject only to the condition precedent that the minimum offering is reached; and



   - a profits interest in the Operating Partnership denominated as the Participation Interest, which increases monthly with economic terms as more particularly described in "The Operating Partnership -- Participation Interest." This interest increases over time in a manner intended to approximate the following: (i) a 0.50% cash acquisition fee and an annual 0.75% cash asset management fee (which fees are described above), and (ii) the immediate and automatic reinvestment of this cash back into the Operating Partnership in exchange for partnership interests. However, since the Participation Interest is a profits interest, the value of such interest would be realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. The Participation Interest was issued to HALP Associates Limited Partnership as compensation for services performed in connection with our formation. For information regarding how the Participation Interest may affect your investment, please see "Risk Factors -- Investment Risks -- Hines REIT's interest in the Operating Partnership will be diluted by the Participation Interest held by HALP Associates Limited Partnership and your interest in Hines REIT may be diluted if we issue additional shares" and "The Operating Partnership -- Hypothetical Impact of the Participation Interest."



     For a description of the nature and extent of the OP Units to be acquired by HALP Associates Limited Partnership and HREH with their respective $200,000 and $10,000,000 investments, please see "The Operating Partnership."


Q: DO YOU CURRENTLY OWN ANY INVESTMENTS?


A: No. However, we have entered into a contract with an affiliate of Hines to acquire a $35,000,000 interest in the Hines-Sumisei U.S. Core Office Fund, L.P. (the "Core Fund") which is described below. We will use the net proceeds from the first $10,000,000 we raise in this offering as well as the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership when the minimum offering is reached to acquire a portion of this interest. We will continue to invest the net proceeds we receive to acquire the remainder of this interest. We will acquire this interest from an affiliate of Hines at a price equal to its original cost to acquire this interest. Our interest in the Core Fund will consist solely of a non-managing general partner interest. As a non-managing general partner, we will be involved in and/or supervise the management of the Core Fund, and our approval will be required for various transactions. However, we will not conduct the day-to-day operations of the Core Fund. While we are unable at this time to determine what our ultimate percentage interest might be as a result of our $35,000,000 investment, if we had invested such amount in the Core Fund as of the date of this prospectus, we would own an ownership interest of approximately 40.98% in that entity. Please see "Initial Properties -- Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement -- Non-Managing General Partner Interest" for a description of this interest. Other than this initial investment, we have not identified any other real estate investments to acquire with the proceeds raised from this offering. This offering should be considered to be a "blind pool" offering in that we have not yet identified specific properties that we will acquire or investments that we will make with most of the proceeds from this offering.

Q: WHAT IS THE CORE FUND?


A: The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term "core" holdings. Hines expects that third-party investors in the Core Fund other than us will be primarily U.S. and foreign institutional investors and high net worth individuals. To the extent third-party investors contribute to the Core Fund, our interest in the Core Fund will be reduced. The Core Fund currently holds a 32.33% beneficial interest in Hines-Sumisei NY Core Office Trust ("NY Trust I"), a Maryland real estate investment trust organized in August 2003 to acquire and hold three office properties, and Hines-Sumisei NY Core Office Trust II ("NY Trust II"), a Maryland real estate investment trust organized in January 2004 to acquire and hold an additional office property. Three independent pension plans and funds own approximately 67.15% of the shares in each of NY Trust I and NY Trust II (the "NY Trusts"), while two affiliates of Hines own the remaining shares. These three independent plans and funds are advised by General Motors Investment Management Corporation (the "NY Trust Institutional Investor Advisor"). We refer to these three independent plans and funds, together with any additional investors advised by the NY Trust Institutional Investor Advisor who co-invest pursuant to this advisor's co-investment rights, as the "NY Trust Institutional Investors." Please see "Initial Properties -- Rights of the NY Trust Institutional Investors and the NY Trust Institutional Investor Advisor -- Co-Investment Rights" for more information regarding these rights. NY Trust I currently owns three office buildings, two in New York City and one in Washington D.C. As previously mentioned, NY Trust II owns an office building in New York City. Please see "Initial Properties" for a more detailed description of the Core Fund and its interest in these four properties.


Q: WHAT KIND OF OFFERING IS THIS?


A: Through our Dealer Manager we are offering a minimum of 1,000,000 common shares and a maximum of 200,000,000 common shares to the public on a "best efforts" basis at $10.00 per share. We are also offering 20,000,000 common shares to be issued pursuant to our dividend reinvestment plan at $9.50 per share to those shareholders who elect to participate in such plan as described in this prospectus. We refer to our shares of common stock, par value $0.001 per share, as our "common shares" or "shares" in this prospectus.


Q: HOW DOES A "BEST EFFORTS" OFFERING WORK?


A: When shares are offered to the public on a "best efforts" basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold. Prior to selling a minimum offering of 1,000,000 common shares, we will place all proceeds raised from this offering in an escrow account. If we have not received the minimum
   offering before      , 2005 (one year after the effective date of this
   prospectus), we will terminate the offering and stop selling shares. In such event, the escrow agent will promptly return your funds, including interest.


Q: WHO CAN BUY SHARES?

A: Generally, anyone who receives this prospectus can buy shares provided that such person has either:

   - a minimum net worth (not including home, furnishings and personal automobiles) of at least $60,000 and a minimum annual gross income of at least $60,000; or

   - a minimum net worth (not including home, furnishings and personal automobiles) of at least $225,000.

   However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the "Suitability Standards" section of this prospectus.

Q: HOW DO I SUBSCRIBE FOR SHARES?


A: If you choose to purchase common shares in this offering, you will need to fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q: IS THERE ANY MINIMUM REQUIRED INVESTMENT?


A: Yes. You must initially purchase at least 250 shares, which equals a minimum investment of $2,500. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the "Suitability Standards" section of this prospectus.



Q: WHAT IS THE TERM OR EXPECTED LIFE OF HINES REIT?



A: Hines REIT is an indefinite life entity, which means we do not have a stated term or finite life. Our board of directors may approve a liquidity event if they determine such event is in the best interests of our shareholders. This liquidity event could consist of a sale of our assets, a merger, a listing of our shares on a national exchange or for quotation in a national securities market or a similar transaction.



Q: IF I BUY SHARES, WILL I RECEIVE DIVIDENDS AND, IF SO, HOW OFTEN?



A: We expect to declare dividends to our shareholders on a daily basis so that any dividend benefits will begin to accrue to our shareholders immediately upon admission, and to pay dividends quarterly. For more information regarding our dividend policy, please see "Summary -- Description of Our Common Shares -- Dividend Policy."



Q: ARE DIVIDENDS I RECEIVE TAXABLE?



A: Yes and No. Generally, dividends that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for the payment of dividends, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, we expect a portion of your dividends will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your shares are sold or the Company is liquidated, at which time you will be taxed at capital gains rates. However, because each investor's tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled "Material Tax Considerations."


Q: DO YOU HAVE A DIVIDEND REINVESTMENT PLAN?


A: Yes. Please see "Summary -- Description of Our Common Shares -- Dividend
   Reinvestment Plan" for more information regarding this plan.


Q: IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?


A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. We have no plans to list our shares on a national securities exchange or over-the-counter market or include our shares for quotation on a national market system in the future. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In fact, if you are able to sell your shares, you may receive less than $10.00 per share as a result of the fact that, at the time we make our investments in real estate, the amount of funds available for such investments will be reduced by at least approximately 10% of gross offering proceeds which will be used to pay selling commissions and dealer manager fees, organization and offering expenses and acquisition fees. In general, however, you may sell your shares to any qualified buyer unless such sale would cause a buyer other than Hines or an affiliate of Hines to own more than 9.9% of our outstanding common shares. This prohibition on any individual shareholder other than Hines or its affiliates owning more than 9.9% of our outstanding shares is explained in greater detail in the "Description of Our Common Shares -- Restrictions on Transfer" section of this prospectus. To provide our shareholders some liquidity, we do have a share redemption program as discussed below.


                                      xviii

Q: DO YOU HAVE A SHARE REDEMPTION PROGRAM?


A: Yes. Please see "Summary -- Description of Our Common Shares -- Share
   Redemption Program" for more information regarding this plan.


Q: WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?


A: If we sell all the shares offered in this offering, we expect to use approximately 90% of the gross proceeds to make real estate investments. We will use the remaining approximately 10% of the gross proceeds to pay sales commissions, dealer manager fees, organizational and offering costs and acquisition fees. We have entered into a contract with an affiliate of Hines pursuant to which we are obligated to use our first net proceeds to acquire a $35,000,000 investment in the Core Fund. We will use the net proceeds from the first $10,000,000 we raise in this offering, as well as the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership, to acquire an interest in the Core Fund. We will continue to invest the net proceeds we raise to acquire the remainder of the $35,000,000 interest in the Core Fund we are obligated to acquire. Until we invest the proceeds in real estate, we intend to invest them in short-term, highly liquid investments. These short-term investments will not earn significant returns, and we cannot predict how long it will be before we will be able to fully invest the proceeds of this offering in real estate.


Q: WILL THE PAYMENT OF THE COMMISSIONS, FEES AND EXPENSES RELATING TO THE
   OFFERING REDUCE MY INVESTMENT?


A: The payment of the commissions, fees and expenses relating to the offering will not reduce your investment which will remain the price you paid for your shares. However, these commissions, fees and expenses will reduce the amount of your investment which will be available to us to invest in real estate investments. Thus, the underlying net value of our assets per share will be less than the $10.00 per share offering price until such time (if ever) as the underlying investments and assets appreciate in value to cover the amount of gross proceeds paid for the commissions, fees and expenses paid in connection with this offering.


Q: HOW LONG WILL THIS OFFERING LAST?


A: This offering will not last beyond       , 2006 (which is two years after the
   effective date of this prospectus). If the minimum offering of 1,000,000
   common shares is not sold by       , 2005 (one year after the effective date
   of this prospectus), we will terminate this offering and your investment will be returned to you within 10 business days, with any interest earned. For most investors, the amount of interest earned on such amounts will equal the amount of interest earned on invested amounts while in escrow minus the amount of expenses necessary to maintain the account. We reserve the right to terminate this offering at any time.


Q: WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

A: Yes, you will receive periodic updates on the performance of your investment, including:

   - four quarterly dividend statements;


   - periodic prospectus supplements;


   - an annual report;

   - an annual IRS Form 1099-DIV, if required; and

   - three quarterly financial reports.

   We will provide this information to you via one or more of the following methods:

   - U.S. mail or other courier;

   - facsimile;

   - electronic delivery; or


   - posting on our website, located at www.HinesREIT.com, along with any required notice.

Q: WHEN WILL I GET MY DETAILED TAX INFORMATION?

A: We expect that we will send you your Form 1099-DIV tax information by January
   31 of each year.

Q: WHO IS YOUR TRANSFER AGENT?

A: Our transfer agent is GEMISYS Corporation.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

                       Hines Real Estate Securities, Inc.
                      2800 Post Oak Boulevard, Suite 5880
                           Houston, Texas 77056-6118
                           Telephone: (888) 446-3773

   If you have questions regarding our assets and operations, you should contact us at:

                    Hines Real Estate Investment Trust, Inc.
                      2800 Post Oak Boulevard, Suite 5000
                           Houston, Texas 77056-6118
 Telephone:


                           Website: www.HinesREIT.com

                               PROSPECTUS SUMMARY


     This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the "Questions and Answers about this Offering" section of this prospectus. You should read and consider this entire prospectus, including the section entitled "Risk Factors," before deciding to purchase any common shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page 155.


HINES REAL ESTATE INVESTMENT TRUST, INC.


     Hines Real Estate Investment Trust, Inc. was formed as a Maryland corporation on August 5, 2003 for the purpose of investing in and owning real estate and interests in real estate. We intend to invest primarily in office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. Please see the "Investment Objectives and Policies with Respect to Certain Activities -- Acquisition and Investment Policies" for a more detailed description of our acquisition and investment policies and procedures.


     We intend to operate as a REIT for federal tax purposes beginning with the year ending December 31, 2004 but are not currently qualified as a REIT. Among other requirements, REITs are required to distribute at least 90% of their taxable income on an annual basis.


     Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston,
Texas 77056-6118. Our telephone number is           . Our website is
www.HinesREIT.com.


THE HINES ORGANIZATION


     Hines Interests Limited Partnership, our sponsor, is a fully integrated real estate investment and management firm that, with its predecessor, has acquired, developed, owned, managed, operated or sold real estate assets for over 47 years. Please see "Management -- The Hines Organization" for more information regarding Hines.


MANAGEMENT

  OUR ADVISOR, PROPERTY MANAGER AND DEALER MANAGER

     The Advisor who will operate our day-to-day operations and the Dealer Manager who will manage this offering on our behalf are both affiliates of Hines. Hines will manage our properties. Our board of directors is responsible for monitoring and evaluating the performance and compensation of these companies.


     The Advisor is responsible for managing our operations including identifying potential investments, acquiring real estate investments, structuring and negotiating financings, portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. The Advisor may contract with other Hines entities to perform these functions.



     We expect that Hines will be responsible for the day-to-day operations and management of most, if not all, our real estate investments. Services provided or managed by Hines may include tenant relations, tenant marketing and leasing, lease negotiation and administration, tenant construction, property maintenance and repairs, property refurbishment and renovation, energy management, security, risk management, parking management, financial budgeting and accounting.


     Our dealer manager is Hines Real Estate Securities, Inc. We sometimes refer to this entity as the "Dealer Manager" in this prospectus. The Dealer Manager is responsible for managing all aspects of the offering, sale and distribution of the shares.

  OUR STRUCTURE

     The following chart illustrates the general structure of the Company:

                                    (CHART)


  MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND OPERATING PARTNERSHIP PARTICIPATION INTEREST



     Our Advisor and its affiliates will receive substantial fees in connection with this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable directly to Hines and its affiliates in connection with our organization, the formation of the Operating Partnership, this offering and our operations.



                                                                          ESTIMATED MAXIMUM
TYPE AND RECIPIENT       DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
------------------       -------------------------------------     --------------------------------
                               ORGANIZATIONAL AND OFFERING STAGE(2)
Selling                Up to 6.0% of gross offering proceeds                $127,600,000
  Commissions -- the   from sales to the public and up to 4.0%
  Dealer Manager       of gross proceeds received from our
                       dividend reinvestment plan; all selling
                       commissions will be reallowed to
                       participating broker-dealers.(3)

                                                                          ESTIMATED MAXIMUM
TYPE AND RECIPIENT       DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
------------------       -------------------------------------     --------------------------------
Dealer Manager Fee --  Up to 2.2% of gross offering proceeds                $ 44,000,000
  the Dealer Manager   excluding proceeds from our dividend
                       reinvestment plan, a portion of which may
                       be reallowed to selected participating
                       broker-dealers.(4)
Reimbursement of       Reimbursement of actual expenses,                  $ 44,500,000(5)
  Organization and     incurred in connection with our
  Offering             organization and this offering, up to
  Expenses -- the      3.0% of actual offering proceeds.
  Advisor              However, we expect such reimbursement to
                       be approximately 2.0% of gross offering
                       proceeds, or $44,500,000, if we raise the
                       maximum pursuant to this offering.(6)
                                        INVESTMENT STAGE(7)
Acquisition            0.50% of (i) the purchase price of real            $  9,969,061(8)
  Fee -- the Advisor   estate investments acquired directly by
                       us, including any debt attributable to
                       such investments, or (ii) when we make an
                       investment indirectly through another
                       entity, such investment's pro rata share
                       of the gross asset value of real estate
                       investments held by that entity.
Participation          A profits interest in the Operating         Not determinable at this time
  Interest in the      Partnership which increases over time in
  Operating            a manner intended to approximate (i) the
  Partnership -- HALP  value of an additional 0.50% cash
  Associates Limited   acquisition fee as calculated above and
  Partnership          (ii) the automatic reinvestment of such
                       cash back into the Operating
                       Partnership.(9)
                                         OPERATIONAL STAGE
Asset Management       0.0625% per month of the net equity         Not determinable at this time
  Fee -- the Advisor   capital we have invested in real estate
                       investments at the end of each month.
Participation          A profits interest in the Operating         Not determinable at this time
  Interest in the      Partnership which increases over time in
  Operating            a manner intended to approximate (i) the
  Partnership -- HALP  value of a 0.0625% per month cash asset
  Associates Limited   management fee as calculated above and
  Partnership          (ii) the automatic reinvestment of such
                       cash back into the Operating
                       Partnership.(9)
Expense                Reimbursement of actual expenses incurred   Not determinable at this time
  Reimbursements --    in connection with our administration on
  the Advisor          an ongoing basis.(10)
Property Management    The lesser of (i) 2.5% of annual gross      Not determinable at this time
  Fee -- Hines         revenues received from the property, or
                       (ii) the amount of management fees
                       recoverable from tenants under their
                       leases, subject to a minimum of 1.0% of
                       annual gross revenues in the case of
                       single-tenant properties.
Leasing Fee -- Hines   1.5% of gross revenues payable over the     Not determinable at this time
                       term of each executed lease, including
                       any amendment, renewal, extension,
                       expansion or similar event.

                                                                          ESTIMATED MAXIMUM
TYPE AND RECIPIENT       DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
------------------       -------------------------------------     --------------------------------
Tenant Construction    Amount payable by the tenant under its      Not determinable at this time
  Management Fees --   lease or, if payable by the landlord,
  Hines                direct costs incurred by Hines if the
                       related services are provided by off-site
                       employees.(11)
Re-development         2.5% of total project costs relating to     Not determinable at this time
  Construction         the re-development, plus direct costs
  Management Fees --   incurred by Hines in connection with
  Hines                providing the related services.
Expense                Reimbursement of actual expenses incurred   Not determinable at this time
  Reimbursements --    in connection with the management and
  Hines                operation of our properties.(12)
                                    DISPOSITION AND LIQUIDATION
Disposition Fee        No disposition fee will be paid to the              Not applicable
                       Advisor or its affiliates in connection
                       with disposition of our investments.
Incentive Fee          No incentive fee will be paid to the                Not applicable
                       Advisor or its affiliates in connection
                       with the sale of assets, liquidation or
                       listing of our shares.


---------------


 (1)Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share pursuant to this offering.



 (2)Expenses we incur during our organizational and offering stage, which includes selling commissions, the dealer manager fee and organization and offering expenses will not exceed 15% of the proceeds raised in this offering.



 (3)The commission may be reduced for volume discounts or waived as further described in the "Plan of Distribution" section of this prospectus; however, for purposes of this table we have not assumed any such discounts.



 (4) The Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the "Plan of Distribution" section of this prospectus.



 (5) In the event that organization and offering expenses reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $65,700,000.



 (6) We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing and other accountable offering-related expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor's employees and employees of the Advisor's affiliates in connection with registering and to facilitate the marketing the shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of all such organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds.

 (7) Our acquisition fees and acquisition expenses in connection with the purchase of property will not exceed an amount equal to 6.0% of the contract purchase price of the property unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.



 (8) For purposes of this table we have assumed that (i) we will not use debt when making real estate investments other than our initial investment in the Core Fund, and (ii) when we make our initial investment in the Core Fund, (x) the approximate gross asset value of the Core Fund's real estate investments will be equal to the total of the gross purchase price paid by the Core Fund at the time of its acquisition of such investments in August 2003 and February 2004, and (y) our pro rata share of the Core Fund's total equity will be determined as the amount of our investment as a percentage of the Core Fund's cumulative net capital contributions immediately following the Core Fund's most recent property acquisition in February 2004. In the event we raise the maximum $2,190,000,000 pursuant to this offering and all of our real estate investments other than our initial investment in the Core Fund are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,663,715, or approximately 0.90% of gross proceeds.



 (9) Because the Participation Interest is a profits interest, the value of such interest would be realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see "The Operating Partnership -- The Participation Interest" for more details about this interest.



(10) Our operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income. Please see
     "Management -- The Advisor and the Advisory Agreement -- Reimbursements by the Advisor." Please see "Management -- The Advisor and the Advisory Agreement -- Reimbursements by the Advisor."



(11) These fees relate to construction management services for improvements and build-outs to tenant space.



(12) Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines' performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.205 in 2004 and the limitation will be increased on January 1 of each year based on the consumer price index.



     We will pay no fees or compensation to the Core Fund, its general partner or advisor.



     For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the "Management Compensation, Expense Reimbursements and Operating Partnership Participation Interests" section of this prospectus.


  PRIOR INVESTMENT PROGRAMS

     During the 10-year period ended December 31, 2002, Hines has sponsored 45 privately-offered real estate programs for the purpose of engaging in varied real estate investment strategies, including acquisitions, development, redevelopment, and/or repositioning of properties in the United States and internationally. During the previous 10 years and as of December 31, 2002, Hines had raised approximately $6.2 billion of equity through these real estate programs, which included approximately 132 third-party investors. These third-party investors are primarily large domestic and foreign institutional investors. Hines has not previously sponsored or organized any publicly offered programs. The "Prior Performance Summary" section of this prospectus contains a discussion of the programs sponsored by Hines during the ten-year period ended December 31, 2002. Certain financial data relating to Hines' prior real estate programs is provided in the "Prior Performance Tables" included as Appendix A to this prospectus. The prior performance of Hines' previous real estate programs may not necessarily be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in Hines' prior programs. You may experience a small or no return on, or may lose some or all of, your investment in our shares. Please see "Risk Factors -- Business and Real Estate Risks -- Our investment objectives are different in some respects from those of prior programs sponsored by Hines and therefore the past performance of Hines may not be indicative of future results."


INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES



  PRIMARY INVESTMENT OBJECTIVES


     Our primary investment objectives are:

     - to preserve invested capital;

     - to invest in a diversified portfolio of real estate;


     - to pay regular cash dividends;



     - to achieve appreciation of our assets over the long term; and


     - to remain qualified as a REIT for federal income tax purposes.


Please see the "Investment Objectives and Policies with Respect to Certain Activities" for a more detailed description of our investment objectives and business practices.


  ACQUISITION AND INVESTMENT POLICIES


     We intend to invest primarily in quality office properties located throughout the United States. These types of properties are generally located in central business districts or suburban markets of major metropolitan cities. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in a geographically diverse portfolio in order to reduce the risk of a reliance on a particular market, a particular property and/or a particular tenant. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. The number of assets we will acquire or investments we will make will depend in part on the amount of money raised in this offering.



     We may invest in real estate directly by owning 100% of such assets or indirectly by owning less than 100% of such assets through investments with other investors or joint venture partners, including other Hines-affiliated entities such as the Core Fund. Our direct investments could consist of properties currently owned or developed, in whole or in part, by third parties, Hines or affiliates of Hines. Our direct investments could be owned directly by the Operating Partnership, through direct or indirect wholly-owned or controlled subsidiaries, or we may make such investments by buying equity interests in entities owning such assets. Our indirect investments may consist of equity or debt interests in joint ventures or investment vehicles sponsored by third parties or by Hines in which other institutions and individuals are also investors. All of our investment decisions are subject to the approval of a majority of our board of directors, and specifically a majority of our independent directors if an investment involves a transaction with Hines or any of its affiliates.



     We expect that once we have fully invested the proceeds of this offering, our debt financing will be in the range of approximately 40%-60% of the aggregate value of our real estate investments. This financing may be secured or unsecured. We may obtain this financing at the time we acquire an asset or make an investment or at such later time as we determine appropriate. In addition to this debt financing, we may also maintain a revolving credit facility from time to time for acquisitions, property improvements, tenant improvements and other working capital needs. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. We currently have not secured any financing sources. Please see the "Investment Objectives and Policies with Respect to Certain Activities -- Borrowing Policies" section of this prospectus for a more detailed discussion of our borrowing policies.



     As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is a reasonable probability that we will invest other than our commitment to acquire an interest in the Core Fund.



DESCRIPTION OF OUR COMMON SHARES


  DIVIDEND POLICY


     In order to qualify and remain qualified as a REIT, we are required to distribute 90% of our annual taxable income to our shareholders. If our real estate investments produce positive cash flow, we expect to declare dividends on a daily basis, but aggregate and pay any such dividends on a quarterly basis. The amount of such dividends will be determined by our board of directors and will depend on the amount of our available cash flow, current and projected cash requirements and reserves therefor, tax considerations and other factors.



     As of the date of this prospectus, we have no real estate investments. We will use the initial net proceeds we raise in this offering to acquire an interest in the Core Fund. Please see "Estimated Use of Proceeds." We currently anticipate that we will commence paying dividends after the first full quarter following our initial investment in the Core Fund. Please see the "Description of Our Common Shares -- Dividend Policy" section of this prospectus for a further explanation of our dividend policy.


  DIVIDEND REINVESTMENT PLAN


     You may participate in our dividend reinvestment plan pursuant to which you may have your dividends reinvested in additional whole or fractional common shares. During this offering, shares will be issued through the plan for $9.50 per share. Thereafter, our board of directors will determine the price per share based on the consideration of numerous factors including the then-current net asset value of our portfolio, and the then-current offering price (if any). If you participate in the dividend reinvestment plan and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. A majority of our board of directors may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to plan participants. Please see the "Description of Our Common Shares -- Dividend Reinvestment Plan" section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is attached as Appendix C to this prospectus.


  SHARE REDEMPTION PROGRAM


     An investment in our common shares should be made as a long-term investment which is consistent with our acquisition and investment policies and strategies. To accommodate shareholders for an unanticipated or unforeseen need or desire to sell their shares, we intend to offer a share redemption program that may allow some shareholders to redeem shares subject to various limitations and restrictions discussed more fully in the "Description of Our Common
Shares -- Share Redemption Program" portion of this prospectus. No fees will be paid to Hines in connection with any redemptions.


     After you have held your shares for a minimum of one year, our share redemption program will provide you with the ability to redeem all or a portion of your shares, subject to certain restrictions and limitations. The Company intends to allow redemptions of our shares on a quarterly basis, subject to an annual limitation of the lesser of (i) the net proceeds received from our dividend reinvestment plan during the prior calendar year or (ii) 5% of the outstanding shares as of the prior calendar year end. Beginning five years after the termination of this offering, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. The Company may, but is not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs including proceeds from our dividend reinvestment plan, new offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings.



     During this offering, shares will be redeemed at 90% of the offering price, or $9.00 per share. Thereafter, our board of directors will determine the redemption price based on the consideration of numerous factors including the then-current net asset value of our portfolio, the then-current offering price (if any), the then-current dividend reinvestment plan price and general market conditions. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days' notice without shareholder approval. You may withdraw your request to have your shares redeemed at any time prior to their redemption. In addition, we may waive this one-year holding period requirement and the annual limitation in connection with redemption requests made after the death or disability of a shareholder. As the result of these restrictions, you should not assume that you will be able to redeem all or a portion of your shares. Please see "Description of Our Common Shares -- Share Redemption Program" for further explanation of our share redemption program.

                                  RISK FACTORS

     You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If any of the following risks actually occurs, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

INVESTMENT RISKS

  THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR COMMON SHARES AND WE DO NOT INTEND TO LIST THE SHARES ON A STOCK EXCHANGE. THEREFORE, IT WILL LIKELY BE DIFFICULT FOR YOU TO SELL YOUR SHARES AND, IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY SELL THEM AT A SUBSTANTIAL DISCOUNT.


     There currently is no public market for our common shares and we do not expect one to develop. We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption program, but it is limited in terms of the amount of shares which may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days' notice. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by the approximately 10% of gross offering proceeds which will be used to pay selling commissions, the dealer manager fee, organization and offering expenses and acquisition fees. Unless our aggregate investments increase in value to compensate for these up front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption program or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective shareholders should consider our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see "Description of Our Common Shares -- Restrictions on Transfer" herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.



  DUE TO THE RISKS INVOLVED IN THE OWNERSHIP OF REAL ESTATE, THERE IS NO GUARANTEE OF ANY RETURN ON YOUR INVESTMENT IN HINES REIT AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.



     By owning our shares, shareholders will be subjected to the risks associated with owning real estate. Ownership of real estate is subject to significant risks. The performance of your investment in Hines REIT is subject to risks related to the ownership and operation of real estate, including:


     - changes in the general economic climate;

     - changes in local conditions such as an oversupply of space or reduction in demand for real estate;

     - changes in interest rates and the availability of financing; and

     - changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

     Please see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Qualitative Disclosures About Market Risk" for additional information on interest rate risks. If our assets decrease in value, the value of your investment will likewise decrease and you could lose some or all of your investment.

  OUR ABILITY TO SUCCESSFULLY CONDUCT THIS OFFERING IS DEPENDENT IN PART ON THE ABILITY OF OUR DEALER MANAGER, HINES REAL ESTATE SECURITIES, INC., A NEWLY-FORMED ENTITY.


     We have retained Hines Real Estate Securities, Inc. to conduct this offering. Hines recently formed Hines Real Estate Securities to conduct this offering. Prior to this offering, Hines has not operated a licensed broker dealer and this offering will be the first offering conducted by our Dealer Manager. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent on Hines Real Estate Securities' ability to establish and maintain a network of licensed securities brokers and other agents. If Hines Real Estate Securities is not successful in establishing, operating and managing this network of brokers and other agents, our ability to raise proceeds through this offering may be adversely affected and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.


  YOU WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT DUE DILIGENCE REVIEW IN CONNECTION WITH THIS OFFERING.

     Because the Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.


  IF WE INVEST A SIGNIFICANT PERCENTAGE OF THE NET PROCEEDS OF THIS OFFERING IN THE CORE FUND, HINES AFFILIATES WILL RETAIN SIGNIFICANT CONTROL OVER OUR INVESTMENTS EVEN IF OUR INDEPENDENT DIRECTORS REMOVE OUR ADVISOR.



     While a majority of our independent directors may remove our Advisor upon 60 days' written notice, our independent directors cannot remove the managing general partner of the Core Fund, which is also an affiliate of Hines. If we invest a significant percentage of the proceeds from this offering in the Core Fund, an affiliate of Hines will maintain a substantial degree of control over our investments despite the removal of our Advisor by our independent directors and our ability to remove the managing general partner of the Core Fund is limited. Please see "Initial Properties -- Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement -- Summary of Certain Provisions of the Core Fund Partnership Agreement -- Removal of the Managing General Partner" for a description of the procedures for removing the managing general partner of the Core Fund. Our ability to redeem any investment we hold in the Core Fund is limited. Please see "-- Business and Real Estate Risks -- Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions and we may never be able to redeem all or a portion of our investment" for more information regarding our ability to redeem any investments in the Core Fund.


  THE FEES WE PAY IN CONNECTION WITH THIS OFFERING WERE NOT DETERMINED ON AN ARM'S-LENGTH BASIS AND THEREFORE MAY NOT BE ON THE SAME TERMS WE COULD ACHIEVE FROM A THIRD-PARTY.


     The compensation paid to our Advisor, Dealer Manager and Property Manager for services they provide us was not determined on an arm's-length basis. All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor and us, were not negotiated at arm's-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, Property Management and Leasing Agreement and the Subscription Agreement between us and HREH. We cannot assure you that a third-party unaffiliated with Hines would not be able and willing to provide such services to us at a lower price.



  YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE MOST OF OUR INVESTMENTS BEFORE YOU PURCHASE OUR SHARES AND WE MAY NOT HAVE THE OPPORTUNITY TO EVALUATE OR APPROVE INVESTMENTS MADE BY ENTITIES IN WHICH WE INVEST, SUCH AS THE CORE FUND.



     Except for the four assets in which we will acquire an interest with our initial investment in the Core Fund, we have not yet acquired or definitively identified any investments that we will make. Although you will be able to evaluate our initial investment in the Core Fund, this initial investment constitutes a small percentage of the total offering proceeds we are seeking to raise in this offering. Therefore, we are unable to provide you with information to evaluate our potential investments prior to your purchase of our shares. Regarding our investments other than this initial investment, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the Core Fund. Similarly, we may not have the opportunity to evaluate, and/or approve investments made by entities in which we invest. For example, we will not have the opportunity to evaluate or approve certain investments made by the Core Fund after we acquire our initial investment. You must rely on our board of directors and the Advisor to evaluate our investment opportunities, and we are subject to the risk that our board and/or the Advisor may not be able to achieve our objectives, will make unwise decisions or will make decisions that are not in our best interest because of conflicts of interest. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest, such as the Core Fund. Please see the risks discussed under "-- Potential Conflicts of Interest Risks" below.


  THE RISK THAT WE WILL NOT BE ABLE TO ACCOMPLISH OUR BUSINESS OBJECTIVES WILL INCREASE IF ONLY A SMALL NUMBER OF OUR SHARES ARE PURCHASED IN THIS OFFERING.


     Our common shares are being offered on a "best efforts" basis and no individual, firm or corporation has agreed to purchase any of our common shares offered hereby. We are subject to the risk that all or the minimum number of the common shares offered hereby may not be sold. If we are only able to sell a limited number of shares in excess of the minimum offering amount, we will make fewer investments, resulting in less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located. For example, if we only raise an amount sufficient to acquire the initial interest in the Core Fund as described in this prospectus, our operations and ability to pay dividends would be dependent on the success of this one investment. Please see "-- Business and Real Estate Risks -- We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties" for a discussion of risks associated with investments in joint ventures.



  IF WE ARE ONLY ABLE TO SELL A SMALL NUMBER OF SHARES IN THIS OFFERING, OUR FIXED OPERATING EXPENSES SUCH AS GENERAL AND ADMINISTRATIVE EXPENSES (AS A PERCENTAGE OF GROSS INCOME) WOULD BE HIGHER THAN IF WE ARE ABLE TO SELL A GREATER NUMBER OF SHARES.



     We expect to incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, will have a greater proportionate adverse impact on our ability to pay dividends to you.


  BECAUSE WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS, IT MAY NOT BE INDICATIVE OF THE PRICE AT WHICH OUR SHARES WOULD TRADE IF THEY WERE ACTIVELY TRADED.


     Our board of directors determined the selling price of our common shares and such price bears no relationship to any established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.


  THE OWNERSHIP LIMIT IN OUR ARTICLES OF INCORPORATION MAY DISCOURAGE A TAKEOVER ATTEMPT.


     Our articles of incorporation provide that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% of the number or value of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% in number or value of the outstanding common shares or otherwise to effect a change of control in us. Please see the "Description of Our Common Shares -- Restrictions on Transfer" section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

  WE WILL NOT BE AFFORDED THE PROTECTION OF THE MARYLAND GENERAL CORPORATION LAW RELATING TO BUSINESS COMBINATIONS.

     Provisions of the Maryland General Corporation Law prohibit business combinations unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

     - any person who beneficially owns 10% or more of the voting power of our outstanding shares;

     - any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (an "interested shareholder"); or

     - an affiliate of an interested shareholder.

     These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Because our articles of incorporation contain limitations on ownership of 9.9% or more of our common shares by a shareholder other than Hines or an affiliate of Hines, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.


  HINES REIT'S INTEREST IN THE OPERATING PARTNERSHIP WILL BE DILUTED BY THE PARTICIPATION INTEREST IN THE OPERATING PARTNERSHIP HELD BY HALP ASSOCIATES LIMITED PARTNERSHIP AND YOUR INTEREST IN HINES REIT MAY BE DILUTED IF WE ISSUE ADDITIONAL SHARES.



     HALP Associates Limited Partnership owns a Participation Interest in the Operating Partnership, which was issued as compensation for services performed in connection with our formation. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. The Participation Interest will increase to the extent leverage is used because the use of leverage will allow the Company to acquire more assets. Please see "The Operating Partnership -- The Participation Interest" for a summary of this interest. This increase will dilute each shareholder's indirect investment in the Operating Partnership and, accordingly, reduce the amount of dividends that would otherwise be payable to you in the future. Please see "The Operating Partnership -- The Participation Interest -- Hypothetical Impact of the Participation Interest."


     Additionally, shareholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment in the event that we:

     - sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan and shares issued to our officers and directors or employees of the Advisor and its affiliates under our Incentive Share Plan;

     - sell securities that are convertible into shares, including interests in the Operating Partnership;

     - issue shares in a private offering of securities to institutional investors;


     - issue common shares upon the exercise of options granted to our independent directors, or employees of the Company or the Advisor; or


     - issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

  THE REDEEMABLE FEATURE OF THE PARTICIPATION INTEREST IN THE OPERATING PARTNERSHIP MAY DISCOURAGE A TAKEOVER ATTEMPT.


     In the event of a merger in which we are not the surviving entity, the holder of the Participation Interest in the Operating Partnership may redeem all or a portion of the Participation Interest at any time thereafter for cash. This Participation Interest increases on a monthly basis and as the value of this interest increases, this redemption feature may deter transactions that could result in a merger in which we are not the survivor. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us through a merger.


  THE PARTICIPATION INTEREST WOULD INCREASE AT A FASTER RATE WITH FREQUENT DISPOSITION OF PROPERTIES FOLLOWED BY ACQUISITIONS USING PROCEEDS FROM SUCH DISPOSITION.



     A component of the Participation Interest is intended to approximate an increased interest in the Operating Partnership based on a percentage of the value of our investments or acquisitions. Because the interest in the Operating Partnership represented by the Participation Interest increases with each acquisition we make, if we frequently sell assets and reinvest the proceeds of such dispositions, the Participation Interest would increase at a faster rate than it would if we acquired assets and held them for an extended period.



  HINES' ABILITY TO CAUSE THE OPERATING PARTNERSHIP TO REDEEM THE PARTICIPATION INTEREST AND ANY OP UNITS IT HOLDS MAY DETER US FROM TERMINATING THE ADVISORY AGREEMENT.



     If the Company is not sponsored by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to redeem some or all of the Participation Interest or OP Units then held by such entities. The redemption price will be based on the net asset value of the Operating Partnership and payable in cash, or our shares, or determined by the entity requesting redemption. If the termination of the Advisory Agreement would result in the Company not being sponsored by an affiliate of Hines, and if the amount necessary to redeem Hines' interest in the Operating Partnership is substantial, their redemption rights could discourage or deter us from terminating the Advisory Agreement under circumstances that we would otherwise do so.


  WE MAY ISSUE PREFERRED SHARES OR SEPARATE CLASSES OR SERIES OF COMMON SHARES, WHICH ISSUANCE COULD ADVERSELY AFFECT THE HOLDERS OF THE COMMON SHARES ISSUED PURSUANT TO THIS OFFERING.


     We may issue, without shareholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Upon the affirmative vote of a majority of our directors (including a majority of our independent directors) our articles of incorporation authorize our directors (without any further action by our shareholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:


     - a merger, offer or proxy contest;

     - the assumption of control by a holder of a large block of our securities; or

     - the removal of incumbent management.

  YOU MAY BE UNABLE TO SELL YOUR SHARES BECAUSE YOUR ABILITY TO REDEEM YOUR SHARES IS LIMITED PURSUANT TO OUR SHARE REDEMPTION PROGRAM.


     Even though our share redemption program may provide you with a limited opportunity to redeem your shares after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Shares will be redeemed on a pro rata basis and will be limited as follows: during this offering and for five years thereafter, the Company will redeem shares subject to an annual limitation of the lesser of (i) the net proceeds received from the dividend reinvestment plan during the prior calendar year and (ii) 5% of our outstanding shares as of the prior calendar year end. Beginning five years after the termination of this offering, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. The Company may, but is not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs including proceeds from our dividend reinvestment plan, new offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings. Our board of directors reserves the right to amend or terminate the share redemption program upon 30 days' notice. During this offering, the redemption price will be 90% of the offering price, or $9.00. After this offering, our board of directors will determine the redemption price and the price may be lower than the then-current market value. Therefore, in making a decision to purchase common shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program or at a price that reflects the then-current market value of the shares.


  YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

     We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

     - limitations on capital structure;

     - restrictions on specified investments;

     - prohibitions on transactions with affiliates; and

     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.


     It is possible that many, if not all of our assets, may be held through other entities. For example, our initial acquisition will consist of a general partner interest in the Core Fund, a limited partnership affiliated with Hines. It is possible that some or all of these interests in other entities may not be considered investments in real estate and instead may be deemed "investment securities" under the Investment Company Act. We could be deemed to be an investment company if the value of any "investment securities" that we own exceeds 40% of our total assets.


     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. We may also be required to make our indirect investments in the form of general partner interests. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.


  OTHER THAN OUR INITIAL INVESTMENT, WE HAVE NO COMMITMENT TO INVEST THROUGH THE CORE FUND OR ANY OTHER HINES AFFILIATE. WHETHER OR NOT WE ACTUALLY INVEST ANY ADDITIONAL PROCEEDS OF THIS OFFERING IN THE CORE FUND OR ANY OTHER HINES AFFILIATE, AND THE TIMING OF ANY SUCH INVESTMENTS, WILL BE DEPENDENT ON SEVERAL FACTORS, SOME OF WHICH WILL NOT BE WITHIN OUR CONTROL.



     Other than our initial investment, we have no commitment to invest in the Core Fund or any other Hines affiliate, and whether or not we actually invest additional proceeds of this offering in any such Hines affiliate, and the timing of any such investments, will be dependent on several factors, some of which will not be within our control. We may not be able to invest in the Core Fund or another Hines affiliate if we do not have available capital when an investment opportunity is presented to us. Further, the timing of any such investment may be dependent upon the ability of the Core Fund, or other Hines affiliate, to secure capital commitments from institutional investors or high net worth individuals.



     There is no assurance that the Core Fund will be successful in attracting capital commitments from the investors it intends to target and make future acquisitions. Because of the fundamental differences in the capital raising mechanics of a continuous public offering versus an institutional private equity fund, we expect that we will acquire assets, directly or indirectly, outside of the Core Fund in order to efficiently invest proceeds from this offering in real estate assets. Therefore, we currently cannot predict the extent, if at all, we may acquire more than the $35,000,000 interest in the Core Fund we have committed to acquire as described in this prospectus and/or invest in other entities that are affiliated with Hines.



BUSINESS AND REAL ESTATE RISKS



     Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies substantially similar to ours, is subject to many of the same business and real estate risks as we are. For example, the Core
Fund:


     - has a limited operating history;

     - may not have sufficient funds to pay dividends;

     - expects to acquire additional properties in the future which, if unsuccessful could affect our ability to pay dividends to our shareholders;

     - will be subject to risks as a result of joint ownership of real estate with Hines and other Hines programs or third-parties;

     - intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our shareholders;

     - is also dependent upon Hines and its key employees for its success;

     - also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

     - may not have funding or capital resources for future tenant improvements;

     - depends on its tenants for its revenue and relies on certain significant tenants;

     - is subject to risks associated with terrorism, uninsured losses and high insurance costs;


     - will be effected by general economic and regulatory factors it cannot control or predict;

     - will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

     - will be subject to property taxes that may increase.

     To the extent the operations and ability of the Core Fund, or any other entity through which we indirectly invest in real estate, to pay dividends is adversely affected by any of these risks, our operations and ability to pay dividends to you will be adversely affected.

  NEITHER WE, THE ADVISOR NOR THE DEALER MANAGER HAVE AN OPERATING HISTORY, THEREFORE WE MAY NOT BE ABLE TO SUCCESSFULLY AND PROFITABLY OPERATE OUR BUSINESS. THE PRIOR PERFORMANCE OF HINES MAY NOT BE INDICATIVE OF OUR FUTURE RESULTS.

     We are a recently-formed company and we do not have an operating history. Likewise, each of our Advisor and the Dealer Manager is a recently-formed company with no operating history. Because of our Company's limited history, investors should be especially cautious before drawing conclusions about our future performance. Additionally, none of the Advisor, Hines nor our officers have operated a public company or an entity that has elected to be taxed as a REIT. Please see the risk factor entitled "-- Tax Risks -- If we failed to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted" below.


  WE ARE DIFFERENT IN SOME RESPECTS FROM PRIOR PROGRAMS SPONSORED BY HINES AND THEREFORE THE PAST PERFORMANCE OF SUCH PROGRAMS MAY NOT BE INDICATIVE OF OUR FUTURE RESULTS.



     We are Hines' first publicly-offered investment program. Because Hines' previous programs and investments were conducted through privately-held entities not subject to either the up front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of prior programs sponsored by Hines will be indicative of our future performance.



     This is also the first program sponsored by Hines which has investment objectives permitting the making and purchasing of mortgage loans and participations in mortgage loans, and Hines does not have experience making such investments. The past performance of prior programs sponsored by Hines may not be indicative of our future results and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations previously conducted by Hines. You should not rely on the past performance of other programs or investments sponsored by Hines to predict or as an indication of our future performance.


  WE MAY NOT HAVE SUFFICIENT FUNDS TO PAY DIVIDENDS.


     Our directors will determine the amount and timing of dividends paid to our shareholders. Our directors will consider all relevant factors, including the amount of funds available for the payment of dividends, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditure and reserve requirements and general operational requirements. We will use the initial net proceeds we raise in this offering, plus the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership when we reach the minimum offering, to acquire an interest in the Core Fund. Please see "Estimated Use of Proceeds." We expect to receive quarterly distributions from the Core Fund, which we expect will allow us to pay dividends to our shareholders. Other than this initial investment, we will not make additional investments until we identify investment opportunities and raise sufficient capital to do so. We cannot predict how long it may take to raise sufficient proceeds to make such additional investments and you should not assume that such additional proceeds will ever be raised. We likewise cannot predict how long it may take to generate sufficient cash flow to pay dividends, if ever. We may never have sufficient funds to allow us to pay dividends or to meet other financial obligations and, if we do pay dividends, we may not be able to maintain or increase such dividends.

  DELAYS IN PURCHASING PROPERTIES WITH PROCEEDS RECEIVED FROM THIS OFFERING MAY RESULT IN DELAYS IN THE COMMENCEMENT OF DIVIDEND PAYMENTS AND IN A LOWER RATE OF RETURN TO INVESTORS.


     As of the date of this prospectus, we have not identified specific properties we will purchase with the proceeds of this offering other than an interest in the Core Fund. Because the size of this initial acquisition is small relative to the amount we are seeking to raise from this offering, you should consider this offering to be the type of offering that is commonly referred to as a "blind pool" offering. Because we are conducting this offering on a "best efforts" basis over several months, our ability to locate and commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions. We may be substantially delayed in making investments due to delays in the sale of our common shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments or other factors. We will invest all proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds for acquisitions. We expect that the income we earn on these temporary investments will not be substantial. Assuming we raise sufficient funds to acquire assets and these assets generate positive cash flow, it may take several months or more after the closing of a property acquisition or an investment before we may be in a position to pay cash dividends attributable to such property.


  WE MAY NOT BE ABLE TO MEET, OR WE MAY NEED TO INCUR BORROWINGS THAT WOULD OTHERWISE NOT BE INCURRED TO MEET, REIT MINIMUM DISTRIBUTION REQUIREMENTS.

     In order to qualify and maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual net taxable income (excluding any net capital gain). In addition, the Internal Revenue Code will subject us to a 4% nondeductible excise tax on the amount, if any, by which certain dividends paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.


     We expect our income, if any, to consist almost solely of our share of the Operating Partnership's income, and the cash available for the payment of dividends by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:


     - the amount of the cash available for distribution;

     - the impact of such distribution on other partners of the Operating Partnership;

     - the Operating Partnership's financial condition;


     - the Operating Partnership's capital expenditure requirements and reserves therefor; and


     - the annual distribution requirements contained in the Internal Revenue Code necessary to qualify and maintain our qualification as a REIT.


     Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.


     In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

  WE EXPECT TO ACQUIRE SEVERAL PROPERTIES IN THE FUTURE, WHICH, IF UNSUCCESSFUL, COULD ADVERSELY IMPACT OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS.


     As of the date of this prospectus, we do not own any properties. We have committed to acquire a $35,000,000 interest in the Core Fund with the initial net proceeds raised from this offering and the net proceeds of the $10,000,000 HREH will contribute to the Operating Partnership when the minimum offering is reached. Please see "Estimated Use of Proceeds." However, we expect to acquire interests in several properties in the future with the proceeds of this offering. The Core Fund, in which we will own an interest, also may acquire properties in the future. The acquisition of properties, or interests in properties by us or the Core Fund, will subject us to risks associated with owning and/or managing new properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:


     - risks that investments will fail to perform in accordance with expectations because of conditions or liabilities we did not know about at the time of acquisition;

     - risks that estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and


     - general investment risks associated with any new real estate investment.


  WE WILL BE SUBJECT TO RISKS AS THE RESULT OF JOINT OWNERSHIP OF REAL ESTATE WITH OTHER HINES PROGRAMS OR THIRD PARTIES.


     We will invest in properties and assets jointly with other Hines programs and may invest jointly with other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:


     - the possibility that our partners or co-investors might become insolvent or bankrupt;

     - that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

     - the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

     - that such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

     Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

     If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.

  OUR ABILITY TO REDEEM ALL OR A PORTION OF OUR INVESTMENT IN THE CORE FUND IS SUBJECT TO SIGNIFICANT RESTRICTIONS AND WE MAY NEVER BE ABLE TO REDEEM ALL OR A PORTION OF OUR INVESTMENT.


     We will not have a right to request that the Core Fund redeem all or a portion of our investment in the Core Fund until at least three years after we make our investment. Please see "Initial Properties -- Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement -- Summary of Certain Provisions of the Core Fund Partnership Agreement -- Liquidity and Redemption Rights." Additionally, after the Core Fund begins redeeming interests, it will only redeem up to 10% of its outstanding interests during any calendar year and the managing general partner of the Core Fund may suspend redemptions if it determines such redemptions would be inconsistent with the best interests of the Core Fund. Any indirect investment we make through another Hines affiliate may be subject to similar restrictions. We may not be able to exit the Core Fund or liquidate all or a portion of our interest in the Core Fund. Please see the risk factor captioned "-- If the Core Fund is forced to sell its assets to satisfy mandatory redemption and forced sale requirements, our investments in the Core Fund may be materially adversely affected" below.


  IF THE CORE FUND IS FORCED TO SELL ITS ASSETS IN ORDER TO SATISFY MANDATORY REDEMPTION AND FORCED SALE REQUIREMENTS, OUR INVESTMENT IN THE CORE FUND MAY BE MATERIALLY ADVERSELY AFFECTED.


     We expect to acquire a non-managing general partner interest in the Core Fund which currently holds a 32.33% beneficial interest in the NY Trusts. The NY Trust Institutional Investors collectively hold a 67.15% beneficial interest in the NY Trusts. Each NY Trust is required to redeem all of the NY Trust Institutional Investors' interests in such NY Trust on or before August 19, 2013, unless the NY Trust Institutional Investors elect to extend such date. The NY Trust Institutional Investor Advisor is entitled to co-investment rights for real estate assets in which the Core Fund invests. For each asset in which NY Trust Institutional Investors acquire interests pursuant to the NY Trust Institutional Investor Advisor's co-investment rights, including the NY Trusts, the Core Fund is required to establish a three-year period ending no later than the twelfth anniversary of the date the asset is acquired during which the Core Fund will redeem or acquire such NY Trust Institutional Investors' interests in such asset, unless the NY Trust Institutional Investors elect to extend such period.



     Additionally, if the NY Trust Institutional Investor Advisor disagrees with decisions made by any such investment entity, including the NY Trusts, on certain specified matters, the NY Trust Institutional Investor Advisor is entitled to require such investment entity to sell the asset or assets impacted by such decision or redeem the NY Trust Investors' interest therein. Please see "Initial Properties -- Rights of NY Trust Institutional Investors and the NY Trust Institutional Investor Advisor." The NY Trust Institutional Investors will be entitled to a specified distribution preference pending the sale of any such forced sale asset.



     If the Core Fund is not able to raise additional capital to redeem the NY Trust Institutional Investors' interest under these circumstances, then the Core Fund may be required to sell assets to meet such mandatory redemption and forced sale requirements. We cannot assure you that the Core Fund will have capital available on favorable terms or at all in order to comply with such redemption rights on favorable terms. In such circumstances, the Core Fund may be required to sell assets that it would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when it would not otherwise do so.


     If the Core Fund is forced to raise capital or sell any of its assets under such circumstances, the disposition of such assets could materially adversely impact the Core Fund's operations and ability to make distributions to us and, consequently, our investment in the Core Fund will be materially adversely affected.

  IF WE INVEST IN A LIMITED PARTNERSHIP AS A GENERAL PARTNER WE COULD BE RESPONSIBLE FOR ALL LIABILITIES OF SUCH PARTNERSHIP.


     In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. For example, our initial acquisition will consist solely of a non-managing general partner interest in the Core Fund. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may also be required to take our interests in other investments as a general partner as in the case of our initial investment. As a non-managing general partner, we would be potentially liable for all such liabilities without having the same rights of management or control over the operation of the partnership as the managing general partner or partners may have. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.


  IF WE DO NOT HAVE SUFFICIENT CAPITAL RESOURCES FROM EQUITY AND DEBT FINANCINGS FOR ACQUISITIONS OF NEW PROPERTIES OR OTHER ASSETS BECAUSE OF OUR INABILITY TO RETAIN EARNINGS, OUR GROWTH MAY BE LIMITED.

     In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our net annual taxable income (excluding any net capital gain). This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new properties. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new properties and expand our operations will be adversely affected.

  OUR USE OF BORROWINGS TO PARTIALLY FUND ACQUISITIONS AND IMPROVEMENTS ON PROPERTIES COULD RESULT IN FORECLOSURES AND UNEXPECTED DEBT SERVICE EXPENSES UPON REFINANCING, BOTH OF WHICH COULD HAVE AN ADVERSE IMPACT ON OUR OPERATIONS AND CASH FLOW.

     We currently have no established sources of financing. However, we intend to rely on borrowings and other external sources of financing to partially fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.

     If we cannot meet our required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to "lump sum" or "balloon" payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and dividend payments.


     The NY Trusts currently have approximately $409,000,000 of debt related to the acquisition of the four properties described in this prospectus, whose aggregate purchase price was approximately $673,000,000, and the NY Trusts are subject to all of the risk factors summarized in this prospectus related to debt.


  OUR SUCCESS WILL BE DEPENDENT ON THE PERFORMANCE OF HINES AS WELL AS KEY EMPLOYEES OF HINES.

     Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Hines and key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. If Hines suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Hines' ability to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. Please see "-- Potential Conflicts of Interest -- Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities." The Core Fund is also managed by Hines. Its performance and success is also dependent on Hines and the Core Fund is likewise subject to these risks.


  WE OPERATE IN A COMPETITIVE BUSINESS AND MANY OF OUR COMPETITORS HAVE SIGNIFICANT RESOURCES AND OPERATING FLEXIBILITY, ALLOWING THEM TO COMPETE EFFECTIVELY WITH US.

     Numerous real estate companies that operate in the markets in which we may operate will compete with us in developing and acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. As a result of the weakened United States economy, there is greater competition for creditworthy tenants as well as office properties. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants.

  IF WE PURCHASE ASSETS AT A TIME WHEN THE COMMERCIAL REAL ESTATE MARKET IS EXPERIENCING SUBSTANTIAL INFLUXES OF CAPITAL INVESTMENT AND COMPETITION FOR PROPERTIES, THE REAL ESTATE WE PURCHASE MAY NOT APPRECIATE OR MAY DECREASE IN VALUE.


     The commercial real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. The Core Fund acquired three properties in 2003 and one more property in 2004. It is also subject to this risk.


  WE MAY NOT HAVE FUNDING OR CAPITAL RESOURCES FOR FUTURE TENANT IMPROVEMENTS.


     Substantially all of our net offering proceeds may be invested in real estate properties or mortgages, and the working capital reserves we maintain will be limited. When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as leasing commissions and related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our properties for other reasons. We currently have no identified funding source to provide funds for such future capital needs. In the event we need to secure funding sources in the future, but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property which may cause such property to decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. Or, we may be required to secure funding on unfavorable terms.

  WE DEPEND ON TENANTS FOR OUR REVENUE AND THEREFORE OUR REVENUE IS DEPENDENT ON THE SUCCESS AND ECONOMIC VIABILITY OF OUR TENANTS. OUR RELIANCE ON SINGLE OR SIGNIFICANT TENANTS IN CERTAIN BUILDINGS MAY DECREASE OUR ABILITY TO LEASE VACATED SPACE.


     We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. For example, of the buildings in which the Core Fund has an interest, one building is approximately 98% leased to two tenants, another building is approximately 60% leased to two tenants and a third building is approximately 88% leased to two tenants. Please see "Initial Properties -- Initial Asset Group and Certain Operational Data." Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.


     Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

  THE BANKRUPTCY OR INSOLVENCY OF A MAJOR TENANT WOULD ADVERSELY IMPACT OUR OPERATIONS AND OUR ABILITY TO PAY DIVIDENDS.

     The bankruptcy or insolvency of a significant tenant or a number of smaller tenants would have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease (absent collateral securing the claim) will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims.


  UNINSURED LOSSES RELATING TO REAL PROPERTY MAY ADVERSELY IMPACT THE VALUE OF OUR PORTFOLIO.


     We will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters.


     We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, the uninsured loss. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damaged property.

  WE MAY BE UNABLE TO OBTAIN DESIRABLE TYPES OF INSURANCE COVERAGE AT A REASONABLE COST, IF AT ALL, AND WE MAY BE UNABLE TO COMPLY WITH INSURANCE REQUIREMENTS CONTAINED IN MORTGAGE OR OTHER AGREEMENTS DUE TO HIGH INSURANCE COSTS.



     We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance makes it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.


  TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY.


     Terrorist attacks may negatively affect our operations and your investment in our shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We expect that we will also invest in such properties. For example, of the four properties in which the Core Fund has an interest, three are located in New York City and the fourth is located in Washington, D.C. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. We intend to obtain terrorism insurance as required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.


     The United States' operations in Iraq could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.


     More generally, any of these events could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by tenants, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our shareholders.


  OUR OPERATIONS WILL BE DIRECTLY AFFECTED BY GENERAL ECONOMIC AND REGULATORY FACTORS WE CANNOT CONTROL OR PREDICT.

     We expect to own interests in real estate or mortgages secured by real estate. Investments in real estate may involve a high level of risk as the result of factors we cannot control or predict. One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. We expect that a significant number of our properties will be office buildings located in major metropolitan or suburban areas. Please see the "Initial Properties" section of this prospectus. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

     - conditions in financial markets and general economic conditions;

     - terrorist attacks and international instability;

     - over-building;

     - adverse national, state or local changes in applicable tax, environmental or zoning laws; and

     - a taking of any of our properties by eminent domain.

Some or all of the foregoing factors may affect our properties, which could adversely affect our operations, our ability to pay dividends to our shareholders or our ability to sell our properties.


  WE MAY HAVE DIFFICULTY SELLING REAL ESTATE INVESTMENTS, AND OUR ABILITY TO DISTRIBUTE ALL OR A PORTION OF THE NET PROCEEDS FROM SUCH SALE TO OUR SHAREHOLDERS MAY BE LIMITED.



     Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:


     - purchase additional properties;

     - repay debt;

     - buy out interests of any co-venturers or other partners in any joint venture in which we are a party;


     - purchase shares under our share redemption program;


     - create working capital reserves; or

     - make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

     Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Internal Revenue Code.

  POTENTIAL LIABILITY AS THE RESULT OF, AND THE COST OF COMPLIANCE WITH, ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR OPERATIONS.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected expenditures, some of which could be substantial. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

  ALL OF OUR PROPERTIES WILL BE SUBJECT TO PROPERTY TAXES THAT MAY INCREASE IN THE FUTURE, WHICH COULD ADVERSELY AFFECT OUR CASH FLOW.


     Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space.


  IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY OR DESIRABLE PROPERTY IMPROVEMENTS.

     If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

  YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

     Hines has sponsored prior programs in which 26 properties were acquired or developed outside of the United States during the 10-year period ended December 31, 2002. All of these programs were private programs. We expect that we may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

     - changing governmental rules and policies, including changes in land use and zoning laws;

     - enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person's or company's country of origin;


     - devaluations and variations in currency exchange rates;


     - adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

     - the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

     - the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

     - general political and economic instability;

     - Hines' limited experience and expertise in foreign countries relative to its experience and expertise in the United States; and

     - more stringent environmental laws or changes in such laws.

  IF WE MAKE OR INVEST IN MORTGAGE LOANS, OUR MORTGAGE LOANS MAY BE IMPACTED BY UNFAVORABLE REAL ESTATE MARKET CONDITIONS, WHICH COULD DECREASE THE VALUE OF OUR MORTGAGE INVESTMENTS.

     If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

  IF WE MAKE OR INVEST IN MORTGAGE LOANS, OUR MORTGAGE LOANS WILL BE SUBJECT TO INTEREST RATE FLUCTUATIONS WHICH COULD REDUCE OUR RETURNS AS COMPARED TO MARKET INTEREST RATES AS WELL AS THE VALUE OF THE MORTGAGE LOANS IN THE EVENT WE SELL THE MORTGAGE LOANS.

     If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

  DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS COULD REDUCE OUR INVESTMENT RETURNS.

     If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

POTENTIAL CONFLICTS OF INTEREST RISKS

  WE WILL COMPETE WITH AFFILIATES OF HINES FOR REAL ESTATE INVESTMENT OPPORTUNITIES. SOME OF THESE AFFILIATES HAVE PREFERENTIAL RIGHTS TO ACCEPT OR REJECT CERTAIN INVESTMENT OPPORTUNITIES BEFORE WE HAVE THE RIGHT TO ACCEPT SUCH OPPORTUNITIES, AND WE DO NOT HAVE THE RIGHT TO ACCEPT OR REJECT ANY INVESTMENT OPPORTUNITIES BEFORE ONE OR MORE AFFILIATES OF HINES HAVE THE RIGHT TO ACCEPT SUCH OPPORTUNITIES.


     Hines has existing programs with investment objectives and strategies similar to ours. Because we will compete with one or more of these entities for investment opportunities, Hines may face conflicts of interest in allocating investment opportunities between us and these other entities. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet certain defined investment criteria. For example, the Core Fund and other affiliates of Hines have the right to accept or reject investments in office properties located in the United States before we have the right to accept such opportunities. Because we and other Hines entities intend to invest primarily in such properties and rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see "Conflicts of Interest -- Competitive Activities of Hines and its Affiliates" for a description of some of these entities and priority rights. We therefore may not be able to accept, or we may only invest indirectly with or through another Hines affiliated-entity in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets. Please see " -- Business and Real Estate Risks -- We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties" above.


     Other than the rights described in the "Conflicts of Interest -- Competitive Activities of Hines and its Affiliates -- Investment Opportunity Allocation Procedure" section of this prospectus, we do not have rights to specific investment opportunities located by Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated programs, how to allocate such opportunities among us, Hines and other programs or entities managed or otherwise affiliated with Hines. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines affiliates have the right to accept such opportunities, and are otherwise subject to Hines' discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities in which we would otherwise pursue if we were the only program sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that as a result of the conflicts of interest between Hines, us and other entities or programs managed by or affiliated with Hines, we may not be able to accept favorable investment opportunities located by Hines when it would be in our best interest to accept such investment opportunities and our results of operations and ability to pay dividends may be adversely impacted thereby.

  WE MAY COMPETE WITH OTHER ENTITIES AFFILIATED WITH HINES FOR TENANTS.


     Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we expect to acquire real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see "Conflicts of Interest -- Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates" for a description of these conflicts of interest.



  EMPLOYEES OF THE ADVISOR AND HINES WILL FACE CONFLICTS OF INTEREST RELATING TO TIME MANAGEMENT AND ALLOCATION OF RESOURCES AND INVESTMENT OPPORTUNITIES.


     We do not have employees. Pursuant to a contract with Hines, the Advisor will rely on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in operations and activities other than our operations. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines' employees. We encourage you to read the "Conflicts of Interest" section of this prospectus for a further discussion of these topics.


     Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the Advisor, may own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.


  HINES MAY FACE CONFLICTS OF INTEREST IF IT SELLS PROPERTIES IT ACQUIRES OR DEVELOPS TO US.


     We expect that we will acquire properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see "Investment Objectives and Policies With Respect to Certain Activities -- Affiliate Transaction Policy" below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.


  HINES MAY FACE A CONFLICT OF INTEREST WHEN DETERMINING WHETHER WE SHOULD DISPOSE OF ANY PROPERTY WE OWN WHICH IS MANAGED BY HINES BECAUSE HINES MAY LOSE FEES ASSOCIATED WITH THE MANAGEMENT OF THE PROPERTY.


     We expect that Hines will manage most, if not all, of the properties we acquire directly as well as most, if not all, of the properties we acquire an indirect interest in as a result of investments in Hines affiliated entities, such as the Core Fund. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.


  HINES MAY FACE CONFLICTS OF INTEREST IN CONNECTION WITH THE MANAGEMENT OF OUR DAY-TO-DAY OPERATIONS AND IN THE ENFORCEMENT OF AGREEMENTS BETWEEN HINES AND ITS AFFILIATES.


     Hines and the Advisor manage our day-to-day operations and properties pursuant to property management agreements and an advisory agreement. These agreements were not negotiated at arm's length and certain fees payable to us under such agreements are paid regardless of our performance. Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm's-length transaction as a result of these conflicts.


  CERTAIN OF OUR OFFICERS AND DIRECTORS FACE CONFLICTS OF INTEREST RELATING TO THE POSITIONS THEY HOLD WITH OTHER ENTITIES.

     Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

     - the allocation of new investments among us and other entities operated by Hines;

     - the allocation of time and resources among us and other entities operated by Hines;

     - the timing and terms of the investment in or sale of an asset;

     - investments with Hines and affiliates of Hines;

     - the compensation paid to our Advisor; and

     - our relationship with Hines in the management of our properties.


     These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.


  OUR UPREIT STRUCTURE MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST.

     Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interest of limited partners in the Operating Partnership may conflict with the interests of our shareholders.

TAX RISKS

  IF WE FAILED TO QUALIFY AS A REIT, OUR OPERATIONS AND OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS WOULD BE ADVERSELY IMPACTED.

     We intend to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

     If we elected to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

     - we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

     - we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

     - we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

     - our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

     - we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the "Material Tax Considerations" section of this prospectus for further discussion of the tax issues related to this offering.

  IF THE OPERATING PARTNERSHIP IS CLASSIFIED AS A "PUBLICLY-TRADED PARTNERSHIP" UNDER THE INTERNAL REVENUE CODE, OUR OPERATIONS AND OUR ABILITY TO PAY DIVIDENDS TO OUR SHAREHOLDERS COULD BE ADVERSELY AFFECTED.


     We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies "publicly traded partnerships" (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the Operating Partnership as a "publicly traded partnership" for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. If the Internal Revenue Service were to assert successfully that the Operating Partnership is a "publicly traded partnership," and substantially all of the Operating Partnership's gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat the Operating Partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. Please see "-- If we failed to qualify as a REIT, our operations and ability to pay dividends to our shareholders would be adversely impacted" above. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.

     These topics are discussed in greater detail in the "Material Tax Considerations -- Tax Aspects of the Operating Partnership" section of this prospectus.

  DIVIDENDS TO TAX-EXEMPT INVESTORS MAY BE CLASSIFIED AS UNRELATED BUSINESS TAXABLE INCOME.


     Neither ordinary nor capital gain dividend distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:


     - part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

     - part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

     - part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

     We encourage you to read the "Material Tax Considerations -- Taxation of Tax Exempt Entities" section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

  INVESTORS MAY REALIZE TAXABLE INCOME WITHOUT CASH DIVIDENDS.


     If you participate in the dividend reinvestment plan, you will be required to take into account, in computing your taxable income, ordinary and capital gain dividend distributions allocable to shares you own, even though you receive no cash because such dividends and/or distributions are reinvested.

  FOREIGN INVESTORS MAY BE SUBJECT TO FIRPTA TAX ON SALE OF COMMON SHARES IF WE ARE UNABLE TO QUALIFY AS A "DOMESTICALLY CONTROLLED" REIT.

     A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is "domestically controlled." A REIT is "domestically controlled" if less than 50% of the REIT's capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT's existence.

     We cannot assure you that we will qualify as a "domestically controlled" REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares. We encourage you to read the "Material Tax Considerations -- Taxation of Foreign Investors -- Sales of Shares" section of this prospectus for a further discussion of this issue.

  IN CERTAIN CIRCUMSTANCES, WE MAY BE SUBJECT TO FEDERAL AND STATE INCOME TAXES AS A REIT OR OTHER STATE OR LOCAL INCOME TAXES, WHICH WOULD REDUCE OUR CASH AVAILABLE TO PAY DIVIDENDS TO OUR SHAREHOLDERS.

     Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

  RECENTLY ENACTED TAX LEGISLATION MAY MAKE REIT INVESTMENTS COMPARATIVELY LESS ATTRACTIVE THAN INVESTMENTS IN OTHER CORPORATE ENTITIES.

     Under recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which, currently, are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay dividends that are not formed as REITs.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology.

     The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the "Risk Factors" section, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

                           ESTIMATED USE OF PROCEEDS

     The following table sets forth information about how we intend to use the proceeds raised in this offering. The table shows two scenarios:


     - scenario one assumes we reach the minimum offering of $10,000,000 by selling 1,000,000 shares at $10.00 per share pursuant to this offering and that we issue no shares pursuant to our dividend reinvestment plan; and



     - scenario two assumes we sell the maximum 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share, pursuant to this offering.



Under both scenarios we have not given effect to any special sales or volume discounts which could reduce the selling commissions and dealer manager fees.



     Many of the amounts set forth below represent our management's best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds. In no event will our total fees, compensation and expenses exceed the limits set forth in the NASAA Guidelines.



     Assuming we raise the maximum offering proceeds pursuant to this offering, we expect that approximately 90% of the money you invest will be used to invest in real estate investments, while the remaining amount of approximately 10% will be used to pay selling commissions, the dealer manager fee and expenses relating to our organization and this offering, as well as acquisition fees paid to our Advisor for investing the net offering proceeds.



     We have committed to acquire a $35,000,000 interest in the Core Fund currently held by an affiliate of Hines. Once we reach the minimum offering, we will use all net proceeds we receive from the escrow agent to acquire a portion of this interest and pay the acquisition fee to the Advisor attributable to this investment. We will also use the net proceeds of the $10,000,000 contribution HREH will make to the Operating Partnership upon reaching the minimum offering to likewise acquire a portion of this interest. Thereafter, we will use subsequent net proceeds we receive from this offering to buy the remainder of this interest in the Core Fund. We will acquire this interest in the Core Fund at a price equal to the price the affiliate of Hines paid for such interest. Our interest in the Core Fund will consist solely of a non-managing general partner interest in the partnership. We have no commitment to acquire additional interests in the Core Fund.



                                                 MINIMUM OFFERING            MAXIMUM OFFERING
                                                 1,000,000 SHARES          220,000,000 SHARES(1)
                                             ------------------------   ---------------------------
                                               AMOUNT      PERCENTAGE       AMOUNT       PERCENTAGE
                                             -----------   ----------   --------------   ----------
GROSS PROCEEDS.............................  $10,000,000    100.0%      $2,190,000,000    100.0%
Less Expenses
  Selling Commissions(2)...................  $   600,000      6.0%      $  127,600,000      5.9%
  Dealer Manager Fees(3)...................  $   220,000      2.2%      $   44,000,000      2.0%
  Organization & Offering Costs(4).........  $   300,000      3.0%      $   44,500,000      2.0%
                                             -----------     -----      --------------     -----
  Total Expenses...........................  $ 1,120,000     11.2%      $  216,100,000      9.9%
                                             -----------     -----      --------------     -----
GROSS PROCEEDS AVAILABLE FOR INVESTMENT....  $ 8,880,000     88.8%      $1,973,900,000     90.1%
Less:
  Initial Investment in Hines Core Fund....  $ 8,783,589     87.8%      $   25,000,000      1.1%
  Acquisition Fee on Initial Investment in
     Hines Core Fund(5)....................  $    96,411      1.0%      $      274,406      0.1%
  Acquisition Fees on Investments Other
     than Initial Investment in Hines Core
     Fund(5)...............................  $         0      0.0%      $    9,694,655      0.4%
                                             -----------     -----      --------------     -----
REMAINING PROCEEDS AVAILABLE FOR
  INVESTMENT(6)............................  $         0      0.0%      $1,938,930,939     88.5%
                                             ===========     =====      ==============     =====
Working Capital Reserve....................  $         0      0.0%      $            0      0.0%
                                             ===========     =====      ==============     =====


---------------


(1)Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share pursuant to this offering.



(2) We will pay the Dealer Manager sales commissions of up to 6.0% for sales of our shares to the public and up to 4.0% for sales of shares pursuant to our dividend reinvestment plan. All of these commissions will be reallowed to participating broker-dealers. The commission may be reduced for volume discounts or waived as further described in the "Plan of Distribution" section of this prospectus; however, for purposes of this table we have not assumed any such discounts.



(3) We will pay the Dealer Manager a dealer manager fee of up to 2.2% of gross offering proceeds for shares sold to the public, a portion of which may be reallowed to participating broker-dealers as marketing fees, to reimburse representatives of such broker-dealers the costs and expenses of attending our educational conferences or to defray other distribution-related expenses. We will not pay the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the "Plan of Distribution" section of this prospectus.



(4) We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing and other accountable offering-related expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor's employees or employees of the Advisor's affiliates in connection with registering and marketing the shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities;
    (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds.



(5) We will pay the Advisor an acquisition fee of 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment's pro rata share of the gross asset value of real estate investments held by that entity, for services provided by the Advisor in connection with the identification, evaluation and acquisition of such investments. For purposes of this table we have assumed that (i) we will not use debt when making real estate investments other than our initial investment in the Core Fund, and (ii) when we make our initial investment in the Core Fund, the approximate gross asset value of the Core Fund's real estate investments will be equal to the total of the gross purchase price paid by the Core Fund at the time of its acquisition of such investments in August 2003 and February 2004, and our pro rata share of the Core Fund's total equity will be determined as the amount of our investment as a percentage of the book value of the Core Fund's cumulative net capital contributions immediately following the Core Fund's most recent property acquisition in February 2004. In the event we raise the maximum $2,190,000,000 pursuant to this offering and all of our real estate investments other than our initial investment in the Core Fund are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,663,715, or approximately 0.90% of gross proceeds.



(6) This amount includes customary third-party acquisition expenses which are included in the gross purchase price of the real estate properties we acquire or are paid by us in connection with property acquisitions. These third-party acquisition expenses include legal, accounting, consulting, appraisals, engineering, due diligence, option payments, title insurance and other expenses relating to potential acquisitions regardless of whether the property is actually acquired. The total of all acquisition fees and acquisition expenses will not exceed 6.0% of the contract price for any property we purchase unless the majority of our board of directors (including a majority of our independent directors) approve the fees and expenses in excess of this limit.

                                   MANAGEMENT


     We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties, subject to the board's supervision. We expect to retain Hines to perform property management and leasing services for most, if not all, of our properties. We have retained the Dealer Manager to manage activities relating to the solicitation and offering of our shares. All of our officers and directors, other than our independent directors, are employees of Hines or our Advisor, and are subject to conflicts of interest. Please see the "Risk Factors -- Potential Conflicts of Interest" and "Conflicts of Interests" sections elsewhere in this prospectus.



     As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent board members will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our shareholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities. In addition, none of our officers have experience running a public company or an entity that has elected to be taxed as a REIT.


THE HINES ORGANIZATION

  GENERAL


     Hines is a fully integrated real estate investment and management firm and, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 47 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines' investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I.
M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations. Hines' investment partners have primarily consisted of large domestic and foreign institutional investors.



     Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco and London. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All of these executive vice presidents, whose average tenure at Hines is 28 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.


     Hines' central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines' central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see "Risk Factors -- Business and Real Estate Risks -- Our success will be dependent on the performance of Hines as well as key employees of Hines."


     Since its inception, Hines, its predecessor and their respective affiliates have acquired or developed approximately 600 real estate projects representing approximately 172 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2003, Hines and its affiliates portfolio consisted of approximately 130 projects valued in excess of $14 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, most of which are large domestic and foreign institutional investors and high net worth individuals. Included in this portfolio are approximately 96 operating properties managed by Hines, representing approximately 46.8 million square feet. In addition, Hines manages a portfolio of approximately 87 operating properties with about 36.5 million square feet in which it does not have an ownership interest, bringing the total square feet under management to approximately 83.3 million square feet located in 57 United States and 13 international cities. The following table sets forth the history of the number of square feet under Hines' management:



           COMMERCIAL REAL ESTATE MANAGED BY HINES AND ITS AFFILIATES


                                    (GRAPH)

              Source: internal Hines records.

     The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office:

                                    (CHART)

     The following sets forth information with respect to the executive officers of the general partner of Hines and members of its Executive Committee:


                                         NUMBER
                                        OF YEARS
NAME                             AGE   WITH HINES                    POSITION
----                             ---   ----------                    --------
Gerald D. Hines................  78        47       Chairman of the Board
Jeffrey C. Hines...............  48        22       President
C. Hastings Johnson............  55        26       Executive Vice President and Chief
                                                    Financial Officer
Charles M. Baughn..............  49        19       Executive Vice President -- Capital Markets
James C. Buie, Jr. ............  51        24       Executive Vice President -- West and Asia
                                                    Pacific Regions
Kenneth W. Hubbard.............  61        30       Executive Vice President -- East Region
E. Staman Ogilvie..............  54        30       Executive Vice President -- Southwest and
                                                    Eurasia Regions
C. Kevin Shannahan.............  48        21       Executive Vice President -- Midwest,
                                                    Southeast and South America Regions
Louis S. Sklar.................  64        36       Executive Vice President -- Southwest and
                                                    Mexico Regions
Michael J.G. Topham............  55        28       Executive Vice President -- European Region



     Gerald D. Hines. Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of the firm's Executive Committee. He oversees a portfolio of approximately 130 projects valued in excess of $14 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.


     Jeffrey C. Hines. Mr. Hines is the co-owner and President of the general partner of Hines responsible for overseeing all firm policies and procedures as well as day-to-day operations. He is also a member of Hines' Executive Committee. He became President in 1990 and has overseen a major expansion of the firm's personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 130 projects valued in excess of $14 billion. He graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.



     C. Hastings Johnson. Mr. Johnson is an Executive Vice President of the general partner of Hines and its Chief Financial Officer and is responsible for financial policies and equity financing and the joint venture relationships of Hines. He is also a member of Hines's Executive Committee. He became Chief Financial Officer of Hines in 1992, and prior to that led the development or redevelopment of numerous projects and initiated the Hines acquisition program. During his tenure as Chief Financial Officer, total debt and equity capital committed to equity projects sponsored by Hines has exceeded $16 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.



     Charles M. Baughn. Mr. Baughn is an Executive Vice President of the general partner of Hines responsible for overseeing Hines' capital markets group, which raises, places and manages equity and debt for Hines projects. He is also a member of Hines's Executive Committee. He has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado.


     James C. Buie, Jr. Mr. Buie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the West Region of the United States and in the Asia Pacific, representing a total of 34 million square feet of real estate. He is also a member of Hines' Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.


     Kenneth W. Hubbard. Mr. Hubbard is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the East Region of the United States, representing a total of more than 18 million square feet of real estate. He is also a member of Hines' Executive Committee. He graduated from Duke University with a B.A. in History and received his J.D. from Georgetown Law School.



     E. Staman Ogilvie. Mr. Ogilvie is an Executive Vice President of the general partner of Hines responsible for development, operations and transactions in the Southwest Region of the United States and in Russia, representing a total of approximately 29 million square feet of real estate, a portion of which Mr. Ogilvie shares with Louis S. Sklar. He is a member of Hines' Executive Committee. He graduated from Washington and Lee University with a B.S. and received his M.B.A. from the Harvard Graduate School of Business.



     C. Kevin Shannahan. Mr. Shannahan is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Midwest and Southeast Regions of the United States and in South America, representing a total of more than 49 million square feet of real estate and 4,000 acres of land development. He is also a member of Hines' Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Graduate School of Business.


     Louis S. Sklar. Mr. Sklar is an Executive Vice President of the general partner of Hines responsible for development, operations and transactions in the Southwest Region of the United States and in Mexico, representing a total of more than 54 million square feet of real estate, a portion of which Mr. Sklar shares responsibility for with Mr. Ogilvie. He is a member of Hines' Executive Committee. He graduated from Rice University with a B.A. in Economics.



     Michael J.G. Topham. Mr. Topham is an Executive Vice President of the general partner of Hines responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of Hines' Executive Committee. He was responsible for the establishment and management of the U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.


  HINES' REAL ESTATE PERSONNEL AND STRUCTURE


     Hines and its affiliates currently have approximately 2,800 employees who work out of Hines' offices located in 62 cities in the United States and in 12 other countries, as shown in the map below.


                             (HINES PROPERTIES MAP)


     Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines' profitability related to each project, investment fund, geographic region, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines' senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines' employees, Hines and its investors, while providing Hines' employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see "Risk Factors -- Business and Real Estate Risks -- Our success will be dependent on the performance of Hines as well as key employees of Hines."



                                                              NUMBER OF   AVERAGE TENURE
TITLE                                                         EMPLOYEES      (YEARS)
-----                                                         ---------   --------------
Executive Vice President....................................        9           28
Senior Vice President.......................................       29           19
Vice President..............................................       90           13
Managers....................................................      914            7



     Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines' decentralized structure may or may not have a positive impact on the performance of Hines REIT.


     Set forth below is a listing of all Hines officers who are not members of the Hines Executive Committee including their area of responsibility in the regional or central office or by functional area as well as their tenure at Hines.


                                                                                                                HINES
                                                                                                               TENURE
NAME                           TITLE                      LOCATION          RESPONSIBILITY                     (YEARS)
----                           -----                      --------          --------------                     -------
WEST AND ASIA-PACIFIC
  REGIONS
Holte, Douglas G............   Senior Vice President      Santa Monica      Senior Officer -- Los Angeles        17
Morrison, James A...........   Senior Vice President      Beijing           Senior Officer -- Beijing            17
Paradis, Paul E.............   Senior Vice President      San Francisco     Senior Officer -- San Francisco      15
Shepherd, Colin P...........   Senior Vice President      Los Angeles       Senior Officer -- Los Angeles        22
Spencer, Norman A...........   Senior Vice President      San Francisco     Senior Officer -- Marketing          18
Carr, John A................   Vice President             San Francisco     Regional Controller                   7
Chu, Benjamin L.............   Vice President             Beijing           Project Officer                       9
Clever III, George H........   Vice President             Pleasanton        Project Officer -- Acq./Dev.          9
Hollister, Robert C.........   Vice President             Seattle           Project Officer -- Acq./Dev.          7
Kruggel, Thomas M...........   Vice President             San Francisco     Regional Operations Officer          19
Lewis, Lisa B...............   Vice President             San Francisco     Project Officer -- Acq./Dev.          8
Stallings, Andrew H.........   Vice President             San Diego         Construction Officer                 24
Vogel, Richard H............   Vice President             San Diego         Project Officer -- Acq./Dev.         10
Walker, Robert C............   International Officer      Beijing           Director of Operations                2
SOUTHWEST, EURASIA AND
  MEXICO REGIONS
Cover, Mark A...............   Senior Vice President      Houston           Senior Officer -- Houston/Mexico     20
Elliot Jr., Clayton C.......   Senior Vice President      Dallas            Senior Officer -- Dallas/Denver      22
Kelley, David W.............   Senior Vice President      Houston           Senior Officer -- Marketing          34
Timmins, S. Lee.............   Senior Vice President      Austin            Senior Officer --                    16
                                                                            Austin/Phoenix/Moscow
Anderson, Paul R............   Vice President             Houston           Construction Officer                 25
Daniels, Lyman A............   Vice President             Mexico City       Senior Officer -- Mexico             12
Elder, Charles W............   Vice President             Houston           Project Officer -- Acq./Dev.         24
Frey, Richard B.............   Vice President             Moscow            Construction Officer                 25
Gann Jr., Clifford P........   Vice President             Houston           Regional Operations Officer          29
Jenkins, Jr., Frederick.....   Vice President             Houston           Project Officer -- Acq./Dev.         34
Mooz, John D................   Vice President             Houston           Project Officer -- Acq./Dev.         14

                                                                                                                HINES
                                                                                                               TENURE
NAME                           TITLE                      LOCATION          RESPONSIBILITY                     (YEARS)
----                           -----                      --------          --------------                     -------
Renz, Alison L..............   Vice President             Houston           Regional Controller                   9
Stare, Patrick..............   Vice President             Dallas            Construction Officer                 23
MIDWEST REGION
Danilek, Thomas J...........   Senior Vice President      Chicago           Senior Officer -- Chicago            15
McGinnis, O. David..........   Senior Vice President      Chicago           Senior Officer -- Minneapolis        23
Van Schaack, Gregory P......   Senior Vice President      Chicago           Senior Officer -- Chicago            18
Chopp, William D............   Vice President             Minneapolis       Regional Operations Officer          20
D'Arcy, Thomas G. ..........   Vice President             Chicago           Marketing Officer                     6
Frank, John A. .............   Vice President             Chicago           Construction Officer                 18
Hartman, Kurt A.............   Vice President             Chicago           Project Officer -- Acq./Dev.         13
McCormick, Donald W. .......   Vice President             Chicago           Construction Officer                 22
McGrath, Gregory J. ........   Vice President             Detroit           Construction Officer                 21
Oley, James B...............   Vice President             Chicago           Regional Controller                  22
Peszek, Lawrence M. ........   Vice President             Detroit           Construction Officer                 23
Watters Jr., Charles K......   Vice President             Detroit           Project Officer -- Acq./Dev.         14
McDermott, John M...........   Vice President             Chicago           Project Officer -- Acq./Dev.          6
SOUTHEAST AND SOUTH AMERICA
  REGIONS
Harrison, Michael T.........   Senior Vice President      Atlanta           Senior Officer -- Florida            13
Voyles, Robert P............   Senior Vice President      Atlanta           Senior Officer -- Atlanta            16
Baker, Milton L. ...........   Vice President             Atlanta           Construction Officer                 22
Cope, Thomas A. ............   Vice President             Nashville         Operations Officer                   23
Dolman, James S.............   Vice President             Sao Paulo         Project Officer -- Acq./Dev.         13
Heagy III, John A. .........   Vice President             Atlanta           Marketing Officer                     8
Hill, Mary Tillery..........   Vice President             Atlanta           Construction Officer                 22
Munro, Doug.................   Vice President             Sao Paulo         Senior Officer -- South Am.           6
Rohm, Rex H.................   Vice President             Atlanta           Regional Controller                  20
Stevens, Grant R. ..........   Vice President             Atlanta           Construction Officer                 22
Wilson, David D.............   Vice President             Nashville         Project Officer -- Acq./Dev.         14
EAST REGION
Alsup III, William B........   Senior Vice President      Washington, DC    Senior Officer -- Washington, DC     25
Craig Jr., Thomas M.........   Senior Vice President      New York          Senior Officer -- New York           22
Perry, David G..............   Senior Vice President      Boston            Senior Officer -- Boston             20
Allen, Michael D............   Vice President             Washington, DC    Project Officer -- Acq./Dev.         14
Bothwell, Jay J. ...........   Vice President             Washington, DC    Project Officer                      25
Brown, Gregory L............   Vice President             Boston            Regional Operations Officer          21
Garigliano, Frank L. .......   Vice President             New York          Construction Officer                 15
Lacancellera, James P.......   Vice President             Greenwich         Project Officer -- Acq./Dev.          8
Ottavio, Michael F. ........   Vice President             New York          Construction Officer                 13
Penick, David S.............   Vice President             New York          Project Officer -- Acq./Dev.         13
Riker, Howard J.............   Vice President             Washington, DC    Project Officer -- Acq./Dev.         12
Shults Jr., Robert R. ......   Vice President             New York          Construction Officer                 19
Tartaglione, Kevin A. ......   Vice President             Jersey City       Construction Officer                  8
Watson, Gerald H............   Vice President             New York          Regional Controller                   8
EUROPEAN REGION
Albrand, Patrick............   International Officer      Paris             Senior Officer -- France              9
Braaten, David S. ..........   International Officer      London            Hines European Development Fund       8
Catella, Monfredi...........   International Officer      Milan             Project Officer -- Italy              3
Catella, Riccardo...........   International Officer      Milan             Senior Officer -- Italy               4
de Dampierre, Olivier.......   International Officer      Paris             Senior Officer -- France             10
Giraudon, Marc..............   International Officer      London            Regional Controller                   8
Godzisz, Mieczyslaw.........   International Officer      Warsaw            Senior Officer -- Poland              7
Hall, John Gomez............   International Officer      Barcelona         Senior Officer -- Spain               1
Herre, Jurgen...............   International Officer      London            Project Officer -- Finance            3
Lewis, Phillip..............   International Officer      London            Senior Officer -- United Kingdom      2
Motamedian, Bahram..........   Vice President             London            Hines European Development Fund       9
O'Donnell, Simon............   International Officer      London            Senior Officer -- United Kingdom      4
Ramos, Miguel Angel.........   International Officer      Barcelona         Finance Officer -- Spain              7
Reynolds, Andrew............   International Officer      London            Project Officer -- United             4
                                                                            Kingdom
Sears, Mark S. .............   Vice President             London            Hines European Development Fund      18
Wambach, Karl...............   International Officer      Berlin            Senior Officer -- Germany            11
Wyper Jr., John S. .........   Vice President             London            Project Officer -- Acq./Dev.         25

     Officers by Central Department


                                                                                                                HINES
                                                                                                               TENURE
NAME                           TITLE                      LOCATION          RESPONSIBILITY                     (YEARS)
----                           -----                      --------          --------------                     -------
Harris, John A. ............   Executive Vice President   Houston           Conceptual Construction              38
Chen, Leo H. ...............   Senior Vice President      Houston           Emerging Markets Fund                24
Forbes, Kay P. .............   Senior Vice President      Houston           Financial Administration              4
Hazen, Charles N. ..........   Senior Vice President      Houston           Hines Real Estate Investment         14
                                                                            Trust and Hines Corporate
                                                                            Properties
Hime, James A. .............   Senior Vice President      Houston           Core Office Fund                      7
Hughes, Christopher D. .....   Senior Vice President      Washington, DC    Capital Markets Group                17
Jones, Neil M. .............   Senior Vice President      Houston           Central Finance                      24
Lawrence, David T. .........   Senior Vice President      Boston            Capital Markets Group                27
Lea, Jerrold P. ............   Senior Vice President      Houston           Conceptual Construction              23
LeVrier, David E. ..........   Senior Vice President      Houston           Administration                       25
MacEachron, Daniel N. ......   Senior Vice President      San Francisco     National Office Partners             13
Owens, Thomas D. ...........   Senior Vice President      Houston           U.S. Development Funds               31
Oyer, James W. .............   Senior Vice President      Houston           U.S. Office Value Added Fund and
                                                                            Core Office Fund                     23
Apollo, Frank R. ...........   Vice President             Houston           Hines Real Estate Investment         10
                                                                            Trust
Bay, Thomas H. .............   Vice President             Houston           Conceptual Construction               6
Congdon, David J. ..........   Vice President             Greenwich         U.S. Office Value Added Fund          6
Daniel Jr., Robert F. ......   Vice President             Aspen             Rocky Mountain Region                11
Donaldson, Edmund A. .......   Vice President             Houston           Core Office Fund                      9
Dwyer, Stephen J. ..........   Vice President             Los Angeles       Core Office Fund                      1
Fagala, Larry M. ...........   Vice President             Houston           Conceptual Construction              19
Fore, Stephanie H...........   Vice President             Houston           Human Resources                      14
Hitt, Daniel P. ............   Vice President             Houston           Operations/Engineering Services      29
Holland, Daniel J. .........   Vice President             San Francisco     National Office Partners             17
Holtzer, Gary M. ...........   Vice President             San Francisco     National Office Partners             17
Hutchens, Jeanine E. .......   Vice President             Houston           Worldwide Tax                        23
Karba, Gerhard W. ..........   Vice President             Houston           Technology                            3
Lancaster, George...........   Vice President             Houston           Corporate Communications             19
McKenzie, Craig A. .........   Vice President             Houston           Emerging Markets Fund                 8
McMeans, Kevin L. ..........   Vice President             Houston           Hines Corporate Properties           12
Montgomery, Keith H. .......   Vice President             Houston           Financial Administration              7
Peterson, Lawrence W. ......   Vice President             Houston           Conceptual Construction               9
Rashin, Daniel L. ..........   Vice President             Greenwich         National Office Partners              3
Robinson, David J. .........   Vice President             Houston           Conceptual Construction               9
Ronald, Douglas C. .........   Vice President             Houston           Internal Audit                       21
Schugart, Sherri W. ........   Vice President             Houston           Hines Real Estate Investment          8
                                                                            Trust
Ulrich, Clayton E. .........   Vice President             Houston           Operations/Engineering Services      28
Vance, Richard..............   Vice President             Houston           Risk Management                      20
Wick, David J. .............   Vice President             Houston           Conceptual Construction               6

OUR STRUCTURE

     The following chart illustrates the general structure of the Company:

                (HINES REAL ESTATE INVESTMENT TRUST INC. GRAPH)

OUR DIRECTORS AND EXECUTIVE OFFICERS

     Other than our independent directors, each of our officers and directors are affiliated with Hines and subject to conflicts of interest. Please see "Conflicts of Interest" and "Risk Factors -- Potential Conflicts of Interest Risks." The following sets forth information with respect to our directors and executive officers:


NAME                             AGE           POSITION AND OFFICE WITH THE ADVISOR
----                             ---           ------------------------------------
Jeffrey C. Hines...............  48    Chairman of the Board of Directors
C. Hastings Johnson............  55    Director
George A. Davis................  65    Nominee for Independent Director
Thomas A. Hassard..............  53    Nominee for Independent Director
Stanley D. Levy................  40    Nominee for Independent Director and Chairman of
                                       Audit Committee
Charles M. Baughn..............  49    Chief Executive Officer
Charles N. Hazen...............  43    President and Chief Operating Officer
Sherri W. Schugart.............  38    Chief Financial Officer

NAME                             AGE           POSITION AND OFFICE WITH THE ADVISOR
----                             ---           ------------------------------------
Frank R. Apollo................  37    Chief Accounting Officer, Treasurer and Secretary


     Please see "-- The Hines Organization -- General" for the biographies of Jeffrey C. Hines, C. Hastings Johnson and Charles M. Baughn.



     George A. Davis. Mr. Davis, an independent director nominee, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company, which is not affiliated with our Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher's Retirement System ("NYSTRS") reporting directly to the Executive Director of the system. The system is an approximately $72 billion pension fund for the benefit of New York State public school teachers and administrators. NYSTRS' real estate portfolio is comprised of equity investments of approximately $5 billion and mortgage debt investments of approximately $4.6 billion. In addition, Mr. Davis also served as a member of the Investment Committee which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.



     Thomas A. Hassard. Mr. Hassard, an independent director nominee, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before recently retiring. The system is an approximately $35 billion pension fund for the benefit of Virginia public employees. The system's real estate investment portfolio, valued at approximately $1.6 billion, encompasses a variety of investment programs, including commingled funds, separate accounts, real estate securities and various opportunistic strategies, including global initiatives. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system's investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.



     Stanley D. Levy. Mr. Levy, an independent director nominee, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego and Washington D.C. Mr. Levy joined The Morgan Group approximately three years ago. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the company and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate & Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in Mergers & Acquisitions, Syndicated Finance, Investment Grade Bonds, Private Equity Placements and Joint Ventures, Derivatives and Commercial Mortgage Backed Securities. Mr. Levy graduated with honors from The University of Texas with a B.B.A. in Finance.


     Charles N. Hazen. Mr. Hazen, an employee of our Advisor, will serve as the President and Chief Operating Officer of us and our Advisor. He is also a Senior Vice President of Hines and the President of Hines Corporate Properties, LLC, an affiliate of Hines which owns, develops and acquires single-tenant office build-to-suit projects. Mr. Hazen joined Hines 14 years ago. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of more than 10 million square feet of retail and office properties valued at more than $2.0 billion. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.


     Sherri W. Schugart. Ms. Schugart, an employee of our Advisor, will serve as the Chief Financial Officer of us and our Advisor. She is also a Vice President of Hines. Ms. Schugart joined Hines eight years ago. As a Vice President in Hines' Capital Markets group, Ms. Schugart has been responsible for raising more than $2.0 billion in equity and debt for Hines' private investment funds. She was also previously the controller for several of Hines' investment funds and portfolios. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.


     Frank R. Apollo. Mr. Apollo, an employee of our Advisor, will serve as the Chief Accounting Officer, Treasurer, and Secretary of us and our Advisor. He is also a Vice President of Hines and the Vice President, Treasurer, and Secretary of the Dealer Manager. Mr. Apollo joined Hines 10 years ago. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines' international operations. He was also previously the Vice President and Regional Controller for Hines' European Region and, prior to that, was the director of Hines' Internal Audit Department. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.


OUR BOARD OF DIRECTORS


     Our board of directors has reviewed and ratified our articles of incorporation and has adopted our bylaws. Our articles of incorporation and bylaws allow for a board of directors with no fewer than three directors and no more than 10 directors, of which a majority must be independent directors. An "independent director" is a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

     - ownership of an interest in Hines or the Advisor or their affiliates;

     - employment by Hines or the Advisor or their affiliates;

     - service as an officer, trust manager or director of Hines or the Advisor or their affiliates;

     - performance of services, other than as a director, for us;

     - service as a director, trust manager or trustee of more than three real estate investment trusts organized by Hines or advised by the Advisor; or

     - maintenance of a material business or professional relationship with Hines or the Advisor or any of their affiliates.

An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with the Advisor, any of its affiliates or us. A business or professional relationship will be deemed material if the gross revenue derived by the director from the Advisor and its affiliates exceeds five percent of either the director's annual gross revenue during either of the last two years or the director's net worth on a fair market value basis. Independent directors may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than in their capacity as members of our board of directors or any committee thereof.

     We currently have five directors, three of whom are independent directors. Directors will be elected annually by our shareholders and there is no limit on the number of times a director may be elected to office. Each director serves on the board until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, subject to the limits of our articles of incorporation, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by a majority of the directors or the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal, resignation, incompetence or other incapacity of a director may be filled by a majority vote of the remaining directors, unless the vacancy is filled by a vote of shareholders as permitted by the Maryland General Corporation Law. If a vacancy is created by an increase in the number of directors, the vacancy will be filled by the board. Independent directors must nominate replacements for vacancies required to be filled by independent directors.

  RESPONSIBILITIES OF OUR BOARD OF DIRECTORS

     Our directors are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director believes to be in the best interest of our shareholders.

     Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as directors. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on the Advisor. Therefore, our directors will be dependent on the Advisor and information they receive from the Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate the Advisor and its affiliates. Please see "Risk Factors -- Business and Real Estate Risks -- Our success will be dependent on the performance of Hines as well as key employees of Hines" and "Risk Factors -- Potential Conflicts of Interest Risks."

     In addition to the investment policies set forth in our articles of incorporation and bylaws, our board of directors has approved the written policies on investments and borrowing, which are described in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our articles of incorporation and bylaws.

     The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

     - our net assets and net income;

     - the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

     - the success of the Advisor in generating appropriate investment opportunities;

     - rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

     - additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

     - the quality and extent of service and advice furnished by the Advisor;

     - the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by the Advisor or its affiliates for its other clients; and

     - other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

     Neither the Hines directors nor any of their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (i) the removal of the Advisor, any non-independent director or any of their affiliates or (ii) any transaction between us and the Advisor, any non-independent director or any of their affiliates.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our entire board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. Our board has established an audit committee and a conflicts committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board.

  AUDIT COMMITTEE

     Our bylaws provide for our board to designate an audit committee consisting solely of independent directors. Our board has designated the three current independent directors as the members of the audit committee. Committee members will be elected by our board of directors to serve one-year terms. In accordance with the audit committee charter adopted by the board, the audit committee will review the functions of our management and independent auditors pertaining to our financial statements and perform such other duties and functions as are deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors.

  CONFLICTS COMMITTEE

     Pursuant to our bylaws, we intend to designate a conflicts committee consisting solely of independent directors. The conflicts committee will review specific matters that the board believes may involve conflicts of interest and will determine if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interests that will exist between us and Hines, or reduce the risks related thereto.


     The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the Advisory Agreement. In addition, the conflicts committee is responsible for reviewing our Advisor's performance and the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses will be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. For further discussion, please see the "Investment Objectives and Policies with Respect to Certain
Activities -- Affiliate Transaction Policy" section of this prospectus.


COMPENSATION OF DIRECTORS


     We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each conference call they participate on pursuant to our request. If a director is affiliated with our Advisor or any other Hines entity, we do not pay such person separate compensation for services rendered as a director. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.



     Under the terms of our Employee and Director Incentive Share Plan, each individual who is elected or re-elected to the board as an independent director (whether through a shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on the date of such election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected.


EMPLOYEE AND DIRECTOR INCENTIVE SHARE PLAN


     We adopted our Employee and Director Incentive Share Plan to:


     - furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

     - encourage selected persons to accept or continue employment with the Advisor; and


     - increase the interest of our officers and certain of our independent directors in our welfare through their participation in the growth in the value of our common shares.



     The Employee and Director Incentive Share Plan provides for the grant of awards to our full-time employees (in the event we ever have employees), full-time employees of our Advisor, full-time employees of entities that provide services to us, certain of our independent directors, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor or to entities that provide services to us. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares, share appreciation rights, and dividend equivalent rights.



     The total number of common shares reserved for issuance under the Employee and Director Incentive Share Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares. As of the date hereof, no awards have been granted under the Employee and Director Incentive Share Plan.



     Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Employee and Director Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code ("incentive stock options") or options that are not incentive stock options ("nonqualified stock options"). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common shares underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.



     Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.



     Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common shares) equal to the excess of the fair market value of the common shares underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date.



     Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient's employment or other relationship with us.



     As indicated above, each individual who is elected or re-elected to the board as an independent director (whether through shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on the date of such election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected.


LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland General Corporation Law. We also maintain a directors and officers liability insurance policy.

     Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

     - an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

     Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our shareholders. Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals.

     This provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.


     In spite of the above provisions of the Maryland General Corporation Law, the articles of incorporation of Hines REIT provide that our directors and officers will be indemnified by us for losses arising from our operations only if all of the following conditions are met:


     - the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     - the indemnified person was acting on our behalf or performing services for us;

     - in the case of non-independent directors and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

     - in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

     - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

     The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to Company and our shareholders against our officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable. Indemnification of our directors, officers, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

     - such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     - a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.


     Our articles of incorporation provide that the advancement of funds to our directors and officers for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the party seeking advancement undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.



     The Operating Partnership has agreed to indemnify and hold harmless the Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement and our Property Management and Leasing Agreements, subject to the limitations contained in such agreements. Please see "-- The Advisor and the Advisory Agreement -- Indemnification" and the "-- The Property Manager and the Property Management and Leasing Agreement -- Indemnification" sections below. The Operating Partnership must also indemnify Hines REIT and its directors, officers and employees in Hines REIT's capacity as its general partner. Please see "The Operating Partnership -- Indemnity."


THE ADVISOR AND THE ADVISORY AGREEMENT


     Our Advisor is an affiliate of Hines. All of our day-to-day operations are managed and performed by the Advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of the Advisor. The following table sets forth information regarding the managers and executive officers of the Advisor. The biographies of these managers and executive officers, other than Mr. Muller, are all provided above.


NAME                                     AGE       POSITION AND OFFICE WITH THE ADVISOR
----                                     ---       ------------------------------------
Jeffrey C. Hines.......................  48    Chairman of the Board of Managers
C. Hastings Johnson....................  55    Manager
Charles M. Baughn......................  49    Chief Executive Officer
Charles N. Hazen.......................  43    President and Chief Operating Officer
Sherri W. Schugart.....................  38    Chief Financial Officer
Frank R. Apollo........................  37    Chief Accounting Officer, Treasurer and
                                               Secretary
Robert F. Muller, Jr...................  41    Vice President

     Robert F. Muller, Jr. Mr. Muller joined Hines in June of 2003. He is President of Hines Real Estate Securities, which is the broker-dealer responsible for the distribution of our shares to the financial services industry and also serves as a Vice President of our Advisor. Prior to joining Hines, he was National Director of Sales for Morgan Stanley's Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments and supervised the sales of its mutual funds, unit investment trusts, and variable annuities throughout its Southern Region. He has five years experience as a financial consultant with Advantage Capital Corporation and three years experience as corporate controller for Scientific Glass and Instruments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal.

  DUTIES OF OUR ADVISOR


     We entered into an Advisory Agreement with our Advisor. Pursuant to this agreement, which was unanimously approved by our board of directors, including our independent directors, we appointed the Advisor to manage, operate, direct and supervise our operations. We do not have any employees. Therefore, the Advisor and its affiliates will perform our day-to-day operational and administrative services. The Advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. The Advisor's duties under the Advisory Agreement include, but are not limited to, the following:

     Organizational and Offering Services

     - the development of this offering, including the determination of its specific terms;

     - formation and organization of the Company, preparation of all offering and related documents and obtaining of all required regulatory approvals of such documents;

     - along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

     - along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection and processing of subscription agreements, commissions, and other administrative support functions; and

     - all other services related to our organization and our offering, whether performed and incurred by the Advisor or its affiliates.

     Acquisition Services

     - serve as our investment and financial advisor and provide relevant market research and economic and statistical data in connection with our assets and investment objectives and policies;


     - subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of transactions; (iii) acquire assets on our behalf; and
       (iv) arrange for financing related to acquisitions of assets;


     - prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments; and

     - negotiate and execute approved investments and other transactions.

     Asset Management Services

     - investigate, select, and, on our behalf, engage and conduct business with such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

     - negotiate and service our debt facilities and other financings;

     - monitor and evaluate the performance of our investments; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company's investments;

     - coordinate with Hines on its duties under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by such agreement;

     - coordinate and manage relationships between the Company and any joint venture partners;

     - consult with our officers and board of directors and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;

     - provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;


     - provide financial and operational planning services and investment portfolio management functions;


     - maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements; and

     - perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including the Sarbanes-Oxley Act.

     Shareholder Services

     - manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

     - establish technology infrastructure to assist in providing shareholder support and service.

  TERM OF THE ADVISORY AGREEMENT

     The term of the current Advisory Agreement ends on           , 2005 and may
be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by a majority of our independent directors. Additionally, the Advisory Agreement may be terminated:

     - immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Advisor or (iii) a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days' written notice;

     - without cause by a majority of our independent directors or by the Advisor upon 60 days' written notice; or

     - immediately by the Advisor upon our bankruptcy or any material breach of the Advisory Agreement, which remains uncured after 10 days' written notice.

     In the event that a new advisor is retained, the Advisor will cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.


     We expect employees of the Advisor to continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. The actual terms and conditions of transactions involving real estate investments will be determined in the sole discretion of the Advisor, subject at all times to board approval.


  COMPENSATION

     The Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. Please see "Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest" for a description of these matters. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days.

     We will reimburse the Advisor for all of the costs incurred by the Advisor, the Dealer Manager or their affiliates in connection with our organization and offering up to 3.0% of the aggregate gross offering proceeds. Organization and Offering expenses consist of the actual legal, accounting, printing, marketing, and accountable offering-related expenses, other than selling commissions and the dealer manager fee and include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor's employees or employees of the Advisor's affiliates in connection with registering and to facilitate the marketing the shares; (ii) salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, (iii) travel and entertainment expenses related to the offering and marketing the shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and marketing the shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses.


     In addition, we will reimburse the Advisor for all of the costs it incurs in connection with the other services it provides to us, including, but not limited to:


     - third-party acquisition expenses incurred in connection with the selection and acquisition of assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;



     - the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our shares;


     - taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;


     - out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and directors;



     - all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and shareholders;


     - personnel and related employment direct costs and overhead of the Advisor and its affiliates in performing shareholder services such as (i) managing communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications and (ii) establishing reasonable technology infrastructure to assist in providing shareholder support and service;


     - out-of-pocket expenses of maintaining communications with shareholders, including the cost of preparation, printing, and mailing annual reports and other shareholder reports, proxy statements and other reports required by governmental entities;


     - audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;


     - out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and



     - all other out-of-pocket costs necessary for the operation of the Company and its assets incurred by the Advisor in performing its duties under the Advisory Agreement.



     Except as provided above for organization and offering services and shareholder services, the expenses and payments subject to reimbursement by the Company do not include personnel and related direct employment or overhead costs of the Advisor or its affiliates. If (i) we request that the Advisor perform services that are outside of the scope of the Advisory Agreement or (ii) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed by the Advisor, such that the costs and expenses borne by the Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under the Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by the Advisor and our independent directors, subject to the limitations contained in our articles of incorporation.


  REIMBURSEMENTS BY THE ADVISOR

     The Advisor must reimburse us quarterly for amounts paid to the Advisor in any four consecutive fiscal quarters to the extent that such payments cause our operating expenses to exceed the greater of (i) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period. Operating expenses include generally all expenses paid or incurred by us as determined by generally accepted accounting principles, except certain expenses identified in our articles of incorporation which include:

     - expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

     - interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

     - amounts paid as partnership distributions of our Operating Partnership;
       and

     - all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

     The Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

     Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, the Advisor. Specifically, the independent directors must consider factors such as:

     - our net assets and net income;

     - the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

     - the success of the Advisor in generating appropriate investment opportunities;

     - rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

     - additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

     - the quality and extent of service and advice furnished by the Advisor;

     - the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by the Advisor or its affiliates for its other clients; and

     - other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

     The Advisor has the right to assign the Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign the Advisory Agreement without the consent of the Advisor.

  INDEMNIFICATION


     The Operating Partnership has agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in the articles of incorporation of Hines REIT or partnership agreement of the Operating Partnership, provided that: (i) the Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in the best interests of Hines REIT, (ii) the Advisor and its affiliates were acting on behalf of or performing services for Hines REIT, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the Advisor or resulted from a breach of the agreement by the Advisor.


     Any indemnification made to the Advisor may be made only out of our net assets and not from our shareholders. The Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of the Advisor's bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.

  REDEMPTION OF THE ADVISOR


     In the event the Advisory Agreement expires without the consent of the Advisor or an affiliate of the Advisor, or is terminated for any reason other than by the Advisor or an affiliate of the Advisor, Hines REIT must, at the election of the Advisor or its affiliates and at any time after the effective date of such expiration or termination, purchase all or a portion of the OP Units held by the Advisor and its affiliates in the Operating Partnership. Hines REIT must purchase such OP Units within 120 days after the Advisor or an affiliate of the Advisor give Hines REIT written notice of its desire to sell all or a portion of the OP Units held by the Advisor or its affiliates to Hines REIT. The purchase price shall be paid in cash or, at the election of the Advisor or its affiliates, common shares of Hines REIT.


THE PROPERTY MANAGER AND THE PROPERTY MANAGEMENT AND LEASING AGREEMENT


     We have agreed to a form of Property Management and Leasing Agreement with Hines. We expect that the Operating Partnership will enter into an agreement with Hines for most, if not all, of the properties we own directly, under substantially the same terms as contained in the form of Property Management and Leasing Agreement. Pursuant to this agreement, which was unanimously approved by our board of directors, including the independent directors, we will appoint Hines to provide services in connection with the rental, leasing, operation and management of most, if not all, of our properties under the terms provided in the Property Management and Leasing Agreement. To the extent we own interests in properties indirectly through entities or joint ventures, the Property Management and Leasing Agreements in place for properties owned by such entities or joint ventures, including agreements with Hines, may differ in material respects from our form agreement.

     Hines may subcontract part or all of the required property management and leasing services for less than the management fee provided in the Property Management and Leasing Agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Finally, in some locations, we may retain a third-party to perform certain property management and leasing functions.


     Many of the services to be performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. Under each Property Management and Leasing Agreement, Hines, either directly or indirectly by engaging an affiliate, may:



     - manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;


     - prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

     - collect all rents and other charges;


     - perform construction management services in connection with the construction of leasehold improvements or redevelopment;


     - act as leasing manager for each property and be responsible for the leasing activities of each property; and

     - enter into various agreements with sub-contractors for the operational activities of each property.

  COMPENSATION UNDER THE PROPERTY MANAGEMENT AND LEASING AGREEMENT


     We have agreed to pay the property manager a management fee payable monthly equal to the lesser of (i) 2.5% of the annual gross revenues of the property or
(ii) the amount of property management fees recoverable from tenants of the property under their leases, subject to a minimum of 1% of the annual gross revenues in the case of single-tenant properties. We will also pay a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. Leasing fees must be paid 50% at the time the lease is executed and the balance when the tenant takes occupancy or a renewal, extension, expansion or similar term begins. If the property manager provides construction management services for leasehold improvements, we will pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager will be paid 2.5% of total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services.



     We will also generally reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines' headquarters and regional offices, to the extent the same relate to or support the performance of Hines's duties under the management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit. However, the reimbursable cost of these personnel and overhead expenses will be limited to the lesser of the amount that is recovered from tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. This latter limitation is $0.205 per rentable square foot for 2004, increasing on January 1 of each year subsequent to 2004 based on the consumer price index.

  TERM OF THE PROPERTY MANAGEMENT AND LEASING AGREEMENT

     There will be a separate Property Management and Leasing Agreement for each property we own directly, each with an initial term of ten years from the date of each agreement. Thereafter, each agreement may be renewed for an unlimited number of successive one-year terms upon the mutual consent of Hines and us. Each such renewal must be approved by a majority of our independent directors.

     Either Hines or we may terminate the agreement upon 30 days prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our Advisor. In addition, we may terminate the applicable Property Management and Leasing Agreement if Hines commits a material breach and such breach continues for 30 days after written notice from us (plus, with respect to breaches which Hines commences diligent efforts to cure within such period, but which cannot reasonably be cured within 30 days, such additional period not to exceed 90 days as is reasonably necessary to cure such breach).


     Every year, Hines will complete and deliver to us a written performance review, the scope and substance of which will be agreed to by Hines and us prior to the delivery of the first such performance review of the management of each property subject to a Property Management and Leasing Agreement. If we identify any material operating or performance deficiencies that are within the reasonable control of Hines after reviewing the performance review, we may give Hines written notice of such deficiencies. Hines will then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies we identified. If such deficiencies are not corrected within this time period, we then may give Hines a second notice of our desire to terminate the applicable Property Management and Leasing Agreement. If Hines does not cure such deficiencies within 30 days of the second notice, and provide written notice to us that such deficiencies have been cured, we may then terminate the applicable Property Management and Leasing Agreement.


  INDEMNIFICATION


     The Operating Partnership has agreed to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with the Property Management and Leasing Agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.


THE DEALER MANAGER


     Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is in the process of qualifying to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for distribution of our common shares in this offering and future offerings conducted by us or other Hines affiliates. The Dealer Manager is a member firm of the National Association of Securities Dealers, Inc.

     The following table sets forth information with respect to the directors, officers and the principal employees of Hines Real Estate Securities who are involved in the national sales and marketing activities of Hines Real Estate Securities.

NAME                                        AGE   POSITION AND OFFICE WITH THE DEALER MANAGER
----                                        ---   -------------------------------------------
Charles M. Baughn.........................  49    Director
Charles N. Hazen..........................  43    Director
Robert F. Muller Jr. .....................  41    President
Frank R. Apollo...........................  37    Vice President, Treasurer and Secretary
J. Mark Earley............................  40    Divisional Sales Manager
James R. Yount............................  44    Divisional Sales Manager


     Please see "-- The Hines Organization -- General" for the biography of Mr. Baughn and "Management -- Our Directors and Executive Officers" for the biographies of Messrs. Hazen and Apollo and "Management -- The Advisor and the Advisory Agreement" for the biography of Mr. Muller.


     J. Mark Earley. Mr. Earley joined the Dealer Manager in September of 2003. He is responsible for overseeing share distribution for the Eastern Division of the Dealer Manager. Prior to joining the Dealer Manager, he was a Regional Sales and Marketing Director for Morgan Stanley from April 2002 to September 2003. His responsibilities were supervising and directing sales for the proprietary asset management group within Morgan Stanley. In addition he was responsible for sales activities for 65 branches and working closely with the managers in each office. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 6, 7, 63, 65 and 26 securities licenses.

     James R. Yount. Mr. Yount joined the Dealer Manager in August 2003. He is responsible for overseeing share distribution for the Western Division of the Dealer Manager. Prior to joining the Dealer Manager, he served as a Regional Sales Director at Van Kampen Investments for five years and a Regional Vice President for five years supervising sales within the securities firm, financial advisory and financial institutions on the West Coast. Mr. Yount graduated from Drury College with a B.A. in Business Administration and he holds Series 7, 63 and 24 securities licenses.

                MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS
                AND OPERATING PARTNERSHIP PARTICIPATION INTEREST

GENERAL


     The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable to Hines or affiliates of Hines in connection with our organization, the formation of the Operating Partnership, this offering and our operations.



                                                                          ESTIMATED MAXIMUM
TYPE AND RECIPIENT       DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
------------------       -------------------------------------     --------------------------------
                               ORGANIZATIONAL AND OFFERING STAGE(2)
Selling                Up to 6.0% of gross offering proceeds                $127,600,000
  Commissions -- the   from sales to the public and up to 4.0%
  Dealer Manager       of gross proceeds received from our
                       dividend reinvestment plan; all selling
                       commissions will be reallowed to
                       participating broker-dealers.(3)
Dealer Manager Fee --  Up to 2.2% of gross offering proceeds                $ 44,000,000
  the Dealer Manager   excluding proceeds from our dividend
                       reinvestment plan, a portion of which may
                       be reallowed to selected participating
                       broker-dealers.(4)
Reimbursement of       Reimbursement of actual expenses,                  $ 44,500,000(5)
  Organization and     incurred in connection with our
  Offering             organization and this offering, up to
  Expenses -- the      3.0% of actual offering proceeds.
  Advisor              However, we expect such reimbursement to
                       be approximately 2.0% of gross offering
                       proceeds, or $44,500,000, if we raise the
                       maximum pursuant to this offering.(6)
                                        INVESTMENT STAGE(7)
Acquisition            0.50% of (i) the purchase price of real            $  9,969,061(8)
  Fee -- the Advisor   estate investments acquired directly by
                       us, including any debt attributable to
                       such investments, or (ii) when we make an
                       investment indirectly through another
                       entity, such investment's pro rata share
                       of the gross asset value of real estate
                       investments held by that entity.
Participation          A profits interest in the Operating         Not determinable at this time
  Interest in the      Partnership which increases over time in
  Operating            a manner intended to approximate (i) the
  Partnership -- HALP  value of an additional 0.50% cash
  Associates Limited   acquisition fee as calculated above and
  Partnership          (ii) the automatic reinvestment of such
                       cash back into the Operating
                       Partnership.(9)
                                         OPERATIONAL STAGE
Asset Management       0.0625% per month of the net equity         Not determinable at this time
  Fee -- the Advisor   capital we have invested in real estate
                       investments at the end of each month.
Participation          A profits interest in the Operating         Not determinable at this time
  Interest in the      Partnership which increases over time in
  Operating            a manner intended to approximate (i) the
  Partnership -- HALP  value of a 0.0625% per month cash asset
  Associates Limited   management fee as calculated above and
  Partnership          (ii) the automatic reinvestment of such
                       cash back into the Operating
                       Partnership.(9)

                                                                          ESTIMATED MAXIMUM
TYPE AND RECIPIENT       DESCRIPTION AND METHOD OF COMPUTATION     (BASED ON 220,000,000 SHARES)(1)
------------------       -------------------------------------     --------------------------------
Expense                Reimbursement of actual expenses incurred   Not determinable at this time
  Reimbursements --    in connection with our administration on
  the Advisor          an ongoing basis.(10)
Property Management    The lesser of (i) 2.5% of annual gross      Not determinable at this time
  Fee -- Hines         revenues received from the property, or
                       (ii) the amount of management fees
                       recoverable from tenants under their
                       leases, subject to a minimum of 1.0% of
                       annual gross revenues in the case of
                       single-tenant properties.
Leasing Fee -- Hines   1.5% of gross revenues payable over the     Not determinable at this time
                       term of each executed lease, including
                       any amendment, renewal, extension,
                       expansion or similar event.
Tenant Construction    Amount payable by the tenant under its      Not determinable at this time
  Management Fees --   lease or, if payable by the landlord,
  Hines                direct costs incurred by Hines if the
                       related services are provided by off-site
                       employees.(11)
Re-development         2.5% of total project costs relating to     Not determinable at this time
  Construction         the re-development, plus direct costs
  Management Fees --   incurred by Hines in connection with
  Hines                providing the related services.
Expense                Reimbursement of actual expenses incurred   Not determinable at this time
  Reimbursements --    in connection with the management and
  Hines                operation of our properties.(12)
                                    DISPOSITION AND LIQUIDATION
Disposition Fee        No disposition fee will be paid to the              Not applicable
                       Advisor or its affiliates in connection
                       with disposition of our investments.
Incentive Fee          No incentive fee will be paid to the                Not applicable
                       Advisor or its affiliates in connection
                       with the sale of assets, liquidation or
                       listing of our shares.


---------------


 (1) Assumes we sell the maximum of 200,000,000 shares at $10.00 per share and we issue all of the 20,000,000 shares relating to our dividend reinvestment plan at $9.50 per share pursuant to this offering.



 (2)Expenses we incur during our organizational and offering stage, which includes selling commissions, the dealer manager fee and organization and offering expenses will not exceed 15% of the proceeds raised in this offering.



 (3)The commission may be reduced for volume discounts or waived as further described in the "Plan of Distribution" section of this prospectus; however, for purposes of this table we have not assumed any such discounts.



 (4) The Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the "Plan of Distribution" section of this prospectus.



 (5) In the event that organization and offering expenses reach 3.0% of the maximum offering proceeds, the amount reimbursed would be $65,700,000.



 (6) We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing and other accountable offering-related expenses, other than selling commissions and the dealer manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the

Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor's employees and employees of the Advisor's affiliates in connection with registering and to facilitate the marketing the shares; (ii)
     salaries and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting our educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. Our Advisor will be responsible for the payment of all such organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of aggregate gross offering proceeds.



 (7) Our acquisition fees and acquisition expenses in connection with the purchase of property will not exceed an amount equal to 6.0% of the contract purchase price of the property unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.



 (8) For purposes of this table we have assumed that (i) we will not use debt when making real estate investments other than our initial investment in the Core Fund, and (ii) when we make our initial investment in the Core Fund, (x) the approximate gross asset value of the Core Fund's real estate investments will be equal to the total of the gross purchase price paid by the Core Fund at the time of its acquisition of such investments in August 2003 and February 2004, and (y) our pro rata share of the Core Fund's total equity will be determined as the amount of our investment as a percentage of the Core Fund's cumulative net capital contributions immediately following the Core Fund's most recent property acquisition in February 2004. In the event we raise the maximum $2,190,000,000 pursuant to this offering and all of our real estate investments other than our initial investment in the Core Fund are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,663,715, or approximately 0.90% of gross proceeds.



 (9) Because the Participation Interest is a profits interest, the value of such interest would be realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see "The Operating Partnership -- The Participation Interest" for more details about this interest.



(10) Our operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income. Please see
     "Management -- The Advisor and the Advisory Agreement -- Reimbursements by the Advisor." Please see "Management -- The Advisor and the Advisory Agreement -- Reimbursements by the Advisor."



(11) These fees relate to construction management services for improvements and build-outs to tenant space.



(12) Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines' performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.205 in 2004 and the limitation will be increased on January 1 of each year based on the consumer price index.



     We will pay no fees or compensation to the Core Fund, its general partner or advisor.

                               INITIAL PROPERTIES



FORMATION OF THE CORE FUND



     The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. Hines expects that third-party investors in the Core Fund other than us will be primarily U.S. and foreign institutional or similar investors. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties owned by Sumitomo Life.



     In August 2003, the Core Fund, Sumitomo Life, the NY Trust Institutional Investors and Hines organized NY Trust I, a Maryland real estate investment trust, to acquire three properties from Sumitomo Life and an entity affiliated with Sumitomo Life. Two of these three properties are located in New York City and the remaining property is located in Washington D.C. In August 2003, NY Trust I acquired these properties for an aggregate purchase price of approximately $581,100,000. The cash portion of the purchase price, transaction costs and working capital were funded by a combination of capital contributions from the NY Trust Institutional Investors and Hines affiliates, bridge financing and long-term mortgage debt from committed lenders.



     In January 2004, the Core Fund, Sumitomo Life and the NY Trust Institutional Investors organized NY Trust II, a Maryland real estate investment trust, to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life located in New York City. In February 2004, NY Trust II acquired 600 Lexington Avenue for a purchase price of approximately $91,600,000, of which $25,000,000 was paid to Sumitomo Life and subsequently reinvested back into the Core Fund by Sumitomo Life in exchange for partnership units in the Core Fund. The cash portion of the purchase price, transaction costs and working capital were funded by a combination of capital contributions from Hines affiliates and long-term mortgage debt. Please see "-- Initial Asset Group and Certain Operational Data" for more information about the initial four assets acquired from Sumitomo Life and its affiliate by the Core Fund.



     As of the date of this prospectus, the Core Fund holds 32.33% of the outstanding share capital in each NY Trust, the NY Trust Institutional Investors own 67.15% of the outstanding share capital of each NY Trust, and a Hines related entity owns the remaining 0.52% outstanding share capital of each NY Trust. Hines affiliates funded $45,000,000 of the purchase price for the first three properties and $16,761,531 of the purchase price for the fourth property, of which an aggregate of $60,400,648 was funded through the Core Fund and $1,360,883 through the Hines affiliate that invested directly in the NY Trusts. An affiliate of Hines has agreed to sell to us $35,000,000 of the interest in the Core Fund it holds. While we are unable at this time to determine what our ultimate percentage interest might be as a result of our $35,000,000 investment, if we had invested such amount in the Core Fund as of the date of the prospectus, we would own an ownership interest of approximately 40.98% in that entity. Under the terms of the organizational documents of the Core Fund, Hines and its affiliates are required to maintain, directly and indirectly, not less than 1% of the committed capital of the Core Fund. Under the terms of the organizational agreement of each NY Trust, Hines and its affiliates are required to hold, directly and indirectly, not less than 1% of the combined outstanding share capital of the NY Trusts.



PURPOSE AND STRUCTURE OF THE CORE FUND



  PURPOSE OF THE CORE FUND



     Hines formed the Core Fund as an investment vehicle to acquire "core" office buildings in the United States. Please see "Conflicts of Interest -- Competitive Activities of Hines and its Affiliates -- Description of Certain Other Hines Programs" for a summary of what Hines believes constitutes a "core" office property. Hines expects the Core Fund to target existing office properties located in the United States which Hines believes are desirable long-term "core" holdings.



     Hines affiliates and Sumitomo Life are currently the only partners in the Core Fund. The Core Fund is seeking to raise capital from select U.S. and foreign institutional investors and high net worth individuals. If we acquire an interest in the Core Fund, then following its initial offering period and in the event the Core Fund proposes to raise capital by offering additional partnership units for cash, we have a contractual right to acquire up to 20% of the partnership units sold by the Core Fund in such offering. We are not obligated to make such capital commitments; however, once we contractually commit to make an investment, we will be obligated to contribute capital in accordance with the terms of such commitment. We have no commitment to make any additional investments in the Core Fund. We have no assurance that the Core Fund will succeed in its capital raising and operational objectives, or that our board of directors will approve subsequent investments in the Core Fund. Therefore, we may invest a substantial portion of the proceeds raised in the offering in real estate investments outside of the Core Fund.

  STRUCTURE OF THE CORE FUND



     The current and sole general partner of the Core Fund is Hines US Core Office Capital LLC, an affiliate of Hines. In order to participate in the management and control of the Core Fund, any interest that we acquire in the Core Fund will be in the form of a general partner interest. Please see "Risk Factors -- Investment Risks -- Your investment return will be reduced if we are required to register as an Investment Company under the Investment Company Act." Therefore, if we acquire an interest in the Core Fund as we intend and as described above, we will become the non-managing general partner of the Core Fund, and Hines US Core Office Capital LLC will become the managing general partner.



     The following chart illustrates the current structure of the Core Fund and the NY Trusts (ownership percentages rounded to the nearest hundredth):


                                    (CHART)


     We will acquire an interest in the Core Fund currently held by Hines US Core Office Capital Associates II Limited Partnership. When we acquire this interest it will immediately convert into a non-managing general partner interest.

DESCRIPTION OF THE NON-MANAGING GENERAL PARTNER INTEREST AND CERTAIN PROVISIONS OF THE CORE FUND PARTNERSHIP AGREEMENT



  NON-MANAGING GENERAL PARTNER INTEREST



     The day-to-day operations of the Core Fund are currently conducted by its general partner, Hines U.S. Core Office Capital LLC, an affiliate of Hines which would become the managing general partner when we invest in the Core Fund as we intend, and we become the non-managing general partner. In such event, we would be involved in and/or supervise the management of the Core Fund and the managing general partner would remain solely responsible for the day-to-day operations of the Core Fund. Hines U.S. Core Office Capital LLC has no employees and has entered into an advisory agreement with Hines to conduct the day-to-day operations of the Core Fund. We, as non-managing general partner, would be a general partner for the purposes of the Delaware Revised Uniform Limited Partnership Act, and the Core Fund would require our approval to take the following actions.



     - sell investments to Hines or any affiliate of Hines or acquire investments from Hines or any affiliate of Hines;



     - merge or consolidate the Core Fund with any affiliate of Hines;



     - remove and appoint any property manager or approve renewals, amendments or modifications to any Property Management and Leasing Agreement;



     - remove and appoint any advisor to the Core Fund that is an affiliate of Hines, and approve renewals, amendments or modifications to any advisory agreement between the Core Fund or any operating company of the Core Fund and any advisor that is an affiliate of Hines;



     - declare distributions to partners of the Core Fund in accordance with the Core Fund partnership agreement;



     - make any decisions concerning the sale, transfer or disposition of any investment in any third-party transaction, provided that the value of such investment is greater than 20% of the gross asset value of the Core Fund's assets;



     - approve the merger or consolidation of the Core Fund with an unrelated third-party;



     - make any amendments, revisions or modifications to the investment policies or procedures of the Core Fund;



     - select appraisers;



     - acquire any investment that does not meet the requirements set forth in the agreement of limited partnership of the Core Fund; and



     - incur any indebtedness that is recourse to the Core Fund.



     For all decisions involving transactions with Hines, any action we take as non-managing general partner would need to be approved by a majority of our independent directors in accordance with our conflict of interest procedures. Please see "Conflicts of Interest -- Certain Conflict Resolution Procedures."



  SUMMARY OF CERTAIN PROVISIONS OF THE CORE FUND PARTNERSHIP AGREEMENT



     Set forth below is a summary of the material terms of the Core Fund partnership agreement relating to our investment in the Core Fund. This summary assumes that we have made an investment in the Core Fund and the current general partner has been designated as the managing general partner as described above.



     Management Board



     The managing general partner of the Core Fund is subject to the oversight of a management board initially having seven members. Five members of the management board are designated by the managing general partner and two members are designated by Sumitomo Life. The approval of the management board is required for funding new investments, incurring indebtedness, new offerings of equity interests in the Core Fund, acquisitions and dispositions of investments, annual budgets and certain other major decisions. Decisions of the management board will require the approval of a majority of its members, provided that such majority must include at least one Sumitomo Life appointee to the board for certain decisions, including:



     - the marketing and issuance of limited partnership interests in the Core Fund to investors residing in Japan or East Asia;



     - termination of, or changes in the fees payable under any property services agreement relating to assets acquired from Sumitomo Life; or



     - changes in the role, structure or meetings of the management board in respect of the participation of appointees of Sumitomo Life.



     Members of the management board will not receive any compensation for serving in such capacity. The current members of the management board are as follows:



NAME                                                   POSITION
----                                                   --------
Managing General
Partner designees:
  Gerald D. Hines              Chairman of the Board, Hines
  Jeffrey C. Hines             President, Hines
  C. Hastings Johnson          Executive Vice President and Chief Financial Officer,
                               Hines
  Charles M. Baughn            Executive Vice President, Hines
  James A. Hime                Senior Vice President, Hines and President of the Core
                               Fund
Sumitomo Life
designees:
  Norio Morimoto               President, Sumitomo Life
  Shinichi Kawanishi           Vice President and Treasurer, Sumitomo Life



     Advisory Committee



     The Core Fund has an advisory committee composed of representatives of certain investors in the Core Fund or entities in which the Core Fund has an interest selected from time to time by the managing general partner. Currently, the only member of the advisory committee is a representative of Sumitomo Life. No member of the advisory committee will be an affiliate of Hines. The managing general partner will meet with the advisory committee at least semi-annually to consult on various matters concerning the Core Fund, including financial statements and appraisals, the status of existing investments and such other matters as the managing general partner may determine or any member of the advisory committee may reasonably propose. The advisory committee's approval will not be required for any actions or decisions of the managing general partner, except for:



     - certain matters involving potential affiliated transactions with Hines or its affiliates;



     - the selection of appraisers by the managing general partner; and



     - in-kind distributions of publicly-traded securities.



     Any action by the advisory committee will require the vote of members who account for at least a majority of the aggregate equity interests in the Core Fund held by the investors represented on the advisory committee. Members of the advisory committee will be reimbursed by the Core Fund for their reasonable out-of-pocket expenses but will not receive compensation for serving on the advisory committee.

     Removal of the Managing General Partner



     The managing general partner will be subject to removal without cause at any time after the end of the Core Fund's initial investment period (the period ending February 2, 2007) with the approval of the holders of not less than 75% in interest of limited partners of the Core Fund and of certain designated investors in entities in which the Core Fund has an interest (such limited partners and such other investors, collectively, "Fund Investors"), other than a Fund Investor that is an affiliate of Hines. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by our board of directors. In the event of such removal, all units held by the managing general partner will be redeemed by the issuance of a note from the Core Fund. Any such note will have a term of not more than three years, bear interest at the prime rate and be in a principal amount equal to the aggregate value of such units and participation interests valued at the then-current per unit net asset value.



     The managing general partner will also be subject to removal upon the vote of at least a majority-in-interest of Fund Investors (not affiliated with Hines), including the NY Trust Institutional Investors, at any time on the grounds that it has committed willful malfeasance in the performance of its duties or has committed gross negligence, willful misconduct or fraud that has a material adverse effect on the Core Fund. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by our board of directors.



     Upon any removal of the managing general partner, holders of a majority-in-interest in the Core Fund (not affiliated with Hines) will elect a successor managing general partner. The successor managing general partner will be entitled to appoint members of the management board to replace those appointed by the removed managing general partner.



     We cannot be removed as the non-managing general partner of the Core Fund, except as may be required under applicable law.



     Affiliate Transactions



     In addition to the requirements set forth above regarding approval of certain affiliate transactions by us, and therefore our independent board members, as non-managing general partner, all affiliate transactions will be required to be approved by the Core Fund advisory committee, other than transactions specifically contemplated by the Core Fund partnership agreement or certain agreements entered into in connection therewith, except for transactions which are on terms no less favorable to the Core Fund than those that would be obtained from an unaffiliated third-party.



     Asset Management Fees



     One or more investment advisors to the Core Fund (which will include Hines) will receive an asset management fee. Each limited partner of the Core Fund will be charged for a portion of the asset management fee in an annual amount equal to 1% of the aggregate amount (reduced for capital returned as a result of refinancings or dispositions of assets) of such limited partner's committed capital (during the initial investment period) or funded capital (after the initial investment period). Limited partners committing to invest $50,000,000 or more to the Core Fund will receive a discount on the asset management fee depending on the total amount of their capital commitments. Following the initial investment period, 50% of the asset management fee received by the investment advisors will be reinvested in the Core Fund or received in the form of a profits interest in the Core Fund rather than cash. When we invest in the Core Fund, no asset management fee will be payable in respect to our interest in the Core Fund and we will not bear any portion of the asset management fee paid to investment advisors by the Core Fund. We will, however, pay asset management fees to our Advisor related to our investments in the Core Fund.

     Acquisition Fees



     One or more investment advisors to the Core Fund (which will include Hines) will receive an acquisition fee equal to 1% of the gross value of the aggregate consideration paid by the Core Fund or a subsidiary of the Core Fund for each real property investment made (including any debt attributable to such investments), other than assets acquired from Sumitomo Life. Following the initial investment period, 50% of any acquisition fee received by the investment advisors will be reinvested in the Core Fund or received in the form of a profits interest in the Core Fund rather than cash. When we invest in the Core Fund, no acquisition fee will be payable in respect to our interest in the Core Fund and we will not bear any portion of any acquisition fee paid by the Core Fund. We will, however, pay acquisition fees to our Advisor related to our investments in the Core Fund.



     Distributions



     The Core Fund will distribute cash available for distribution on at least a quarterly basis to the holder of any profits interest and to all partners in respect to their percentage interests. The Core Fund will not make any distributions in kind without the approval of the holders of a majority-in-interest in the Core Fund, except for distributions of publicly-traded securities made with the approval of the advisory committee and us, as non-managing general partner.



     Liquidity and Redemption Rights



     Beginning on the later of (i) the end of the Core Fund's initial investment period, or (ii) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interests in the Core Fund at a price equal to the interest's value based on the net asset value of the Core Fund. The Core Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the Core Fund will not redeem any interests if the managing general partner determines that such redemption would be inconsistent with the best interests of the Core Fund. To exercise a redemption right, a partner must request that the Core Fund redeem a specific number of units at any time within 45 days of the end of any calendar year after the holding period described above. Subject to specified limitations, the managing general partner will be required to use its reasonable best efforts to redeem the units specified on or before the last day of the following calendar year. The Core Fund may use unused capital commitments, proceeds from asset sales or other sources to fund any such redemption. Please see "Risk
Factors -- Business and Real Estate Risks -- We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties," and "-- If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected."



     Liquidation



     After the end of the initial investment period, the holders of a majority-in-interest of Fund Investors (including us, but not including the managing general partner or other partners affiliated with Hines) may vote to liquidate the Core Fund. Upon this event, the Core Fund must be liquidated within two years of such vote.



     Liability and Indemnification



     The general partner, and its affiliates, managers, partners, directors, shareholders, officers, employees, agents and legal representatives will not be liable to the Core Fund or its partners for any act or omission on its part except for any liability arising out of the indemnified party's gross negligence, willful misconduct, fraud, recklessness, bad faith, knowing violation of law or material breach of the Core Fund partnership agreement. All such persons shall be indemnified by the Core Fund to the fullest extent permitted by law for any damages arising in connection with acts or omissions taken by such persons in respect of the affairs of the Core Fund and its subsidiaries. Upon investing in the Core Fund and our admission as a non-managing general partner, we, and our affiliates, advisors, managers, partners, directors, shareholders, officers, employees, agents and legal representatives will receive identical rights with respect to indemnification as those afforded the general partner.



     Investment Policies



     The Core Fund will invest in existing office properties that the managing general partner believes are desirable long-term "core" holdings. The Core Fund will target properties in central business districts and suburban locations, with the expectation that approximately 70% of the Core Fund's invested capital will be invested in central business district properties. Investments may include mixed-use properties so long as at least 70% of the projected net operating income of the particular investment is attributable to office components. The Core Fund will not invest in raw land, except where it is incidental to the acquisition of an existing developed office property or acquired as part of a portfolio of existing office properties; provided that raw land may not be acquired if raw land would represent more than 2% of the aggregate portfolio value at the time of such acquisition. In addition, the Core Fund will not acquire any property or asset that has a material hotel or lodging component. The Core Fund may, however, acquire raw land or lodging assets that would otherwise be prohibited, as part of a transaction involving existing office properties, if the Core Fund has a reasonable plan for the disposition of the prohibited assets within 12 months of the acquisition. After the initial investment period, the invested capital in any single investment of the Core Fund will not exceed 25% of the Core Fund's aggregate committed capital; provided that such percentage limit may be exceeded (but to no more than 50%) for an investment if the managing general partner expects to reduce such percentage to 25% or less within nine months.



     The Core Fund may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (i) 65% debt-to-value limitation for each property; and (ii) 50% aggregate debt-to-value limitation for all Core Fund assets. However, the Core Fund may exceed the 50% aggregate limitation in
(ii) above to finance acquisitions as long as a reasonable determination is made that such excess debt will be repaid within one year of its incurrence. The NY Trusts have a further limitation of 55% debt-to-value ratio at the time any such indebtedness is incurred. In addition, the Core Fund may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, so long as no assets of the Core Fund are pledged to secure such indebtedness.



RIGHTS OF THE NY TRUST INSTITUTIONAL INVESTORS AND THE NY TRUST INSTITUTIONAL INVESTOR ADVISOR



     The NY Trust Institutional Investors currently hold a 67.15% interest in each of the NY Trusts. The NY Trusts are required to redeem all of the NY Trust Institutional Investors' interests in the NY Trusts on or before August 19, 2013, unless the NY Trust Institutional Investors elect to extend this date. In addition, the NY Trust Institutional Investor Advisor is entitled to certain co-investment rights for properties invested in by the Core Fund.



  CO-INVESTMENT RIGHTS



     The NY Trust Institutional Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested by the Core Fund in such investment. In order to exercise the 20% co-investment right, such advised funds must acquire at least 20% of the prospective investment, or such lesser amount as may be offered as discussed below. If the aggregate interest held by such advised funds in Core Fund investments exceeds 20% at the time the Core Fund identifies a prospective investment and at the time the Core Fund actually closes on the investment (excluding any interest held by the NY Trust Institutional Investors in the initial four properties and any investment acquired pursuant to the third-party co-investment right), then the Core Fund may offer the NY Trust Institutional Investor Advisor less than 20% of a prospective investment so long as the offered interest, when combined with all other interest held by funds advised by the NY Trust Institutional Investor Advisor, would equal at least 20% (excluding any interest held by the NY Trust

Institutional Investors in the initial four properties and any investment acquired pursuant to the third-party co-investment right).



     The NY Trust Institutional Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, NY Trust Institutional Investor Advisor must invest at least 50% of the capital to be invested from sources other than the Core Fund.



     The NY Trust Institutional Investor Advisor is not entitled to co-investment rights in the following instances:



     - the NY Trust Institutional Investor Advisor has no co-investment rights with respect to additional capital raised by the Core Fund in relation to the initial four properties; or



     - if the owner of an investment desires to contribute the investment to the Core Fund and receive interests in the Core Fund or a subsidiary of the Core Fund on a tax-deferred basis, the NY Trust Institutional Investor Advisor has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.



  REDEMPTION RIGHT



     For each asset in which the NY Trust Institutional Investors or other funds advised by the NY Trust Institutional Investor Advisor acquire interests pursuant to the NY Trust Institutional Investor Advisor's co-investment rights, the Core Fund is required to establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the Core Fund will redeem or acquire such NY Trust Institutional Investors' interest in the asset at net asset value, unless the NY Trust Institutional Investor Advisor elects to extend this period. The NY Trust Institutional Investor Advisor may extend the liquidation period for any investment to a later three year period by giving notice to the applicable investment vehicle not less than one year prior to the start of the liquidation period.



  FORCED SALE RIGHT



     The NY Trusts and any co-investment entity through which funds advised by the NY Trust Institutional Investor Advisor co-invest in any Core Fund investment are required to consult with the NY Trust Institutional Investor Advisor prior to taking certain specified major decisions. If the NY Trust Institutional Investor Advisor is not satisfied with any such major decision made by the NY Trusts or such co-investment entity (other than a decision by the NY Trusts or such co-investment entity to sell an investment), the NY Trust Institutional Investor Advisor has the right to require the NY Trusts or such entity to sell the investment or investments which are affected by the major decision (provided, that if all assets owned by any such entity are so affected, the Core Fund can elect to redeem the entire interest of all NY Trust Institutional Investors in such entity). In the event of such a forced sale or redemption, each fund advised by the Trust Institutional Investor Advisor having an interest in the affected asset would be entitled to receive an amount equal to the amount that would have been distributed to such investor had such asset been sold and the proceeds distributed to all persons having an interest in such asset as of the date the NY Trust Institutional Investor Advisor initiated the forced sale or redemption requirement. Pending such sale or redemption, each such advised fund would be entitled to receive, in preference to any distributions to other investors having an interest in such asset and in lieu of any amounts otherwise distributable to such advised fund in respect of such asset, distributions which accrue at a specified rate on the forced sale payment amount described in the preceding sentence; with such rate of accrual increasing to a higher, default rate if the asset is not sold (or such advised fund's interests therein redeemed) within a specified period of time. Please see "Risk Factors -- Business and Real Estate Risks -- If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption and forced sale requirements, our investment in the Core Fund may be materially adversely affected."

     Major decisions with respect to the NY Trusts or any other co-investment entity include the following:



     - the sale of any investment (or the decision not to accept a bona fide purchase offer made by a third-party with respect to an investment) by such entity;



     - the financing or refinancing of any indebtedness of such co-investment entity or any of its subsidiaries, or which is secured by an asset owned by such entity or any of its subsidiaries;



     - any agreement to perform or consent to material alterations (other than tenant improvement work) to any building owned by such entity;



     - any call for or acceptance of capital contributions other than capital contributions explicitly approved by the NY Trust Institutional Investor Advisor in connection with the formation of such entity;



     - any issuance of additional securities of such entity or of any of its subsidiaries, other than in connection with capital contributions approved by the NY Trust Institutional Investor Advisor;



     - the entrance into a new lease, or material modification, extension, renewal or termination of an existing lease, in each case affecting in excess of 15% of the net rentable area of the building in which the space is leased or to be leased by that tenant;



     - the termination or entrance into any property management agreement or agreement to material modifications to any property management agreement other than as may be explicitly approved by the NY Trust Institutional Investor Advisor or as may be entered into in connection with the formation of such entity;



     - the entrance into or the agreement to material modifications of any agreement with Hines, the Core Fund or any of their respective affiliates other than as may be explicitly approved by the NY Trust Institutional Investor Advisor in connection with the formation of such entity;



     - the taking, or election not to take, any other action that, in the opinion of management of such entity, is reasonably likely to have an impact on the value of any investment owned by such entity in excess of five percent of the fair market value of the investment; provided, however, that the NY Trust Institutional Investor Advisor has the right to dispute management's assessment of the impact of the action by delivering written notice to such entity within thirty days following the decision to take or not take the applicable action. If the parties acting in good faith do not reach agreement as to the extent of the impact within thirty days following the NY Trust Institutional Investor Advisor's notice, the amount of such impact will be determined by an independent third-party selected by the NY Trust Institutional Investor Advisor; and



     - any decision by such entity not to pursue lease negotiations with a particular tenant, but only if a building in which such entity has an interest could accommodate that tenant.



GOVERNANCE OF THE NY TRUSTS



     The board of trustees of each NY Trust is currently comprised of nine members. Pursuant to a shareholder agreement entered into with respect to each NY Trust, so long as certain control conditions are met by affiliates of Hines, then the Core Fund is entitled to designate a majority of the board of trustees of each NY Trust who shall be employees or agents of Hines. In addition, for so long as the Core Fund is obligated to designate Sumitomo Life employees or agents to the boards of trustees of the NY Trusts pursuant to the Core Fund partnership agreement, the Core Fund will be entitled to designate two employees or agents of Sumitomo Life as members of the board of trustees of each trust. If at any time Hines does not meet the prescribed control conditions, then the Core Fund will not be entitled to designate a majority of the board of trustees, but will continue to be entitled to designate two Sumitomo Life employees or agents to the applicable board of trustees. In addition, if the Core Fund beneficially owns 20% or more of the outstanding shares of either of the NY Trusts, then the Core Fund will be entitled to designate one member for election to the boards of trustees of the NY Trust(s) with respect to which such shares are owned.



     The board of trustees of each applicable NY Trust, without the consent of its shareholders, may take certain actions, including, but not limited to, the following:



     - managing, holding, selling, transferring and disposing of the properties owned by such NY Trust; and



     - entering into, executing, maintaining and/or terminating contracts, undertakings, agreements and any and all other documents and instruments in the name of such NY Trust.



     As long as the NY Trust Institutional Investors hold shares of a NY Trust, such NY Trust cannot sell or otherwise dispose of any of its properties to Hines, any affiliate of Hines, the Core Fund or any affiliate of the Core Fund without the consent of the NY Trust Institutional Investors, unless the sale or disposition is being made to fund the redemption of shares held by the NY Trust Institutional Investors.



INITIAL ASSET GROUP AND CERTAIN OPERATIONAL DATA



     Set forth below is a summary of the four office properties currently owned by the NY Trusts. We believe that all four properties are suitable and adequate for their intended purpose and are adequately covered by insurance. Hines manages each of these properties pursuant to substantially identical property management agreements with each of the NY Trusts. The property management agreements for these four properties contain substantially the same economic terms as our form of Property Management and Leasing Agreement, however, the property management fees for assets located in New York City are 1.5% of annual gross reserves received from the property. Please see "Management -- The Property Manager and the Property Management and Leasing Agreement" for a summary of the terms contained in our form of Property Management and Leasing Agreement. The cost of each of the properties (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.



  425 LEXINGTON AVENUE



     425 Lexington Avenue is located in midtown Manhattan, directly across the street from the Grand Central Station Terminal. The building was completed in 1987 and has 31 floors with a rentable area of 675,678 square feet. The building was purchased by a wholly-owned subsidiary of NY Trust I from Sumitomo Life in August 2003 for a purchase price, including transaction and working capital costs, of approximately $358,600,000. NY Trust I is required to make an additional payment of up to approximately $9,000,000 to Sumitomo Life provided that various conditions are met under circumstances in which a tenant agrees to expand its current lease into another tenant's space prior to October 2008 which results in a higher rent for the applicable space.



     Approximately 98% of the property is leased to two tenants. Simpson, Thacher & Bartlett, a law firm based in New York City, leases 389,756 square feet or approximately 58% of the rentable area of the building. This lease is a long-term lease expiring in October 2018, with two five-year renewal rights. Simpson Thacher is a large, international law firm with approximately 700 attorneys worldwide. The firm has U.S. offices in Los Angeles and Palo Alto in addition to its main office located in this building, as well as offices in London, Hong Kong and Tokyo.



     The Canadian Imperial Bank of Commerce, or CIBC, leases 271,315 square feet in 425 Lexington Avenue, or approximately 40% of the rentable area of the building. This lease expires in October 2008 and does not provide for any renewal rights. CIBC is a diversified financial institution that provides investment and corporate banking services, other financial advisory services, financial services and lending, credit cards, mortgages, deposit, insurance and investment products to retail and small business customers. CIBC's stock is traded over the New York Stock Exchange under the symbol BCM.

     The balance of the building is occupied by approximately 11 tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 425 Lexington Avenue for the past five years:



                                                         WEIGHTED      AVERAGE EFFECTIVE
                                                          AVERAGE    ANNUAL GROSS RENT PER
                                                         OCCUPANCY     LEASED SQ. FT.(1)
                                                         ---------   ---------------------
1998...................................................    99.9%            $57.12
1999...................................................   100.0%            $56.31
2000...................................................   100.0%            $57.41
2001...................................................   100.0%            $58.69
2002...................................................   100.0%            $59.50



     (1)Average effective annual gross rent per leased square foot for each year is calculated by dividing such year's total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.



     Over the next few years, NY Trust I currently intends to spend up to approximately $1,500,000 for various capital improvements to the building. In addition, NY Trust I may incur up to $2,000,000 related to a requirement under the lease agreement with Simpson, Thacher & Bartlett to undertake future base building upgrades. The ultimate timing and amount to be expended under this requirement is currently uncertain. In all cases, such expenditures are expected to be funded from property-level operating cash flow.



     425 Lexington Avenue is located in the midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its proximity to the public transportation of Grand Central Station and views of the East River and several skyline landmarks.



 499 PARK AVENUE



     499 Park Avenue is located in midtown Manhattan, near Central Park. The building was completed in 1981 and has 28 floors with a rentable area of 292,966 square feet. The building was purchased by a wholly-owned subsidiary of NY Trust I from Sumitomo Life in August 2003 for a purchase price, including transaction and working capital costs, of approximately $153,100,000.



     Approximately 50% of this building is currently leased to Bloomberg L.P. Bloomberg L.P. leases a total of 145,463 square feet under two leases. One lease, for 81,959 square feet, expires in March 2006. The second lease, for 63,504 square feet, expires in February 2015 and does not provide for any renewal rights. Bloomberg may terminate this second lease as to one or more contiguous floors effective as of September or October 2010, depending on the floor, by delivering notice no later than September or October 2007, depending on the floor. Any such termination notice must be accompanied by a termination payment of approximately $5,000,000, subject to a proportional reduction if less than the entire rentable area subject to the lease is terminated. Bloomberg provides the global business community and media with news, data and analysis, and has television, radio, publishing and Internet operations worldwide.



     Dreier LLP leases 33,250 square feet of 499 Park Avenue, or approximately 11% of the rentable area of the building. This lease expires in May 2011 and does not provide for any renewal rights. Dreier LLP engages in several lines of business including consulting and the provision of attorney placement, litigation support and court proceeding services.

     The balance of this building is occupied by approximately 12 tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 499 Park for the past five years:



                                                                          AVERAGE EFFECTIVE
                                                              WEIGHTED      ANNUAL GROSS
                                                               AVERAGE     RENT PER LEASED
                                                              OCCUPANCY      SQ. FT.(1)
                                                              ---------   -----------------
1998........................................................    99.5%          $60.55
1999........................................................   100.0%          $63.05
2000........................................................   100.0%          $66.18
2001........................................................    97.0%          $79.59
2002........................................................    92.3%          $90.95



     (1) Average effective annual gross rent per leased square foot for each year is calculated by dividing such year's total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.



     Over the next few years, NY Trust I currently intends to spend up to approximately $4,000,000 for various capital improvements at 499 Park Avenue, including approximately $200,000 to complete a $1,000,000 elevator modernization project started by the previous owner and up to $2,500,000 related to the restoration of certain tenant space should the related tenant move out at lease expiration in 2006. Such expenditures are expected to be funded from property-level operating cash flow.



     499 Park is located in the midtown Manhattan submarket of the highly competitive New York office market. We believe this building offers several competitive advantages, including its location in the plaza district and views of Central Park.



  1200 19TH STREET



     1200 19th Street is an office building located in the Golden Triangle in Washington D.C.'s central business district. This building has eight floors and 236,586 square feet of rentable area. The building was built in 1964 and renovated in 1987. The building was purchased by a wholly-owned subsidiary of NY Trust I in August 2003 for a purchase price, including transaction and working capital costs, of approximately $69,400,000.



     Approximately 88% of this building is leased to two law firms. Piper Rudnick LLP leases approximately 164,997 square feet or approximately 70% of the rentable area of the building. Piper Rudnick is a national law firm of approximately 950 attorneys worldwide. The firm has offices, in addition to its main office located in 1200 19th Street, in Baltimore, Boston, Chicago, Dallas, Easton (Maryland), Edison (New Jersey), Las Vegas, Los Angeles, New York, Philadelphia, Reston (Virginia), San Francisco and Tampa. This lease expires in September 2007 and, subject to certain conditions, may be renewed for either two five-year options or one 10-year option provided the tenant gives notice 18 to 20 months prior to the expiration date of the lease.



     Kelley Drye & Warren LLP leases approximately 43,711 square feet, or approximately 18% of the rentable area of the building. Kelley Drye is an international law firm with approximately 325 attorneys worldwide. The firm is based in New York City, with offices in Chicago, Stamford (Connecticut), Parsippany (New Jersey), Tyson's Corner (Virginia), Brussels and the Far East. This lease expires in September 2007, but may be renewed for a single five-year term provided the tenant gives notice 12 to 15 months prior to the expiration date of the lease.

     The balance of the building is occupied by approximately six tenants. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 1200 19th Street for the past five years:



                                                         WEIGHTED      AVERAGE EFFECTIVE
                                                          AVERAGE    ANNUAL GROSS RENT PER
                                                         OCCUPANCY     LEASED SQ. FT.(1)
                                                         ---------   ---------------------
1998...................................................    99.6%            $37.35
1999...................................................    99.5%            $39.95
2000...................................................    99.5%            $38.00
2001...................................................    99.7%            $39.81
2002...................................................    99.5%            $40.85



     (1) Average effective annual gross rent per leased square foot for each year is calculated by dividing such year's total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.



     Over the next few years, NY Trust I currently intends to spend up to approximately $3,000,000 for various capital improvements at 1200 19th Street. Such expenditures are expected to be funded from property-level operating cash flow.



     1200 19th Street is located in the highly competitive Golden Triangle submarket of Washington, D.C.'s Central Business District. We believe this building offers several competitive advantages, including access to three metro stations within walking distance and convenient access for commuters from northwest Washington and northern Virginia.



  600 LEXINGTON AVENUE



     600 Lexington Avenue is located in central midtown, Manhattan at the corner of 52nd street and Lexington Avenue, within walking distance of Grand Central Station Terminal. The building was built in 1985 and has 35 floors with a total leasable area of 285,875 square feet. The building was purchased by a wholly-owned subsidiary of NY Trust II from Sumitomo Life in February 2004 for a purchase price, including transaction and working capital costs, of approximately $91,600,000. No tenant currently occupies more than 10% of the leasable area of the building.



     The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rental per square foot leased, for 600 Lexington Avenue for the past five years:



                                                         WEIGHTED      AVERAGE EFFECTIVE
                                                          AVERAGE    ANNUAL GROSS RENT PER
                                                         OCCUPANCY     LEASED SQ. FT.(1)
                                                         ---------   ---------------------
1998...................................................     87.3%           $38.35
1999...................................................     87.9%           $45.36
2000...................................................     89.0%           $41.70
2001...................................................     92.5%           $42.45
2002...................................................     85.5%           $48.64



     (1) Average effective annual gross rent per leased square foot for each year is calculated by dividing such year's total rent revenue (including operating expense recoveries), determined in accordance with Generally Accepted Accounting Principles, by the weighted average square footage under lease during such year.



     Over the next few years, NY Trust II currently plans to spend up to approximately $3,000,000 for various capital improvements at 600 Lexington Avenue, including approximately $1,300,000 related to potential elevator modernization and $750,000 for possible renovations to the lobby. Such expenditures are expected to be funded from property-level operating cash flow.



  DESCRIPTION OF DEBT ON 425 LEXINGTON AVENUE, 499 PARK AVENUE AND 1200 19TH STREET



     Wholly-owned subsidiaries of NY Trust I entered into a loan agreement and a mezzanine loan agreement for the purpose of financing the acquisition of the initial three properties.



     Mortgage Loan Agreement



     In connection with the acquisition of the initial three properties, certain wholly-owned subsidiaries of NY Trust I entered into a loan agreement in the principal amount of $316,405,000 in favor of Bank of America, N.A. and Connecticut General Life Insurance Company as lenders.



     The loan agreement obligations are secured by mortgages on these three properties, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. No prepayment of the loan agreement is allowed prior to September 1, 2005. After September 1, 2005, and provided that the mezzanine loan has been paid in full, prepayment of the entire principal balance of the loan is permitted with payment of a premium. In the event the lenders elect to apply casualty or condemnation proceeds to the debt rather than make such proceeds available for restoration of the properties, the portion of the loan remaining outstanding after such application may be prepaid with a premium.



     The loan bears interest at a fixed rate per annum equal to the note rate. The notes held by Bank of America, N.A. in an aggregate principal amount of $264,600,000 bear interest at a rate of 4.7752% per annum and the note held by Connecticut General Life Insurance Company in an aggregate principal amount of $51,805,000 bears interest at a rate of 4.9754% per annum.



     In addition, the loan agreement contains various covenants, which, among other things, limit the ability of the borrowers to:



     - incur indebtedness;



     - grant certain liens;



     - merge into or consolidate with another person or entity;



     - sell all or substantially all of its assets;



     - make additional acquisitions;



     - make certain investments;



     - make loans or advances;



     - assume or guaranty the debts of another person or entity;



     - enter into certain leases;



     - engage in transactions with affiliates; or



     - engage in other types of business.



     So long as the loan is outstanding, the borrowers may not enter into any lease for 20% or more of the leasable space (when aggregated with all other leases to the applicable tenant) in any property, each a major lease, without the prior written consent of the lenders. The loan agreement allows the borrowers to enter into leases that are not major leases provided that the lease:



     - provides for rental rates and terms comparable to existing local market rates and terms;



     - is an arm's-length transaction with a bona fide, independent third-party tenant;



     - does not have a materially adverse effect on the use of the applicable property taken as a whole;

     - is subject and subordinate to any mortgage;



     - does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the applicable property;



     - has a base term of less than 25 years, including options to renew;



     - has no rent credits, free rents or concessions (other than those consistent with existing local market terms); and



     - is written on the standard form of lease approved by the lenders with commercially reasonable changes.



     The loan agreement requires monthly interest payments and all outstanding principal and unpaid interest must be paid by September 1, 2013. The agreement contains customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to the properties and bankruptcy-related defaults.



     Mezzanine Loan Agreement



     In connection with the acquisition of the initial three properties, a wholly-owned subsidiary of NY Trust I entered into a mezzanine loan agreement in the principal amount of $85,000,000 in favor of Bank of America, N.A. and Connecticut General Life Insurance Company as lenders.



     The mezzanine loan agreement obligations are secured by the borrower's direct and indirect membership interests in the entities owning the actual real estate. Prepayment of the mezzanine loan is permitted in whole or, so long as the outstanding principal balance of the mezzanine loan is at least $40,000,000, in part, provided, that the amount of the prepayment is at least $500,000. On February 2, 2004, using certain additional capital contributions from the NY Trust Institutional Investors and certain reserve funds of the borrower, a prepayment in the amount of $40,211,531 was made on the mezzanine loan. As of February 2, 2004, the outstanding principal balance of the mezzanine loan was $42,288,469. Pursuant to an agreement among the NY Trust Institutional Advisor and the NY Trust Institutional Investors, Hines, the Core Fund and the Hines-affiliated investor in the NY Trusts, the remaining balance of the mezzanine loan is required to be repaid as soon as the Core Fund has raised sufficient third party equity to fund such repayment or, if sufficient third party equity is not so raised, no later than December 31, 2004 using capital contributed by Hines.



     The outstanding principal amount of the mezzanine loan bears interest at LIBOR plus an applicable margin. The applicable margin ranges from 3.75% to 6.25% (currently 3.75%) and increases every six months, based on a fixed schedule.



     The mezzanine loan agreement contains covenants which are parallel to the covenants contained in the mortgage loan agreement.



     All outstanding principal and unpaid interest on this loan must be paid by September 7, 2004. If certain conditions are met, the borrower has the option to extend the maturity date for two successive terms of one year each. The loan agreement contains customary events of default, including, without limitation, payment defaults, cross-defaults to other certain agreements with respect to the properties and bankruptcy-related defaults.



  DESCRIPTION OF DEBT ON 600 LEXINGTON AVENUE



     A wholly owned subsidiary of NY Trust II entered into a mortgage loan transaction for the purpose of financing the acquisition of 600 Lexington Avenue.



     Consolidated Note and Mortgage



     In connection with the acquisition of 600 Lexington Avenue, a wholly-owned subsidiary of NY Trust II entered into a consolidated note in the principal amount of $49,850,000 in favor of Connecticut General

Life Insurance Company as lender. The consolidated note has a term of ten years, bears interest at a fixed rate of 5.74% per annum, and requires monthly installments of interest only throughout the stated ten year term.



     The consolidated note is secured by a consolidated mortgage on 600 Lexington Avenue, the leases on 600 Lexington Avenue, a security interest in personal property in 600 Lexington Avenue and an assignment of the 600 Lexington Avenue property management agreement. No prepayment of the loan is allowed prior to March 1, 2006. After March 1, 2006 prepayment of the entire principal balance of the loan is permitted with payment of a premium.



     So long as the loan is outstanding, the borrower may not enter into any lease with any tenant covering 10% or more of the gross rentable space in 600 Lexington Avenue, each a primary lease, without the prior written consent of the lender. The consolidated mortgage allows the borrower to enter into leases that are not primary leases provided that the lease:



     - is written on the standard form of lease approved by the lender with no material changes, except for certain pre-approved modifications;



     - has a term of not less than one year and not more than 20 years, including any renewal or extension options;



     - provides for an effective rent over the lease term substantially consistent with market effective rental rates of comparable space in competitive properties, and which does not provide for a decline in the rental rate over the lease term, including any extension (except for any readjustment in the rental rate to not less than 90% of the then market rent upon extension);



     - does not grant the lessee any purchase option or right of first refusal to purchase 600 Lexington Avenue;



     - does not grant the lessee any ownership interest (or any incentive equivalent to an ownership interest) in 600 Lexington Avenue;



     - does not contain terms that would cause a material impairment of the lender's security;



     - does not provide for the payment for tenant improvement work or leasing commissions at any time other than at the commencement of the lease or the commencement of a renewal, expansion or extension of the lease, unless the payments are made as the work progresses in accordance with construction draw-type procedures identified in the standard form lease, and does not provide for the payment of leasing commissions at any time later than when the tenant improvements are completed, the lessee is occupying the leased space and has commencement payment of rent under the lease (or under the renewal, expansion or extension thereof, as applicable); and



     - is an arm's-length transaction and the lessee is not the borrower, an affiliate of the borrower or a creditor of the borrower.



     All outstanding principal and unpaid interest must be paid by March 1, 2014. The consolidated note and mortgage contain customary events of default, including, without limitation, payment defaults, cross-defaults to certain other agreements with respect to 600 Lexington Avenue and bankruptcy-related defaults.

  LEASE EXPIRATIONS FOR THE NY TRUSTS' PROPERTIES



     The following table lists, on an aggregate basis, all of the scheduled lease expirations of the four properties owned by the NY Trusts over the next 10 years. The table shows the approximate leasable square feet and rental income represented by the applicable lease expirations.



                                        GROSS LEASABLE AREA              ANNUAL RENTAL INCOME
                                   ------------------------------   -------------------------------
                       NUMBER OF   APPROXIMATE   PERCENT OF TOTAL   APPROXIMATE    PERCENT TO TOTAL
YEAR                    LEASES     SQUARE FEET       LEASABLE       AMOUNT($)(1)   RENTAL INCOME(2)
----                   ---------   -----------   ----------------   ------------   ----------------
2004.................      6         103,544           6.97%        $ 2,940,772          3.2%
2005.................      4          22,831           1.54%        $ 1,506,810          1.7%
2006.................      8          44,122           2.97%        $ 2,632,577          2.7%
2007.................      9         278,657          18.75%        $12,153,908         12.2%
2008.................      5         296,950          19.98%        $18,633,006         19.7%
2009.................      1           8,274           0.56%        $   564,388          0.6%
2010.................     10         113,155           7.61%        $ 8,265,915          7.8%
2011.................      6          66,225           4.46%        $ 5,898,502          5.7%
2012.................      7          59,001           3.97%        $ 4,880,479          4.6%
2013.................      3          16,124           1.09%        $ 2,213,185          2.0%



     (1) Based on each lease's contractual gross rental revenue for the calendar year prior to the year in which such lease expires.



     (2) Represents the percentage of gross annual rentals attributable to leases expiring each year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table shows the number and percentage of our outstanding common shares that were owned as of February 28, 2004 by:


     - persons known to us to beneficially own more than 5% of our common shares;

     - each director and executive officer; and

     - all directors and executive officers as a group.

                                                                    COMMON SHARES
                                                                BENEFICIALLY OWNED(1)
                                                            -----------------------------
                                                              NUMBER OF     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL HOLDER(2)                    COMMON SHARES       CLASS
----------------------------------------                    -------------   -------------
Hines REIT Investor, L.P. ................................      1,000            100%
Jeffrey C. Hines(3).......................................      1,000            100%
C. Hastings Johnson.......................................         --             --
Charles M. Baughn.........................................         --             --
Charles N. Hazen..........................................         --             --
Sherri W. Schugart........................................         --             --
Frank R. Apollo...........................................         --             --
All directors and executive officers as a group (6
  persons)................................................      1,000            100%

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such securities.

(2) The address of each person listed is c/o Hines Advisors Limited Partnership, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.


(3) Includes 1,000 common shares owned directly by Hines REIT Investor, L.P. Jeffrey C. Hines ultimately controls Hines REIT Investor, L.P. and may be deemed to be the beneficial owner of the common shares owned by Hines REIT Investor, L.P.

                           PRIOR PERFORMANCE SUMMARY


     The information presented in this section represents the historical experience of real estate programs managed by Hines and its affiliates. The following summary is qualified in its entirety by reference to the prior performance tables, which may be found in Appendix A of this prospectus. Investors who purchase common shares in Hines REIT will not thereby acquire any ownership interest in any of the entities to which the following information relates.



     Hines' previous programs and investments were conducted through privately-held entities not subject to either the up front commissions, fees and expenses associated with this offering or all of the laws and regulations Hines REIT will be subject to. In addition, Hines REIT is Hines' first publicly-offered investment program and Hines has never operated a REIT before. Because of these facts, investors in Hines REIT should not assume that the prior performance of Hines will be indicative of Hines REIT's future performance. Please see "Risk Factors -- Business and Real Estate Risks -- Our investment objectives are different in some respects from those of prior programs sponsored by Hines and therefore the past performance of Hines may not be indicative of our future results."


PRIOR INVESTMENT PROGRAMS


     Hines has employed a range of investment strategies to pursue property acquisition and development opportunities in the United States and internationally. During the 10 years ended December 31, 2002, Hines sponsored 45 privately-offered programs in which Hines co-invested with various institutional and other third-party investors (collectively the "Prior Programs"), including 10 private investment funds and 35 private single-project real estate investment vehicles.


     The prior performance tables included in the back of this prospectus set forth information as of the dates indicated regarding certain of these Hines Prior Programs as to: (i) experience in raising and investing funds (Table I);
(ii) compensation to sponsor (Table II); (iii) annual operating results of prior programs (Table III); (iv) results of completed prior programs (Table IV); and
(v) sales or disposals of properties (Table V).

SUMMARY INFORMATION

  CAPITAL RAISING

     The total amount of funds raised from investors in the Prior Programs during the 10 years ended December 31, 2002 was approximately $6.2 billion, and the total number of third-party investors was approximately 132. Please see "Appendix A -- Prior Performance Table I" and "Appendix A -- Prior Performance Table II" for more detailed information about Hines' experience in raising and investing funds for programs during the three year period ended December 31, 2002 and the compensation paid to Hines as the sponsor of these programs.

  INVESTMENTS

     During the 10 years ended December 31, 2002, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $9.7 billion. The following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2002:

TYPE OF PROPERTY                                   NEW   EXISTING   CONSTRUCTION   TOTAL
----------------                                   ---   --------   ------------   ------
Office...........................................  0%     49.1%        37.6%        86.7%
Retail...........................................  0%      0.3%         1.5%         1.8%
Hotel/Resort.....................................  0%      0.3%         3.8%         4.1%
Residential......................................  0%      0.3%         4.7%         5.0%
Industrial, Parking Garage & Land................  0%      0.0%         2.4%         2.4%
                                                   --     -----        -----       ------
All Types........................................  0%     50.0%        50.0%       100.0%
                                                   ==     =====        =====       ======

     During the 10 years ended December 31, 2002, approximately 135 properties were acquired or developed by the Prior Programs. Of these properties, approximately 109 properties or 81% in terms of number and approximately $7.5 billion or 77% in terms of cost were located in the United States, and approximately 26 properties or 19% in terms of number and approximately $2.2 billion or 23% in terms of cost were located outside of the United States. Please see "Risk Factors -- Business and Real Estate Risks -- Your investment may be subject to additional risks if we make international investments." Of the non-U.S. acquisition and development activity, approximately 67% (in terms of cost) occurred in Western Europe, while the remaining approximately 33% took place in certain emerging market economies. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2002.

                                                                PROPERTIES ACQUIRED
                                                                   OR DEVELOPED
                                                              -----------------------
LOCATION                                                      NUMBER        COST
--------                                                      ------   --------------
United States:
  East Region...............................................    20     $1,546,776,351
  New York, NY; Washington, DC; White Plains, NY; Bethesda,
  MD; Cambridge, MA; Milford, CT; Greenwich, CT; Norwalk,
  CT; Jersey City, NJ; Bridgewater, NJ; Parsippany, NJ;
  Falls Church, VA; Ballston, VA
  Southwest Region..........................................    12        917,646,662
  Houston, TX; Dallas, TX; Phoenix, AZ; Plano, TX; Irving,
  TX
  Midwest Region............................................    26      2,124,561,883
  Chicago, IL, Naperville, IL; Itasca, IL; Schaumberg, IL;
  Oak Brook, IL; Minneapolis, MN; Indianapolis, IN; Denver,
  CO; Whitefish, MT; Detroit, MI; Cincinnati, OH; Lombard,
  IL; Bloomington, IL; Aspen, CO
  West Region...............................................    32      2,133,333,482
  San Francisco, CA; Los Angeles, CA; Santa Monica, CA;
  Burbank, CA; Redwood City, CA; Pleasanton, CA; Manhattan
  Beach, CA; Seattle, WA; Bellevue, WA; Redmond, WA; El
  Segundo, CA; Sacramento, CA
  Southeast Region..........................................    19        799,734,052
  Charlotte, NC; Atlanta, GA; Miami, FL; Jacksonville, FL;
  Coral Gables, FL; Nashville, TN
                                                               ---     --------------
TOTAL UNITED STATES.........................................   109     $7,522,052,430
                                                               ---     --------------

                                                                PROPERTIES ACQUIRED
                                                                   OR DEVELOPED
                                                              -----------------------
LOCATION                                                      NUMBER        COST
--------                                                      ------   --------------
International:
  Western Europe............................................    10     $1,492,642,084
  London; Paris; Berlin; Munich; Milan; Barcelona; Madrid
  Emerging Market Economies.................................    16        723,254,262
  Moscow; Warsaw; Beijing; Sao Paulo; Rio de Janeiro; Mexico
  City; Guadalajara; Querataro; Buenos Aires; Prague
                                                               ---     --------------
TOTAL INTERNATIONAL.........................................    26     $2,215,896,346
                                                               ---     --------------
TOTAL ALL LOCATIONS.........................................   135     $9,737,948,776
                                                               ===     ==============

     Thirty-eight properties were acquired or developed by Hines' real estate programs during the three-year period ended December 31, 2002. The aggregate acquisition and development cost of these properties totaled approximately $3.3 billion as of December 31, 2002. Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors' commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity, including debt financing secured by investors' commitments to make equity investments. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

     A more detailed description of these acquisitions and developments by Hines' prior programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement of which this prospectus is a part, but is not included in this prospectus. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see "Where You Can Find More Information."

  SALES

     Approximately 50 properties were sold by the Prior Programs during the 10 years ended December 31, 2002. The aggregate sales price of such properties was approximately $2.5 billion and the aggregate original acquisition and development cost was approximately $2.2 billion.

     Please see "Appendix A -- Prior Performance Table III" for information about the operating results of Hines' prior programs with investment objectives similar to ours, the offerings of which closed in the five years ended December 31, 2002. (For single-project development programs, "Appendix A -- Prior Performance Table III" includes operating results for all such programs which began operations since December 31, 1997); "Appendix A -- Prior Performance Table IV" describes the overall results of programs with investment objectives similar to ours completed in the five years ended December 31, 2002; and "Appendix A -- Prior Performance Table V" provides more detailed information about individual property sales in the last three years by programs with investment objectives similar to ours.

INVESTMENT OBJECTIVES

     Approximately 95% of the aggregate funds raised from investors by all of the Prior Programs closed in the 10 years ended December 31, 2002 were invested in programs with investment objectives similar to ours. The aggregate cost of properties acquired and developed by Hines' programs with similar investment objectives is about 92% of the total aggregate cost incurred by all of the Prior Programs during the period. Sales by Hines' programs with similar investment objectives to ours represent approximately 83% of the aggregate sales price from all of the Prior Programs during the 10 years ended December 31, 2002.

     Below is a description of each of the Prior Programs, including a description of any major adverse business developments and conditions encountered by such programs. In order to respect the privacy of the investors in these programs and to comply with confidentiality arrangements we have with certain investors, we have labeled these programs and their related real estate assets generically.

     Private Real Estate Investment Funds are labeled Hines Fund I through Hines Fund X. Single-Project Real Estate Investment Vehicles are labeled Hines Partnership 1 through Hines Partnership 41.


    Hines Fund I.........................  In May 1993, Hines and one institutional investor closed the first of a series of long-term hold acquisitions of
                                           core, central business district and suburban office
                                           buildings with a value-added component in geographically
                                           diverse established markets in the U.S. Hines Fund I had
                                           total equity capital contributions of $502 million as of
                                           December 31, 2002 and has acquired 12 high-quality office
                                           buildings together with ancillary support retail property
                                           and undeveloped land in five markets totaling over 6.2
                                           million square feet. Hines Fund I is currently in the
                                           opportunity identification, property operations and asset
                                           management phases and has an unspecified life. Hines Fund
                                           I is managed by Hines, but Hines does not have complete
                                           discretion over investment decisions. In September 2002,
                                           the major tenant in one of Fund I's office properties
                                           accounting for approximately 45% of the building, failed
                                           to renew its lease. Since then, approximately 20% of this
                                           space has been re-leased at slightly lower rental levels.
                                           It is not anticipated that this event will significantly
                                           impact the overall results of this program.
    Hines Fund II........................  In July 1995, Hines closed Hines Fund II to acquire a portfolio of 12 Class A, suburban office buildings, some
                                           with additional development parcels, located in 10 cities
                                           in the U.S. totaling over 4.5 million square feet. Hines
                                           Fund II had total equity capital contributions of $156
                                           million from one institutional investor and Hines. Hines
                                           Fund II had a total capitalization of $464 million. As of
                                           December 31, 2002, all assets had been sold for a
                                           cumulative sales price of over $759 million. Hines Fund
                                           II was managed by Hines, but Hines did not have complete
                                           discretion over investment decisions.
    Hines Fund III.......................  In November 1997, Hines closed Hines Fund III to develop and acquire a portfolio of single tenant, build-to-suit
                                           Class A office properties in geographically diverse
                                           locations within the U.S. Hines Fund III has total equity
                                           capital commitments of $560 million from one
                                           institutional investor and Hines. Hines Fund III has a
                                           potential maximum capitalization of $1.4 billion. As of
                                           December 31, 2002, approximately $573 million of the
                                           total capitalization had been committed to the
                                           development of six office projects (with some development
                                           in phases), and three building acquisitions in eight
                                           markets totaling over 2.9 million square feet and to the
                                           purchase of land for future development in three U.S.
                                           submarkets. Hines Fund III is currently in the
                                           opportunity identification, development, property
                                           operations and asset management phases. Hines Fund III
                                           has a thirty-year life and has a term ending in 2027.
                                           Hines Fund III is managed by Hines, but Hines does not
                                           have complete discretion over investment decisions.

    Hines Fund IV........................  In January 1998, Hines closed Hines Fund IV to develop, lease, own and sell Class A, multi-tenant office
                                           buildings in geographically diverse suburban core
                                           locations within the U.S. that would be attractive to
                                           quality tenants and institutional investors. Hines Fund
                                           IV has total equity capital commitments of $320 million
                                           from three institutional investors and Hines and, as of
                                           December 31, 2002, had a total capitalization of $585
                                           million. As of December 31, 2002, the total
                                           capitalization had been committed to the acquisition of
                                           two buildings on multi-phase development sites and to the
                                           development of eight projects (some of which include
                                           multiple buildings) in eight U.S. submarkets totaling
                                           over 2.5 million square feet. As of December 31, 2002,
                                           four of the eight projects had been sold. Hines Fund IV
                                           is currently in the property operations, asset management
                                           and disposition phases, and has a term ending in July
                                           2004. Hines Fund IV is managed by Hines and Hines has
                                           discretion over investment decisions. The following two
                                           situations have had a significant impact on Hines Fund
                                           IV: (1) One of Hines Fund IV's properties was leased
                                           approximately 55% to a technology company which
                                           encountered financial difficulties to the point that
                                           Hines Fund IV chose to restructure the tenant's lease to
                                           avoid forcing the tenant into bankruptcy. The
                                           restructuring allowed the tenant to relinquish over 75%
                                           of their space in the building, which was then re-leased
                                           in a significantly weakened market at rental rates less
                                           than 50% of those in the original tenant's lease. While
                                           this event did have a significant negative economic
                                           impact on Hines Fund IV, it is not likely to prevent the
                                           Fund from achieving its overall investment objectives.
                                           (2) Hines Fund IV acquired two adjacent development sites
                                           in California in July 1998 on which it planned to develop
                                           approximately 334,000 square feet of new office space in
                                           three buildings in addition to the existing building of
                                           approximately 202,000 square feet that was on one of the
                                           sites. Fund IV was successful in developing approximately
                                           127,000 square feet before the political climate in the
                                           city in which the project is located changed. These
                                           changes in the political environment have prevented Fund
                                           IV from obtaining the entitlements necessary for any
                                           further development. Fund IV is continuing its efforts to
                                           obtain the necessary entitlements to enhance the value of
                                           the land. While these circumstances did have a
                                           significant impact on Fund IV, it is not likely to
                                           prevent the Fund from achieving its overall investment
                                           objectives.

    Hines Fund V.........................  In June 1999, Hines closed Hines Fund V to develop, lease, own and sell Class A, multi-tenant office
                                           buildings in geographically diverse suburban core
                                           locations within the U.S. that would be attractive to
                                           quality tenants and institutional investors. Hines Fund V
                                           has total equity capital commitments of $107 million from
                                           two institutional investors and Hines and has a total
                                           capitalization of $240 million. As of December 31, 2002,
                                           the total capitalization had been committed to the
                                           acquisition of one building on a multi-phase development
                                           site and to the development of three projects (one of
                                           which includes two buildings) in three U.S. submarkets
                                           totaling over 1.3 million square feet. Hines Fund V is
                                           currently in the development, property operations, asset
                                           management and disposition phases. Hines Fund V is
                                           managed by Hines, but Hines does not have complete
                                           discretion over investment decisions. In December 2000,
                                           Hines Fund V purchased a tract of land and began
                                           pre-development activities related to a proposed office
                                           project. Delays in securing entitlements and lease-up
                                           resulted in a delay to the start of construction, during
                                           which time the market had weakened. After considering the
                                           alternatives, management decided to begin construction in
                                           2003. Although the project has experienced certain
                                           limited leasing success, it is too early to determine the
                                           impact the initial delays may have on the ultimate
                                           results of the project, which in any case, are not likely
                                           to prevent the program from achieving its overall
                                           investment objectives.
    Hines Fund VI........................  In July 1998, Hines and one institutional investor closed
                                           Hines Fund VI to acquire, develop, lease, own and sell
                                           Class A, multi-tenant office buildings in geographically
                                           diverse central business districts and core suburban
                                           locations within the U.S. that would be attractive to
                                           quality tenants and institutional investors. Hines Fund
                                           VI has total equity of $1.7 billion. As of December 31,
                                           2002, the fund held 19 assets in 13 markets, including
                                           two recently completed development projects. Hines Fund
                                           VI has sold nine properties in eight markets. This
                                           activity represents cumulative ownership of over 12.8
                                           million square feet of office space. Hines Fund VI is
                                           currently in the opportunity identification, development,
                                           property operations, asset management and selective
                                           dispositions phases. Hines Fund VI is currently an active
                                           fund and has a term ending in 2030. Hines Fund VI is
                                           managed by Hines and Hines has discretion over investment
                                           decisions (provided that capital is appropriated from the
                                           institutional investor).
    Hines Fund VII.......................  In February 2002, Hines closed Hines Fund VII with one institutional investor to acquire suburban office
                                           properties with an acquisition cost of $65 million or
                                           less and portfolios of such properties in diverse markets
                                           in the U.S. Hines Fund VII has a total equity capital
                                           commitment of $222 million. As of December 31, 2002 the
                                           venture had begun to consider properties for acquisition.
                                           Hines Fund VII has an unspecified life but expects to
                                           hold properties for four to six years. Hines Fund VII is
                                           managed by Hines, but Hines does not have complete
                                           discretion over investment decisions.

    Hines Fund VIII......................  In September 1996, Hines closed Hines Fund VIII to develop, redevelop, lease, own and sell Class A office,
                                           residential and industrial projects in diverse emerging
                                           economies outside the U.S. Hines Fund VIII had total
                                           equity capital of $410 million from institutional and
                                           private investors. Sponsored by Hines and two other major
                                           financial institutions, Hines Fund VIII has eight
                                           projects in five countries. The eight projects total over
                                           334,300 square meters. Hines Fund VIII is currently in
                                           the development completion, property operations, and
                                           property disposition phases and is expected to liquidate
                                           by 2006. Hines Fund VIII is managed by Hines, and Hines
                                           has discretion over investment decisions.
    Hines Fund IX........................  In February 1999, Hines closed Hines Fund IX to develop, re-develop, lease, own and sell Class A office,
                                           residential and industrial projects in diverse emerging
                                           economies outside the U.S. Hines Fund IX has total equity
                                           capital of $436 million from 10 institutional investors.
                                           Sponsored by Hines and one major financial institution,
                                           Hines Fund IX has 10 projects in eight countries
                                           (including three projects in France, Italy and Ger-
                                           many). The 10 projects total over 701,400 square meters.
                                           In addition to its focus on projects in emerging market
                                           countries, Hines Fund IX was permitted to invest up to
                                           20% of its equity commitment in industrialized markets
                                           other than the United States. Hines Fund IX is currently
                                           in the opportunity identification, development
                                           completion, property operations and property disposition
                                           phases and is expected to liquidate by 2009. Hines Fund
                                           IX is managed by Hines, and Hines has discretion over
                                           investment decisions. The following two situations have
                                           had a significant impact on Hines Fund IX: (1) In April
                                           2000, Hines Fund IX purchased a tract of land in Buenos
                                           Aires, Argentina and began pre-development activities
                                           related to a proposed office development project. As the
                                           economic and political environments in Argentina
                                           deteriorated, multinational tenants put a hold on
                                           expansion and relocation plans. As a result, Hines Fund
                                           IX suspended its plans for the development in 2001 and
                                           recognized a write-down of approximately $9 million
                                           related to the project. (2) In mid-2001, Hines Fund IX
                                           commenced the development of an office complex consisting
                                           of four seven-story office buildings and one high-rise
                                           office tower in Munich, Germany. Since the project
                                           commenced in mid-2001, the Munich office market has
                                           experienced a significant increase in office space
                                           vacancy, largely attributable to a soft German economy.
                                           This unfavorable market environment has resulted in lower
                                           leasing velocity and lease rates for this project. If
                                           leasing is further delayed and the U.S. dollar continues
                                           to weaken against the Euro, the negative economic impact
                                           on the Fund could be substantial.
    Hines Fund X.........................  In October 2002, Hines formed Hines Fund X to develop and redevelop Class A office space in major metropolitan
                                           cities in Western Europe. The strategy of Hines Fund X
                                           calls for disposition during construction or shortly
                                           after completion of each project. The initial closing was
                                           held in the fourth quarter of 2002 with first-round
                                           equity commitments from three institutional investors and
                                           Hines of E200 million (approximately $250 million) as of
                                           December 31, 2002. Hines Fund X has an eight-year term
                                           with two one-year extension options. Hines Fund X is
                                           managed by Hines, and Hines has discretion over
                                           investment decisions.

    Hines Partnership 1..................  Formed in December 1997 between Hines and one institutional investor, Hines Partnership 1 purchased a
                                           twenty-eight story, 803,000 square foot office building
                                           in the central business district of Chicago, IL.
    Hines Partnership 2..................  Formed in February 2002, Hines Partnership 2 purchased a fifty-two story, 1,038,000 square foot building in the
                                           central business district of Los Angeles, CA. In February
                                           2002, Hines sold a 32.925% share of this partnership to
                                           one institutional investor for an aggregate sales price
                                           of approximately $48.2 million.
    Hines Partnership 3..................  Formed in April 2001 between Hines and one institutional investor, Hines Partnership 3 purchased a thirty-five
                                           story, 840,000 square foot office building in the central
                                           business district of Chicago, IL.
    Hines Partnership 4..................  Formed in February 1994 by Hines and two institutional investors, Hines Partnership 4 purchased a 40.2-acre
                                           project with three buildings totaling 824,000 square feet
                                           and nineteen acres of unimproved land located in the
                                           suburban area of Bethesda, MD. In March 2001, Hines
                                           Partnership 4 and a co-owner each sold their respective
                                           one-half interests in two of these buildings to Hines
                                           Fund III for an aggregate sales price of $120.6 million.
                                           In November 2002, the remaining building was sold to a
                                           third-party for $45.7 million. Also in November 2002,
                                           Hines purchased the 42.5% partnership interest of one of
                                           the institutional investors in nineteen acres of
                                           unimproved land for an aggregate price of $2.3 million.
    Hines Partnership 5..................  Formed in December 1997 between Hines and one institutional investor, Hines Partnership 5 purchased a
                                           Class B, 128,000 square foot office building in the
                                           central business district of Chicago, IL. In June 2001,
                                           this building was sold for approximately $18.2 million.
    Hines Partnership 6..................  Formed in November 1988 between Hines and one institutional investor, Hines Partnership 6 developed a
                                           thirty story, 536,000 square foot office building in the
                                           central business district of Cincinnati, OH. In May 2002,
                                           Hines purchased the partnership interest of the
                                           institutional investor for approximately $88.0 million.
    Hines Partnership 7..................  Formed in December 1997 between Hines and one institutional investor, Hines Partnership 7 purchased a
                                           four story, 176,000 square foot office building in the
                                           suburban area of Milford, CT.
    Hines Partnership 8..................  Formed in December 1998 between Hines and one institutional investor, Hines Partnership 8 purchased a
                                           215,000 square foot office building in the central
                                           business district of Charlotte, NC. In November 2002,
                                           Hines sold its partnership interest in this project to
                                           the institutional co-investor for approximately $600,000
                                           and realized a loss of approximately $750,000.
    Hines Partnership 9..................  Formed in March 1989 by Hines and four institutional investors, Hines Partnership 9 developed a forty-five
                                           story, 957,000 square foot office building in the central
                                           business district of Detroit, MI.

    Hines Partnership 10.................  Formed in December 1993 between Hines and one institutional investor, Hines Partnership 10 developed an
                                           83 acre residential and retail development in Aspen, CO
                                           consisting of approximately 250 residential units and
                                           approximately 51,000 square feet of commercial retail
                                           space. This project's financial performance has been
                                           negatively impacted by a number of factors, including the
                                           regulatory environment in Pitkin County during the
                                           project's pre-development period and ongoing softening of
                                           the residential luxury resort market and the Aspen real
                                           estate market in general.
    Hines Partnership 11.................  Formed in January 1995 between Hines and one institutional investor, Hines Partnership 11 developed a
                                           single-level regional mall with approximately 100 stores
                                           and 4,690 parking spaces on a 78-acre site in Houston,
                                           TX. In September 1999 Hines sold its interest in the
                                           project for approximately $5.65 million.
    Hines Partnership 12.................  Formed in January 1997 between Hines and three institutional investors, Hines Partnership 12 developed a
                                           557 acre master-planned community zoned to accommodate up
                                           to 5,000,000 square feet of office space, 700,000 square
                                           feet of retail and 1,700 of multi-family residential
                                           units located in a residential area in Atlanta, GA.
    Hines Partnership 13.................  Formed in September 1997 between Hines and one institutional investor, Hines Partnership 13 developed
                                           seven office buildings, ranging in size from 50,000 and
                                           170,000 square feet, in the suburban area of South San
                                           Francisco, CA.
    Hines Partnership 14.................  Formed in July 1998 between Hines and one institutional investor, Hines Partnership 14 developed an eight-story,
                                           300,000 square foot office building in the suburban area
                                           of Phoenix, AZ.
    Hines Partnership 15.................  Formed in March 1998 between Hines and one institutional investor, Hines Partnership 15 developed an
                                           eighteen-story, 400,000 square foot office building in
                                           the suburban area of Atlanta, GA.
    Hines Partnership 16.................  Formed in August 2000 between Hines and one institutional investor, Hines Partnership 16 developed an
                                           eighteen-story, 400,000 square foot office building in
                                           the suburban area of Atlanta, GA. The Class A office
                                           building vacancy rate is approximately 31.0%(1) in the
                                           sub-market of Atlanta in which this building is located.
                                           The building has, as a result, taken longer to lease than
                                           originally anticipated.
    Hines Partnership 17.................  Formed in May 1998 between Hines and one institutional investor, Hines Partnership 17 developed a twenty-nine
                                           story, 689,000 square foot office building in the central
                                           business district of Minneapolis, MN.
    Hines Partnership 18.................  Formed in January 1999 by Hines and three investors,
                                           Hines Partnership 18 developed a four-story, 120,000
                                           square foot office building in the suburban area of
                                           Atlanta, GA.
    Hines Partnership 19.................  Formed in August 1999 by Hines and six investors, Hines
                                           Partnership 19 is developing a 1,540-acre master-planned
                                           community with 900,000 square feet of office and retail
                                           space, approximately 1,200 home sites, and 50 town homes
                                           in the suburban area of Jacksonville, FL.

    Hines Partnership 20.................  Formed in July 1999 between Hines and one investor, Hines
                                           Partnership 20 developed a 33-acre mixed-use development
                                           to consist of 800,000 square feet of office space, 400
                                           high-rise luxury residential units and a hotel located in
                                           the suburban area of Atlanta, GA. The Class A office
                                           building vacancy rate is approximately 21.7%(1) in the
                                           sub-market of Atlanta in which this building is located.
                                           Demand for the office building sites has, therefore, been
                                           weaker than originally anticipated. Additionally, the
                                           weak demand for office space has negatively affected the
                                           demand for the residential and the hotel sites.
    Hines Partnership 21.................  Formed in July 1999 between Hines and one institutional investor, Hines Partnership 21 developed a six-story,
                                           320,000 square foot office building in the suburban area
                                           of Schaumburg, IL.
    Hines Partnership 22.................  Formed in May 2000 between Hines and one institutional investor, Hines Partnership 22 developed a six-story,
                                           320,000 square foot office building in the suburban area
                                           of Schaumburg, IL.
    Hines Partnership 23.................  Formed in March 2000 between Hines and one institutional investor, Hines Partnership 23 developed a fifteen-story,
                                           350,000 square foot office building in the suburban area
                                           of Atlanta, GA. The Class A office building vacancy rate
                                           is approximately 21.7%(1) in the sub-market of Atlanta in
                                           which this building is located. The building has, as a
                                           result, taken longer to lease than originally
                                           anticipated.
    Hines Partnership 24.................  Formed in May 2000 between Hines and one institutional investor, Hines Partnership 24 intends to develop a
                                           600,000 square foot facility which will include office
                                           buildings and a biotech commercial campus in the suburban
                                           area of San Francisco, CA. Due to the economic
                                           difficulties experienced by many of the technology
                                           companies located in northern California, demand for
                                           office space has been negatively affected in the market
                                           in which this project is located.
    Hines Partnership 25.................  Formed in May 2001 between Hines and one institutional investor, Hines Partnership 25 developed a 1,000 parking
                                           space parking garage in the central business district of
                                           Detroit, MI.
    Hines Partnership 26.................  Formed in July 2001 between Hines and one institutional investor, Hines Partnership 26 developed a thirty-three
                                           story, 705,000 square foot office building in the central
                                           business district of Houston, TX.
    Hines Partnership 27.................  Formed in January 2001 by Hines and three investors,
                                           Hines Partnership 27 is developing a 150,000 square foot
                                           residential condominium building in the SoHo district of
                                           New York, NY. This project was originally intended to be
                                           a hotel. Given the significantly lower demand for hotel
                                           rooms after September 11, 2001, the partners are
                                           repositioning the project as a residential condominium
                                           development. Construction is expected to begin in the
                                           fall of 2004.
    Hines Partnership 28.................  Formed in August 2001, Hines Partnership 28 developed and sold a collection of eighteen ski-in/ski-out residential
                                           units in Whitefish, MT.
    Hines Partnership 29.................  Formed in October 2001, Hines Partnership 29 sold twenty-four town home lots to a third-party developer in
                                           the residential area of Whitefish, MT.

    Hines Partnership 30.................  Formed in March 2002, Hines Partnership 30 developed forty-nine mixed-use condominiums in addition to 10,450
                                           square feet of commercial retail space located in the
                                           residential area of Whitefish, MT.
    Hines Partnership 31.................  Formed in July 1967 by Hines and six investors, Hines
                                           Partnership 31 developed a 3,000,000 square foot
                                           mixed-use complex on 52 acres, which includes 300 stores
                                           and restaurants, two hotels, three office towers and an
                                           Olympic-sized ice skating rink located in suburban
                                           Houston, TX. This project was sold in 1999.
    Hines Partnership 32.................  Formed in November 1972 between Hines and one institutional investor, Hines Partnership 32 developed
                                           two thirty-six story, 1,410,000 square foot office towers
                                           in the central business district of Houston, TX. This
                                           project was sold in 1999.
    Hines Partnership 33.................  Formed in March 1981 between Hines and two investors,
                                           Hines Partnership 33 developed a seventeen-story, 381,000
                                           square foot office tower in suburban Houston, TX. In
                                           December 2000, this building was sold for approximately
                                           $42.9 million.
    Hines Partnership 34.................  Formed in December 1988 between Hines and one institutional investor, Hines Partnership 34 developed a
                                           fifteen-story, 247,000 square foot office tower in the
                                           central business district of San Francisco, CA. In
                                           November 2000, this building was sold for approximately
                                           $98.5 million.
    Hines Partnership 35.................  Formed in December 1976 between Hines and one institutional investor, Hines Partnership 35 developed a
                                           twenty-seven story, 500,000 square foot office tower in
                                           the central business district of Cincinnati, OH. In
                                           February 2002, this building was sold for approximately
                                           $52.3 million.
    Hines Partnership 36.................  Formed in August 1981 between Hines and one institutional investor, Hines Partnership 36 developed a twenty-two
                                           story, 425,000 square foot office tower in suburban
                                           Houston, TX. In December 2002, this building was sold for
                                           approximately $39.2 million.
    Hines Partnership 37.................  Formed in 1994 between Hines and seven investors, Hines
                                           Partnership 37 developed a two-building, 269,000 square
                                           foot mixed-use complex in Berlin, Germany. Due to
                                           deterioration of the Berlin real estate market during the
                                           life of the project, the program was required to complete
                                           an unanticipated restructuring of the its financing.
    Hines Partnership 38.................  Formed in March 1992 by Hines and three institutional investors, Hines Partnership 38 developed a
                                           four-building, 646,000 square foot mixed-use complex in
                                           Berlin, Germany. This program was negatively affected by
                                           the swift drop in the Berlin office market triggered by
                                           overbuilding in the early and mid 1990s after the fall of
                                           communism. In addition, the hotel phase of the project
                                           suffered from a protracted legal dispute with the hotel
                                           operator.
    Hines Partnership 39.................  Formed in May 1995 by Hines and four investors, Hines
                                           Partnership 39 developed a 145-unit residential community
                                           in Prague, Czech Republic. This program encountered
                                           certain difficulties related to commencing operations
                                           (this was Hines' first program in the Czech Republic),
                                           including certain issues in dealing with local
                                           contractors.
    Hines Partnership 40.................  Formed in July 1998 between Hines and one investor, Hines
                                           Partnership 40 developed a four-building, 442,000 square
                                           foot mixed-use complex in Barcelona, Spain.

    Hines Partnership 41.................  Formed in January 2002 between Hines and one investor,
                                           Hines Partnership 41 is developing a seven-story, 224,996
                                           square foot office building in Madrid, Spain.

---------------

(1) As reported by CoStar Group for mid-year 2003 for the relevant sub-market.

     The information set forth above may not be indicative of activities, investments or results to be expected from the Company.

                             CONFLICTS OF INTEREST


     Potential conflicts of interest will exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors. The independent directors will function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary duty to act in the best interests of our shareholders. However, we cannot assure you that the independent directors will be able to eliminate these conflicts of interest, or reduce the risks related thereto.


COMPETITIVE ACTIVITIES OF HINES AND ITS AFFILIATES


     Hines and its affiliates, including the Advisor, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns interests in, and manages, many other real estate ventures which have one or more investment objectives similar to our objectives. Information regarding some of these programs is provided in the "Prior Performance Summary" and "Appendix A -- Prior Performance Tables" sections of this prospectus. Hines may organize and/or manage similar programs and ventures in the future. Additionally, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits as the result of investment opportunities allocated to current or future entities affiliated with Hines other than us. Such individuals may therefore face a conflict of interest when allocating investment opportunities among Hines affiliates. Please see "Risk Factors -- Potential Conflicts of
Interests -- Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities."


  DESCRIPTION OF CERTAIN OTHER HINES VENTURES

     Some of the real estate ventures currently operated by Hines have priority rights with respect to certain types of investment opportunities. Below is a description of some of these programs:


     - The Core Fund was organized in August 2003 to acquire existing office properties in the United States that meet either of the following guidelines (each, a "core asset"): (i) an office property located in a central business district or suburban location; or (ii) a mixed-use property (i.e., a part of the value of the property is attributable to non-office components) so long as at least 70% of the projected net operating income from the property is attributable to office components. In either case, the property cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment.


     - Hines U.S. Office Value Added Fund, L.P. (the "Hines Value Added Fund") was organized in December 2003 to acquire existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income from the property is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies (a "value add asset").


     - Hines Corporate Properties, L.L.C. ("HCP") was organized in November 1997 to develop and acquire office buildings which meet the following criteria: (i) an office building at least 75% of which is or will be leased to a single tenant (a "75% single tenant property"), or (ii) any office project proposed for development to a tenant as an alternative to a project that would be 75% or more leased to such tenant (a "75% single tenant development").


     - National Office Partners Limited Partnership ("NOP") was organized in July 1998 to acquire and develop office properties in the United States, excluding the following geographical areas: Arizona,

       Colorado, Nevada, Utah, Hawaii, New Mexico, or southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin).


  INVESTMENT OPPORTUNITY ALLOCATION PROCEDURE


     Set forth below is a description of the priority investment rights and investment allocation process currently applicable to us and the Hines sponsored real estate ventures for the types of properties described below. While these are the current procedures for allocating Hines' investment opportunities for the types of properties described below, Hines may sponsor additional real estate funds or other ventures in the future and, in connection with the creation of such funds or ventures, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may be to increase or decrease the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us. Although a change in this allocation may increase the number of entities which participate with us in an investment allocation process, as long as we have capital available for investment and are actively seeking new investments, Hines will not grant rights to new real estate funds, ventures or investors that are superior to our rights to such opportunities. However, Hines may grant rights to new real estate funds, ventures or programs that are equal to our rights, and investment opportunities sourced by Hines will be allocated between us and any such fund, venture or investor on a rotating basis. In addition, Hines may grant priority investment allocation rights to any successor funds or programs that have comparable investment strategies to those funds or ventures described in the section entitled "-- Description of Certain Other Hines Ventures" above. Once we have fully invested the proceeds of this offering, our right to participate in the investment allocation process for future investments will terminate.


TYPE OF PROPERTY                                       ALLOCATION PROCEDURE
----------------                                       --------------------
An existing office property located   If the office property is not located in Arizona,
  in the United States that Hines     Colorado, Nevada, Utah, Hawaii, New Mexico, southern
  determines in its discretion to be  California (Los Angeles and San Diego) or northern and
  a "core asset" other than a "75%    central Texas (Dallas and Austin), then the investment
  single tenant asset."               opportunity will be presented to NOP and the Core
                                      Fund. If NOP and the Core Fund elect to not acquire
                                      the property, we will have the right to acquire the
                                      property, if we so choose.
                                      If the office property is located in Arizona,
                                      Colorado, Nevada, Utah, Hawaii, New Mexico, southern
                                      California (Los Angeles and San Diego) or northern and
                                      central Texas (Dallas and Austin), then the Core Fund
                                      will have the first right to acquire the property. If
                                      the Core Fund elects to not acquire the property, then
                                      we will have the right to acquire the property, if we
                                      so choose.
An existing office property located   If the office property is not located in Arizona,
  in the United States that Hines     Colorado, Nevada, Utah, Hawaii, New Mexico, southern
  determines in its discretion to be  California (Los Angeles and San Diego) or northern and
  a "value add asset" other than a    central Texas (Dallas and Austin), then the investment
  "75% single tenant development."    opportunity will be presented to NOP and the Hines
                                      Value Added Fund. If NOP and the Hines Value Added
                                      Fund elect to not acquire the property, then we will
                                      have the right to acquire the property if we so
                                      choose.
                                      If the office property is located in Arizona,
                                      Colorado, Nevada, Utah, Hawaii, New Mexico, southern
                                      California (Los Angeles and San Diego) or northern and
                                      central Texas (Dallas and Austin), then the Hines
                                      Value Added Fund will have the first right to acquire
                                      the property. If the Hines Value Added Fund elects to
                                      not acquire the property, we will have the right to
                                      acquire the property if we so choose.

TYPE OF PROPERTY                                       ALLOCATION PROCEDURE
----------------                                       --------------------
An existing "75% single tenant        HCP will have the first right to the investment
  property."                          opportunity. If HCP does not elect to acquire the
                                      property, then:

                                     - if the property qualifies as a "core
                                       asset," the investment opportunity will
                                       be presented to NOP (subject to the
                                       geographic limitations described above)
                                       and the Core Fund.

                                     - if the property qualifies as a "value add
                                       asset," the investment opportunity will
                                       be presented to NOP (subject to the
                                       geographic limitations described above)
                                       and the Hines Value Added Fund.

                                     If NOP, the Core Fund and/or the Hines
                                     Value Added Fund, as applicable, do not
                                     elect to acquire the property, then we will have the opportunity to acquire the property.


     We will have no specific rights to invest in any other investment opportunities identified by, sourced by or participated in by Hines or affiliates of Hines, except as described in the investment allocation process above. Although Hines is under no legal or contractual obligation to offer any such other opportunities to us, we anticipate that Hines will have investment opportunities to offer to us, in its sole discretion, and we are not precluded from these opportunities. However, Hines' ability to offer some investment opportunities to us is limited by contractual obligations Hines has, or may have in the future, to other real estate programs sponsored by Hines not summarized above.



     In all events, if the Core Fund accepts an investment opportunity, we will participate in that investment indirectly through our investment in the Core Fund. As long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any equity offering proposed by the Core Fund. The Core Fund must provide us this notice at least 90 days prior to the anticipated closing date of such offering and the notice must specify certain terms and conditions of the offering. We will have the right to increase our non-managing general partner interest or to otherwise participate in the offering in an amount up to 20% of the equity to be raised by the Core Fund in the offering. We may only exercise this right to participate in such an offering if we have capital available to invest, and, if we exercise this right, we will be bound to contribute capital in accordance with the terms of such offering.


     While the investment strategies of some of the investment vehicles described above are different, the decision of how any potential investment should be characterized may, in certain cases, be a matter of subjective judgment which will be made by Hines' investment allocation committee which currently consists of four members, Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. If an investment opportunity is determined to fall within the priority rights of more than one investment fund or program, and more than one fund expresses an interest in pursuing such opportunity, the investment will be allocated between such funds on a rotating basis. Additionally, certain types of investment opportunities, which may include core assets, may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights of any investor. In these cases, the investment may be made by a Hines sponsored fund or program without us having an opportunity to make such investment.

COMPETITIVE ACTIVITIES OF OUR OFFICERS AND DIRECTORS, THE ADVISOR AND OTHER HINES AFFILIATES


     Our officers and directors, the officers and directors of the Advisor and employees of the property manager will not devote their efforts full-time to our operations or the management of our properties, but may devote a material amount of their time to the management of the business of other property-owning entities controlled or operated by Hines, but otherwise unaffiliated with us. In some cases, these entities own properties which directly compete with our properties and are located in the same geographical area. In allocating employees and services among, and in soliciting business for, such properties, Hines may face conflicts of interest including the fact that Hines, its affiliates, and its employees, including our officers and directors, may receive greater compensation from other investment opportunities than they could from investment opportunities allocated to us. We may also compete with other entities affiliated with Hines for tenants and Hines may face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. The Advisor also may be in a conflict of interest position upon a potential sale of our properties as well as in locating new tenants for available space and/or negotiating with current tenants to renew expiring leases. Please see "Risk Factors -- Potential Conflicts of Interest Risks."



FEES AND OTHER COMPENSATION PAYABLE TO HINES AND ITS AFFILIATES



     We pay Hines and its affiliates substantial fees in relation to this offering and our operations. Please see "Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest." We expect to purchase properties in which Hines, its affiliates and its employees (including our officers and directors) directly or indirectly have an interest and we may also purchase properties developed by Hines and provide development loans in connection with such developments. Any such acquisitions will be consummated in accordance with the conflict of interest policies set forth in this prospectus. Please see "Investment Objectives and Policies with Respect to Certain Activities -- Affiliate Transaction Policy" and "-- Certain Conflict Resolution Procedures." Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions.


AFFILIATED DEALER MANAGER


     Because Hines Real Estate Securities, Inc., our Dealer Manager, is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see "Risk Factors -- Investment Risks -- You will not have the benefit of an independent due diligence review in connection with this offering."


LACK OF SEPARATE REPRESENTATION

     Hines REIT, the Operating Partnership, the Dealer Manager, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. Should a dispute arise which involves conflicts of interest between or among these parties, we anticipate that, as appropriate, separate counsel will be retained for such matters. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

NO ARM'S-LENGTH AGREEMENTS


     All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor, and us were not negotiated at arm's-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, the Property Management and Leasing Agreement, our articles of incorporation, and the Operating Partnership's Partnership Agreement. The policies with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these policies will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest transactions. Please see the "Investment Objectives and Policies with Respect to Certain
Activities -- Affiliate Transaction Policy" section of this prospectus.


JOINT VENTURE CONFLICTS OF INTEREST

     We may invest in properties and assets jointly with other Hines' programs as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines,

Hines affiliates or third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:


     - such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;


     - such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

     - under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and


     - under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer's interest, at a time when it would not otherwise be in our best interest to do so. Please see "Risk Factors -- Business and Real Estate Risks -- We will be subject to risks as the result of joint ownership of real estate with Hines programs or third parties."


ADDITIONAL CONFLICTS OF INTEREST


     We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:



     - computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership's partnership agreement, our articles of incorporation, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;



     - enforcement or termination of the Operating Partnership's partnership agreement, our articles of incorporation, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;


     - order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to the Advisor, Hines or its affiliates;

     - order and priority in which we pay amounts owed to third parties as opposed to amounts owed to Hines or the Advisor;

     - timing, amount and manner in which we finance or refinance any indebtedness; and

     - extent to which we repay or refinance the indebtedness which is recourse to Hines prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

CERTAIN CONFLICT RESOLUTION PROCEDURES

     In order to reduce the effect on the Company of certain potential conflicts of interest, the Advisory Agreement and our articles of incorporation contain a number of restrictions relating to (i) transactions we enter into with Hines and its affiliates and (ii) the allocation of properties among affiliated entities. These restrictions include, among others, the following:

     - Except as otherwise described in this prospectus, we will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on

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       terms and conditions not less favorable to us than those available from unaffiliated third parties for comparable goods or services.


     - We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable and appropriate disclosure is made with respect to the transaction. Notwithstanding the foregoing, substantial justification for a purchase price to us which exceeds the cost of the property to Hines or its affiliates will exist if (i) the property was acquired by Hines or its affiliates prior to our formation or (ii) the property was developed, re-developed or substantially refurbished by Hines or its affiliates, in each case, so long as the transaction is approved by the board of directors, including a majority of the independent directors. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us. Even following these procedures, Hines, its affiliates and employees (including our officers and directors) may make substantial profits in connection with acquisition of properties from Hines-affiliated entities.


     - We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans in which an independent expert has appraised the underlying property. Any such loans must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

     - Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "Management -- The Advisor and the Advisory
       Agreement -- Reimbursements by the Advisor" section of this prospectus.

     - Investment opportunities will be allocated among us and Hines affiliates in accordance with the allocation procedure set forth in "-- Competitive Activities of Hines and its Affiliates" above.

     Despite these restrictions, there is no guarantee that conflicts will not arise or that they will not be detrimental to your investment.

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     INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of our current objectives and policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our articles of incorporation, which may only be modified with a vote or the approval of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.

     Decisions relating to our investments will be made by our Advisor, subject to approval by our board of directors. Please see "Management -- The Hines Organization -- General" and "Management -- Our Directors and Executive Officers" for a description of the background and experience of our directors and executive officers.

PRIMARY INVESTMENT OBJECTIVES

     Our primary investment objectives are:

     - to preserve invested capital;

     - to invest in a diversified portfolio of real estate;


     - to pay regular cash dividends;



     - to achieve appreciation of our assets over the long term; and


     - to remain qualified as a REIT for federal income tax purposes.


     We cannot assure you that we will attain these objectives. We also cannot change our primary investment objectives without the approval of our shareholders.


ACQUISITION AND INVESTMENT POLICIES


     We intend to invest primarily in office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. However, we are not limited to such investments. To date, Hines has invested primarily in office properties located in the central business districts and suburban markets of major metropolitan areas. Please see "Appendix A -- Prior Performance Tables" and "Prior Performance Summary." We may initially concentrate on such properties. Please see also "Initial Properties" for a description of the four properties held by the Core Fund. We will acquire a non-managing general partner interest in the Core Fund with the initial net proceeds we raise in this offering and the net proceeds from the $10,000,000 HREH will contribute to the Operating Partnership once the minimum offering is reached. Please see "Estimated Use of Proceeds."



     We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have both the potential for growth in value and for providing cash dividends to our shareholders. We intend to invest in a portfolio of properties which is diversified by location, lease expirations and tenant industries. Even if we are able to achieve this diversification objective, we expect that it may take a long time to achieve. Please see "Risk Factors -- Investment Risks -- The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering."



     We will seek to buy assets that we believe have some of the following attributes.



     Preferred Location. We believe that location often has the single greatest impact on an asset's long term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.


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     Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets over the long term may attract and retain a greater number of desirable tenants in the marketplace.



     Quality Tenancy. We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their space and, thus be more likely to renew their leases prior to expiration.



     Proactive Property Management. We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant's occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.



     However, the Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if the Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see "Risk Factors -- Business and Real Estate Risks" and "Risk Factors -- Potential Conflicts of Interest Risks."



     Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of owning interests in investment vehicles sponsored by Hines, holding fee title or long-term ground leases in the properties we acquire or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to acquire such interests through the Operating Partnership. Please see "The Operating Partnership." The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see "Risk Factors -- Business and Real Estate Risks -- We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties." We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see "-- Joint Venture Investments" below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests, as in the case with our investment in the Core Fund. Please see "Risk Factors -- Business and Real Estate Risks -- If we invest in a limited partnership as a general partner we could be responsible for all liabilities of such partnership."


     We are not limited as to the geographic area where we may conduct our operations. We are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.


     In seeking investment opportunities for us, the Advisor will consider relevant real estate and financial factors including the creditworthiness of major tenants, the leases and other agreements affecting the property, the location of the property, its income-producing capacity, its prospects for long-term appreciation and liquidity and tax considerations. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.


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     Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

     - plans, specifications and surveys;

     - environmental reports;

     - evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Advisor, as well as title and other insurance policies; and

     - financial information relating to the property, including the recent operating histories of properties that have operating histories.


     We may invest in properties which have been developed, are being developed or are to be developed by Hines or a Hines affiliate. We may acquire a property that has been developed by Hines or a Hines affiliate and we may contract to acquire a property under development, or to be developed by Hines or a Hines affiliate at a pre-determined purchase price. All such transactions or investments will be approved by a majority of our independent directors and may not be acquired by us for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such development investment and our cost to acquire the property may be in excess of the cost that would have been incurred by us if we had developed the property. Please see "Risk Factors -- Business and Real Estate Risks -- We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties" and "Conflicts of Interest -- Joint Venture Conflicts of Interest."



JOINT VENTURE INVESTMENTS



     We may enter into joint ventures with third parties or Hines affiliates. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.



     We will enter into joint ventures with Hines affiliates for the acquisition of properties only if:


     - a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

     - the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.


     Our entering into joint ventures with other Hines affiliates will result in certain conflicts of interest. Please see "Conflicts of Interest -- Joint Venture Conflicts of Interest." Please also see "Risk Factors -- Business and Real Estate Risks -- We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties" and "Risk Factors -- Business and Real Estate Risks -- If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected." We believe that investing indirectly in the Core Fund or other Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in the Company. We do not expect that we will incur additional costs of any significance associated with investing indirectly through the Core Fund compared to acquiring interests in real estate directly.


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     We have not established safeguards we will apply to, or be required in, our potential joint ventures. Particular safeguards we will require in joint ventures will be determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and/or assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:



     - The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.



     - Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.



     - Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.


BORROWING POLICIES


     We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately-placed debt instruments or financing from institutional investors or other lenders. This indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or tenant buildouts, to refinance existing indebtedness, to pay dividends, to fund redemptions of our shares or to provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.



     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. We expect that once we have fully invested the net proceeds of this offering, our debt financing will be in the range of approximately 40% - 60% of the aggregate value of our real estate investments. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our articles of incorporation limit our borrowing to 75% of the value of all properties unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.


     Our borrowing policies do not eliminate or reduce the risks inherent in utilizing leverage to purchase properties. Please see "Risk Factors -- Business and Real Estate Risks -- Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow."

     By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties may be restricted. Lenders may have recourse to assets not securing the repayment of the indebtedness.

     We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage
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matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

     We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

     Except as set forth in our articles of incorporation regarding debt limits, we may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

DISPOSITION POLICIES


     We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders. Additionally, ventures in which we have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors. Please see "Risk Factors -- Business and Real Estate Risks -- If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected."



     The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.



     We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines will be completed in accordance with our conflict of interest policies. Please see "Conflicts of Interest -- Certain Conflict of Resolution Procedures."


INVESTMENT LIMITATIONS

     Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of our shareholders. Unless our articles of incorporation are amended, we will not:

     - Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

     - Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

     - Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

     - Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our board of directors determines, and in all cases in which the transaction
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       is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our shareholders for inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage or condition of the title.

     - Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

     - Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

     - Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

     - Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

     - Issue equity securities on a deferred payment basis or other similar arrangement.

     - Issue debt securities in the absence of adequate cash flow to cover debt service.

     - Issue equity securities which are non-voting or assessable.

     - Issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940.


     - When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.


     - Engage in trading, as compared with investment activities, or engage in the business of loan underwriting or the agency distribution of securities issued by other persons.

     - Lend money to our directors, or to Hines or its affiliates, except for certain mortgage loans described above.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     Our articles of incorporation require that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our articles of incorporation, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

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INVESTMENTS IN REAL ESTATE MORTGAGES

     While we intend to emphasize equity real estate investments, and hence operate as what is generally referred to as an "equity REIT," as opposed to a "mortgage REIT," we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third-party. We may also invest in participating or convertible mortgages if our directors conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

ISSUING SECURITIES FOR PROPERTY


     Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares in Hines REIT or OP Units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate or interests in real estate. Existing shareholders have no preemptive rights to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder's investment.


AFFILIATE TRANSACTION POLICY

     Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee will be composed solely of independent directors. Please see "Management -- Committees of the Board of Directors -- Conflicts Committee." The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see "Conflicts of Interest -- Certain Conflict Resolution Procedures."

CERTAIN OTHER POLICIES

     We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take all necessary actions to attempt to ensure that we are not deemed to be an "investment company." Please see "Risk Factors -- Investment Risks -- Your investment return may be reduced if we are required to register as an Investment Company under the Investment Company Act."

     We do not intend to:

     - underwrite securities of other issuers; or

     - actively trade in loans or other investments.


     Subject to the restrictions we are subject to in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.


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                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     We are a newly incorporated company and have only recently commenced operations. Therefore, we do not have any meaningful operations to discuss. The following analysis of our financial condition should be read in conjunction with our consolidated financial statements, the notes thereto and the other financial data included elsewhere in this prospectus.


OVERVIEW

     We were incorporated under the General Corporation Laws of the State of Maryland on August 5, 2003 primarily for the purpose of investing in office properties located throughout the United States. In addition, we may invest in properties outside the United States, non-office properties, mortgage loans, ground leases and other real estate investments. Other than our commitment to acquire a $35,000,000 interest in the Core Fund, we have neither purchased nor contracted to purchase any properties, nor have any properties been identified in which there is a reasonable probability that we will invest.

     We will conduct substantially all of our activities through, and substantially all of our properties will be held directly or indirectly by, the Operating Partnership, which was formed on August 20, 2003. Generally, we will contribute the proceeds we receive when we issue common shares for cash to the Operating Partnership and the Operating Partnership will, in turn, issue limited partnership units to us, which will entitle us to receive our share of the Operating Partnership's earnings or losses and net cash flow. Provided we have sufficient cash flow, we intend to distribute amounts we receive from the Operating Partnership to our shareholders in the form of quarterly cash dividends. We are structured in a manner that would allow the Operating Partnership to issue limited partnership units from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the sellers of the real estate will generally be able to defer the taxation of gains until they exchange their limited partnership units for our common shares or sell or redeem their units.


     We intend to qualify as a REIT for federal tax purposes, thereby generally avoiding federal income taxes.


CRITICAL ACCOUNTING POLICIES

     Management believes our most critical accounting policies will be the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.


  REVENUE RECOGNITION AND VALUATION OF RECEIVABLES



     Our revenues, which will be comprised largely of rental income, will include rents reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivable on a quarterly basis and take into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to

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record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders' equity.

  INVESTMENTS IN REAL ESTATE

     We will record investments in real estate at cost and we will capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect will be approximately 40 years for buildings and improvements, three to seven years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.


     We will be required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of the related assets.


     We have adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as "held for sale" on our balance sheet.


     When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property's carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property's use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors contain subjectivity and thus are not able to be precisely estimated. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. We will be required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.


  REAL ESTATE PURCHASE PRICE ALLOCATION


     We will allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Estimates of fair value for land will be based on factors such as comparisons to other properties sold in the same geographic area adjusted for unique characteristics. Estimates of fair values of buildings and tenant improvements are based on present values determined based upon the application of hypothetical leases with market rates and terms.


     We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We will amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

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     We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management's estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We will also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

     The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.


     We will amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from 5 to 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.



     These assessments will have a direct impact on net income and revenues. If we assign more fair value to the in-place leases versus buildings and tenant improvements, assigned costs would generally be depreciated over a shorter period, resulting in more depreciation expense and a lower net income on an annual basis. Likewise, if we estimate that more of our leases in-place at acquisition are on terms believed to be above the current market rates for similar properties, the calculated present value of the amount above market would be amortized monthly as a direct reduction to rental revenues and ultimately reduce the amount of net income.


  ACCOUNTING FOR DERIVATIVE FINANCIAL INVESTMENTS AND HEDGING ACTIVITIES

     We will account for our derivative and hedging activities, if any, in accordance with SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133," and SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which requires all derivative instruments to be carried at fair value on the balance sheet.


     Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. We will formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders' equity. Calculation of a fair value of derivative instruments will also require management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative


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instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges under SFAS 133. We are not currently a party to any derivatives contracts.

INCOME TAXES


     For the year ending December 31, 2004, Hines REIT expects to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code and, if such election is made, we will be taxed as such beginning with our taxable year ending December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT's ordinary taxable income to shareholders. As a REIT, the Hines REIT generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If Hines REIT fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants Hines REIT relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to shareholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and we intend to operate in the foreseeable future in such a manner so that we will qualify as a REIT for federal income tax purposes.


FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES


     We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. The capital required to purchase real estate investments will be obtained from this offering and from any indebtedness that we may incur in connection with the acquisition of any real estate investments thereafter. We have been initially capitalized with $10,000 from the sale of 1,000 common shares to Hines REIT Investor, L.P., an affiliate of the Advisor. For information concerning the anticipated use of the net proceeds from this offering, please see the "Estimated Use of Proceeds" section of this prospectus. An affiliate of Hines invested $200,000 into the Operating Partnership and HREH will invest an additional $10,000,000 into the Operating Partnership upon the closing of the minimum offering.



     Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Please see "Risk Factors -- Investment Risks."



     We currently have no outstanding debt and have not identified any sources of debt financing. Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will be in the range of approximately 40-60% of the aggregate value of our real estate investments. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owed by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Any indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about our company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on the value of an investment in our common shares.


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     In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Advisor, the Dealer Manager, Hines and their affiliates during the various phases of the organization and operation of the Company. During the organizational and offering stage, these payments will include payments to the Dealer Manager for selling commissions and the dealer manager fee and payments to the Advisor for reimbursement of organization and offering costs. During the acquisition and operational stages, certain services related to management of our investments and operations will be provided to the Company by the Advisor and Hines pursuant to various agreements we anticipate entering into with these entities. Pursuant to those agreements, we expect that we will make various payments to the Advisor and/or Hines, including acquisition fees, asset management fees, property management fees, leasing fees, and payments for reimbursements of costs incurred by the Advisor and Hines in providing related services to the Company. Please see the "Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest" section of this prospectus for further discussion of compensation to the Advisor, the Dealer Manager, Hines and their affiliates.


     In order to qualify as a REIT and to avoid corporate-level tax on the income we distribute to our shareholders, we are required to distribute at least 90% of our ordinary income and short-term capital gains on an annual basis. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional properties. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.


     We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.


     In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

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                        DESCRIPTION OF OUR COMMON SHARES


     We were formed as a corporation under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our articles of incorporation and bylaws. The following summary of the terms of our common shares is a summary of all material provisions concerning our common shares and you should refer to the Maryland General Corporation Law and our articles of incorporation and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. Please see "Where You Can Find More Information" below.



     Our articles of incorporation authorize us to issue up to 1,500,000,000 common shares at $0.001 par value per share and 500,000,000 preferred shares at $0.001 par value per share. As of the date of this prospectus, we had 1,000 common shares issued and outstanding and no preferred shares were issued and outstanding. Our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares without any action by our shareholders.



     Subject to the limitations described below, our articles of incorporation also contain a provision permitting our board of directors, without any action by our shareholders, to classify or reclassify any unissued common shares or preferred shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares.



     Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer. Please see "Risk Factors -- Investment Risks -- The ownership limit in our articles of incorporation may discourage a takeover attempt."


COMMON SHARES


     Subject to any preferential rights of any other class or series of shares and to the provisions of our articles of incorporation regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. Our common shares have equal dividend, distribution, liquidation and other rights.



     We will not issue certificates for our shares. Shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. GEMISYS Corporation acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to GEMISYS Corporation a transfer and assignment form, which we will provide to you at no charge upon written request.


PREFERRED SHARES


     Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors to designate and issue one or more


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classes or series of preferred shares without shareholder approval, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to the Company for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:


     - a merger, offer or proxy contest;

     - the assumption of control by a holder of a large block of our securities; or

     - the removal of incumbent management.


     Also, the board of directors, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above.


     We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     Each shareholder is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.


     An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, the chairman of our board, our president or upon the written request of shareholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of a majority of our outstanding shares, either in person or by proxy, constitutes a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.


     Under the Maryland General Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on:

     - amendments to our articles of incorporation;

     - our liquidation or dissolution;

     - our reorganization;

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     - a merger, consolidation or sale or other disposition of substantially all of our assets; and

     - a termination of our status as a REIT.


     The vote of shareholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our shareholders. Shareholders are not entitled to exercise any of the rights of an objecting shareholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply.



     Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder's name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. Shareholders are also entitled to access to the records of the Operating Partnership upon request.


     In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, which provides that, upon the request of shareholders and the payment of the expenses of the distribution, we are required to distribute specific materials to our shareholders in the context of the solicitation of proxies for voting on matters presented to our shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

RESTRICTIONS ON TRANSFER

     To qualify as a REIT under the Internal Revenue Code:

     - five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

     - 100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

You should read the "Material Tax Considerations" section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and once qualified, to continue to qualify, our articles of incorporation provide (subject to certain exceptions) that no shareholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our articles of incorporation, that it is no longer in our best interests to continue to qualify as a REIT.

     Additionally, the transfer or issuance of our shares or any security convertible into our shares will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a
REIT), if such transfer or issuance:

     - creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

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     - with respect to transfers only, results in our shares being owned by fewer than 100 persons;

     - results in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code;

     - results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

     - results in our disqualification as a REIT.

     Our articles of incorporation provide that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as "Excess Securities." Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions declared by the board of directors on such securities for the benefit of the charitable beneficiary. Our articles of incorporation further entitle the trustee of the beneficial trust to vote all Excess Securities.

     The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

     Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.

     The ownership restriction does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

     In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities or (ii) the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the articles of incorporation. If any legal decision, statute, rule or regulation deems or declares the transfer restrictions described in this section of the prospectus to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

DIVIDEND POLICY


     If we ever have sufficient cash flow available to pay dividends, we intend to pay regular quarterly dividends to our shareholders. As of the date of this prospectus, we have no real estate investments. We will use the net proceeds from the first $10,000,000 we raise in this offering, as well as the net proceeds from the $10,000,000 investment HREH will make in the Operating Partnership when the minimum offering is reached, to acquire an interest in the Core Fund currently held by an affiliate of Hines. We will continue to invest the net proceeds we raise to acquire the remainder of the $35,000,000 interest in the Core Fund. Please see "The Operating Partnership -- General" for a summary of this $10,000,000 commitment. The Core Fund currently owns interests in three office buildings located in New York City and one office building located in Washington D.C. Please see "Initial Properties." We expect to receive quarterly distributions from the Core Fund, which we expect will allow us to pay dividends to our shareholders. We currently anticipate we will be able to pay a dividend for the first full quarter following our initial investment in the Core Fund.



     We currently have not identified any other probable real estate investments. Other than this initial interest in the Core Fund, we will not make additional real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when, if ever, we will begin to generate sufficient cash flow from these additional investments to pay dividends as a result of such investments. Because all of our operations will be performed indirectly through the Operating Partnership, our ability to pay dividends depends on the Operating Partnership's ability to pay distributions to its partners, including Hines REIT. Please see "Risk Factors -- Business and Real Estate Risks -- We may not have sufficient funds to pay dividends."



     If and when we are able to pay dividends, they will be paid to our shareholders as of record dates selected by our board of directors. We expect to declare dividends on a daily basis, but aggregate and pay dividends on a quarterly basis. After we have cash available for dividends, we expect to regularly pay dividends unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Dividends will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for the payment of dividends may be affected by a number of factors, including:


     - the amount of time required for us to invest the funds received in the offering;

     - our operating and interest expenses;

     - the ability of tenants to meet their obligations under the leases associated with our properties;

     - amount of distributions or dividends received by us from our indirect real estate investments;

     - our ability to keep our properties occupied;

     - our ability to maintain or increase rental rates when renewing or replacing current leases;

     - capital expenditures and reserves therefor;

     - the issuance of additional shares; and

     - financings and refinancings.

     We must distribute to our shareholders at least 90% of our taxable income in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the "Material Tax Considerations -- Requirements For Qualification as a REIT -- Operational Requirements -- Annual Distribution Requirement" section of this prospectus. Our directors may declare dividends in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third-parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the "Risk Factors -- Business and Real Estate Risks -- We may not be able to meet, or we may need to incur borrowings to meet, REIT minimum distribution requirements and such borrowings may adversely impact our operations and cash flow" and "Material Tax Considerations -- Requirements for Qualification as a REIT" sections in this prospectus.

SHARE REDEMPTION PROGRAM


     Our shares are currently not listed on a national securities exchange or included for quotation in a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, shareholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay the Advisor or its affiliates any fees to complete any transactions under our share redemption program.



     The Company intends to begin redeeming shares pursuant to its share redemption program beginning one year from the effective date of this offering. During this offering and for five years thereafter, the Company intends to redeem shares subject to an annual limitation of the lesser of (i) net proceeds received from our dividend reinvestment plan during the prior calendar year or
(ii) 5% of our outstanding shares as of the prior calendar year end. Beginning five years after the termination of this offering, the Company intends to begin offering an enhanced liquidity program whereby the Company may annually redeem up to 10% of the shares outstanding as of the prior calendar year end. The Company may, but is not required to, use available cash flow not otherwise dedicated to a particular use to meet these redemption needs, including cash proceeds generated from the dividend reinvestment plan, new offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or refinancings.



     During this offering, shares will be redeemed at 90% of the offering price, or $9.00 per share. Thereafter, the board of directors will determine the redemption price based on consideration of numerous factors including the then-current net asset value of our portfolio, the then-current offering price of our shares (if any), the then-current dividend reinvestment plan price and general market conditions.



     The Company may, at its option, redeem shares presented for cash to the extent it has sufficient cash flow to do so. Additionally, our board may terminate, suspend or amend the share redemption program at any time upon 30 days notice without shareholder approval if our directors believe such action is in our best interest and that of our shareholders or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. In the event of a redemption request after the death or disability (as defined in the Internal Revenue Code) of a shareholder, we may waive the one-year holding period requirement as well as the annual limitations on the number of shares that will be redeemed as summarized above.



     Redemption of shares, when requested, may generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. You may withdraw your request to have your shares redeemed at any time prior to their redemption. We cannot guarantee that we will have sufficient available cash flow to accommodate all requests made in any quarter. If the percentage of our shares subject to redemption requests exceeds the then applicable limitations, each shareholder's request will be reduced on a pro rata basis. In addition, if we do not have such sufficient funds available, at the time when redemption is requested, you can
(i) withdraw your request for redemption or (ii) ask that we honor your request at such time, if any, as sufficient funds become available. Such pending requests will generally be honored on a pro-rata basis. Please see "Risk


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

Factors -- Investment Risks -- You may be unable to sell your shares because your ability to redeem your shares is limited pursuant to our share redemption program" and "-- There is currently no public market for our common shares and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you may likely sell them at a substantial discount."


     You may present to us fewer than all of your shares for redemption, except that (i) you must present for redemption at least the lesser of 25.0% of your shares or 5,000 shares and (ii) if you retain any shares, you must retain at least 250 shares.


     The shares we redeem under our share redemption program will be cancelled and will be held as treasury shares. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

RESTRICTIONS ON ROLL-UP TRANSACTIONS


     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.


     A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

     - a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

     - a transaction involving our conversion into a limited liability company, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to Hines; or our investment objectives.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote "no" on the proposal the choice of:

     - accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

     - one of the following:

      - remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

      - receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

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

     We are prohibited from participating in any proposed Roll-up Transaction:

     - that would result in our shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation and our dissolution;

     - that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

     - in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Our Common Shares"; or

     - in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

SHAREHOLDER LIABILITY

     Both the Maryland General Corporation Law and our bylaws provide that our shareholders:

     - are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

     - are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

DIVIDEND REINVESTMENT PLAN


     We currently have a dividend reinvestment plan available that allows you to have dividends otherwise payable to you invested in additional common shares. During this offering, you may purchase common shares under our dividend reinvestment plan for $9.50 per share until all of the shares registered as part of this offering have been sold. Thereafter, our board of directors will determine the price per share for which shares will be issued under the plan based on the consideration of numerous factors including the current offering price (if any). We will pay reduced sales commissions of up to 4.0% and no dealer manager fees in connection with shares purchased pursuant to our dividend reinvestment plan. A copy of our dividend reinvestment plan as currently in effect is included as Appendix C to this prospectus.



     Investors participating in our dividend reinvestment plan may purchase fractional shares. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles of incorporation relating to such investment, you will promptly notify the Advisor in writing of that fact.



     A withdrawal from participation in the dividend reinvestment plan will be effective only with respect to dividends paid more than 30 days after receipt of written notice. In addition, a transfer of common shares will terminate the shareholder's participation in the dividend reinvestment plan as of the first day of the quarter in which the transfer is effective.


     Shareholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.


     Following the reinvestment, we will send each participant a written confirmation showing the amount of the dividend reinvested in our shares, the number of common shares owned prior to the reinvestment,

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


and the total amount of common shares owned after the dividend reinvestment. We have the discretion not to provide a dividend reinvestment plan, and a majority of our board of directors may amend or terminate our dividend reinvestment plan for any reason at any time upon 10 days' prior written notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, you may terminate your participation in the dividend reinvestment plan at any time by providing us with 10 days' written notice.



     If you participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional common shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Please see "Risk Factors -- Tax Risks -- Investors may realize taxable income without cash dividends."


BUSINESS COMBINATIONS

     The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested shareholder or the interested shareholder's affiliate for five years after the most recent date on which the shareholder becomes an interested shareholder. These provisions of the Maryland General Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. However, as permitted by the Maryland General Corporation Law, Section 5.9 of our articles of incorporation provides that the business combination provisions of Maryland law do not apply to us.

CONTROL SHARE ACQUISITIONS

     With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding "control shares:"

     - owned by the acquiring person;

     - owned by officers; and

     - owned by employees who are also directors.

     "Control shares" mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

     - one-tenth or more but less than one-third;

     - one-third or more but less than a majority; or

     - a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the

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

control shares. If no request for a meeting is made, we may present the question at any shareholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our articles of incorporation or bylaws.

     As permitted by Maryland General Corporation Law, Section 5.10 of our articles of incorporation contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of common shares.

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

                              PLAN OF DISTRIBUTION

GENERAL


     We are offering a minimum of 1,000,000 shares (assuming no volume discounts) and a maximum of 220,000,000 shares to the public through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker-dealer affiliated with Hines. We will also allow certain broker-dealers who are registered with the National Association of Securities Dealers, Inc. ("NASD") to offer our shares in this offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled "Suitability Standards." Of the 220,000,000 shares offered by this prospectus, we are offering:


     - 200,000,000 shares to the public at a purchase price per share of $10.00; and


     - 20,000,000 shares for issuance pursuant to our dividend reinvestment plan at a price per share of $9.50.


     Hines Real Estate Securities, Inc. was organized in June 2003 for the purpose of participating in and facilitating the distribution of the securities being offered in this offering. This offering is the first offering for which our Dealer Manager has acted as a dealer manager. For additional information about our Dealer Manager, including information relating to its affiliation with us, please refer to the section of this prospectus captioned "Management -- The Dealer Manager."


     The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price used by other companies in circumstances substantially similar to ours, the range of offering prices of other REITs that do not have shares listed on a national exchange and the recommendation of the Dealer Manager based on its consultations with potential participating broker-dealers. This offering will commence as of the date of this prospectus. If the minimum
offering of 1,000,000 shares is not sold by                , 2005 (which is one
year after the effective date of this prospectus), we will cancel this offering and your investment will be returned to you within 10 days after cancellation, with the interest earned on your investment while in escrow, less any expenses paid to the escrow agent, except for residents in the states of Alabama, Kansas, Maine, Missouri, North Carolina, Ohio and Pennsylvania, who shall have no expenses deducted from their investment. We have no right to extend the term of the minimum offering period. If the minimum offering of 1,000,000 shares is sold and if this offering continues thereafter, the offering will terminate on or
before       , 2006. We reserve the right to terminate this offering at any time.


UNDERWRITING TERMS


     We have not retained an underwriter in connection with this offering. The shares are being offered on a "best efforts" basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see "Risk Factors -- Investment Risks -- The risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering." We will pay the Dealer Manager selling commissions of up to 6.0% of the gross offering proceeds of shares sold to the public, all of which will be reallowed to participating broker dealers. We will pay reduced selling commissions of up to 4.0% on shares issued pursuant to the dividend reinvestment plan.



     The Dealer Manager intends to enter into selected dealer agreements with certain other broker-dealers who are members of the NASD to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions to such participating broker-dealers.



     The Dealer Manager will also receive a dealer manager fee of up to 2.2% of gross offering proceeds we raise from the sale of shares to the public as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. We will not pay this fee for proceeds we receive under our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may reallow a portion of the dealer manager fee to participating broker-dealers as marketing

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

fees, reimbursement of costs and expenses of attending our educational conferences or to defray other distribution-related expenses. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering.


     We will also reimburse the Advisor for all expenses incurred by the Advisor, the Dealer Manager and their affiliates in connection with this offering and our organization in an amount up to 3.0% of gross proceeds of this offering. Included in these expenses are reimbursements to participating broker-dealers (up to a maximum of 0.5% of the gross offering proceeds) for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to the Company and this offering, and in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering so long as detailed and itemized invoices are provided and such charges do not include any profit margin to the participating broker-dealer and actual costs of third-party professionals retained to provide due diligence services and advice to the participating broker-dealer.


     Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

     We have agreed to indemnify participating broker-dealers, the Dealer Manager and the Advisor against material misstatements and omissions contained in this prospectus arising in connection with this offering, including liabilities arising under the Securities Act.

     The following table shows the compensation payable to the Dealer Manager and participating broker-dealers, including amounts deemed to be underwriting compensation by the NASD.


                                                              ESTIMATED
                                                               MAXIMUM      PERCENTAGE OF
TYPE OF COMPENSATION                                            AMOUNT       MAXIMUM(1)
--------------------                                         ------------   -------------
Selling Commissions........................................  $127,600,000          5.827%
Dealer Manager Fee.........................................  $ 44,000,000          2.009%
Salaries and Bonuses of Wholesalers and Broker-Dealer
  Personnel................................................  $  7,956,466          0.363%
Travel, Food and Lodging Budget for Wholesalers............  $  5,470,800          0.250%
Expense Reimbursements for Sponsor Educational Meetings....  $  1,550,000          0.071%
Attendance Fees and Expense Reimbursements for
  Broker-Dealer Sponsored Conferences......................  $  4,078,375          0.186%
Expense Allocation to Dealer Manager.......................  $  1,625,393          0.074%
Promotional Items..........................................  $    516,500          0.024%
Public Seminars............................................  $    792,000          0.036%
Legal Fees Allocable to the Dealer Manager.................  $     50,000          0.002%
                                                             ------------   -------------
  Total....................................................  $193,639,534          8.842%
                                                             ============   =============


---------------


(1) Assumes that the maximum offering of 200,000,000 shares are sold at $10.00 per share and 20,000,000 shares are sold at $9.50 per share pursuant to our dividend reinvestment plan.



     In accordance with the Conduct Rules of the NASD, in no event will our total underwriting compensation (including, but not limited to, selling commissions, the dealer manager fee, wholesaling salaries and commissions and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) exceed 10% of gross offering proceeds, except for an additional up to 0.5% of gross offering proceeds which may be paid in connection with due diligence activities.


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

     In the event that an investor (i) has a contract for investment advisory and related brokerage services which includes a fixed or "wrap" fee feature,
(ii) has a contract for a "commission replacement" account, which is an account in which securities are held for a fee only, (iii) has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (iv) is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee, we will sell shares to or for the account of such investor at a 6.0% discount, or $9.40 per share, reflecting that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by waiving the commissions payable in connection with such transactions. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.


     We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers themselves, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses and minor children) at a 6.0% discount, reflecting that selling commissions will not be paid in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to us from such sales made net of commissions will be identical to the net proceeds we receive from other sales of shares.



     Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at an 8.2% discount, reflecting the fact that selling commissions and the dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.



     In addition, subscribers for shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their shares paid over a five-year period pursuant to a deferred commission arrangement. Shareholders electing the deferred commission option will be required to pay a total of $9.50 per share purchased upon subscription, rather than $10.00 per share, with respect to which $0.10 per share will be payable as commissions due upon subscription. For the period of five years following subscription, $0.10 per share will be deducted on an annual basis from dividends or other cash distributions otherwise payable to the shareholders and used by the Hines REIT to pay deferred commission obligations. The net proceeds to the Hines REIT will not be affected by the election of the deferred commission option. Under this arrangement, a shareholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 6% commission, and an amount equal to a 1% commission per year thereafter for the next five years, or longer if required to satisfy outstanding deferred commission obligations. The foregoing commission amounts may be adjusted with approval of the Dealer Manager by application of the volume discount provisions described below.



     Shareholders electing the deferred commission option who are subject to federal income taxation will incur tax liability for dividends or other cash distributions otherwise payable to them with respect to their shares even though such dividends or other cash distributions will be withheld from such shareholders and will instead be paid to third parties to satisfy commission obligations.



     Investors who wish to elect the deferred commission option should make the election on their subscription agreement. Election of the deferred commission option shall authorize the Hines REIT to withhold dividends or other cash distributions otherwise payable to such shareholder for the purpose of paying commissions due under the deferred commission option; provided, however, that in no event may the Hines REIT withhold in excess of $0.50 per share in the aggregate under the deferred commission option. Such dividends or cash distributions otherwise payable to shareholders may be pledged by the Hines REIT, the Dealer Manager, the Advisor or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

     In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, listing of the shares occurs or is reasonably anticipated to occur, or we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Hines REIT. In either such event, we shall provide notice of any such acceleration to shareholders who have elected the deferred commission option. In the event of listing, the amount of the remaining commissions due shall be deducted and paid by the Hines REIT out of dividends or other cash distributions otherwise payable to such shareholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of Hines REIT and our shareholders to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our shares. In the event of a liquidation of our properties, the amount of remaining commissions due shall be deducted and paid by the Hines REIT out of dividends or net sale proceeds otherwise payable to shareholders who are subject to any such acceleration of their deferred commission obligations. In no event may the Hines REIT withhold in excess of $0.50 per share in the aggregate for the payment of deferred commissions.


VOLUME DISCOUNTS

     We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase at least 15,000 shares from the same participating broker-dealer. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

     The volume discounts operate as follows:


                                         COMMISSION
                                         PERCENTAGE
                                      (BASED ON $10.00   PRICE PER SHARE   AMOUNT OF COMMISSION
NUMBER OF SHARES PURCHASED               PER SHARE)        TO INVESTOR        PAID PER SHARE
--------------------------            ----------------   ---------------   --------------------
Under 15,000........................        6.0%             $10.00               $0.60
15,000 to 29,999....................        4.5%             $ 9.85               $0.45
30,000 to 49,999....................        3.0%             $ 9.70               $0.30
50,000 to 99,999....................        1.5%             $ 9.55               $0.15
100,000 and over....................        1.0%             $ 9.50               $0.10


     For example, if you purchase 40,000 shares, your selling commissions will be reduced to 3.0%, in which event you would pay $388,000 ($9.70 per share) for your shares, instead of $400,000 ($10.00 per share). The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

     As set forth below, a "single purchaser" may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose in writing, which request must accompany your subscription agreement, set forth the basis for qualifying for the volume discount, and identify the purchases to be combined. For the purposes of such volume discounts, the term "purchaser" includes:

     - an individual, his or her spouse and their children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

     - an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

     - all commingled trust funds maintained by a given bank.

     Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a "single purchaser."

     Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

     California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

     - there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

     - all purchasers of the shares must be informed of the availability of volume discounts;

     - the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

     - the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

     - no discounts are allowed to any group of purchasers.

     Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

THE SUBSCRIPTION PROCESS


     The Dealer Manager and participating broker-dealers are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.



     The Dealer Manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements. We plan to make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, as well as to provide them paper copies. In the subscription agreement, you have the option of choosing to authorize us to make available on our website at www.HinesREIT.com any prospectus amendments or supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be delivered to you, and to notify you via email when such reports are available electronically. In any case, however, you may always receive a paper copy upon request.



     Our shares are being sold as subscriptions for the shares are received and accepted by us, subject to the satisfaction by us of the minimum offering condition described below. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares subscribed for. If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 10 days after our receipt of the same.



     In order to acquire shares pursuant to this offering, you must deliver a completed subscription agreement, in the form that accompanies this prospectus, prior to the termination of this offering. Prior to our reaching the minimum offering, you should pay for your shares by check payable to "Wells Fargo Bank, N.A., as escrow agent for Hines Real Estate Investment Trust, Inc." Subject to compliance with

Rule 15c2-4 of the Exchange Act, the participating broker-dealers will submit a subscriber's check to us for deposit with the escrow agent by noon of the next business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, a subscriber's check will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated interest bearing escrow account with our escrow agent, and will be held in trust for your benefit until the minimum offering is achieved. After the minimum offering is achieved, we will hold your subscription proceeds in trust for your benefit in a segregated interest bearing account as described in "-- Admission of Shareholders" below. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

  MINIMUM OFFERING


     Subscription proceeds will be placed in escrow until such time as subscriptions representing 1,000,000 shares have been received and accepted by us. Any shares purchased by our Advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or bank money-market mutual funds investing in obligations of or guaranteed by the U.S. government or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.



     If the minimum offering has not been received and accepted by           ,
2005 (one year after the date of this prospectus), this offering will be terminated, and the escrow agent will promptly return your funds and subscription agreement within 10 business days. We have no right to extend the term of the minimum offering period. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber. In the event that a subscriber fails to remit an executed Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. If we do not complete the minimum offering, such interest will be paid to subscribers upon the termination of the escrow period. In such event, investors other than those residing in Alabama, Kansas, Maine, Missouri, North Carolina, Ohio and Pennsylvania will bear all expenses of the escrow and, as such, the interest to be paid to subscribers generally will be reduced for escrow expenses.


  ADMISSION OF SHAREHOLDERS


     We intend to admit shareholders daily as subscriptions for shares are received in good order. After we reach the minimum offering, funds being held in escrow will be released to us. Thereafter, upon your being admitted as a shareholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses as described in this prospectus.

  SUBSCRIPTION AGREEMENT

     The subscription agreement requires all investors subscribing for shares to make the following representations:

     - your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - you received a copy of this prospectus;


     - you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the "Suitability Standards" section of this prospectus;



     - you are purchasing the shares for your own account; and


     - you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

     The above representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above representations by executing the subscription agreement.

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

MINIMUM INVESTMENT

     You initially must purchase at least 250 shares, which equals a minimum investment of $2,500. Please see "Suitability Standards -- Minimum Purchase."


     Except in Maine, Minnesota, Nebraska and Washington (where investors must purchase additional shares only in increments of at least $1,000), investors who have satisfied the minimum purchase requirement may purchase less than the minimum number of shares discussed above. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least five shares ($50.00), except for purchases made pursuant to our dividend reinvestment plan.


     Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. Please see the "Suitability Standards" section of this prospectus. In making this determination, such persons will rely on relevant information provided by the investor. Each investor should be aware that a participating broker-dealer is responsible for determining suitability and will be relying on the information provided by investors in making this determination.


  AUTOMATIC INVESTMENT PROGRAM



     In conjunction with or following an initial investment, a shareholder may elect to purchase additional shares on a systematic basis by electing to participate in our automatic investment program. Upon such election, our transfer agent will automatically debit a participating shareholder's bank account at regular intervals for an amount not less than $50 per interval (except for residents of the States of Maine, Minnesota, Nebraska and Washington who must invest in increments of at least $1,000) as specified on such shareholder's subscription agreement. Participating shareholders may elect to make additional share purchases pursuant to this program monthly, quarterly or annually.



     Shareholders who have also elected to participate in the dividend reinvestment plan will also have all dividends with respect to the shares acquired through the automatic investment program reinvested pursuant to the dividend reinvestment plan. The automatic investment program will commence with the next investment interval selected in the shareholder's subscription agreement, provided it is received at least 10 days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.


     Each participating broker-dealer will maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

TERMINATION DATE


     This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later
than           , 2006 (two years after the effective date of this prospectus).

                           THE OPERATING PARTNERSHIP

     We currently plan to conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Agreement of Limited Partnership of the Operating Partnership, which we filed as an exhibit to the registration statement of which this prospectus is a part. We refer to the Operating Partnership's Agreement of Limited Partnership as the "Partnership Agreement."

GENERAL

     The Operating Partnership was formed in August, 2003 to hold our assets. It will allow the Company to operate as what is generally referred to as an "Umbrella Partnership Real Estate Investment Trust," or an "UPREIT," which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.


     A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the dividends made to holders of our common shares. Finally, a limited partner in the Operating Partnership may later exchange his or her limited partner interests in the Operating Partnership for common shares in Hines REIT in a taxable transaction.


     The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other programs, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.


     We intend to hold substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of the prospectus, we own a 1% equity percentage interest in the Operating Partnership. HALP Associates Limited Partnership, an affiliate of Hines, contributed $200,000 to the Operating Partnership for a 99% limited partner interest and is currently the sole limited partner. HREH will invest $10,000,000 into the Operating Partnership for a limited partner interest once we have raised the minimum offering of 1,000,000 shares and have received the net proceeds from escrow. The only condition precedent to this investment being made is that we reach the minimum offering. Pursuant to this investment, HREH will acquire OP Units in the Operating Partnership at a price of $9.20 per unit. As a result of this investment, HREH will receive 1,086,957 OP Units. Finally, HALP Associates Limited Partnership also owns the Participation Interest in the Operating Partnership. Please see "-- The Participation Interest" below. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.


PURPOSES AND POWERS


     The Operating Partnership is organized as a Delaware limited partnership and is governed in accordance with the terms of the Partnership Agreement. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objects and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, construct, develop, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a shareholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership's purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Uniform Limited Partnership Act.


OPERATIONS

     The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (i) satisfy the requirements for being classified as a REIT for tax purposes, (ii) avoid any federal income or excise tax liability and (iii) ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see "Material Tax Considerations -- Tax Treatment of the Operating Partnership."

     The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us. Please see "-- Distributions" below. Distributions will be made such that a holder of one OP Unit in the Operating Partnership will receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual dividends paid to the holder of one of our common shares.

     The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations, (i) income from operations is allocated first to the holder of the Participation Interest until it has been allocated income in an amount equal to distributions made to such holder, and then to the remaining partners of the Operating Partnership in accordance with their respective percentage interests, (ii) gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests, and (iii) all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests.

     Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the holder of the Participation Interest were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.


     In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:


     - all expenses relating to the continuity of our existence;

     - all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

     - all expenses associated with compliance by us with applicable laws, rules and regulations;

     - all costs and expenses relating to any issuance or redemption of OP Units or our common shares; and

     - all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

AMENDMENTS

     The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

     - the allocation of profits, losses, or distributions among partners;

     - any provision relating to the issuance and conversion of OP Units; and

     - any provision relating to the transfer of OP Units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership. The written consent of all the partners is required to amend these amendment limitations.

TRANSFERABILITY OF THE GENERAL PARTNER'S INTEREST

     We may not transfer our interest in the Operating Partnership without the consent of partners holding over 50% of the aggregate percentage interest held by all partners in the Operating Partnership unless:

     - the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

     - the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of a majority-in-interest of the limited partners of the Operating Partnership, or (ii) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with the Partnership Agreement.

VOTING RIGHTS


     When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, each partner's consent rights (including the holder of the Participation Interest) are based on such partner's percentage interest of the Operating Partnership. Please see "-- The Participation Interest" below for a summary of the calculations of the percentage interest attributable to the Participation Interest, which increases over time, and the percentage interests attributable to partners holding OP Units.


THE PARTICIPATION INTEREST


     HALP Associates Limited Partnership owns the Participation Interest of the Operating Partnership, which increases over the life of the Operating Partnership and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. The Participation Interest was issued as compensation for services performed in connection with our formation. The percentage interest attributable to the Participation Interest, initially zero at the first month of operations of the Operating Partnership, increases incrementally on a monthly basis as described below and, consequently, the percentage interest of holders of OP Units, including Hines REIT, will decrease proportionally. See "Risk Factors -- Investment Risks -- Hines REIT's interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by

HALP Associates Limited Partnership and your investment in Hines REIT may be diluted if we issue additional shares" and "-- Hypothetical Impact of the Participation Interest" below.


     The percentage interest of the holder of the Participation Interest as of the end of a particular calendar month will equal the sum of:

     (a) the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, multiplied by a fraction whose numerator is the number of OP Units outstanding as of the end of the immediately preceding month and whose denominator is the number of OP Units outstanding as of the end of the current month, plus


     (b) 0.0625% of the net equity received by the Operating Partnership and invested in real estate investments reflected on the balance sheet of the Operating Partnership as of the end of the current month, divided by the "Net Asset Value" (as defined below) of the Operating Partnership as of the end of the current month, plus



     (c) 0.50% of the "Gross Real Estate Investments" (as defined below) made by the Operating Partnership during the current month, divided by the Net Asset Value of the Operating Partnership as of the end of such month.



     "Net Asset Value" as of a particular date means the net fair market value of the Operating Partnership's equity as of such date, as approved by the Company's board of directors, which shall generally equal the net proceeds that would be available for distribution by the Operating Partnership if all properties owned directly or indirectly by the Operating Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.


     The term "Gross Real Estate Investments" of the Operating Partnership means the gross amount invested by the Operating Partnership in any real estate investments (either directly or indirectly, including real estate investments contributed to the Operating Partnership for OP Units), including debt attributable to such investments; provided that in the case of amounts invested in entities not wholly-owned by the Operating Partnership, the term shall mean our allocable share of the Gross Real Estate Investments of such entities.


     The foregoing calculation of the percentage interest of the Participation Interest as of the end of a particular month will be effective as of the first day of the following month. While the Participation Interest increases on a monthly basis, the amount of the increase is diluted by the number of OP Units issued during each calendar month (including OP Units issued to Hines REIT as the general partner as a result of offering proceeds raised by us), as further described in clause (a) above.


     The percentage interest of each partner holding OP Units for any particular calendar month will equal:

     - 100% minus the percentage interest attributable to the Participation Interest, multiplied by

     - the sum of the number of OP Units held by such partner, assuming the conversion of any Preference Units held by such partner (if any) into OP Units, divided by

     - the sum of all OP Units issued and outstanding at such time, assuming the conversion of all Preference Units issued and outstanding at such time (if any) into OP Units.

     The Participation Interest is also redeemable into common shares or cash as described below.

HYPOTHETICAL IMPACT OF THE PARTICIPATION INTEREST


     The following table shows an example of the increase of the Participation Interest, and the proportionate decrease of Hines REIT's interest in the Operating Partnership, assuming: (i) we raise $250 million each quarter during the first two years represented, (ii) we raise no additional capital and otherwise issue no additional shares during the remaining eight years represented, (iii) we immediately invest all proceeds received in real estate investments without taking into account selling commissions, dealer manager fees or organizational and operating expenses, (iv) no other interests in the Operating Partnership are issued and (v) our investments in real estate investments are 50% leveraged at the time of acquisition.


                                                          HINES
                                            HINES         CASH        PARTICIPATION
END OF YEAR                                REIT(1)    INVESTMENT(2)    INTEREST(3)     TOTAL
-----------                                --------   -------------   -------------   -------
     1...................................   97.55%        0.98%           1.47%       100.00%
     2...................................   97.66%        0.49%           1.85%       100.00%
     3...................................   96.92%        0.48%           2.60%       100.00%
     4...................................   96.17%        0.48%           3.35%       100.00%
     5...................................   95.42%        0.48%           4.10%       100.00%
     6...................................   94.68%        0.47%           4.85%       100.00%
     7...................................   93.93%        0.47%           5.60%       100.00%
     8...................................   93.18%        0.47%           6.35%       100.00%
     9...................................   92.44%        0.46%           7.10%       100.00%
   10....................................   91.69%        0.46%           7.85%       100.00%


---------------


(1) Represents Hines REIT's interest in the Operating Partnership received as a result of net offering proceeds raised by us in this offering that are contributed to the Operating Partnership.



(2) Represents the $10,000,000 investment HREH will make in the Operating Partnership.



(3) The increase in the Participation Interest will be less if Hines REIT conducts future offerings similar to this offering, as the increase in the Participation Interest will be diluted by future issuances of shares.


REDEMPTION OF OP UNITS AND THE PARTICIPATION INTEREST


     Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the redemption of their OP Units for cash or, at our option, common shares in Hines REIT. The holder of the Participation Interest likewise has the right to request the redemption of the Participation Interest for cash or, at our option, common shares in Hines REIT. In such event, the Participation Interest shall be deemed to equal the number of OP Units necessary to represent the percentage interest in the Operating Partnership at the time of redemption. These redemption rights will be exercisable beginning on the later of one year after the OP Units or Participation Interest are issued to such limited partner or beginning on the completion of an initial public offering of the Company. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units or, in the case of the Participation Interest, the number of OP Units representing the percentage interest then attributable to the Participation Interest, were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the OP Units or Participation Interest by issuing one common share for each OP Unit or equivalent component of the Participation Interest exchanged. A limited partner cannot exercise these redemption rights if such redemption would:


     - cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Internal Revenue Code;

     - result in any person owning common shares in excess of our ownership limits;

     - constitute or be likely to constitute a violation of any applicable federal or state securities law;

     - violate any provision of our articles of incorporation or bylaws;

     - cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code;

     - cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

     - cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act;

     - cause the Operating Partnership to be classified as a "publicly traded partnership" as that term is defined in Section 7704 of the Internal Revenue Code or cause a technical termination of the Operating Partnership under Section 708 of the Internal Revenue Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise redemption rights only if:

      - the redemption would constitute a "private transfer" (as that term is defined in the Partnership Agreement); or

      - the redemption, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.

We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units or the Participation Interest. Rather, in the event a limited partner of the Operating Partnership exercises its exchange rights, and we elect to purchase the OP Units or Participation Interest with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.

REDEMPTION OF THE PARTICIPATION INTEREST IF HINES CEASES TO BE OUR SPONSOR


     In the event the General Partner is no longer sponsored by an entity affiliated with Hines, or in the event of a merger where we are not the surviving entity, any partner in the Operating Partnership affiliated with Hines may redeem all or a portion of the Participation Interest or any OP Units held by, and at the option of, any such holder. The redemption price will equal the percentage equity interest in the Operating Partnership represented by the Participation Interest multiplied by the then-current net asset value of the assets of the Operating Partnership. The redemption price for any OP Units will also be based on the then-current net asset value of the assets of the Operating Partnership. In such event, the redemption price is required to be paid in cash or common shares, at the option of the holder. Please see "Risk Factors -- Investment Risks -- The redeemable feature of the Participation Interest in the Operating Partnership may discourage a takeover attempt."


CAPITAL CONTRIBUTIONS

     If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

     As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

TERM

     The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

     - the sale of all or substantially all of the assets of the Operating Partnership; or


     - unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or Hines REIT as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.


TAX MATTERS

     Hines REIT is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of the Operating Partnership.

DISTRIBUTIONS

     Generally, all available cash (as defined in the Partnership Agreement) will be distributed quarterly to or for the benefit of the partners of record as of the applicable record date. The term "available cash" means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer, manager, advisor or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the general partner) established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.

     The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement and subject to the rights of any holders of Preference Units, the Operating Partnership will distribute cash among the partners holding OP Units and the partner holding the Participation Interest in proportion to their respective percentage interests in the Operating Partnership. Please see "-- The Participation Interest" above for a summary of how the percentage interests in the Operating Partnership are calculated.

INDEMNITY


     The Operating Partnership must indemnify and hold Hines REIT (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify (i) Hines REIT for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence, (ii) officers and directors of Hines REIT (other than our independent directors) for any liability, loss, cost or damage caused by such person's negligence or misconduct, or (iii) our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct. In addition, the Operating Partnership must reimburse Hines REIT for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

                          MATERIAL TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material federal income tax considerations generally applicable to the ownership of common shares. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, and, except as described in "-- Taxation of Foreign Investors" below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. For the purposes of this section, we call the Internal Revenue Code the "Code."

     The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on the following:

     - current provisions of the Code;

     - existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

     - the legislative history of the Code;

     - existing administrative rulings; and

     - judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

     This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our common shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

     We expect to elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2004. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we can't assure you that the actual results of our operations for any particular year will satisfy these requirements. We also can't assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the "-- Failure to Qualify as a REIT" section below.


     Our counsel, Baker Botts L.L.P., has rendered its opinion that the statements contained below, to the extent they describe matters of law or legal conclusions, are correct in all material respects.


TAX TREATMENT PRIOR TO QUALIFICATION AS A REIT

     We expect to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2004. Prior to such time, we will be taxed as a corporation, which essentially means that we would pay entity level taxes on our income and shareholders would be taxed on dividends that we distribute. However, we do not expect to generate any material amounts of taxable income or pay any material amounts of dividends prior to the time we qualify as a REIT.

REQUIREMENTS FOR QUALIFICATION AS A REIT

  ORGANIZATIONAL REQUIREMENTS

     In order to qualify as a REIT, we must meet the following criteria:

     - We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

     - We can't be a financial institution or an insurance company.

     - We must be managed by one or more trustees or directors.

     - Our taxable year must be a calendar year.

     - Our beneficial ownership must be evidenced by transferable shares.

     - Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

     - Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a "look through" rule, the beneficiaries of such a pension trust will be treated as holding our common shares in proportion to their interests in the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our common shares may be treated as unrelated business taxable income. Please see "-- Taxation of Tax Exempt Entities." It is not expected that we will have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

     - We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

     To protect against violations of these requirements, our articles of incorporation contain restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see "Description of Our Common Shares -- Restrictions on Transfer." There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

     We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

     We expect to satisfy each of the requirements discussed above beginning with our taxable year ending December 31, 2004. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ending December 31, 2004.

  OPERATIONAL REQUIREMENTS -- GROSS INCOME TESTS

     In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

     75% Gross Income Test

     At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

     - "rents from real property" (as described below);

     - gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company's trade or business, referred to below as "dealer property");

     - abatements and refunds of real property taxes;

     - dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

     - interest on obligations secured by mortgages on real property or on interests in real property; and

     - "qualified temporary investment income" (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

     We expect that substantially all of our operating gross income will be considered "rent from real property." "Rent from real property" is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

     - "Rent from real property" can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

     - "Rent from real property" generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant's net income or profit.

     - "Rent from real property" can include rent based on a percentage of a tenant's gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

     - "Rent from real property" cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.


     - "Rent from real property" generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are "usually and customarily rendered" in connection with the rental of space for occupancy only and are not considered "rendered to the occupant." If the services we provide do not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as "rent from real property," unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an "independent contractor" from whom we do not derive any income or through taxable REIT subsidiaries.


     Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     We will invest proceeds we receive from the offering covered by this prospectus in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

     95% Gross Income Test

     In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

     Failing the 75% or the 95% Gross Income Tests; Reasonable Cause

     As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

     If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

     - we report the source and nature of each item of our gross income in our federal income tax return for that year;

     - the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

     - our failure to meet the tests is due to reasonable cause and not to willful neglect.

     However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the " -- Taxation as a REIT" section below.

  OPERATIONAL REQUIREMENTS -- ASSET TESTS

     On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

     First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

     Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, or debt securities of the issuer which
(a) qualify as "straight debt" under the Code and (b) are either issued by an individual, by a partnership in which we own at least a 20% profits interest, or by an issuer in which we own no securities other than such debt securities, or
(iv) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the subsidiary will be ignored for tax purposes and the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership (such as the Operating Partnership), it is deemed to own its proportionate share of the assets of the partnership.

     We expect to satisfy the foregoing gross income and asset tests.

  OPERATIONAL REQUIREMENTS -- ANNUAL DISTRIBUTION REQUIREMENT

     In order to qualify as a REIT, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gain is not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our "REIT taxable income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of "excess non-cash income" (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.

     REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

     - Dividends declared by us in October, November, or December of a particular year and payable to our shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

     - Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such dividends are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular dividend payment made after such declaration.

     Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year.

     It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.

     If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

     In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the IRS. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

  OPERATIONAL REQUIREMENTS -- RECORDKEEPING

     In order to qualify as a REIT, we must maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

TAXATION AS A REIT

     Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain,
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including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to our shareholders during the taxable year. A "dividends paid" deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.

     Even as a REIT, we will be subject to tax in the following circumstances:

     - we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

     - a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

     - if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

     - under some circumstances, we will be subject to the alternative minimum tax;

     - we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our shareholders an amount equal to the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years;

     - if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

     - any income or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

     - a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm's length pricing arrangements between the REIT and such taxable REIT subsidiary.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to pay dividends. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

     As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

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TAXATION OF SHAREHOLDERS

  DISTRIBUTIONS

     In general, distributions paid by us to our shareholders during periods we qualify as a REIT will be taxable (who are not "Non-U.S. Shareholders" as defined below in "Taxation of Foreign Investors") as follows:

     - Except as provided below, dividends will generally be taxable to our shareholders, as ordinary income, in the year in which such dividends are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

     - Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.


     - Dividends paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder subject to the passive activity rules.


     - Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

     - If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder's proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.


     - No portion of the dividends paid by us, whether characterized as ordinary income or as capital gains, are eligible for the "dividends received" deduction for corporations.


     - Shareholders are not permitted to deduct our losses or loss carry-forwards.

     Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

     We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

  DISPOSITIONS OF THE SHARES

     Generally, gain or loss realized by a shareholder upon the sale of common shares (including redemptions of common shares which are treated as sales) will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

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OUR FAILURE TO QUALIFY AS A REIT

     In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:


     - none of our distributions will be eligible for treatment as capital gains dividends;


     - corporate shareholders will qualify for the "dividends received" deduction; and

     - shareholders will not be required to report any share of the Company's tax preference items.

BACKUP WITHHOLDING

     We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax equal to 28% of the amount of any such dividends. These rules may apply in the following circumstances:

     - when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

     - when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

     - when a shareholder furnishes an incorrect taxpayer identification number; or

     - in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

     A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder's actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.

TAXATION OF TAX EXEMPT ENTITIES

     Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of "unrelated business taxable income" ("UBTI") as such term is defined in the Code.

     In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, part or all of such income or gain would constitute taxable UBTI.

     If we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in "-- Requirements for Qualification as a REIT -- Organizational Requirements" above, part of the income and gain recognized by such trusts attributable to the ownership of our common shares may be treated as UBTI. We would be deemed to be "predominately held" by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such

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portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not expect to have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be "predominately held" by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION OF FOREIGN INVESTORS

     The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

  DISTRIBUTIONS


     General



     Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation that is not entitled to any treaty exemption). Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder's shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in "-- Sale of Shares" below.


     Distributions Attributable to Sale or Exchange of Real Property


     Distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.


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     Tax Withholding on Distributions


     For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service (i) Form W-8BEN evidencing that such Non-U.S. Shareholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder's conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any distribution to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder's actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the IRS.


  SALES OF SHARES

     Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

     - such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

     - the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

     - we are a "domestically controlled REIT," which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence.

     We cannot assure you that we will qualify as a "domestically controlled" REIT. If we were not a domestically controlled REIT, a Non-U.S. Shareholder's sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Shareholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

STATE AND LOCAL TAXES

     We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

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  TAX TREATMENT OF THE OPERATING PARTNERSHIP

     The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

     - it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

     - it does not elect to be classified as an association taxable as a corporation; and

     - either (i) it is not classified as a "publicly traded partnership" under
       Section 7704 of the Code or (ii) 90% or more of it's gross income consists of specified types of "qualifying income" within the meaning of
       Section 7704(c)(2) of the Code (including interest, dividends, "real property rents" and gains from the disposition of real property). A partnership is deemed to be a "publicly traded partnership" if its interests are either (a) traded on an established securities market or
       (b) readily tradable on a secondary market (or the substantial equivalent thereof).

     Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited "safe harbors" which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership's gross income will consist of "qualifying income" within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Accordingly, the Operating Partnership should be treated as a partnership for federal income tax purposes.

     If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income and would be taxable to us. Any change in the Operating Partnership's status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

     The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

 TAX TREATMENT OF PARTNERS

     Income and Loss Pass-Through


     No federal income tax will be paid by the Operating Partnership. Instead, each partner, including Hines REIT, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.


     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference
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

between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book/tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules,
(i) certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro-rata basis and (ii) in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

     Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

     The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash.

     The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

     Treatment of Distributions and Constructive Distributions

     Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership's indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

     In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

     - If the distributions are made in redemption of part or all of a partner's interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

     - If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner's share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

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     Tax Basis in Our Operating Partnership Interest

     Our adjusted tax basis in our interest in the Operating Partnership generally:

     - will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership's indebtedness;

     - will be increased by our share of the Operating Partnership's taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

     - will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

RECENTLY ENACTED TAX LEGISLATION


     Under recently enacted tax legislation, the tax rate applicable to long-term capital gains recognized by individuals prior to 2009 has been reduced to a maximum rate of 15%. This reduced rate would apply to long-term capital gains recognized by an individual upon a sale of our common shares and may apply to part of the long-term capital gains dividends received or deemed received by individuals with respect to our common shares.


     Under such recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has also been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which, currently, are as high as 35%. This could make an investment in our common shares comparatively less attractive than an investment in the shares of other corporate entities that are not formed as REITs.

                              ERISA CONSIDERATIONS

ERISA CONSIDERATIONS FOR AN INITIAL INVESTMENT

     A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account, or Keogh Plan (each, a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in our common shares. In particular, the fiduciary should consider:

     - whether the investment satisfies the diversification requirements of
       Section 404(a)(1)(c) of ERISA;

     - whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

     - whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

     - whether the investment is prudent under ERISA.

     In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Internal Revenue Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as "parties in interest" in ERISA and as "disqualified persons" in the Internal Revenue Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider

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

whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction.

     The Department of Labor has issued final regulations as to what constitutes assets of an employee benefit plan under ERISA. Under these regulations, if a Plan acquires an equity interest that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Internal Revenue Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity's underlying assets, unless an exemption applies.

     These regulations define a publicly-offered security as a security that is "widely held", "freely transferable," and either part of a class of securities registered under the Exchange Act of 1934, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

     The regulations also provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another; however, a security will not fail to be "widely held" if the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

     Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our articles of incorporation and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be "freely transferable." Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and will be registered under the Exchange Act of 1934.

     We believe our common shares are "widely held" and "freely transferable" as described above and, accordingly, that the common shares offered hereby will be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets will not be deemed to be "plan assets" of any Plan that invests in our common shares.

ANNUAL VALUATIONS

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset's fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until our shares are listed on a national securities exchange or are included for quotation in a national securities market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of our common shares, we intend to have our Advisor prepare annual reports of the estimated value of our common shares. We intend to include these estimated values in our Annual Reports on Form 10-K.


     Initially, we expect that we will value our shares for this purpose at $10.00 per share, which represents the price we are offering our shares to the public. Initially, we do not expect to use valuations of our assets when reporting this value, and our valuation is not intended to represent the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT. Such amount would most likely be less than $10.00 per share as a result of the fact that, at the time we purchase our assets, the amount of funds available for investment in assets is reduced by approximately 10% of the offering proceeds we raise. Please see "Estimated Use of Proceeds." In addition, as long as we are raising significant new funds and acquiring new assets with those funds, we may continue to use the then-current offering price of our shares as the estimated per share value reported in our Annual Reports on Form 10-K.



     After we have ceased to sell significant numbers of shares and have invested all or substantially all offering proceeds we have raised or at some earlier time as determined by our board of directors, we will reevaluate the best method to value our shares. Currently, we intend, at that time, to have the Advisor begin preparing estimated valuations considering the estimated net asset value of our portfolio based on the appraised values of our assets obtained in the normal course of business and other relevant factors.



     We caution you, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our assets or third-party valuations or opinions for the specific purpose of preparing these estimates. Accordingly, the Advisor's estimates should not be viewed as an accurate reflection of the fair market value of our assets, nor will they represent the amount of net proceeds that would result from an immediate sale of our assets or upon liquidation. In addition, real estate and other asset values could decline. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that our shareholders could realize these values if they were to attempt to sell their shares; or that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.


                               LEGAL PROCEEDINGS


     We are not presently involved in any litigation nor, to our knowledge, is any litigation threatened against us.


                            REPORTS TO SHAREHOLDERS

     We will furnish each shareholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:


     - financial statements, including a balance sheet, statement of operations, statement of shareholders' equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, which are audited and reported on by independent certified public accountants; and



     - full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, their affiliates, the Advisor or any other affiliate of Hines occurring in the year for which the annual report is made.

     If we are required by the Securities Exchange Act of 1934 to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, we will furnish or make available to our shareholders a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. This summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request to the Company. If we are not subject to this filing requirement, we will still furnish shareholders with a quarterly report within 60 days after each three-month period containing similar information. We will also provide quarterly distribution reports. In the subscription agreement, you may choose to authorize Hines REIT to make available on its website at www.HinesREIT.com its quarterly and annual reports and any other reports required to be delivered to you, and to notify you via email when such reports are available. You may always receive a paper copy upon request.


     Our accountants will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our shareholders within 30 days following the end of each fiscal year. Our fiscal year will be the calendar year.

                          SUPPLEMENTAL SALES MATERIAL

     In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the programs managed by Hines and its affiliates, property brochures and publications concerning real estate.

     The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or forming the basis of the offering of the shares.

                                 LEGAL OPINIONS

     The legality of the common shares being offered hereby has been passed upon for Hines by Baker Botts L.L.P. The statements under the caption "Material Tax Considerations" as they relate to federal income tax matters have been reviewed by Baker Botts L.L.P., and Baker Botts L.L.P. has opined as to certain income tax matters relating to an investment in the common shares. Baker Botts L.L.P. has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Please see "Conflicts of Interest -- Lack of Separate Representation."

                                    EXPERTS


     The consolidated financial statements of Hines Real Estate Investment Trust, Inc. as of December 31, 2003, and for the period ended December 31, 2003, included in this prospectus and registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



     The statements of revenues and certain operating expenses for 425 Lexington Avenue, 499 Park Avenue, 1200 19th and M Street, and 600 Lexington Avenue for each of the years in the three year period ended December 31, 2002 have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                        CHANGE IN CERTIFYING ACCOUNTANT



     We engaged Ernst & Young LLP to audit our August 31, 2003 balance sheet. Ernst & Young issued an Independent Auditors' Report for such balance sheet which did not contain an adverse opinion, or a disclaimer of opinion, and which was not qualified or modified as to uncertainty, audit scope or accounting principles. Ernst & Young is also the primary audit firm for Hines. Ernst & Young was not engaged to audit any of our subsequent financial statements because of our board of directors' decision to engage an audit firm other than Hines' primary audit firm. The Company terminated the client-auditor relationship between it and Ernst & Young by a letter dated December 4, 2003.


     There were no "reportable events" or disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during any period preceding the Company's termination of its relationship with Ernst & Young.


     We engaged Deloitte & Touche LLP as our principal independent accountants to audit our financial statements on January 22, 2004.


                             PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix D to this prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling the SEC at 1-800-SEC-0330.

     The SEC maintains a World Wide Web site on the Internet at http: www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC's web site.

                               GLOSSARY OF TERMS


     Advisor: means Hines Advisors Limited Partnership, a Delaware limited partnership.



     Company:  means collectively Hines REIT and the Operating Partnership.


     Core Fund: means Hines-Sumisei U.S. Core Office Fund L.P., a Delaware limited partnership.

     Dealer Manager: means Hines Real Estate Securities, Inc., a Delaware corporation.


     ERISA: means the Employee Retirement Income Security Act of 1974, as amended.



     Excess Securities: means shares proposed to be transferred pursuant to a transfer which, if consummated, would violate the restrictions on transfer contained within our articles of incorporation.


     HCP: means Hines Corporate Properties, L.L.C., a Delaware limited liability company.

     Hines: means Hines Interests Limited Partnership, a Texas limited partnership.

     Hines REIT:  means the registrant.

     Hines Value Added Fund: means Hines U.S. Office Value Added Fund, L.P., a Delaware limited partnership.


     HREH: means Hines Real Estate Holdings limited partnership, a Texas limited partnership.



     Internal Revenue Code: means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.


     IRA:  means an individual retirement account established pursuant to
Section 408 or Section 408A of the Internal Revenue Code.


     MGCL:  means the Maryland General Corporation Law.


     NASAA Guidelines: means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.


     NASD:  means the National Association of Securities Dealers, Inc.


     NOP: means National Office Partners Limited Partnership, a Delaware limited partnership.


     NY Trust I: means the Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust.



     NY Trust II: means Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust.



     NY Trusts:  means NY Trust and NY Trust II collectively.



     NY Trust Institutional Investors: means the three independent pension plans and funds advised by the NY Trust Institutional Investor Advisor that currently own 67.15% of the NY Trust.



     NY Trust Institutional Investor Advisor: means General Motors Investment Management Corporation.



     Operating Partnership: means Hines REIT Properties, L.P., a Delaware limited partnership.



     Partnership Agreement: means the Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.



     Plan: means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.



     REIT: means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.

     Sumitomo Life: means Sumitomo Life Realty (N.Y.) Inc., a New York corporation.


     UBTI: means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code, as amended.



     UPREIT:  means an umbrella partnership real estate investment trust.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS


HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED FINANCIAL STATEMENTS -- DECEMBER 31, 2003:
  Independent Auditors' Report..............................   F-2
  Audited Consolidated Financial Statements
     Consolidated Balance Sheet.............................   F-3
     Consolidated Statement of Operations...................   F-4
     Consolidated Statement of Shareholder's Deficit........   F-5
     Consolidated Statement of Cash Flows...................   F-6
     Notes to Consolidated Financial Statements.............   F-7

425 LEXINGTON AVENUE -- YEARS ENDED DECEMBER 31, 2002, 2001,
  2000:
  Independent Auditors' Report..............................  F-11
  Statements of Revenues and Certain Operating Expenses.....  F-12
  Notes to Statements of Revenues and Certain Operating
     Expenses...............................................  F-13

499 PARK AVENUE -- YEARS ENDED DECEMBER 31, 2002, 2001,
  2000:
  Independent Auditors' Report..............................  F-15
  Statements of Revenues and Certain Operating Expenses.....  F-16
  Notes to Statements of Revenues and Certain Operating
     Expenses...............................................  F-17

1200 19TH AND M STREET -- YEARS ENDED DECEMBER 31, 2002,
  2001, 2000:
  Independent Auditors' Report..............................  F-19
  Statements of Revenues and Certain Operating Expenses.....  F-20
  Notes to Statements of Revenues and Certain Operating
     Expenses...............................................  F-21

600 LEXINGTON AVENUE -- YEARS ENDED DECEMBER 31, 2002, 2001,
  2000:
  Independent Auditors' Report..............................  F-23
  Statements of Revenues and Certain Operating Expenses.....  F-24
  Notes to Statements of Revenues and Certain Operating
     Expenses...............................................  F-25

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholder of


  Hines Real Estate Investment Trust, Inc.


Houston, Texas



     We have audited the accompanying consolidated balance sheet of Hines Real Estate Investment Trust, Inc. and subsidiary (the "Company") as of December 31, 2003, and the related consolidated statements of operations, shareholder's deficit, and cash flows for the period from August 5, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2003, and the results of their operations and their cash flows for the period from August 5, 2003 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ DELOITTE & TOUCHE LLP



Houston, Texas


February 24, 2004

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2003


                                ASSETS
Cash........................................................  $211,000
Deferred offering costs.....................................   183,000
                                                              --------
TOTAL ASSETS................................................  $394,000
                                                              ========
                LIABILITIES AND SHAREHOLDER'S DEFICIT
Liabilities:
Accounts payable............................................  $    897
Accrued liabilities.........................................     1,327
Due to affiliate, net.......................................   202,203
                                                              --------
Total Liabilities...........................................   204,427
Minority interest...........................................   200,000
Commitments and Contingencies
Shareholder's deficit:
Common stock, $0.001 par value; 100,000 shares authorized,
  1,000 shares issued and outstanding.......................         1
Additional paid-in capital..................................     9,999
Retained deficit............................................   (20,427)
                                                              --------
Total shareholder's deficit.................................   (10,427)
                                                              --------
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT.................  $394,000
                                                              ========


              See notes to the consolidated financial statements.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.



                      CONSOLIDATED STATEMENT OF OPERATIONS


FOR THE PERIOD FROM AUGUST 5, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003



REVENUES....................................................  $     --
                                                              --------
EXPENSES:
  Organizational expenses...................................    20,427
                                                              --------
  Total expenses............................................    20,427
                                                              --------
NET LOSS....................................................  $(20,427)
                                                              ========



              See notes to the consolidated financial statements.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.



                CONSOLIDATED STATEMENT OF SHAREHOLDER'S DEFICIT


FOR THE PERIOD FROM AUGUST 5, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003



                                           COMMON STOCK                                      TOTAL
                                          ---------------     ADDITIONAL      RETAINED   SHAREHOLDER'S
                                          SHARES   AMOUNT   PAID-IN CAPITAL   DEFICIT       DEFICIT
                                          ------   ------   ---------------   --------   -------------
BALANCE, AUGUST 5, 2003 (DATE OF
  INCEPTION)............................     --    $  --        $   --        $     --     $     --
Issuance of common stock................  1,000        1         9,999              --       10,000
Net loss................................     --       --            --         (20,427)     (20,427)
                                          -----    -----        ------        --------     --------
BALANCE, DECEMBER 31, 2003..............  1,000    $   1        $9,999        $(20,427)    $(10,427)
                                          =====    =====        ======        ========     ========



              See notes to the consolidated financial statements.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.



                      CONSOLIDATED STATEMENT OF CASH FLOWS


FOR THE PERIOD FROM AUGUST 5, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (20,427)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Increase in accounts payable...........................        897
     Increase in accrued liabilities........................      1,327
                                                              ---------
       Net cash used in operating activities................    (18,203)
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from advances from affiliate.................    202,203
  Proceeds from issuance of common stock....................     10,000
  Additions to deferred offering costs......................   (183,000)
  Capital contribution from minority partner in consolidated
     partnership............................................    200,000
                                                              ---------
       Net cash provided by financing activities............    229,203
                                                              ---------
CASH, END OF PERIOD.........................................  $ 211,000
                                                              =========



              See notes to the consolidated financial statements.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


FOR THE PERIOD FROM AUGUST 5, 2003 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003



1. ORGANIZATION



     Hines Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), was formed on August 5, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. Subject to certain restrictions and limitations, the business of the Company will be managed by Hines Advisors Limited Partnership (the "Advisor"), an affiliate of Hines, pursuant to the Advisory Agreement the Company anticipates executing with the Advisor.



     On August 27, 2003, the sole shareholder, Hines REIT Investor, L.P., an affiliate of the Advisor, purchased 1,000 shares of common stock for $10,000 and was admitted as the initial shareholder of the Company. The Company's board of directors intends to amend the Company's articles of incorporation to authorize additional common shares with a par value of $0.001 and preferred shares with a par value of $0.001. The Company intends to then offer a minimum of 1,000,000 (the "Minimum Number of Shares") and a maximum of 220,000,000 common shares for sale to the public (the "Offering"). The Company intends to retain Hines Real Estate Securities, Inc., ("HRES"), an affiliate of the Advisor, to serve as the dealer manager for the Offering. HRES will be responsible for marketing the Company's shares being offered pursuant to the Offering. The Company intends to invest the net proceeds from the Offering directly or indirectly primarily in office properties located throughout the United States. As of December 31, 2003, the Company has neither purchased nor contracted to purchase any real estate investments. See Note 3 regarding a proposed acquisition of an interest in a partnership organized by a related party.



     On August 20, 2003, the Company and HALP Associates Limited Partnership ("HALP"), an affiliate of the Advisor, formed Hines REIT Properties, L.P. (the "Operating Partnership"). On August 27, 2003, the Company and HALP made initial capital contributions to the Operating Partnership of $2,020 and $200,000, respectively. As of December 31, 2003 the Company owns a 1% general partnership interest in the Operating Partnership. Management expects the Company's ownership percentage in the Operating Partnership to increase significantly as the Company invests net proceeds from the Offering in the Operating Partnership. The Operating Partnership currently has no operations and no assets other than the partners' initial capital contributions, but the Company anticipates that it will conduct substantially all of its operations through the Operating Partnership.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



 BASIS OF PRESENTATION



     The consolidated financial statements include the accounts of the Company and the Operating Partnership (over which the Company exercises financial and operating control) and the related minority interest. All significant intercompany balances and transactions have been eliminated in consolidation.



 CASH AND CASH EQUIVALENTS



     The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents. At December 31, 2003, the Company did not have any cash equivalents.



 REAL ESTATE PURCHASE PRICE ALLOCATION



     The Company will allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. The Company will record above-market and below-market in-

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

place lease values for acquired properties based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The Company will amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The Company will amortize any capitalized below-market lease values as an increase to rental income over the remaining non-cancelable terms of the respective leases.



     The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.



     The value of the in-place leases will be amortized to expense over the initial term of the respective leases, which we primarily expect to range from 5 to 20 years. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.



     Management's estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.



  ORGANIZATIONAL AND OFFERING COSTS



     The Company incurred SEC filing fees of $180,000 in September, 2003, which are recorded as deferred offering costs in the accompanying consolidated balance sheet. Organizational costs primarily associated with the formation of the Company's board of directors are recorded as organizational expenses in the accompanying consolidated statement of operations.



     Certain other organizational and offering costs of the Company have been paid by the Advisor on behalf of the Company. These costs consist of actual legal, accounting, printing, marketing and other offering-related expenses, and may include, but are not limited to, (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of the Advisor's employees or employees of the Advisor's affiliates in connection with registering and marketing the shares; (ii) salaries and direct expenses of employees of HRES while preparing for the offering and marketing of the Company's shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of the Company's shares; (iv) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Company's shares; (v) costs and expenses of conducting the Company's educational conferences

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. The Company anticipates that, pursuant to the Advisory Agreement, the Company will be obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3% of the gross proceeds raised from the Offering. In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of 3% of the gross proceeds from the Offering. In the event that the Minimum Number of Shares of the Company's common shares is not sold to the public, the Company will terminate the Offering and will have no obligation to reimburse the Advisor for any organizational and offering costs. As of December 31, 2003, the Advisor had incurred on behalf of the Company organizational and offering costs of approximately $6.4 million, of which approximately $2.9 million represents personnel, overhead and other general and administrative costs of the Advisor or its affiliates. These costs are not recorded in the financial statements of the Company as of December 31, 2003 because such costs are not a liability of the Company until (1) the Advisory Agreement is executed and the terms related to the reimbursement of such costs are determined and (2) subscriptions for the Minimum Number of Shares are received and accepted by the Company. When recorded by the Company, organizational and internal offering costs will be expensed as incurred, and third party offering costs will be deferred and charged to shareholders' equity as such amounts are reimbursed to the Advisor from the gross proceeds of the Offering.



  INCOME TAXES



     For the year ending December 31, 2004, the Company intends to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and will be taxed as such beginning with its taxable year ending December 31, 2004. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT's ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to federal income taxes on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service granted the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company's net income and net cash available for distribution to shareholders. However, the Company believes that it will be organized and operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner so that the Company will remain qualified as a REIT for federal income tax purposes.



     During the period ended December 31, 2003, the Company generated a deferred tax asset of approximately $3,000. The Company has recorded a valuation allowance of a like amount because of the Company's intention to qualify as a REIT in 2004, which would not allow for the realization of the deferred tax asset.



  USE OF ESTIMATES



     The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

3.  COMMITMENTS AND CONTINGENCIES



     Hines-Sumisei U.S. Core Office Fund L.P. (the "Core Fund") is a partnership organized in August 2003 by Hines Interests Limited Partnership ("HILP"), an affiliate of the Advisor, to invest in existing office properties in the United States that HILP believes are desirable long-term holdings. The Core Fund has no substantive operations other than holding interests in real estate investments. Prior to the effective date of the Offering, management anticipates that the Operating Partnership will enter into an agreement obligating it to use its first $35,000,000 of net proceeds to acquire an interest in the Core Fund. The proceeds the Operating Partnership intends to use to acquire such interest will include net proceeds raised from investors in the Offering and the net proceeds from a $10 million investment to be made in the Operating Partnership by Hines Real Estate Holdings Limited Partnership, an affiliate of HILP. If the Operating Partnership were to acquire this $35,000,000 investment in the Core Fund in a single transaction on February 24, 2004 under the terms management anticipates, the Operating Partnership would owe the Advisor an acquisition fee of approximately $400,000. Factors including the gross asset value of the Core Fund's real estate investments and the amount of the Core Fund's net invested equity as of the date the Company actually acquires an investment in the Core Fund could have a significant impact on the amount of the acquisition fee actually payable to the Advisor.



     The Company's investment in the Core Fund will be in the form of a non-managing general partner interest. This type of interest has limited rights with respect to the day-to-day operations of the Core Fund, but has full general partner liability under Delaware law. The Core Fund owns interests in real estate assets through trusts and limited liability companies which management expects will have mortgage and mezzanine financing in place at the time the Company makes its investment in the Core Fund. None of this debt is currently recourse to the Core Fund. Management cannot predict whether the Core Fund itself will use other debt financing in the future.



     The Company's interest in the Core Fund will be acquired from an affiliate of HILP. Management expects that the purchase price for this interest will be based on the selling entity's cost of these interests when they were acquired in August 2003 and February 2004. The Company's board of directors will make a determination as to whether the purchase price of these interests is fair and reasonable to the Company at the time the instrument obligating the Operating Partnership to acquire such interests is executed.



4.  RELATED PARTY TRANSACTIONS



     The Advisor has advanced $202,203 to the Company to fund certain organizational and offering costs incurred by the Company. Management expects that this advance will be repaid out of proceeds from the Offering.



     The Company anticipates executing the Advisory Agreement with the Advisor and a Dealer Manager Agreement with HRES which will entitle the Advisor and HRES to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate investments, among other services, as well as reimbursement for organizational and offering costs incurred by the Advisor on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The terms and conditions of the Advisory Agreement and the Dealer Manager Agreement had not been finalized as of December 31, 2003.



     The Company expects to also incur various fees, such as property management, leasing and others, that are expected to be paid to an affiliate of the Advisor. The amounts of such fees and terms and conditions of the associated agreements have not been finalized as of December 31, 2003.



                                   * * * * *

                          INDEPENDENT AUDITORS' REPORT



The Members


425 Lexington Limited Liability Company:



     We have audited the accompanying Statements of Revenues and Certain Operating Expenses of the property located at 425 Lexington Avenue, New York, NY (the Property) for each of the years in the three-year period ended December 31, 2002 (the Historical Summaries). These Historical Summaries are the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.



     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property's revenues and operating expenses.



     In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



                                          /s/ KPMG LLP



New York, New York


September 5, 2003

                       425 LEXINGTON AVENUE, NEW YORK, NY



             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES


                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000



                                                             2002          2001         2000
                                                          -----------   ----------   ----------
Revenues:
  Rental income, (note 5)...............................  $35,418,335   35,343,990   35,359,640
  Escalation income.....................................    4,782,475    4,307,878    3,427,944
  Other income..........................................        2,035        7,937        3,187
                                                          -----------   ----------   ----------
     Total revenues.....................................   40,202,845   39,659,805   38,790,771
Operating Expenses:
  Salaries..............................................      720,286      737,636      785,500
  Utilities.............................................    1,013,843    1,219,046      923,172
  Cleaning services.....................................    1,672,799    1,502,287    1,492,564
  Repairs, maintenance, and supplies....................      678,647      502,908      728,642
  Real estate taxes.....................................    7,594,374    7,132,840    6,791,927
  Security..............................................      459,553      477,841      472,418
  Insurance.............................................      285,466      111,171       88,194
  General and administrative............................      435,726      482,676      358,729
  Bad debts.............................................           --           --        4,082
                                                          -----------   ----------   ----------
     Total expense......................................   12,860,694   12,166,405   11,645,228
                                                          -----------   ----------   ----------
     Net operating income...............................  $27,342,151   27,493,400   27,145,543
                                                          ===========   ==========   ==========



See accompanying notes to statements of revenues and certain operating expenses.

                       425 LEXINGTON AVENUE, NEW YORK, NY



         NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES


                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000



(1) ORGANIZATION



     425 Lexington Avenue in New York City (spanning from 43rd to 44th Streets on the east side of Lexington Avenue), is a 31-story, 675,678 square-foot building (the Property). The building is anchored by a law firm, which occupies 58% of the leased space. A global financial services company is also a major tenant, occupying 40% of the leased space. The building was completed in 1987. The Property was owned by 425 Lexington Liability Company, an entity controlled by Sumitomo Life Realty, Inc. (Sumitomo Life).



     On August 19, 2003, Hines Interests Limited Partnership (Hines) and Sumitomo Life combined certain of Sumitomo Life's US assets and both parties' real estate experience to form a real estate investment trust (Trust) combined with a limited partnership. As part of this agreement, Sumitomo Life conveyed 3 of its properties, including the Property, and received in exchange cash, Class C common shares and Class C preferred shares in the Trust, representing a 24.5% interest in the Trust.



(2) BASIS OF PRESENTATION



     The Statements of Revenues and Certain Operating Expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.



(3) PRINCIPLES OF REPORTING AND USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires the Property's management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



(4) SIGNIFICANT ACCOUNTING POLICIES



  (A) REVENUE RECOGNITION



     The Property's operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.



  (B)  ACCOUNTS RECEIVABLE



     Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

                       425 LEXINGTON AVENUE, NEW YORK, NY

                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000



  (C)  REPAIRS AND MAINTENANCE



     Expenditures for repairs and maintenance are expensed as incurred.



(5) LEASES



     The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2002 is as follows:



                                                                 AMOUNT
                                                              ------------
Year ending December 31:
  2003......................................................  $ 36,435,000
  2004......................................................    37,913,000
  2005......................................................    36,774,000
  2006......................................................    34,708,000
  2007......................................................    33,850,000
  Thereafter................................................   321,073,000
                                                              ------------
     Total future minimum rental............................  $500,753,000
                                                              ============



     Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for percentage rents, electric service, real estate taxes and operating cost escalations.



     Rental income on the Historical Summaries includes the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the leases, which amounted to a reduction in rental income of ($937,000), ($967,000) and ($910,000) in 2002, 2001 and 2000, respectively.



(6) CONCENTRATION OF RISKS



     Two tenants each accounted for more than 10% of total rental income 2002, 2001, and 2000. Rental income from those tenants aggregated approximately $34,833,000, $34,780,000, and $34,755,000 in 2002, 2001, and 2000, respectively.
These leases expire in October 2018 and October 2008, if not renewed.

                          INDEPENDENT AUDITORS' REPORT

The Members
Park Land Associates Limited Liability Company and
Park Building Associates Limited Liability Company:

     We have audited the accompanying Combined Statements of Revenues and Certain Operating Expenses of the property located at 499 Park Avenue, New York, NY (the Property) for each of the years in the three-year period ended December 31, 2002 (the Historical Summaries). These Historical Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property's revenues and operating expenses.

     In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined revenues and certain operating expenses of the Property for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP


New York, New York

September 5, 2003

                         499 PARK AVENUE, NEW YORK, NY

             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000


                                                           2002          2001          2000
                                                        -----------   -----------   -----------
Revenues:
  Rental income, (note 5).............................  $16,589,994    16,254,101    14,244,019
  Escalation income...................................    6,724,587     5,010,547     3,593,153
  Other income........................................       84,982       167,955        49,001
                                                        -----------   -----------   -----------
     Total revenues...................................   23,399,563    21,432,603    17,886,173
Operating Expenses:
  Salaries............................................      619,939       655,264       553,942
  Utilities...........................................      454,330       553,510       580,180
  Cleaning services...................................      692,502       643,373       761,218
  Repairs, maintenance, and supplies..................      354,536       357,664       313,931
  Real estate taxes...................................    2,782,526     2,644,671     2,573,411
  Security............................................      458,820       381,364       351,151
  Insurance...........................................      112,860        43,590        32,998
  General and administrative (note 7).................    2,482,114     2,709,046     1,940,372
                                                        -----------   -----------   -----------
     Total expenses...................................    7,957,627     7,988,482     7,107,203
                                                        -----------   -----------   -----------
     Net operating income.............................  $15,441,936    13,444,121    10,778,970
                                                        ===========   ===========   ===========


See accompanying notes to statements of revenues and certain operating expenses.

                         499 PARK AVENUE, NEW YORK, NY

         NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

(1) ORGANIZATION


     499 Park Avenue in New York City (at the southeast corner of Park Avenue and 59(th) Street) is a 28-story, 292,966-square-foot-building (the Property). The anchor tenant is a financial services company, which occupies 50% of the leased space. The building was completed in 1981. The land and building were owned by Park Land Associates Limited Liability Company and Park Building Associates Limited Liability Company, entities controlled by Sumitomo Life Realty, Inc. (Sumitomo Life).



     On August 19, 2003, Hines Interests Limited Partnership (Hines) and Sumitomo Life combined certain of Sumitomo Life's US assets and both parties' real estate experience to form a real estate investment trust (Trust) combined with a limited partnership. As part of this agreement, Sumitomo Life conveyed 3 of its properties, including the Property, and received in exchange cash, Class C common shares and Class C preferred shares in the Trust, representing a 24.5% interest in the Trust.


(2) BASIS OF PRESENTATION

     The Statements of Revenues and Certain Operating Expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) PRINCIPLES OF REPORTING AND USE OF ESTIMATES

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) SIGNIFICANT ACCOUNTING POLICIES

  (a) REVENUE RECOGNITION

     The Property's operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

  (b) ACCOUNTS RECEIVABLE

     Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

  (c) REPAIRS AND MAINTENANCE

     Expenditures for repairs and maintenance are expensed as incurred.

                         499 PARK AVENUE, NEW YORK, NY

                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

(5) LEASES

     The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2002 is as follows:

                                                                 AMOUNT
                                                              ------------
Year ending December 31:
  2003......................................................   $18,026,000
  2004......................................................    17,243,000
  2005......................................................    13,126,000
  2006......................................................    12,083,000
  2007......................................................    11,300,000
  Thereafter................................................    61,136,000
                                                              ------------
     Total future minimum rentals...........................  $132,914,000
                                                              ============

     Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for percentage rents, electric service, real estate taxes and operating cost escalations.


     Rental income on the Historical Summaries includes the effect of amortizing the aggregate minimum lease payments on the straight-line basis over the entire terms of the leases, which amounted to $268,000, $877,000 and $1,038,000 in 2002, 2001 and 2000, respectively.


(6) CONCENTRATION OF RISKS

     A financial services tenant, who holds one lease expiring in September 2004 and another lease expiring in February 2015, accounted for more than 10% of the total rental income in 2002, 2001, and 2000. Rental income from this tenant aggregated approximately 45%, 43%, and 49% of the Property's rental income in 2002, 2001, and 2000, respectively.

(7) ASSET MANAGEMENT FEES


     During 1998, the Company entered into a real estate asset management agreement with Sumitomo Life. As compensation for Sumitomo Life's services, the Company agreed to pay an annual fee of $200,000, plus certain out-of-pocket expenses. The asset management fee was $200,000 in 2002, 2001 and 2000.

                          INDEPENDENT AUDITORS' REPORT

The Members
19th and M Street Associates Limited Liability Company:

     We have audited the accompanying Statements of Revenues and Certain Operating Expenses of the property located at 1200 19th and M Street, NW, Washington, D.C., (the Property) for each of the years in the three-year period ended December 31, 2002 (the Historical Summaries). These Historical Summaries are the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property's revenues and operating expenses.

     In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP


New York, New York

September 5, 2003

                  1200 19TH AND M STREET NW, WASHINGTON, D.C.

             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000


                                                              2002         2001         2000
                                                           ----------   ----------   ----------
Revenues:
  Rental income (note 5).................................  $9,018,956    8,988,021    8,433,363
  Escalation income......................................     588,249      390,344      438,148
  Other income...........................................      20,229       84,724      193,555
                                                           ----------   ----------   ----------
     Total revenues......................................   9,627,434    9,463,089    9,065,066
Operating Expenses:
  Salaries...............................................     355,066      340,644      304,629
  Utilities..............................................     355,690      399,999      405,460
  Cleaning services......................................     292,500      279,950      265,678
  Repairs, maintenance, and supplies.....................     193,854      265,050      216,814
  Real estate taxes......................................   1,092,924      946,971    1,052,979
  Security...............................................     250,339      162,715      178,985
  Insurance..............................................      89,446       33,812       31,693
  General and administrative (note 7)....................     834,653      596,560      913,403
  Bad debts..............................................      12,123           --        2,292
                                                           ----------   ----------   ----------
     Total expenses......................................   3,476,595    3,025,701    3,371,933
                                                           ----------   ----------   ----------
     Net operating income................................  $6,150,839    6,437,388    5,693,133
                                                           ==========   ==========   ==========


See accompanying notes to statements of revenues and certain operating expenses.

                  1200 19TH AND M STREET NW, WASHINGTON, D.C.

         NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

(1) ORGANIZATION


     1200 19th and M Street, NW in Washington, D.C. is an eight-story, 236,586-square-foot building (the Property). The building is anchored by a law firm, which occupies 70% of the leased space. The building was completed in 1964 and renovated in 1987. The Property was owned by 19th and M Street Associates Limited Liability Company, an entity controlled by Sumitomo Life Realty, Inc. (Sumitomo Life).



     On August 19, 2003, Hines Interests Limited Partnership (Hines) and Sumitomo Life combined certain of Sumitomo Life's US assets and both parties' real estate experience to form a real estate investment trust (Trust) combined with a limited partnership. As part of this agreement, Sumitomo Life conveyed 3 of its properties, including the Property, and received in exchange cash, Class C common shares and Class C preferred shares in the Trust, representing a 24.5% interest in the Trust.


(2) BASIS OF PRESENTATION

     The Statements of Revenues and Certain Operating Expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3) PRINCIPLES OF REPORTING AND USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Property's management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) SIGNIFICANT ACCOUNTING POLICIES

  (a) REVENUE RECOGNITION

     The Property's operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

  (b) ACCOUNTS RECEIVABLE

     Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.

  (c) REPAIRS AND MAINTENANCE

     Expenditures for repairs and maintenance are expensed as incurred.

                  1200 19TH AND M STREET NW, WASHINGTON, D.C.

                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

(5) LEASES

     The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2002 is as follows:

                                                                AMOUNT
                                                              -----------
Year ending December 31:
  2003......................................................   $8,408,000
  2004......................................................    8,567,000
  2005......................................................    8,796,000
  2006......................................................    8,993,000
  2007......................................................    6,922,000
  Thereafter................................................      852,000
                                                              -----------
     Total future minimum rentals...........................  $42,538,000
                                                              ===========

     Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for percentage rents, electric service, real estate taxes and operating cost escalations.


     Rental income on the Historical Summaries includes the effect of amortizing the aggregate minimum lease payments on the straight-line basis over the entire terms of the leases, which amounted to $178,000, $349,000 and $325,000 in 2002, 2001 and 2000, respectively.


(6) CONCENTRATION OF RISKS

     During 2002, rentals from three tenants exceeded 10% and in the aggregate 72% of rental income. During 2001, rentals from two tenants exceeded, individually, 10% and in the aggregate 90% of rental income. During 2000, rentals from three tenants exceeded, individually, 10% and in the aggregate 82% of the rental income. These leases expire in September 2007, if not renewed.

(7) ASSET MANAGEMENT FEES


     During 1994, the Property entered into a real estate asset management agreement with Sumitomo Life. As compensation for Sumitomo Life's services, 1200 19th and M Street, NW property agreed to pay an annual fee of $200,000, plus out-of-pocket expenses. The asset management fees were $217,000, $215,000 and $211,000 in 2002, 2001 and 2000, respectively.

                          INDEPENDENT AUDITORS' REPORT



The Partners


600 Lexington Avenue Associates:



     We have audited the accompanying Statements of Revenues and Certain Operating Expenses of the property located at 600 Lexington Avenue, New York, NY (the Property) for each of the years in the three-year period ended December 31, 2002 (the Historical Summaries). These Historical Summaries are the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.



     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2 and are not intended to be a complete presentation of the Property's revenues and operating expenses.



     In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



                                          /s/ KPMG LLP



New York, New York


September 5, 2003, except for note 6, which is as of February 2, 2004

                       600 LEXINGTON AVENUE, NEW YORK, NY



             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES


                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000



                                                           2002          2001          2000
                                                        -----------   -----------   -----------
Revenues:
  Rental income (note 5)..............................  $10,883,663   $10,176,308   $ 9,839,984
  Escalation income...................................      588,991       626,836       331,075
  Other income........................................      171,613       355,047        96,050
                                                        -----------   -----------   -----------
     Total revenues...................................   11,644,267    11,158,191    10,267,109
Expenses:
  Salaries............................................      661,273       708,692       577,676
  Utilities...........................................      289,773       362,452       290,047
  Cleaning services...................................      729,106       612,766       639,037
  Repairs, maintenance, and supplies..................      380,913       482,766       388,784
  Real estate taxes...................................    1,887,986     1,893,445     1,904,215
  Security............................................      375,192       335,451       257,127
  Insurance...........................................       98,371        38,056        29,578
  General and administrative..........................      663,517       690,727       842,006
                                                        -----------   -----------   -----------
     Total expenses...................................    5,086,131     5,124,355     4,928,470
                                                        -----------   -----------   -----------
     Net operating income.............................  $ 6,558,136     6,033,836     5,338,639
                                                        ===========   ===========   ===========



See accompanying notes to statements of revenues and certain operating expenses.

                       600 LEXINGTON AVENUE, NEW YORK, NY



         NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES


                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000



(1) ORGANIZATION



     600 Lexington Avenue in New York City is a 35-story, 285,875 square foot building (the Property), constructed in 1985. The Property is owned by 600 Lexington Avenue Associates, a general partnership, whose partners are Sumitomo Life Realty, Inc. (Sumitomo Life) and one of its subsidiaries.



(2) BASIS OF PRESENTATION



     The Statements of Revenues and Certain Operating Expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenue and certain operating expenses of the Property, exclusive of interest income, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts, reflected in the future operations of the Property.



(3) PRINCIPLES OF REPORTING AND USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires the Property's management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



(4) SIGNIFICANT ACCOUNTING POLICIES



  (a) REVENUE RECOGNITION



     The Property's operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.



  (b) ACCOUNTS RECEIVABLE



     Bad debts are recorded under the specific identification method, whereby, uncollectible receivables are directly written off when identified.



  (c) REPAIRS AND MAINTENANCE



     Expenditures for repairs and maintenance are expensed as incurred.

                       600 LEXINGTON AVENUE, NEW YORK, NY

                 YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000



(5) LEASES



     The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2002 is as follows:



                                                                AMOUNT
                                                              -----------
Year ending December 31:
  2003......................................................  $10,830,000
  2004......................................................   10,524,000
  2005......................................................    9,806,000
  2006......................................................    9,502,000
  2007......................................................    8,229,000
  Thereafter................................................   20,725,000
                                                              -----------
     Total future minimum rentals...........................  $69,616,000
                                                              ===========



     Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for percentage rents, electric service, real estate taxes and operating cost escalations.



     Rental income on the Historical Summaries includes the effect of amortizing the aggregate minimum lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase (decrease) in rental income of $354,000, ($306,000), and $210,000 in 2002, 2001 and 2000, respectively.



     Sumitomo Life is a tenant in the Property, whose lease expires in 2007. Base rental income relating to the lease with Sumitomo Life amounted to $757,024, $524,702 and $408,544 in 2002, 2001 and 2000, respectively.



(6) SUBSEQUENT EVENT



     On January 23, 2004, Sumitomo Life, Hines Interests Limited Partnership and other institutional investors organized a real estate investment trust (REIT) to acquire the Property. The acquisition was completed on February 2, 2004 for a purchase price of $91.6 million, of which $25 million was paid to Sumitomo Life in the form of partnership units in an affiliate of the REIT.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES


     The following prior performance tables ("Tables") provide information relating to the real estate investment programs sponsored by Hines and its affiliates which have investment objectives similar to ours. This offering is the first public offering by Hines. Hines' previous programs and investments were conducted through privately-held entities not subject to either the up front commissions, fees and expenses associated with this offering or all of the laws and regulations Hines REIT will be subject to. In addition, Hines REIT is Hines' first publicly-offered investment program and Hines has never operated a REIT before. Because of these facts, investors in Hines REIT should not assume that the prior performance of Hines will be indicative of Hines REIT's future performance. Please see "Risk Factors -- Business and Real Estate Risks -- We are different in some respects from prior programs sponsored by Hines and therefore the past performance of such programs may not be indicative of our future results."


     This information should be read together with the summary information included in the "Prior Performance Summary" section of this prospectus, which includes a description of each of Hines' prior programs included in the Tables below. These Tables provide information on the performance of a number of private programs. In order to respect the privacy of the investors in these programs and to comply with confidentiality arrangements we have with certain investors, we have labeled these programs and their related real estate assets generically.

     Private Real Estate Investment Funds are labeled Hines Fund I through Hines Fund X. Single-Project Real Estate Investment Vehicles are labeled Hines Partnership 1 through Hines Partnership 41.


     THE INCLUSION OF THE TABLES DOES NOT IMPLY THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES OR THAT INVESTORS IN OUR SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THE RETURNS EXPERIENCED IN THE PROGRAMS REFERRED TO IN THE TABLES. IN ADDITION, YOU MAY NOT EXPERIENCE ANY RETURN ON YOUR INVESTMENT. PLEASE SEE "RISK FACTORS -- INVESTMENT RISKS -- DUE TO THE RISKS INVOLVED IN THE OWNERSHIP OF REAL ESTATE, THERE IS NO GUARANTEE OF ANY RETURN ON YOUR INVESTMENT IN HINES REIT AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT." IF YOU PURCHASE OUR SHARES, YOU WILL NOT ACQUIRE ANY OWNERSHIP IN ANY OF THE PROGRAMS TO WHICH THE TABLES RELATE.


     The following tables are included herein:

           TABLE I     Experience in Raising and Investing Funds

           TABLE II    Compensation to Sponsor

           TABLE III   Operating Results of Prior Programs

           TABLE IV   Results of Completed Programs

           TABLE V    Sales or Disposals of Properties

     Additional information relating to the acquisition of properties by Hines prior programs is contained in TABLE VI, which is included in Part II of the registration statement of which this prospectus is a part, which the Company has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.

     Our determination as to which of Hines' prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, and industrial properties to have investment objectives similar to ours. We consider programs with investments in residential or resort properties not to have investment objectives similar to ours.

                                    TABLE I

       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2002
                           (ON A PERCENTAGE BASIS(1))
          (Past/Prior Performance is Not Indicative of Future Results)

     Table I provides a summary of the experience of Hines as a sponsor in raising and investing funds in programs for which the offerings have closed since December 31, 1999. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

                                                              HINES           HINES            HINES            HINES
                          HINES FUND VII   HINES FUND X   PARTNERSHIP 3   PARTNERSHIP 23   PARTNERSHIP 22   PARTNERSHIP 16
                          --------------   ------------   -------------   --------------   --------------   --------------
Dollar amount raised....   $222,200,000    $209,600,000   $133,335,000     $30,226,500      $30,290,000      $21,193,080
                           ============    ============   ============     ===========      ===========      ===========
Percentage amount
 raised.................         100.0%          100.0%          100.0%          100.0%           100.0%           100.0%
Less offering expenses:
 Selling commissions....           0.0%            0.0%            0.0%            0.0%             0.0%             0.0%
 Organizational
   expenses.............           0.0%           0.19%            0.0%            0.0%             0.0%             0.0%
Reserves................           0.0%            0.0%            0.0%            0.0%             0.0%             0.0%
                           ------------    ------------   ------------     -----------      -----------      -----------
Percent available for
 investment.............         100.0%          99.81%          100.0%          100.0%           100.0%           100.0%
                           ============    ============   ============     ===========      ===========      ===========
Acquisition and
 development costs:
 Prepaid items and
   fees.................           0.2%            0.0%            1.2%            0.0%             0.0%             0.0%
 Purchase price (cash
   down payment)(2).....          28.7%           46.4%           98.8%          144.4%           193.1%           201.7%
 Acquisition fees.......           0.1%            0.0%            0.0%            0.0%             0.0%             0.0%
 Other capitalized
   costs................           0.0%            0.0%            0.0%            0.0%             0.0%             0.0%
                           ------------    ------------   ------------     -----------      -----------      -----------
Total acquisition and
 development costs......          29.0%           46.4%          100.0%          144.4%           193.1%           201.7%
                           ============    ============   ============     ===========      ===========      ===========
Percent leveraged(3)....            67%            100%              0%             31%              47%              70%
                           ============    ============   ============     ===========      ===========      ===========
Date offering began.....         Jul-01         Jan-01          Apr-01          Mar-00           May-00           Jul-01
Length of offering(4)...            n/a     continuing             n/a             n/a              n/a              n/a
Months to invest 90% of
 amount available for
 investment(4)..........     continuing     continuing             n/a             n/a              n/a              n/a

                              HINES            HINES            HINES            HINES            HINES
                          PARTNERSHIP 41   PARTNERSHIP 25   PARTNERSHIP 26   PARTNERSHIP 24   PARTNERSHIP 2
                          --------------   --------------   --------------   --------------   -------------
Dollar amount raised....   $12,476,867       $2,435,000      $47,030,297      $38,542,591      $39,005,066
                           ===========       ==========      ===========      ===========      ===========
Percentage amount
 raised.................         100.0%           100.0%           100.0%           100.0%             100%
Less offering expenses:
 Selling commissions....           0.0%             0.0%             0.0%             0.0%             0.0%
 Organizational
   expenses.............           0.0%             0.0%             0.0%             0.0%             0.0%
Reserves................           0.0%             0.0%             0.0%             0.0%             0.0%
                           -----------       ----------      -----------      -----------      -----------
Percent available for
 investment.............         100.0%           100.0%           100.0%           100.0%           100.0%
                           ===========       ==========      ===========      ===========      ===========
Acquisition and
 development costs:
 Prepaid items and
   fees.................          11.9%             0.0%             0.0%             0.0%             0.0%
 Purchase price (cash
   down payment)(2).....         317.8%          1192.6%           136.5%           100.0%           597.4%
 Acquisition fees.......           0.0%             0.0%             0.0%             0.0%             0.0%
 Other capitalized
   costs................           0.0%             0.0%             0.0%             0.0%             0.0%
                           -----------       ----------      -----------      -----------      -----------
Total acquisition and
 development costs......         329.7%          1192.6%           136.5%           100.0%           597.4%
                           ===========       ==========      ===========      ===========      ===========
Percent leveraged(3)....            70%              92%              18%             0.0%            75.0%
                           ===========       ==========      ===========      ===========      ===========
Date offering began.....        Jan-02           May-01           Jul-01           May-00           Feb-02
Length of offering(4)...           n/a              n/a              n/a              n/a              n/a
Months to invest 90% of
 amount available for
 investment(4)..........           n/a              n/a              n/a              n/a              n/a


---------------

(1) All percentage amounts except "Percent leveraged" represent percentages of the "Dollar amount raised" for each program.

(2) "Purchase price (cash down payment)" includes both debt- and equity-financed payments. See "Percent leveraged" line for the approximate percentage of the purchase price financed with mortgage or other debt.

(3) "Percent leveraged" represents total mortgage financing divided by total acquisition cost for properties acquired.

(4) The "Length of offering" and "Months to invest 90% of amount available for investment" for most entities is designated as "n/a" as the formations of these entities and equity financings were not accomplished through an actual "offering" but rather were joint ventures or partnerships formed with one or more third-party investor(s).

                                    TABLE II

                            COMPENSATION TO SPONSOR
          (Past/Prior Performance is Not Indicative of Future Results)

     Table II summarizes the amount and type of compensation paid to Hines and its affiliates during the three years ended December 31, 2002 in connection with
(1) all of Hines' private single-project real estate investment vehicles, the offerings of which have closed since December 31, 1999, and (2) all of Hines' private investment funds.

                                  HINES FUND III   HINES FUND IX   HINES FUND VIII   HINES FUND IV   HINES FUND VII
                                  --------------   -------------   ---------------   -------------   --------------
Date offering commenced.........         Nov-97           Feb-99          May-96           Jun-97           Jul-01
Dollar amount raised(1).........   $560,000,000    $ 436,000,000    $410,438,000     $320,000,000     $222,200,000
Amount paid to sponsor from
  proceeds of offering:
  Underwriting fees.............             --               --              --               --               --
  Acquisition fees:.............             --               --              --               --               --
    Real estate commissions.....             --               --              --               --          319,210(10)
    Advisory fees...............             --               --              --               --               --
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor(2)....................     30,397,629     (144,324,000)    (38,076,000)      81,568,640        1,140,477
Amount paid to sponsor from
  operations:
  Property management fees......      2,440,277          392,163       2,038,493        1,211,997           11,977
  Development, acquisition, and
    disposition fees............      7,898,754       18,986,313       7,767,134        2,169,484               --
  Partnership and asset
    management fees.............             --        3,341,083       3,679,997        2,259,392           62,500
  Reimbursements................      8,477,761        6,016,221      15,169,732        9,374,209               --
  Leasing commissions...........      3,980,379          263,811       2,911,072        6,214,348               --
Dollar amount of cash generated
  from property sales and
  refinancing before deducting
  payments to sponsor:
  Cash..........................     42,299,868       41,396,210      72,000,000      244,189,634               --
  Notes.........................             --               --              --               --               --
Amount paid to sponsor from
  property sales and
  refinancing:                        2,094,092
  Real estate commissions.......             --               --              --               --               --
  Incentive fees or
    distributions...............      1,648,658(4)       933,000(5)       872,000(6)    9,480,063(7)            --

                                  HINES FUND X       HINES FUND II   HINES FUND V   HINES FUND VI(3)      HINES FUND I
                                  ------------       -------------   ------------   ----------------      ------------
Date offering commenced.........        Jan-01             Jul-95          Nov-98            Jul-98             May-93
Dollar amount raised(1).........  $209,600,000       $155,754,000    $106,700,000    $2,532,768,933       $502,552,678
Amount paid to sponsor from
  proceeds of offering:
  Underwriting fees.............            --                 --              --                --                 --
  Acquisition fees:.............            --                 --              --                --                 --
    Real estate commissions.....            --                 --              --                --                 --
    Advisory fees...............            --                 --              --                --                 --
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor(2)....................            --          6,133,374      27,068,231       414,506,379        210,005,254
Amount paid to sponsor from
  operations:
  Property management fees......            --          1,106,204         344,072        19,991,000         14,400,483
  Development, acquisition, and
    disposition fees............     1,577,000            125,693       1,657,481        13,895,000            671,524
  Partnership and asset
    management fees.............            --                 --       1,124,840        16,842,000                 --
  Reimbursements................            --          1,180,209       5,686,506        25,848,379         26,829,259
  Leasing commissions...........            --            404,896       3,645,884        15,453,000          3,259,780
Dollar amount of cash generated
  from property sales and
  refinancing before deducting
  payments to sponsor:
  Cash..........................            --         87,992,308              --       908,009,000                 --
  Notes.........................            --                 --              --                --                 --
Amount paid to sponsor from
  property sales and
  refinancing:
  Real estate commissions.......            --          1,675,790              --                --                 --
  Incentive fees or
    distributions...............            --          3,563,849(8)           --        55,854,000(9)              --


---------------

 (1) "Dollar amount raised" represents total amount of equity raised over the life of the program. All other amounts on this table are for the three-year period ended December 31, 2002.

 (2) For Funds IV and V, "Dollar amount of cash generated from operations before deducting payments to sponsor" was derived by adding the fees listed below that caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.

 (3) For Fund VI, all amounts presented in this table except for "Dollar amount raised" are for the three years ended September 30, 2002, corresponding to the fiscal year end of the program and the date of such program's available financial reports. "Dollar amount raised" represents total amount of equity raised over the life of the program through September 30, 2002.

 (4) For Fund III, "Incentive fees or distributions" represent distributions to affiliates of Hines calculated as up to 20% of profits after the Fund's investors have received a return of their capital, plus a minimum return on capital of 12%.

 (5) For Fund IX, "Incentive fees or distributions" represent fees paid to an affiliate of Hines on an individual project basis, calculated as up to 20% of profits after fund level expenses and after the Fund's investors have received a return of their capital and a preferred return on the current project, as well as any unrecovered capital or preferred returns from previously sold projects.

 (6) For Fund VIII, "Incentive fees or distributions" represent fees paid to an affiliate of Hines on an individual project basis, calculated as up to 20% of profits before fund level expenses and after the Fund's investors have received a return of their capital and a preferred return on the current project, as well as any unrecovered capital or preferred returns from previously sold projects.

 (7) For Fund IV, "Incentive fees or distributions" represent distributions to affiliates of Hines upon sales of properties in the Fund, calculated as 27.8% of profits after the Fund's partners have received a return of their capital.

 (8) For Fund II, "Incentive fees or distributions" represent distributions to affiliates of Hines, calculated as up to 7.7% of profits after the Fund's investors have received a return of their capital, plus a minimum return on capital of 15%.

 (9) For Fund VI, "Incentive Fees or Distributions" represent incentive distributions earned by an affiliate of Hines, calculated as an amount ranging from 22% to 35% of any profits in excess of certain inflation-adjusted real return hurdles, as adjusted for certain project-type and leverage-risk premiums, provided that the Fund's consolidated returns exceed the National Council of Real Estate Fiduciaries index on a cumulative basis.

(10) Paid out of acquisition proceeds.

                                    TABLE II

                            COMPENSATION TO SPONSOR
          (Past/Prior Performance is Not Indicative of Future Results)

                                                                  HINES            HINES            HINES            HINES
                                                              PARTNERSHIP 3    PARTNERSHIP 22   PARTNERSHIP 26   PARTNERSHIP 23
                                                              --------------   --------------   --------------   --------------
Date offering commenced.....................................         Apr-01          May-00           Jul-01           Mar-00
Dollar amount raised(1).....................................   $133,335,000     $30,290,000      $47,030,297      $30,226,500
Amount paid to sponsor from proceeds of offering:
 Underwriting fees..........................................             --              --               --               --
 Acquisition fees:..........................................             --              --               --               --
   Real estate commissions..................................             --              --               --               --
   Advisory fees............................................             --              --               --               --
Dollar amount of cash generated from operations before
 deducting payments to sponsor..............................     20,144,088      (2,199,949)      (2,017,012)      (1,453,542)
Amount paid to sponsor from operations:
 Property management fees...................................        833,753          33,139               --           15,682
 Development, acquisition, and disposition fees.............        130,050       1,456,925        2,535,015        2,314,129
 Partnership and asset management fees......................             --              --               --               --
 Reimbursements.............................................      2,773,974         153,714               --               --
 Leasing commissions........................................      1,035,790         814,688        1,716,976          447,350
Dollar amount of cash generated from property sales and
 refinancing before deducting payments to sponsor:
 Cash.......................................................             --              --               --               --
 Notes......................................................             --              --               --               --
Amount paid to sponsor from property sales and refinancing:
   Real estate commissions..................................             --              --               --               --
   Incentive fees or distributions..........................             --              --               --               --

                                                                  HINES            HINES            HINES            HINES
                                                              PARTNERSHIP 16   PARTNERSHIP 25   PARTNERSHIP 41   PARTNERSHIP 24
                                                              --------------   --------------   --------------   --------------
Date offering commenced.....................................        Aug-00           May-01           Jan-02           May-00
Dollar amount raised(1).....................................   $21,193,080       $2,435,000      $12,476,867      $38,542,591
Amount paid to sponsor from proceeds of offering:
 Underwriting fees..........................................            --               --               --               --
 Acquisition fees:..........................................            --               --               --               --
   Real estate commissions..................................            --               --               --               --
   Advisory fees............................................            --               --               --               --
Dollar amount of cash generated from operations before
 deducting payments to sponsor..............................            --        1,103,565               --               --
Amount paid to sponsor from operations:
 Property management fees...................................            --           21,393               --               --
 Development, acquisition, and disposition fees.............     1,783,557          200,000               --               --
 Partnership and asset management fees......................            --                                                 --
 Reimbursements.............................................       381,915           31,908               --        1,179,057
 Leasing commissions........................................            --               --               --               --
Dollar amount of cash generated from property sales and
 refinancing before deducting payments to sponsor:
 Cash.......................................................            --               --               --               --
 Notes......................................................            --               --               --               --
Amount paid to sponsor from property sales and refinancing:
   Real estate commissions..................................            --               --               --               --
   Incentive fees or distributions..........................            --               --               --               --

                                                                  HINES
                                                              PARTNERSHIP 2
                                                              -------------
Date offering commenced.....................................        Feb-02
Dollar amount raised(1).....................................   $39,005,066
Amount paid to sponsor from proceeds of offering:
 Underwriting fees..........................................            --
 Acquisition fees:..........................................            --
   Real estate commissions..................................            --
   Advisory fees............................................            --
Dollar amount of cash generated from operations before
 deducting payments to sponsor..............................     7,675,880
Amount paid to sponsor from operations:
 Property management fees...................................     1,021,395
 Development, acquisition, and disposition fees.............            --
 Partnership and asset management fees......................            --
 Reimbursements.............................................     1,807,440
 Leasing commissions........................................       148,997
Dollar amount of cash generated from property sales and
 refinancing before deducting payments to sponsor:
 Cash.......................................................            --
 Notes......................................................            --
Amount paid to sponsor from property sales and refinancing:
   Real estate commissions..................................            --
   Incentive fees or distributions..........................            --


---------------


(1) "Dollar amount raised" represents total amount of equity raised over the life of the program. All other amounts on this table are for the three-year period ended December 31, 2002.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)

     Table III summarizes the operating results of Hines prior programs the offerings of which have closed since December 31, 1997. For single-project development programs, operating results are shown for all such programs which began operations since December 31, 1997. All figures are as of December 31 of the year indicated except as noted otherwise.


                                                    HINES FUND IX   HINES FUND IX   HINES FUND IX   HINES FUND VII   HINES FUND X
                                                        2000            2001            2002             2002            2002
                                                    -------------   -------------   -------------   --------------   ------------
Gross revenues....................................  $    591,000     $ 4,347,000     $12,586,000      $1,130,000     $   132,000
Profit (loss) on sale of properties...............            --       2,877,000         184,000              --              --
Less: Operating expenses..........................    (4,557,000)     (4,036,000)     (5,930,000)       (517,000)     (2,274,000)
     Interest expense.............................    (1,858,000)     (2,733,000)     (3,127,000)       (306,000)       (328,000)
     Depreciation.................................            --      (8,248,000)       (281,000)       (331,000)             --
Other gain (loss).................................            --              --              --              --              --
                                                    ------------     -----------     -----------      ----------     -----------
Net income (loss) -- GAAP basis...................    (5,824,000)     (7,793,000)      3,432,000         (24,000)     (2,470,000)
                                                    ============     ===========     ===========      ==========     ===========
Taxable income (loss):
  From operations.................................    (5,556,000)     (3,734,000)     (5,160,000)        555,000              --
                                                    ============     ===========     ===========      ==========     ===========
  From gain (loss) on sale........................            --       5,679,000      (2,404,000)             --              --
                                                    ============     ===========     ===========      ==========     ===========
Cash generated (deficiency) from operations.......    (4,303,000)     (8,696,000)        943,000       1,066,000              --
Cash generated from sales.........................            --       2,877,000         184,000              --              --
Cash generated from refinancing...................    19,265,000              --              --              --              --
                                                    ------------     -----------     -----------      ----------     -----------
Total cash generated (deficiency) from operations,
  sales, and refinancing..........................    14,962,000      (5,819,000)      1,127,000       1,066,000              --
Less: Cash distributions to investors:
  From operating cash flow........................            --        (375,000)       (959,000)             --              --
  From sales and refinancing......................   (19,265,000)             --      (2,176,000)             --              --
Cash generated (deficiency) after cash
  distributions...................................    (4,303,000)     (6,194,000)     (2,008,000)      1,066,000              --
Less: Special items (not including sales and
  refinancing)....................................            --              --              --              --              --
                                                    ------------     -----------     -----------      ----------     -----------
Cash generated (deficiency) after cash
  distributions and special items.................    (4,303,000)     (6,194,000)     (2,008,000)      1,066,000              --
                                                    ============     ===========     ===========      ==========     ===========
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations............................           230              92            (122)            183              --
    -- from recapture.............................            --              --              --              --              --
  Capital gain (loss).............................            --             140             (57)             --              --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income.....................           (24)             (8)             (9)             --              --
    -- from return of capital.....................          (772)             (1)            (65)             --              --
                                                    ------------     -----------     -----------      ----------     -----------
      Total distributions on GAAP basis...........          (796)             (9)            (74)             --              --
                                                    ============     ===========     ===========      ==========     ===========
  Source (on cash basis):
    -- from sales.................................            --              --             (51)             --              --
    -- from refinancing...........................          (796)             --              --              --              --
    -- from operations............................            --              (9)            (23)             --              --
                                                    ------------     -----------     -----------      ----------     -----------
      Total distributions on cash basis...........          (796)             (9)            (74)             --              --
                                                    ============     ===========     ===========      ==========     ===========
Amount (in percentage terms) remaining invested in
  program properties at the end of the last year
  reported in the Table...........................                                      94%             100%            100%
                                                                                     ===========      ==========     ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                             HINES FUND V   HINES FUND V   HINES FUND V   HINES FUND V   HINES FUND IV
                                                 1999           2000           2001           2002           1998
                                             ------------   ------------   ------------   ------------   -------------
Gross revenues.............................   $   2,000     $ 2,037,000    $10,429,000    $13,143,000     $ 3,260,000
Profit (loss) on sale of properties........          --              --             --             --              --
Less: Operating expenses...................    (336,000)     (1,252,000)    (4,970,000)    (5,156,000)     (2,255,000)
    Interest expense.......................          --        (442,000)    (3,295,000)    (3,023,000)     (1,846,000)
    Depreciation...........................          --        (511,000)    (2,850,000)    (5,161,000)       (604,000)
Other gain (loss)..........................          --              --     (1,683,000)     1,145,000              --
                                              ---------     -----------    -----------    -----------     -----------
Net income (loss) -- GAAP basis............    (334,000)       (168,000)    (2,369,000)       948,000      (1,445,000)
                                              =========     ===========    ===========    ===========     ===========
Taxable income:
  From operations..........................    (451,000)       (752,000)    (1,352,000)     6,142,000         118,000
                                              =========     ===========    ===========    ===========     ===========
  From gain (loss) on sale.................          --              --             --     (2,615,000)             --
                                              =========     ===========    ===========    ===========     ===========
Cash generated (deficiency) from
  operations...............................    (110,000)        (84,000)     3,254,000     11,440,000        (277,000)
Cash generated (deficiency) from sales.....          --              --             --             --              --
Cash generated from refinancing............          --              --             --             --              --
                                              ---------     -----------    -----------    -----------     -----------
Total cash generated from operations,
  sales, and refinancing...................    (110,000)        (84,000)     3,254,000     11,440,000        (277,000)
Less: Cash distributions to investors:
  From operating cash flow.................          --              --             --     (3,870,000)             --
  From sales and refinancing...............          --              --             --             --              --
Cash generated (deficiency) after cash
  distributions............................    (110,000)        (84,000)     3,254,000      7,570,000        (277,000)
Less: Special items (not including sales
  and refinancing).........................          --              --             --             --              --
                                              ---------     -----------    -----------    -----------     -----------
Cash generated (deficiency) after cash
  distributions and special items..........    (110,000)        (84,000)     3,254,000      7,570,000        (277,000)
                                              =========     ===========    ===========    ===========     ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations.....................          --              --             --            353              --
    -- from recapture......................          --              --             --             --              --
  Capital gain (loss)......................          --              --             --           (150)             --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income..............          --              --             --           (223)             --
    -- from return of capital..............          --              --             --             --              --
                                              ---------     -----------    -----------    -----------     -----------
       Total distributions on GAAP basis...          --              --             --           (223)             --
                                              =========     ===========    ===========    ===========     ===========
  Source (on cash basis):
    -- from sales..........................          --              --             --             --              --
    -- from refinancing....................                          --             --             --              --
    -- from operations.....................          --              --             --           (223)             --
                                              ---------     -----------    -----------    -----------     -----------
       Total distributions on cash basis...          --              --             --           (223)             --
                                              =========     ===========    ===========    ===========     ===========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table...                                                  100%
                                                                                          ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                                                                                                  HINES
                                              HINES FUND IV   HINES FUND IV   HINES FUND IV   HINES FUND IV   PARTNERSHIP 3
                                                  1999            2000            2001            2002            2001
                                              -------------   -------------   -------------   -------------   -------------
Gross revenues..............................   $10,418,000    $ 35,580,000    $ 54,457,000    $ 39,445,000    $ 21,608,000
Profit (loss) on sale of properties.........            --       5,350,000       8,586,000      29,855,000              --
Less: Operating expenses....................    (4,371,000)    (11,658,000)    (15,623,000)    (16,530,000)    (10,535,000)
    Interest expense........................    (5,417,000)    (15,245,000)    (13,268,000)     (9,510,000)     (1,618,000)
    Depreciation............................    (1,831,000)     (7,729,000)    (15,263,000)    (10,874,000)        (24,000)
Other gain (loss)...........................      (486,000)     (2,000,000)     (6,770,000)     (2,886,000)             --
                                               -----------    ------------    ------------    ------------    ------------
Net income (loss) -- GAAP basis.............    (1,687,000)      4,298,000      12,119,000      29,500,000       9,431,000
                                               ===========    ============    ============    ============    ============
Taxable income:
  From operations...........................      (878,000)      2,528,000      13,837,000      11,192,000       8,388,000
                                               ===========    ============    ============    ============    ============
  From gain (loss) on sale..................            --       1,963,000       8,185,000      18,195,000              --
                                               ===========    ============    ============    ============    ============
Cash generated from operations..............     2,601,000      13,318,000      23,945,000      23,076,000      13,164,000
Cash generated from sales...................            --      35,857,000      60,382,000     147,951,000              --
Cash generated from refinancing.............            --              --              --      17,400,000      80,000,000
                                               -----------    ------------    ------------    ------------    ------------
Total cash generated from operations, sales,
  and refinancing...........................     2,601,000      49,175,000      84,327,000     188,427,000      93,164,000
Less: Cash distributions to investors:
  From operating cash flow..................            --              --     (17,203,000)    (15,135,000)     (4,965,000)
  From sales and refinancing................            --              --     (39,110,000)    (73,484,000)    (80,000,000)
Cash generated after cash distributions.....     2,601,000      49,175,000      28,014,000      99,808,000       8,199,000
Less: Special items (not including sales and
  refinancing)..............................            --              --              --              --              --
                                               -----------    ------------    ------------    ------------    ------------
Cash generated after cash distributions and
  special items.............................     2,601,000      49,175,000      28,014,000      99,808,000       8,199,000
                                               ===========    ============    ============    ============    ============
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations......................            --              --              70              55             116
    -- from recapture.......................            --              --              --              --              --
  Capital gain (loss).......................            --              --              42              89              --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...............            --              --            (142)           (149)             --
    -- from return of capital...............            --              --            (145)           (283)            (96)
                                               -----------    ------------    ------------    ------------    ------------
       Total distributions on GAAP basis....            --              --            (287)           (432)            (96)
                                               ===========    ============    ============    ============    ============
  Source (on cash basis):
    -- from sales...........................            --              --            (199)           (273)             --
    -- from refinancing.....................            --              --              --             (85)             --
    -- from operations......................            --              --             (88)            (74)            (96)
                                               -----------    ------------    ------------    ------------    ------------
       Total distributions on cash basis....            --              --            (287)           (432)            (96)
                                               ===========    ============    ============    ============    ============
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table....                                                     59.6%
                                                                                              ============

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                           HINES           HINES            HINES            HINES            HINES
                                       PARTNERSHIP 3   PARTNERSHIP 15   PARTNERSHIP 15   PARTNERSHIP 23   PARTNERSHIP 19
                                           2002             2001             2002             2002             2001
                                       -------------   --------------   --------------   --------------   --------------
Gross revenues.......................  $ 24,674,000     $ 5,290,000      $14,721,000      $   699,000      $        --
Profit (loss) on sale of
  properties.........................            --              --               --               --          350,000
Less: Operating expenses.............   (13,332,000)     (1,902,000)      (2,199,000)      (1,353,000)      (1,432,000)
     Interest expense................    (5,900,000)     (2,456,000)      (2,983,000)        (737,000)          (7,000)
     Depreciation....................            --              --       (1,824,000)              --          (96,000)
Other gain (loss)....................            --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Net income (loss) -- GAAP basis......     5,442,000         932,000        7,715,000       (1,391,000)      (1,185,000)
                                       ============     ===========      ===========      ===========      ===========
Taxable income:
  From operations....................       389,000        (849,000)       1,756,000       (2,257,000)      (1,654,000)
                                       ============     ===========      ===========      ===========      ===========
  From gain (loss) on sale...........            --              --               --               --               --
                                       ============     ===========      ===========      ===========      ===========
Cash generated from operations.......     3,372,000         604,000        3,534,000               --               --
Cash generated (deficiency) from
  sales..............................            --              --               --               --       (1,433,000)
Cash generated from refinancing......            --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Total cash generated (deficiency)
  from operations, sales, and
  refinancing........................     3,372,000         604,000        3,534,000               --       (1,433,000)
Less: Cash distributions to
  investors:
  From operating cash flow...........    (2,350,000)       (156,000)              --               --               --
  From sales and refinancing.........            --      (2,241,000)      (3,647,000)              --               --
Cash generated (deficiency) after
  cash distributions.................     1,022,000      (1,793,000)        (113,000)              --       (1,433,000)
Less: Special items (not including
  sales and refinancing).............            --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Cash generated (deficiency) after
  cash distributions and special
  items..............................     1,022,000      (1,793,000)        (113,000)              --       (1,433,000)
                                       ============     ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations...............             7             (42)              84              (74)            (111)
    -- from recapture................            --              --               --               --               --
  Capital gain (loss)................            --              --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income........            --              --               --               --               --
    -- from return of capital........           (45)           (117)            (175)              --               --
                                       ------------     -----------      -----------      -----------      -----------
         Total distributions on GAAP
           basis.....................           (45)           (117)            (175)              --               --
                                       ============     ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales....................            --              --               --               --               --
    -- from refinancing..............            --            (110)              --               --               --
    -- from operations...............           (45)             (7)            (175)              --               --
                                       ------------     -----------      -----------      -----------      -----------
         Total distributions on cash
           basis.....................           (45)           (117)            (175)              --               --
                                       ============     ===========      ===========      ===========      ===========
Amount (in percentage terms)
remaining invested in program
properties at the end of the last
year reported in the Table...........          100%                             100%             100%
                                       ============                      ===========      ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                          HINES            HINES            HINES            HINES            HINES
                                      PARTNERSHIP 19   PARTNERSHIP 22   PARTNERSHIP 22   PARTNERSHIP 21   PARTNERSHIP 21
                                           2002             2001             2002             2000             2001
                                      --------------   --------------   --------------   --------------   --------------
Gross revenues......................   $    606,000     $   651,000      $ 1,409,000      $ 4,187,000      $ 8,860,000
Profit (loss) on sale of
  properties........................      7,721,000              --               --               --               --
Less: Operating expenses............     (6,620,000)       (227,000)      (1,391,000)      (2,333,000)      (3,911,000)
     Interest expense...............        (42,000)       (971,000)      (1,595,000)      (1,432,000)      (2,272,000)
     Depreciation...................       (538,000)       (818,000)      (1,543,000)      (1,614,000)      (3,100,000)
Other gain (loss)...................             --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Net income (loss) -- GAAP basis.....      1,127,000      (1,365,000)      (3,120,000)      (1,192,000)        (423,000)
                                       ============     ===========      ===========      ===========      ===========
Taxable income:
  From operations...................      2,859,000        (817,000)      (2,992,000)      (1,032,000)         582,000
                                       ============     ===========      ===========      ===========      ===========
  From gain (loss) on sale..........             --              --               --               --               --
                                       ============     ===========      ===========      ===========      ===========
Cash generated (deficiency) from
  operations........................             --      (2,642,000)         255,000       (1,145,000)       1,525,000
Cash generated from sales...........     19,757,000              --               --               --               --
Cash generated from refinancing.....             --      11,064,000           12,000          775,000               --
                                       ------------     -----------      -----------      -----------      -----------
Total cash generated (deficiency)
  from operations, sales, and
  refinancing.......................     19,757,000       8,422,000          267,000         (370,000)       1,525,000
Less: Cash distributions to
  investors:
  From operating cash flow..........             --              --               --               --       (1,954,000)
  From sales and refinancing........       (690,000)             --               --               --               --
Cash generated (deficiency) after
  cash distributions................     19,067,000       8,422,000          267,000         (370,000)        (429,000)
Less: Special items (not including
  sales and refinancing)............             --              --               --               --               --
                                       ------------     -----------      -----------      -----------      -----------
Cash generated (deficiency) after
  cash distributions and special
  items.............................     19,067,000       8,422,000          267,000         (370,000)        (429,000)
                                       ============     ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations..............            347            (117)            (152)             (74)              24
    -- from recapture...............             --              --               --               --               --
  Capital gain (loss)...............             --              --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income.......             --              --               --               --               --
    -- from return of capital.......            (44)             --               --               --              (81)
                                       ------------     -----------      -----------      -----------      -----------
      Total distributions on GAAP
         basis......................            (44)             --               --               --              (81)
                                       ============     ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales...................            (44)             --               --               --               --
    -- from refinancing.............             --              --               --               --               --
    -- from operations..............             --              --               --               --              (81)
                                       ------------     -----------      -----------      -----------      -----------
      Total distributions on cash
         basis......................            (44)             --               --               --              (81)
                                       ============     ===========      ===========      ===========      ===========
Amount (in percentage terms)
  remaining invested in program
  properties at the end of the last
  year reported in the Table........           100%                             100%
                                       ============                      ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                                  HINES            HINES            HINES           HINES           HINES
                                              PARTNERSHIP 21   PARTNERSHIP 16   PARTNERSHIP 8   PARTNERSHIP 8   PARTNERSHIP 18
                                                   2002             2002            2001            2002             2000
                                              --------------   --------------   -------------   -------------   --------------
Gross revenues..............................   $10,410,000      $        --      $  301,000      $  500,000       $ 728,000
Profit (loss) on sale of properties.........            --               --              --              --              --
Less: Operating expenses....................    (4,494,000)              --        (536,000)       (925,000)       (306,000)
     Interest expense.......................    (2,266,000)              --        (330,000)       (382,000)       (132,000)
     Depreciation/amortization..............    (2,670,000)              --              --              --        (173,000)
Other gain (loss)...........................            --               --              --              --              --
                                               -----------      -----------      ----------      ----------       ---------
Net income (loss) -- GAAP basis.............       980,000               --        (565,000)       (807,000)        117,000
                                               ===========      ===========      ==========      ==========       =========
Taxable income:
  From operations...........................     1,726,000          (31,000)       (950,000)       (587,000)        109,000
                                               ===========      ===========      ==========      ==========       =========
  From gain (loss) on sale..................            --               --              --              --              --
                                               ===========      ===========      ==========      ==========       =========
Cash generated from operations..............     3,770,000               --              --              --         290,000
Cash generated from sales...................            --               --              --              --              --
Cash generated from refinancing.............            --               --              --              --              --
                                               -----------      -----------      ----------      ----------       ---------
Total cash generated from operations, sales,
  and refinancing...........................     3,770,000               --              --              --         290,000
Less: Cash distributions to investors:
  From operating cash flow..................    (3,004,000)              --              --              --              --
  From sales and refinancing................            --               --              --              --              --
Cash generated (deficiency) after cash
  distributions.............................       766,000               --              --              --         290,000
Less: Special items (not including sales and
  refinancing)..............................            --               --              --              --              --
                                               -----------      -----------      ----------      ----------       ---------
Cash generated (deficiency) after cash
  distributions and special items...........       766,000               --              --              --         290,000
                                               ===========      ===========      ==========      ==========       =========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations......................            72               (2)            (74)            (42)             17
    -- from recapture.......................            --               --              --              --              --
  Capital gain (loss).......................            --               --              --              --              --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...............            --               --              --              --              --
    -- from return of capital...............          (125)              --              --              --              --
                                               -----------      -----------      ----------      ----------       ---------
      Total distributions on GAAP basis.....          (125)              --              --              --              --
                                               ===========      ===========      ==========      ==========       =========
  Source (on cash basis):
    -- from sales...........................            --               --              --              --              --
    -- from refinancing.....................            --               --              --              --              --
    -- from operations......................          (125)              --              --              --              --
                                               -----------      -----------      ----------      ----------       ---------
      Total distributions on cash basis.....          (125)              --              --              --              --
                                               ===========      ===========      ==========      ==========       =========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table....          100%         100%                             0%
                                               ===========      ===========                      ==========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                                 HINES            HINES            HINES            HINES            HINES
                                             PARTNERSHIP 18   PARTNERSHIP 18   PARTNERSHIP 25   PARTNERSHIP 14   PARTNERSHIP 14
                                                  2001             2002             2002             2000             2001
                                             --------------   --------------   --------------   --------------   --------------
Gross revenues.............................    $2,585,000      $ 2,266,000      $ 1,752,000      $ 1,923,000      $ 7,783,000
Profit (loss) on sale of properties........            --               --               --               --               --
Less: Operating expenses...................      (731,000)        (737,000)        (349,000)        (876,000)      (2,596,000)
     Interest expense......................      (420,000)        (305,000)      (1,162,000)        (738,000)      (2,834,000)
     Depreciation..........................      (486,000)        (215,000)        (354,000)        (934,000)      (2,449,000)
Other gain (loss)..........................            --               --               --               --               --
                                               ----------      -----------      -----------      -----------      -----------
Net income (loss) -- GAAP basis............       948,000        1,009,000         (113,000)        (625,000)         (96,000)
                                               ==========      ===========      ===========      ===========      ===========
Taxable income:
  From operations..........................       612,000          241,000           21,000       (1,123,000)        (174,000)
                                               ==========      ===========      ===========      ===========      ===========
  From gain (loss) on sale.................            --               --               --               --               --
                                               ==========      ===========      ===========      ===========      ===========
Cash generated from operations.............       887,000          737,000        1,050,000          821,000        3,222,000
Cash generated from sales..................            --               --               --               --               --
Cash generated from refinancing............     1,145,000          325,000       11,048,000       28,200,000(1)     2,411,000(1)
                                               ----------      -----------      -----------      -----------      -----------
Total cash generated from operations,
  sales, and refinancing...................     2,032,000        1,062,000       12,098,000       29,021,000        5,633,000
Less: Cash distributions to investors:
  From operating cash flow.................            --       (1,500,000)      (1,658,000)              --               --
  From sales and refinancing...............      (850,000)              --               --               --               --
Cash generated (deficiency) after cash
  distributions............................     1,182,000         (438,000)      10,440,000       29,021,000        5,633,000
Less: Special items (not including sales
  and refinancing).........................            --               --               --               --               --
                                               ----------      -----------      -----------      -----------      -----------
Cash generated (deficiency) after cash
  distributions and special items..........     1,182,000         (438,000)      10,440,000       29,021,000        5,633,000
                                               ==========      ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations.....................           104               51                7               --               --
    -- from recapture......................            --               --               --               --               --
  Capital gain (loss)......................            --               --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income..............            --               --               --               --               --
    -- from return of capital..............          (144)            (319)            (562)              --               --
                                               ----------      -----------      -----------      -----------      -----------
         Total distributions on GAAP
           basis...........................          (144)            (319)            (562)              --               --
                                               ==========      ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales..........................            --               --               --               --               --
    -- from refinancing....................          (144)              --               --               --               --
    -- from operations.....................            --             (319)            (562)              --               --
                                               ----------      -----------      -----------      -----------      -----------
         Total distributions on cash
           basis...........................          (144)            (319)            (562)              --               --
                                               ==========      ===========      ===========      ===========      ===========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table...                           100%             100%
                                                               ===========      ===========


---------------


(1) Cash generated from refinancing is a result of construction loan proceeds from the original building construction.

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                                 HINES            HINES            HINES            HINES            HINES
                                             PARTNERSHIP 14   PARTNERSHIP 17   PARTNERSHIP 17   PARTNERSHIP 37   PARTNERSHIP 37
                                                  2002             2001             2002             1998             1999
                                             --------------   --------------   --------------   --------------   --------------
Gross revenues.............................   $ 9,185,000      $ 5,256,000      $17,224,000      $ 1,228,000      $ 6,499,000
Profit (loss) on sale of properties........            --               --               --               --               --
Less: Operating expenses...................    (3,269,000)      (2,403,000)      (7,918,000)      (2,921,000)      (2,216,000)
     Interest expense......................    (2,161,000)      (1,438,000)      (4,392,000)      (2,219,000)      (3,152,000)
     Depreciation..........................    (3,019,000)      (1,493,000)      (5,243,000)      (4,363,000)      (1,602,000)
Other gain (loss)..........................            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
Net income (loss) -- GAAP basis............       736,000          (78,000)        (329,000)      (8,275,000)        (471,000)
                                              ===========      ===========      ===========      ===========      ===========
Taxable income:
  From operations..........................     1,955,000       (3,930,000)        (904,000)       1,133,000         (610,000)
                                              ===========      ===========      ===========      ===========      ===========
  From gain (loss) on sale.................            --               --               --               --               --
                                              ===========      ===========      ===========      ===========      ===========
Cash generated (deficiency) from
  operations...............................     3,256,000        3,382,000        5,829,000       (1,184,000)         951,000
Cash generated from sales..................            --               --               --               --               --
Cash generated from refinancing............            --       60,500,000        7,700,000               --               --
                                              -----------      -----------      -----------      -----------      -----------
Total cash generated (deficiency) from
  operations, sales, and refinancing.......     3,256,000       63,882,000       13,529,000       (1,184,000)         951,000
Less: Cash distributions to investors:
  From operating cash flow.................            --               --               --               --               --
  From sales and refinancing...............            --               --               --               --               --
Cash generated (deficiency) after cash
  distributions............................     3,256,000       63,882,000       13,529,000       (1,184,000)         951,000
Less: Special items (not including sales
  and refinancing).........................            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
Cash generated (deficiency) after cash
  distributions and special items..........     3,256,000       63,882,000       13,529,000       (1,184,000)         951,000
                                              ===========      ===========      ===========      ===========      ===========
Tax and Distribution Data Per $1,000
  Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations.....................            --               --               --              628              (63)
    -- from recapture......................            --               --               --               --               --
  Capital gain (loss)......................            --               --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income..............            --               --               --               --               --
    -- from return of capital..............            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
         Total distributions on GAAP
           basis...........................            --               --               --               --               --
                                              ===========      ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales..........................            --               --               --               --               --
    -- from refinancing....................            --               --               --               --               --
    -- from operations.....................            --               --               --               --               --
                                              -----------      -----------      -----------      -----------      -----------
         Total distributions on cash
           basis...........................            --               --               --               --               --
                                              ===========      ===========      ===========      ===========      ===========
Amount (in percentage terms) remaining
  invested in program properties at the end
  of the last year reported in the Table...          100%                              100%
                                              ===========                       ===========

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                                            HINES            HINES            HINES            HINES
                                                        PARTNERSHIP 37   PARTNERSHIP 37   PARTNERSHIP 37   PARTNERSHIP 2
                                                             2000             2001             2002            2002
                                                        --------------   --------------   --------------   -------------
Gross revenues........................................   $ 7,082,000      $ 6,831,000      $ 7,721,000     $ 31,234,000
Profit (loss) on sale of properties...................
Less: Operating expenses..............................    (1,636,000)      (2,145,000)      (1,198,000)     (11,029,000)
     Interest expense.................................    (3,778,000)      (3,700,000)      (3,200,000)     (12,302,000)
     Depreciation.....................................    (1,867,000)      (1,854,000)      (2,067,000)      (8,748,000)
Other gain (loss).....................................            --               --               --               --
                                                         -----------      -----------      -----------     ------------
Net income (loss) -- GAAP basis.......................      (199,000)        (868,000)       1,256,000         (845,000)
                                                         ===========      ===========      ===========     ============
Taxable income:
  From operations.....................................       285,000       (1,878,000)         303,000
                                                         ===========      ===========      ===========     ============
  From gain (loss) on sale............................            --               --               --               --
                                                         ===========      ===========      ===========     ============
Cash generated from operations........................       126,000        1,771,000        2,812,000        4,698,000
Cash generated from sales.............................            --               --               --
Cash generated from refinancing.......................            --               --               --
                                                         -----------      -----------      -----------     ------------
Total cash generated from operations, sales, and
  refinancing.........................................       126,000        1,771,000        2,812,000        4,698,000
Less: Cash distributions to investors:
  From operating cash flow............................            --               --               --       (2,700,000)
  From sales and refinancing..........................            --               --               --               --
Cash generated after cash distributions...............       126,000        1,771,000        2,812,000        1,998,000
Less: Special items (not including sales and
  refinancing)........................................            --               --               --               --
                                                         -----------      -----------      -----------     ------------
Cash generated after cash distributions and special
  items...............................................       126,000        1,771,000        2,812,000        1,998,000
                                                         ===========      ===========      ===========     ============
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations................................            16              (85)              13               --
    -- from recapture.................................            --               --               --               --
  Capital gain (loss).................................            --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income.........................            --               --               --               --
    -- from return of capital.........................            --               --               --              (69)
                                                         -----------      -----------      -----------     ------------
         Total distributions on GAAP basis............            --               --               --              (69)
                                                         ===========      ===========      ===========     ============
  Source (on cash basis):
    -- from sales.....................................            --               --               --               --
    -- from refinancing...............................            --               --               --               --
    -- from operations................................            --               --               --              (69)
                                                         -----------      -----------      -----------     ------------
         Total distributions on cash basis............            --               --               --              (69)
                                                         ===========      ===========      ===========     ============
Amount (in percentage terms) remaining invested in
  program properties at the end of the last year
  reported in the Table...............................                                            100%             100%
                                                                                           ===========     ============

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)


                                     HINES FUND VI(1)   HINES FUND VI(1)   HINES FUND VI(1)   HINES FUND VI(1)   HINES FUND VI(1)
                                           1998               1999               2000               2001               2002
                                     ----------------   ----------------   ----------------   ----------------   ----------------
Gross revenues.....................    $ 27,637,000      $ 153,517,000      $ 195,659,000      $ 266,621,000      $ 258,216,000
Profit (loss) on sale of properties
  after previously recognized FMV
  Adjustments(2)...................              --            459,000         (4,687,000)       (12,246,000)                --
Less: Operating expenses...........     (14,619,000)       (75,131,000)       (93,003,000)      (111,136,000)      (105,483,000)
    Interest expense...............        (646,000)        (2,351,000)       (17,513,000)       (31,546,000)       (29,738,000)
    Depreciation...................              --                 --                 --                 --                 --
Unrealized gain (loss) and other
  (extraordinary)..................              --         70,314,000        280,389,000        144,533,000       (288,105,000)
                                       ------------      -------------      -------------      -------------      -------------
Net income (loss) -- GAAP basis....      12,372,000        146,808,000        360,845,000        256,226,000       (165,110,000)
                                       ============      =============      =============      =============      =============
Taxable income:
  From operations..................      12,930,000         50,700,000         54,824,000         90,705,000         54,893,000
                                       ============      =============      =============      =============      =============
  From gain (loss) on sale.........              --         17,940,000         26,072,000         24,677,000          4,388,000
                                       ============      =============      =============      =============      =============
Cash generated from operations.....      11,447,000         73,358,000         89,927,000        128,325,000        104,225,000
Cash generated from sales..........              --          5,536,000         84,274,000        194,117,000                 --
Cash generated from refinancing....              --        148,975,000         30,000,000        217,954,000        381,664,000
Cash generated from other
  (incentive)......................              --                 --                 --                 --         55,854,000
                                       ------------      -------------      -------------      -------------      -------------
Total cash generated from
  operations, sales, refinancing,
  and other........................      11,447,000        227,869,000        204,201,000        540,396,000        541,743,000
                                       ------------      -------------      -------------      -------------      -------------
Less: Cash distributions to
  investors:
  From operating cash flow.........     (11,447,000)       (73,358,000)       (89,927,000)      (128,325,000)      (104,225,000)
  From sales and refinancing.......              --       (154,511,000)      (114,274,000)      (412,071,000)      (381,664,000)
  From other (incentive)...........              --                 --                 --                 --        (55,854,000)
                                       ------------      -------------      -------------      -------------      -------------
Cash generated (deficiency) after
  cash distributions...............              --                 --                 --                 --                 --
Less: Special items (not including
  sales and refinancing)...........              --                 --                 --                 --                 --
                                       ------------      -------------      -------------      -------------      -------------
Cash generated (deficiency) after
  cash distributions and special
  items............................              --                 --                 --                 --                 --
                                       ============      =============      =============      =============      =============
Tax and Distribution Data Per
  $1,000 Invested(3)
Federal Income Tax Results:
  Ordinary income (loss):
    -- from operations.............              19                 62                 46                 58                 36
    -- from recapture..............              --                 --                 --                 --                 --
  Capital gain (loss)..............              --                 22                 22                 15                  3
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income......             (17)               (90)               (74)               (81)               (68)
    -- from return of capital......              --               (190)               (95)              (262)              (285)
                                       ------------      -------------      -------------      -------------      -------------
      Total distributions on GAAP
        basis......................             (17)              (280)              (169)              (343)              (353)
                                       ============      =============      =============      =============      =============
  Source (on cash basis):
    -- from sales..................              --                 (7)               (70)              (123)                --
    -- from refinancing............              --               (183)               (25)              (138)              (249)
    -- from operations.............             (17)               (90)               (74)               (82)               (68)
    -- from other (incentive)......              --                 --                 --                 --                (36)
                                       ------------      -------------      -------------      -------------      -------------
      Total distributions on cash
        basis......................             (17)              (280)              (169)              (343)              (353)
                                       ============      =============      =============      =============      =============
Amount (in percentage terms)
  remaining invested in program
  properties at the end of the last
  year reported in the Table.......                                                                                       86.7%
                                                                                                                  =============


---------------

(1) For Fund VI, all amounts presented are for the indicated year ended September 30, which corresponds to the fiscal year end of the program and the date of such program's available financial reports (except tax figures, which are presented for the indicated year ended December 31). Note that 1998 figures represent activity from July 1, 1998 through September 30, 1998 only.

(2) "Profit (loss) on sale of properties after previously recognized FMV Adj" represents profit (loss) on sale of properties, as adjusted for the reversal of any previously recognized fair market value adjustments over the holding period of the investment. This line item is used because Fund VI follows the real estate industry accounting guidelines prescribed by NCREIF (National Council of Real Estate Investment Fiduciaries). As such, Fund VI's financial information presents real estate at current market values, and any previously recognized gains or losses must be reversed.


(3) For Fund VI, the denominator of the "Tax and Distribution Data Per $1,000 Invested" is calculated as the average of cumulative net capital contributions and distributions at the beginning and end of each year indicated.

                                    TABLE IV

                         RESULTS OF COMPLETED PROGRAMS
          (Past/Prior Performance is Not Indicative of Future Results)

     Table IV summarizes the results of prior programs sponsored by Hines, which during the five years ended December 31, 2002 have completed their operations and sold all their properties.(1)


                                                              HINES            HINES            HINES            HINES
                                          HINES FUND II   PARTNERSHIP 34   PARTNERSHIP 31   PARTNERSHIP 32   PARTNERSHIP 36
                                          -------------   --------------   --------------   --------------   --------------
Dollar amount raised....................  $155,754,000     $77,252,637      $76,280,026      $45,000,000      $59,259,745
Number of properties
  purchased/developed...................            12               1                1                1                1
Date of closing of offering.............        Jul-95          Dec-88           Jul-67           Nov-72           Aug-81
Date of first sale of property..........        Apr-96          Nov-00           Nov-99           Jan-99           Dec-02
Date of final sale of property..........        Jun-01          Nov-00           Nov-99           Jan-99           Dec-02
Tax and Distribution data Per $1,000
  Invested
Federal income tax results:
  Ordinary income (loss):
    -- from operations..................             7             204            1,223              881             (115)
    -- from recapture...................           224              --               --               --               --
  Capital gain..........................         1,652             494            4,081            1,749              506
  Deferred gain:
    Capital.............................            --              --              185               --               --
    Ordinary............................            --              --               --               --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...........        (1,878)           (668)          (4,444)          (3,889)            (523)
    -- from return of capital...........        (1,000)         (1,000)          (1,000)          (1,000)          (1,000)
                                          ------------     -----------      -----------      -----------      -----------
  Total distributions on GAAP basis.....        (2,878)         (1,668)          (5,444)          (4,889)          (1,523)
                                          ============     ===========      ===========      ===========      ===========
  Source (on cash basis):
    -- from sales.......................        (2,119)         (1,244)          (4,138)          (3,889)            (624)
    -- from refinancing.................          (528)             --               --               --               --
    -- from operations..................          (231)           (424)          (1,306)          (1,000)            (899)
                                          ------------     -----------      -----------      -----------      -----------
  Total distributions on cash basis.....        (2,878)         (1,668)          (5,444)          (4,889)          (1,523)
                                          ============     ===========      ===========      ===========      ===========

                                                                                HINES             HINES
                                              HINES            HINES        PARTNERSHIP 4,    PARTNERSHIP 4,        HINES
                                          PARTNERSHIP 35   PARTNERSHIP 33     PROPERTY 3     PROPERTY 1 AND 2   PARTNERSHIP 5
                                          --------------   --------------   --------------   ----------------   -------------
Dollar amount raised....................   $49,935,983      $46,467,519      $28,622,777       $12,218,721       $4,410,937
Number of properties
  purchased/developed...................             1                1                1                 2                1
Date of closing of offering.............        Dec-76           Mar-81           Feb-94            Feb-94           Dec-97
Date of first sale of property..........        Feb-02           Dec-00           Nov-02            Mar-01           Jun-01
Date of final sale of property..........        Feb-02           Dec-00           Nov-02            Mar-01           Jun-01
Tax and Distribution data Per $1,000
  Invested
Federal income tax results:
  Ordinary income (loss):
    -- from operations..................           178             (774)             670             1,066              480
    -- from recapture...................            --               --               --                --               --
  Capital gain..........................            68              802              615               813              903
  Deferred gain:
    Capital.............................            --               --               --                --               --
    Ordinary............................            --               --               --                --               --
Cash distributions to investors:
  Source (on GAAP basis):
    -- from investment income...........            --               --           (1,229)           (1,357)          (1,296)
    -- from return of capital...........          (704)            (934)          (1,000)           (1,000)          (1,000)
                                           -----------      -----------      -----------       -----------       ----------
  Total distributions on GAAP basis.....          (704)            (934)          (2,229)           (2,357)          (2,296)
                                           ===========      ===========      ===========       ===========       ==========
  Source (on cash basis):
    -- from sales.......................          (163)            (934)          (1,120)           (1,363)          (1,892)
    -- from refinancing.................            --               --             (683)               --               --
    -- from operations..................          (541)              --             (426)             (994)            (404)
                                           -----------      -----------      -----------       -----------       ----------
  Total distributions on cash basis.....          (704)            (934)          (2,229)           (2,357)          (2,296)
                                           ===========      ===========      ===========       ===========       ==========


---------------

(1) Hines Partnership 38 was a joint venture formed in 1992 by Hines and three institutional investors. The Partnership developed a 556,000 sq. ft. mixed-use project including office, hotel, residential and retail space in Berlin, Germany. Construction commenced in 1993 and was completed in 1997. The project was 100% financed by a syndicate of banks. The initial debt was approximately E281 million, a portion of which was recourse and secured by guaranties from the joint venture partners. Due to a longer than anticipated leasing period and disputes with the general contractor, the project was approximately E100 million over budget. In addition, the project was leased at lower than pro forma rental rates due to a severe decline in the Berlin real estate market. To fund these overruns, the lead bank syndicate lent an additional E70 million and the joint venture partners completely funded the recourse portion of the initial debt of E15.3 million. Once disputes were settled with the general contractor, the lead bank syndicate and Hines contributed an additional E14.6 million while the project's hotel operator agreed to forego loss sharing payments that it was due under its lease of the hotel space. After the last contribution by Hines and the hotel operator's agreement to forego the loss sharing payments, the partners agreed that Hines and the Hotel operator would have no further liability in regards to the project. At the end of 1999, the management and accounting for the project was transferred from Hines to the lead bank syndicate. Hines does not have access to the books and records for any period subsequent to the year ended December 31, 1999. As of December 31, 2002, all of the buildings had been sold. The bank syndicate wrote-off approximately E27 million of debt when the hotel was sold in 2000 and is anticipated to write off an additional E25 million related to the remaining residential units, which have now been sold.

                                    TABLE V

                        SALES OR DISPOSALS OF PROPERTIES
          (Past/Prior Performance is Not Indicative of Future Results)

     Table V presents summary information on the results of sales or disposals of properties from Hines prior programs during the three years ended December 31, 2002. The Table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

                                                           SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                -------------------------------------------------------------------------------
                                                                                                     ADJUSTMENTS
                                                                                    PURCHASE MONEY    RESULTING
                                                CASH RECEIVED,                      MORTGAGE TAKEN      FROM
                             DATE     DATE OF   NET OF CLOSING   MORTGAGE BALANCE      BACK BY       APPLICATION
        PROPERTY           ACQUIRED    SALE         COSTS        AT TIME OF SALE       PROGRAM         OF GAAP       TOTAL(1)
        --------           --------   -------   --------------   ----------------   --------------   -----------   ------------
HINES FUND VIII:
  Fund VIII, Property
    1....................   Nov-97    Dec-02     $ 25,544,780      $15,705,220          $  --           $  --      $ 41,250,000
  Fund VIII, Property
    2....................   Jul-98    Dec-02        8,609,521       21,790,479             --              --        30,400,000
HINES FUND IX:
  Fund IX, Property 1....   Feb-99    Dec-01        2,865,141       39,066,102             --              --        41,931,243
HINES FUND III:
  Fund III, Property
    1(3).................   Dec-99    Oct-02       42,299,868               --             --              --        42,299,868
HINES FUND II:
  Fund II, Property 1....   Jul-95    Nov-00       28,242,860       18,975,000             --              --        47,217,860
  Fund II, Property 2....   Jul-95    Jun-01       13,585,391       26,656,773             --              --        40,242,164
HINES FUND VI:
  Fund VI, Property
    1(5).................   Jul-98    Apr-00       14,170,000               --             --              --        14,170,000
  Fund VI, Property 2....   Jul-98    Jun-00       41,939,000               --             --              --        41,939,000
  Fund VI, Property 3....   Jul-98    Apr-01        9,236,000               --             --              --         9,236,000
  Fund VI, Property 4....   Jul-98    May-01      112,261,000               --             --              --       112,261,000
  Fund VI, Property 5....   Jul-98    Jul-01       43,124,000               --             --              --        43,124,000
  Fund VI, Property 6....   Jul-98    Jul-01       35,283,000               --             --              --        35,283,000
  Fund VI, Property 7....   Oct-98    Dec-02       16,745,674               --             --              --        16,745,674
HINES FUND IV:
  Fund IV, Property
    1(4).................   Oct-98    Oct-00       35,862,632               --             --              --        35,862,632
  Fund IV, Property 2....   Jun-98    Jul-01       36,134,230       23,071,420             --              --        59,205,650
  Fund IV, Property 3....   May-98    Oct-02       31,933,667       22,639,945             --              --        54,573,612
  Fund IV, Property 4....   May-98    Oct-02       23,561,730       23,956,827             --              --        47,518,557
Hines Partnership 33.....   Mar-81    Dec-00       20,702,992       19,943,841             --              --        42,501,464
Hines Partnership 34.....   Dec-88    Nov-00       96,129,115               --             --              --        96,129,115
Hines Partnership 13
  Property 1 and 2.......   Sep-97    Nov-00       11,095,910       11,800,521             --              --        22,896,431
Hines Partnership 13
  Property 3.............   Sep-97    Mar-01       23,043,128       29,380,507             --              --        52,423,635
Hines Partnership 13
  Property 4.............   Sep-97    Jan-02        4,398,863        7,161,240             --              --        11,560,103
Hines Partnership 13
  Property 5.............   Sep-97    Apr-02       25,957,424       22,110,488             --              --        48,067,912
Hines Partnership 35.....   Dec-76    Feb-02       17,047,970       34,621,259             --              --        51,669,229
Hines Partnership 5......   Dec-97    Jun-01        8,092,018        9,755,382             --              --        17,847,400
Hines Partnership 4
  Property 1 and 2.......   Feb-94    Mar-01       15,830,921       43,192,793             --              --        59,023,714
  Property 3.............   Feb-94    Nov-02       32,939,850       11,633,332             --              --        44,573,182
Hines Partnership 36.....   Aug-81    Dec-02       34,761,486               --             --              --        34,761,486
Hines Partnership 19.....   Jul-99    various      25,500,000               --             --              --        25,500,000
Hines Partnership 12.....   Jan-97    various      75,100,000               --             --              --        75,100,000

                            COST OF PROPERTY, INCLUDING CLOSING AND SOFT COSTS
                           ----------------------------------------------------
                                                                                  EXCESS (DEFICIENCY)
                                            TOTAL ACQUISITION                         OF PROPERTY
                              ORIGINAL        COST, CAPITAL                         OPERATING CASH
                              MORTGAGE        IMPROVEMENTS                        RECEIPTS OVER CASH
        PROPERTY             FINANCING       AND SOFT COSTS          TOTAL           EXPENDITURES
        --------           --------------   -----------------   ---------------   -------------------
HINES FUND VIII:
  Fund VIII, Property
    1....................   $        --        $ 45,168,000      $ 45,168,000       $    6,813,957
  Fund VIII, Property
    2....................            --          26,368,000        26,368,000            8,911,122
HINES FUND IX:
  Fund IX, Property 1....            --          33,275,976        33,275,976                   --
HINES FUND III:
  Fund III, Property
    1(3).................            --          37,807,622        37,807,622            4,746,760
HINES FUND II:
  Fund II, Property 1....    18,547,568           9,439,370        27,986,938            6,442,627
  Fund II, Property 2....    14,687,095          14,716,576        29,403,671           11,134,472
HINES FUND VI:
  Fund VI, Property
    1(5).................            --          15,121,000        15,121,000            2,248,000
  Fund VI, Property 2....            --          39,135,000        39,135,000            4,463,000
  Fund VI, Property 3....            --           9,183,000         9,183,000                   --(6)
  Fund VI, Property 4....    29,040,000          79,394,000       108,434,000           33,346,000
  Fund VI, Property 5....            --          49,386,000        49,386,000           11,695,000
  Fund VI, Property 6....            --          42,464,000        42,464,000           12,047,000
  Fund VI, Property 7....            --          13,433,000        13,433,000            4,220,000
HINES FUND IV:
  Fund IV, Property
    1(4).................            --          30,649,519        30,649,519                   --
  Fund IV, Property 2....            --          55,422,309        55,422,309            4,602,214
  Fund IV, Property 3....            --          39,350,791        39,350,791            4,797,116
  Fund IV, Property 4....            --          52,152,463        52,152,463            5,854,032
Hines Partnership 33.....    20,000,000          17,440,780        37,440,780             (940,820)(9)
Hines Partnership 34.....            --          77,354,090        77,354,090           34,314,825
Hines Partnership 13
  Property 1 and 2.......    11,800,521           4,134,650        15,935,171            9,571,471
Hines Partnership 13
  Property 3.............    29,380,507(8)        2,309,415        31,689,922                     (2)
Hines Partnership 13
  Property 4.............     7,161,240             539,611         7,700,851                     (2)
Hines Partnership 13
  Property 5.............    23,109,697           9,353,988        32,463,685                     (2)
Hines Partnership 35.....    45,606,000           4,329,983        49,935,983           18,017,805
Hines Partnership 5......     4,893,000           5,542,925        10,435,925            1,524,776
Hines Partnership 4
  Property 1 and 2.......    45,473,500          12,511,585        57,985,085           12,149,254
  Property 3.............            --          30,784,727        30,784,727           12,160,406
Hines Partnership 36.....            --          38,917,678        38,917,678           45,835,219
Hines Partnership 19.....            --          19,600,000        19,600,000                   --
Hines Partnership 12.....            --          54,400,000        54,400,000                   --

                           TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

 (Past/Prior Performance is Not Indicative of Future Results)

                                                           SELLING PRICE, NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                -------------------------------------------------------------------------------
                                                                                                     ADJUSTMENTS
                                                                                    PURCHASE MONEY    RESULTING
                                                CASH RECEIVED,                      MORTGAGE TAKEN      FROM
                             DATE     DATE OF   NET OF CLOSING   MORTGAGE BALANCE      BACK BY       APPLICATION
        PROPERTY           ACQUIRED    SALE         COSTS        AT TIME OF SALE       PROGRAM         OF GAAP       TOTAL(1)
        --------           --------   -------   --------------   ----------------   --------------   -----------   ------------
Hines Partnership
  38(7)..................   Mar-92    Sep-00                                               --              --

                            COST OF PROPERTY, INCLUDING CLOSING AND SOFT COSTS
                           ----------------------------------------------------
                                                                                  EXCESS (DEFICIENCY)
                                            TOTAL ACQUISITION                         OF PROPERTY
                              ORIGINAL        COST, CAPITAL                         OPERATING CASH
                              MORTGAGE        IMPROVEMENTS                        RECEIPTS OVER CASH
        PROPERTY             FINANCING       AND SOFT COSTS          TOTAL           EXPENDITURES
        --------           --------------   -----------------   ---------------   -------------------
Hines Partnership
  38(7)..................

---------------

(1) Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:


                          PROPERTY                            TAXABLE GAIN (LOSS)   CAPITAL GAIN (LOSS)   ORDINARY GAIN (LOSS)
                          --------                            -------------------   -------------------   --------------------
HINES FUND VIII:
  Fund VIII, Property 1.....................................      (1,486,077)           (1,486,077)                    --
  Fund VIII, Property 2.....................................      10,658,062            10,658,062                     --
HINES FUND IX:
  Fund IX, Property 1.......................................       3,275,685             3,275,685                     --
HINES FUND III:
  Fund III, Property 1......................................       8,230,654             8,230,654                     --
HINES FUND II:
  Fund II, Property 1.......................................      23,968,872            23,968,872                     --
  Fund II, Property 2.......................................      16,468,289            16,468,289                     --
HINES FUND VI:
  Fund VI, Property 1(5)....................................       8,843,334             8,843,334                     --
  Fund VI, Property 2.......................................      20,982,299            20,982,299                     --
  Fund VI, Property 3.......................................      (1,446,994)           (1,446,994)                    --
  Fund VI, Property 4.......................................      20,003,780            20,003,780                     --
  Fund VI, Property 5.......................................       7,453,395             7,453,395                     --
  Fund VI, Property 6.......................................      (1,333,257)           (1,333,257)                    --
  Fund VI, Property 7.......................................       4,387,514             4,387,514                     --
HINES FUND IV:
  Fund IV, Property 1.......................................       5,429,683             2,074,890                     --
  Fund IV, Property 2.......................................       8,185,119             8,185,119                     --
  Fund IV, Property 3.......................................      17,102,230            17,102,230                     --
  Fund IV, Property 4.......................................       1,092,980             1,092,980                     --
HINES PARTNERSHIP 33........................................      34,857,785            34,857,785                     --
HINES PARTNERSHIP 34........................................      38,139,687            38,139,687                     --
HINES PARTNERSHIP 13, PROPERTY 1 AND 2......................       9,318,945             9,318,945                     --
HINES PARTNERSHIP 13, PROPERTY 3............................      23,525,016            23,525,016                     --
HINES PARTNERSHIP 13, PROPERTY 4............................       4,073,732                    --              4,073,732
HINES PARTNERSHIP 13, PROPERTY 5............................      15,897,453            10,319,724              5,577,729
HINES PARTNERSHIP 35........................................       3,397,697             3,397,697                     --
HINES PARTNERSHIP 5.........................................       3,984,829             3,984,829                     --
HINES PARTNERSHIP 4, PROPERTY 1 AND 2.......................       9,935,545             9,935,545                     --
HINES PARTNERSHIP 4, PROPERTY 3.............................      17,595,081            17,595,081                     --
HINES PARTNERSHIP 36........................................      29,964,535            29,964,535                     --

                           TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

 (Past/Prior Performance is Not Indicative of Future Results)


                          PROPERTY                            TAXABLE GAIN   CAPITAL GAIN (LOSS)   ORDINARY GAIN
                          --------                            ------------   -------------------   -------------
HINES PARTNERSHIP 19........................................   10,679,442                --         10,679,442
HINES PARTNERSHIP 12........................................    2,026,941                --          2,026,941
HINES PARTNERSHIP 38(7).....................................


(2) Financial performance information for multiple properties held by Hines Partnership 13 was reported on a consolidated (portfolio) basis to the uniform third-party investor. As such, the $9,571,471 of "Excess of Property Operating Cash Receipts over Cash Expenditures" reported for Hines Partnership 13, Property 1 and 2 is a consolidated amount, which includes information for Hines Partnership 13, Property 3; Hines Partnership 13, Property 4 and Hines Partnership 13, Property 5, also shown here.

(3) Both Hines Fund IV and Hines Fund III maintained an ownership interest in this property. Amounts shown for each fund represent that fund's share of cash received of the total amount for the project.

(4) Hines Fund IV sold this property to an affiliate, Hines Fund III, based on a value determined by a third-party appraisal.

(5) Fund VI, Property 1 consisted of two separate buildings, which were sold on different dates -- September 1999 and April 2000. Although the date of one of the sales falls outside the range of this table, as certain accounting data is not available on a building-by-building basis, both buildings are included for purposes of this analysis.

(6) Fund VI, Property 3 represents the sale of one of a group of five buildings; the remaining four buildings have not yet been sold. As operating cash flow information is not available on an individual basis and it is not appropriate to disclose the consolidated cash flows for the five buildings here, it has been excluded for purposes of this analysis.

(7) Hines Partnership 38 was a joint venture formed in 1992 by Hines and three institutional investors. The Partnership developed a 556,000 sq. ft. mixed-use project including office, hotel, residential and retail space in Berlin, Germany. Construction commenced in 1993 and was completed in 1997. The project was 100% financed by a syndicate of banks. The initial debt was approximately E281 million, a portion of which was recourse and secured by guaranties from the joint venture partners. Due to a longer than anticipated leasing period and disputes with the general contractor, the project was approximately E100 million over budget. In addition, the project was leased at lower than pro forma rental rates due to a severe decline in the Berlin real estate market. To fund these overruns, the lead bank syndicate lent an additional E70 million and the joint venture partners completely funded the recourse portion of the initial debt of E15.3 million. Once disputes were settled with the general contractor, the lead bank syndicate and Hines contributed an additional E14.6 million while the project's hotel operator agreed to forego loss sharing payments that it was due under its lease of the hotel space. After the last contribution by Hines and the hotel operator's agreement to forego the loss sharing payments, the partners agreed that Hines and the Hotel operator would have no further liability in regards to the project. At the end of 1999, the management and accounting for the project was transferred from Hines to the lead bank syndicate. Hines does not have access to the books and records for any period subsequent to the year ended December 31, 1999. As of December 31, 2002, all of the buildings had been sold. The bank syndicate wrote-off approximately E27 million of debt when the hotel was sold in 2000 and is anticipated to write off an additional E25 million related to the remaining residential units, which have now been sold.

(8) Original mortgage financing includes $24,400,000 originally financed plus additional amounts financed after completion of development to total net financing of $29,380,507.


(9) For Hines Partnership 33, excess of property operating cash receipts includes only 1990 forward.

                                                                      APPENDIX B


HINESREIT   SUBSCRIPTION AGREEMENT
            FOR SHARES OF HINES REAL ESTATE INVESTMENT TRUST, INC.
--------------------------------------------------------------------------------
1  YOUR INITIAL INVESTMENT Make all checks* payable to: Hines REIT
                           * Cash, foreign checks, money orders, third party
                             checks, or travelers checks are not accepted.

                                   ---------------------------------------------
The minimum investment is $2,500.  Investment Amount $
                                   ---------------------------------------------
--------------------------------------------------------------------------------
[ ] A. RIGHTS OF ACCUMULATION Please link the tax identification numbers or account numbers listed below for Rights of Accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

[ ] B. CHECK THIS BOX IF YOU ARE ELIGIBLE FOR NET COMMISSION PURCHASES. Please fill out the appropriate Net Commission form and attach. Net commission purchases are available to: employees (and their spouses and minor children) of a Broker-Dealer, employees (and their spouses and minor children) of Hines, participants in a wrap account or commission replacement account approved for NAV discount by the Broker-Dealer, RIA, etc.

[ ] C. DEFERRED COMMISSION OPTION. Please check this box to elect the Deferred
    Commission Option described in the "Plan of Distribution" section of the Prospectus. If this box is checked and Section 6 below is completed and executed, commissions will be deferred pursuant to the Deferred Commission Option.
--------------------------------------------------------------------------------
2 A. FORM OF OWNERSHIP (Please print clearly.)
--------------------------------------------------------------------------------
(Select only one)

[ ] INDIVIDUAL OR JOINT                 [ ] TRUST COMPANY OF AMERICA
    (Joint accounts will be registered      CUSTODIAL PLAN
    as joint tenants with rights of         (TCA Retirement Application must be
    Survivorship unless otherwise           attached)
    indicated)                              [ ] IRA   [ ] SEP/IRA   [ ] ROTH/IRA

    [ ] Transfer on Death-optional      [ ] TRUST (include title and signature
        designation of beneficiaries        pages)(Must fill out Section B.)
        for individual, joint owners
        with rights of survivorship,    [ ] NON-PROFIT ORGANIZATION (Must fill
        or tenants by the entireties        out Section B.)
        accounts.
                                        [ ] CORPORATION OR PARTNERSHIP (Must
[ ] UNIFORM GIFT/TRANSFER TO MINORS         fill out Section B.) (Corporate
    (UGMA/UTMA)                             Resolution or Partnership Agreement
    Under the UGMA/UTMA of the State        must be attached)
    of ___________________________
                                        [ ] OTHER ______________________________
[ ] IRA (Third Party Administered IRA)

[ ] PENSION PLAN (Third Party
    Administered Plans)

--------------------------------------------------------------------------------
Owner or Custodian (First Name)*        (MI)      (Last Name)*            Gender

--------------------------------------------------------------------------------
Social Security Number*       Drivers License No.    Date of Birth (MM,DD,YYYY)*

--------------------------------------------------------------------------------
Joint Owner or Minor (First Name)*      (MI)      (Last Name)*            Gender

--------------------------------------------------------------------------------
Social Security Number*       Drivers License No.    Date of Birth (MM,DD,YYYY)*

--------------------------------------------------------------------------------
Transfer On Death Beneficiary (First Name)*     (MI)    (Last Name)*      Gender

--------------------------------------------------------------------------------
Social Security Number*       Drivers License No.    Date of Birth (MM,DD,YYYY)*

--------------------------------------------------------------------------------
*Required by law

B. TRUSTS, CORPORATIONS, PARTNERSHIPS OR OTHER ENTITIES (Please Print Clearly.)
--------------------------------------------------------------------------------
IMPORTANT! Hines REIT requires certified documentation as indicated below for the noted account types. "Certification" is to be in the form of a Medallion Signature Guarantee or a duly executed court seal and must be dated within 60 days of receipt by Hines REIT. To ensure your account is established, please select one of the following options and enclose the required documentation.
--------------------------------------------------------------------------------
[ ] TRUST - ENTIRE TRUST DOCUMENT OR A CERTIFICATE OF TRUST OR COPIES OF SELECT
    PAGES OF THE TRUST DOCUMENT. A certificate of trust or copies of select pages of the trust are acceptable in lieu of the entire trust agreement. The certificate or copies must be executed by the trustee and must contain the following: (a) the name of the trust; (b) the date of the trust instrument;
    (c) the name and street and mailing address of the trustee; (d) the name of each grantor; (e) the general powers granted to the trustee; and (f) signatures of trustees or signature page of trust.
--------------------------------------------------------------------------------
[ ] CORPORATION - CORPORATE RESOLUTION, ARTICLES OF INCORPORATION OR A
    MULTI-PURPOSE CERTIFICATION FORM.
--------------------------------------------------------------------------------
[ ] PARTNERSHIP - PARTNERSHIP AGREEMENT OR EQUIVALENT CONFIRMING THE EXISTENCE
    OF THE ENTITY AND THE INDIVIDUALS WHO HAVE AUTHORIZATION TO TRADE ON BEHALF OF THIS ACCOUNT IS REQUIRED.
--------------------------------------------------------------------------------
[ ] OTHER   [        ] DOCUMENTATION CONFIRMING THE EXISTENCE OF THE ENTITY AND
                       THE INDIVIDUALS WHO HAVE AUTHORIZATION TO TRADE ON BEHALF OF THIS ACCOUNT IS REQUIRED.

================================================================================
FOR TRANSFER AGENT USE ONLY

Sub. # ______________ Admit Date ____________ Amount ________ Check# ___________
================================================================================

--------------------------------------------------------------------------------
Name of Trust, Corporation or other Entity                         Date of Trust

--------------------------------------------------------------------------------
Full Name(s) of Trustee(s)                              Tax ID Number (required)

--------------------------------------------------------------------------------

3 YOUR ADDRESS (Section 3C must be completed if mailing address in section 3A is a P.O. Box.)
--------------------------------------------------------------------------------

A. OWNER'S MAILING ADDRESS/ADDRESS OF RECORD (will not be accepted without a permanent street address)

--------------------------------------------------------------------------------
Street Address                                                        Apt. #

--------------------------------------------------------------------------------
City                                        State                   Zip Code

--------------------------------------------------------------------------------
If Non-U.S., Specify Country        Daytime Phone Number          E-Mail Address

--------------------------------------------------------------------------------

B. JOINT OWNER'S STREET ADDRESS (IF DIFFERENT THAN ADDRESS OF RECORD)

--------------------------------------------------------------------------------
Street Address                                                        Apt. #

--------------------------------------------------------------------------------
City                                        State                   Zip Code

--------------------------------------------------------------------------------
If Non-U.S., Specify Country        Daytime Phone Number          E-Mail Address

--------------------------------------------------------------------------------
If you are using a P.O. Box for your mailing address, then you must provide a street address for verification purposes. Please provide your street address in this section.

C. RESIDENTIAL STREET ADDRESS
--------------------------------------------------------------------------------
Street Address                       Street Name

--------------------------------------------------------------------------------
City                                        State                   Zip Code

--------------------------------------------------------------------------------
If Non-U.S., Specify Country        Daytime Phone Number

--------------------------------------------------------------------------------

4 DISTRIBUTIONS
  Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive dividend distributions by direct deposit, or to elect to receive dividend distributions by check mailed to you at the address set forth in
  Section 3 above. Choose option a, b or c. IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE CUSTODIAN'S APPROVAL.
  I hereby subscribe for Shares of Hines REIT and elect the distribution option indicated.

  A. [ ] REINVEST/DIVIDEND REINVESTMENT PLAN (see Prospectus for details)
  B. [ ] CASH/DIRECT DEPOSIT Please Attach a Voided Pre-Printed Check. (Non-Custodian Investors Only)
  I authorize Hines REIT or its agent (collectively, "Hines") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Hines in writing to cancel it. In the event that Hines deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
--------------------------------------------------------------------------------
Name of Financial Institution:                  Mailing Address

--------------------------------------------------------------------------------
City                            State                                   Zip Code

--------------------------------------------------------------------------------
PLEASE ATTACH A PRE-PRINTED VOIDED CHECK HERE*


[GRAPHIC OF VOIDED CHECK]       * The above services cannot be established
                                  without a pre-printed voided check.

                                For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.
                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                ------------------------------------------------
                                Signature

                                ------------------------------------------------

--------------------------------------------------------------------------------
Your Bank's ABA Routing Number  Your Bank Account Number    [ ] Checking Account
                                                            [ ] Savings Account

--------------------------------------------------------------------------------
C. [ ] CASH/CHECK mailed to the address set forth in Section 3A above.

5 ACCOUNT OPTIONS (You may select more than one option.)

     A. [ ] AUTOMATIC INVESTMENT PROGRAM (Electronic Funds Transfer from your bank account directly to your Hines REIT investment account - $50 Minimum. Please note: (i) investors in the States of Maine, Minnesota, Nebraska and Washington must make each automatic investment in increments of at least $1,000; and (ii) if you select this option you will automatically be enrolled in the Dividend Reinvestment Plan.)

          [ ] Check here if banking information is the same as in section 4B.

--------------------------------------------------------------------------------
Name of Financial Institution:           Mailing Address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
City                                     State                    Zip Code

--------------------------------------------------------------------------------

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK HERE*


                                    * The above services cannot be established without a pre-printed voided check. For Electronic Funds Transfers, signatures of bank account owners are required exactly as
         (CHECK) they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

                                    --------------------------------------------
                                    Signature
                                    --------------------------------------------

                                    --------------------------------------------
                                    Signature
                                    --------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Your Bank's ABA Routing Number          Your Bank Account Number         [ ] Checking Account   [ ] Savings Account

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Frequency                                        Amount                             Start Date (month, day, year)
[ ] Monthly  [ ] Quarterly  [ ] Annually         $
                                                  ----------------                 ------------------------------
-------------------------------------------------------------------------------------------------------------------

B. [ ] ELECTRONIC DELIVERY OF REPORTS AND UPDATES

     I authorize Hines REIT to make available on its website at www.HinesREIT.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. Send notices to: (you must provide an e-mail address if you choose this option)
     E-Mail Address:                                                           .
                    -----------------------------------------------------------
     (May not be initially available)

6 BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (all fields are mandatory)

     The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

--------------------------------------------------------------------------------
Broker-Dealer:                                         Financial Advisor Name:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Advisor Mailing Address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
City/State/Zip:

--------------------------------------------------------------------------------
---------------------------------------  ---------------------------------------
Advisor Number:         Branch Number:     Telephone Number:

---------------------------------------  ---------------------------------------
---------------------------------------  ---------------------------------------
E-mail Address:                           Fax Number:

---------------------------------------  ---------------------------------------

[ ] REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (ii) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) nor (ii) is applicable, an unaffiliated Broker-Dealer. "SECTION 6 MUST BE FILLED IN."

The undersigned confirm on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for their own accounts; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.


X  -----------------------------------     -----------   X   -----------------------------------     -----------
   Financial Advisor Signature             Date              Branch Manager Signature                Date
                                                             (If required by Broker-Dealer)

(7) SUBSCRIBER SIGNATURE(S)

    TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (REQUIRED): THE INVESTOR SIGNING BELOW, UNDER PENALTIES OF PERJURY, CERTIFIES THAT (i) THE NUMBER SHOWN ON THIS SUBSCRIPTION AGREEMENT IS HIS CORRECT TAXPAYER IDENTIFICATION NUMBER (OR HE IS WAITING FOR A NUMBER TO BE ISSUED TO HIM), (ii) HE IS NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE HE IS EXEMPT FROM BACKUP WITHHOLDING, HE HAS NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE ("IRS") THAT HE IS SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED HIM THAT HE IS NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (iii) HE IS A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

    Hines REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

    Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Hines REIT to accept this subscription, I hereby represent and warrant to you as follows:

                                                                                            OWNER    JOINT OWNER
    (a) I have received the Prospectus of Hines Real Estate Investment Trust, Inc.           [ ]         [ ]

                                                                                          Initials    Initials
    (b) I have (i) a minimum net worth (not including home, furnishings and personal automobiles) of at least $225,000, or (ii) a minimum net worth
        (as previously described) of at least $60,000 and a minimum annual gross income of at least $60,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in
        the Prospectus under "SUITABILITY STANDARDS."                                        [ ]         [ ]

                                                                                          Initials    Initials
    (c) I acknowledge that there is no public market for the Shares and, thus,
        my investment in Shares is not liquid.                                               [ ]         [ ]

    (d) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of
        California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing my Shares, will
        bear a legend reflecting the substance of the foregoing understanding.               [ ]         [ ]

                                                                                          Initials    Initials

    (e) I am purchasing the Shares for my own account.                                       [ ]         [ ]

                                                                                          Initials    Initials


--------------------------------------------------------------------------------

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X                                         X
 -------------------------  ----------     -------------------------  ----------
 Signature of Owner         Date           Signature of Joint Owner,  Date
                                           if applicable

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)
--------------------------------------------------------------------------------

(8) MISCELLANEOUS

    Investors participating in the Dividend Reinvestment Plan or making subsequent purchases of Shares of Hines REIT agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in Section 7 above, they are required to promptly notify Hines REIT and the Broker-Dealer in writing.

    All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines REIT.

    RETURN TO: Hines REIT [ ] P.O. Box 5238 [ ] Englewood, CO 80112

    OVERNIGHT DELIVERY: Hines REIT [ ] 7103 S. Revere Parkway
    [ ] Englewood, CO 80112

    HINES CLIENT RELATIONS: 1-888-HINESRE [ ] 1-888-446-3773

--------------------------------------------------------------------------------
    Accepted by Hines Real Estate Investment Trust, Inc.

    By:
       ------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX C

                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                           DIVIDEND REINVESTMENT PLAN


                             AS OF           , 2004



     Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the "Company"), has adopted the following Dividend Reinvestment Plan (the "DRP"). Capitalized terms shall have the same meaning as set forth in the Company's Articles of Incorporation (the "Articles") unless otherwise defined herein.



     1. Dividend Reinvestment. As an agent for the stockholders ("Stockholders") of the Company who purchase shares of the Company's shares of common stock (the "Shares") pursuant to the Company's initial public offering (the "Initial Offering") or purchase Shares pursuant to any future offering of the Company ("Future Offering"), and who elect to participate in the DRP (the "Participants"), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the "Dividends"), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence.



     2. Effective Date. The effective date of this DRP shall be the date that the Company's Initial Offering of Shares becomes effective with the Securities and Exchange Commission (the "Commission").



     3. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company's registration statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant's subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.



     4. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.50 per Share until (i) all 20,000,000 of DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or
(iii) the Board of Directors of the Company decides to change the purchase price or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.


     Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which will be registered with the Commission in connection with the Initial Offering, (b) Shares to be registered with the Commission after the Initial Offering for use in the DRP (a "Future Registration"), or (c) Shares of the Company's common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the "Secondary Market"). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or registered in a Future Registration for use in the DRP will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

     If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company's ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.


     5. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only.


     6. Reports. Within 90 days after the end of the Company's fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.


     7. Commissions and Other Charges. In connection with Shares sold pursuant to the DRP, the Company will pay a selling commission of up to 4.0% if the Participant identifies a licensed broker-dealer to whom such commission should be paid or such lesser commission amount that such Participant had qualified for pursuant to any volume discounts, as described in the prospectus for the Initial Offering or Future Offering, related to the Participant's previous purchases.



     8. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to dividends paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant's account will reflect the whole number of Shares in his or her account and provide a check for the cash value of any factional Shares in such account. Upon termination of DRP participation, Dividends will be distributed to the Stockholder in cash.


     9. Taxation of Distributions. The reinvestment of Dividends in the DRP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment pursuant to the terms of the DRP.

     10. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days' written notice to the Participants.

     11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant's account.

                                                                      APPENDIX D



                             PRIVACY POLICY NOTICE


                    HINES REAL ESTATE INVESTMENT TRUST, INC.


                       HINES REAL ESTATE SECURITIES, INC.


                                 PRIVACY POLICY



     OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("Nonpublic Personal Information"). We are committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This privacy policy (this "Privacy Policy") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.



1.  INFORMATION WE MAY COLLECT.



     We may collect Nonpublic Personal Information about you from three sources:



     - Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver's license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;



     - Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and



     - Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.



2.  WHY WE COLLECT NONPUBLIC PERSONAL INFORMATION.



     We collect information from and about you:



     - in order to identify you as a customer;



     - in order to establish and maintain your customer accounts;



     - in order to complete your customer transactions;



     - in order to market investment products or services that may meet your particular financial and investing circumstances;



     - in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and



     - in order to meet our obligations under the laws and regulations that govern us.



3.  USE AND DISCLOSURE OF INFORMATION.



     We do not disclose any Nonpublic Personal Information about you to anyone except as permitted by law.



     - Internal Use. We will use your Nonpublic Personal Information within our business for the purposes of furthering our business, including analyzing your information, matching your information with the information of others, and other possible uses.

     - Aggregate Use and Disclosure. We will use and disclose your Nonpublic Personal Information on an aggregate basis, which means that we combine parts of your information with parts of the information from our other users without including your name, complete telephone number, complete e-mail address or your street address, in the combination. For example, we might determine the most common zip code among the users of our Web Site and disclose that zip code to other companies, or determine and disclose the average age of investors in our investment product(s).



     - Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you.



     - Opt Out. You may request that the information we collect on you from consumer reporting agencies not be shared among our affiliated companies, except where one company performs services for another company, by notifying us in writing.



     - Nonaffiliated Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf , including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.



     - Other Nonaffiliated Third Parties. We do not sell or share your Nonpublic Personal Information with outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services.



     We may use and disclose your Nonpublic Personal Information to the extent reasonably necessary to:



     - correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;



     - protect the security and integrity of our records, Web Site and customer service center;



     - protect our rights and property and the rights and property of others;



     - take precautions against liability;



     - respond to claims that your information violates the rights and interests of third parties;



     - take actions required by law or to respond to judicial process;



     - assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and



     - provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.



4.  PROTECTING YOUR INFORMATION.



     Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:



     - Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

     - Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;



     - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and



     - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.



5.  FORMER CUSTOMERS.



     We treat information concerning our former customers the same way we treat information about our current customers.



6.  KEEPING YOU INFORMED.



     We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user's or a customer's Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.



7.  QUESTIONS ABOUT OUR PRIVACY POLICY.



     If you have any questions about our Privacy Policy, please call
at           .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN SUPPLEMENTS TO THIS PROSPECTUS, OR IN LITERATURE ISSUED BY US (WHICH SHALL NOT BE DEEMED TO BE A PART OF THIS PROSPECTUS), IN CONNECTION WITH THIS OFFERING. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THE STATEMENTS IN THIS PROSPECTUS OR IN ANY SUPPLEMENT ARE MADE AS OF THE DATE HEREOF AND THEREOF, UNLESS ANOTHER TIME IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT NOR THE SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH HEREIN SINCE THE DATE HEREOF OR THEREOF. HOWEVER, IF ANY MATERIAL ADVERSE CHANGES OCCUR DURING THE PERIOD WHEN A PROSPECTUS IS REQUIRED TO BE DELIVERED TO AN INVESTOR, THIS PROSPECTUS OR ANY SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.


     UNTIL           , 2004 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS PARTICIPATING BROKER-DEALERS.


                    HINES REAL ESTATE INVESTMENT TRUST, INC.

                200,000,000 COMMON SHARES OFFERED TO THE PUBLIC

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following is a statement of estimated expenses to be incurred by Hines Real Estate Investment Trust, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the NASD filing fee.



                                                                AMOUNT
                                                              -----------
Securities Act registration fee.............................  $   177,576
NASD filing fee.............................................  $    30,500
Blue sky qualification fees and expenses....................  $   212,500
Printing and engraving fees and expenses....................  $ 3,324,046
Legal fees and expenses.....................................  $ 2,422,135
Accounting fees and other professional expenses.............  $ 1,092,250
Transfer agent and escrow fees..............................  $   631,608
Educational conferences and seminars........................  $ 6,960,375
Sales and advertising expenses..............................  $ 5,987,300
Miscellaneous...............................................  $23,661,710
                                                              -----------
          Total.............................................  $44,500,000
                                                              ===========



ITEM 32.  SALES TO SPECIAL PARTIES


     Not applicable.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES


     Hines Real Estate Investment Trust, Inc. issued 1,000 common shares to Hines REIT Investor, L.P., in exchange for an investment of $10,000 in connection with the formation of Hines REIT in August 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. There have been no other sales of unregistered securities within the past three years.


ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgement as being material to the cause of action.


     Subject to the conditions set forth in this Item, our articles of incorporation provide that Hines REIT shall indemnify and hold harmless, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, and pay, advance or reimburse the reasonable expenses of any director or officer of Hines REIT (each an "Indemnified Party"), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall it provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party, is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

     Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker-dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

     The MGCL requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

     Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of shareholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the shareholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or bylaws will apply to or affect, in any respect, any Indemnified Party's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS


     (a) Financial Statements:



          Consolidated Financial Statements -- Hines Real Estate Investment Trust, Inc. -- Period ended December 31, 2003:



             Consolidated Balance Sheet



             Consolidated Statement of Operations



             Consolidated Statement of Shareholder's Deficit



             Consolidated Statement of Cash Flows



             Notes to Consolidated Financial Statements



          Statements of Revenues and Certain Operating Expenses: 425 Lexington Avenue -- Years ended December 31, 2002, 2001, 2000


             Notes to Statements of Revenues and Certain Operating Expenses


          Statements of Revenues and Certain Operating Expenses: 499 Park Avenue -- Years ended December 31, 2002, 2001, 2000


             Notes to Statements of Revenues and Certain Operating Expenses


          Statements of Revenues and Certain Operating Expenses: 1200 19th and M Street -- Years ended December 31, 2002, 2001, 2000


             Notes to Statements of Revenues and Certain Operating Expenses


          Statements of Revenues and Certain Operating Expenses: 600 Lexington Avenue -- Years ended December 31, 2002, 2001, 2000



             Notes to Statements of Revenues and Certain Operating Expenses

     (b) Exhibits:

     The following documents are filed as exhibits to this registration statement:


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  1.1+     Form of Dealer Manager Agreement between Hines Real Estate
           Investment Trust, Inc. and Hines Real Estate Securities,
           Inc.
  3.1+     Form of Amended and Restated Articles of Incorporation of
           Hines Real Estate Investment Trust, Inc.
  3.2+     Form of Amended and Restated Bylaws of Hines Real Estate
           Investment Trust, Inc.
  4.1+     Form of Subscription Agreement and Subscription Agreement
           Signature Page (included as Appendix B to this prospectus).
  5.1+     Form of Opinion of Baker Botts L.L.P. as to the legality of the securities offered hereby.
  8.1+     Form of Opinion of Baker Botts L.L.P. as to tax matters.
 10.1+     Form of Amended and Restated Agreement of Limited
           Partnership of Hines REIT Properties, L.P.
 10.2+     Form of Property Management and Leasing Agreement between
           Hines REIT Properties, L.P. and Hines Interests Limited
           Partnership.
 10.3+     Form of Advisory Agreement between Hines REIT Properties,
           L.P. and Hines Advisors Limited Partnership.
 10.4+     Form of Employee and Director Incentive Share Plan of Hines
           Real Estate Investment Trust, Inc.
 10.5+     Hines Real Estate Investment Trust, Inc. Dividend
           Reinvestment Plan (included as Appendix C to the this
           prospectus).
 10.6+     Amended and Restated Agreement of Limited Partnership of
           Hines-Sumisei U.S. Core Office Fund, LP.
 10.7+     Second Amended and Restated Declaration of Trust of
           Hines-Sumisei NY Core Office Trust.
 10.8+     Amended and Restated Bylaws of Hines-Sumisei NY Core Office
           Trust.
 10.9+     Amended and Restated Master Agreement dated as of March 31,
           2003, among Hines Interests Limited Partnership, Hines US
           Core Office Properties LP and Sumitomo Life Realty (N.Y.),
           Inc., as amended.
 10.10+    Amended and Restated Shareholder Agreement dated as of
           December 23, 2003, by and among General Motors Investment
           Management Corporation, Hines-Sumisei U.S. Core Office Fund,
           L.P., Hines-Sumisei NY Core Office Trust and various
           shareholders to Hines-Sumisei NY Core Office Trust.
 10.11+    Amended and Restated Investor Rights Agreement dated as of
           December 23, 2003, among Hines Interests Limited
           Partnership, Hines-Sumisei U.S. Core Office Fund, L.P.,
           Hines-Sumisei NY Core Office Trust, General Motors
           Investment Management Corporation, and various shareholders to Hines-Sumisei NY Core Office Trust.
 10.12+    Amended and Restated Organization Agreement for
           Hines-Sumisei NY Core Office Trust, dated as of December 23,
           2003, by and among General Motors Investment Management
           Corporation, Hines Interests Limited Partnership,
           Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY
           Core Office Trust and various shareholders to Hines-Sumisei
           NY Core Office Trust.
 10.13+    Declaration of Trust of Hines-Sumisei NY Core Office Trust
           II.
 10.14+    Bylaws of Hines-Sumisei NY Core Office Trust II.
 10.15+    Shareholder Agreement for Hines-Sumisei NY Core Office Trust
           II, dated as of February 2, 2004, by and among General
           Motors Investment Management Corporation, Hines-Sumisei U.S.
           Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust
           II and certain shareholders of Hines-Sumisei NY Core Office
           Trust II.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 10.16+    Subscription Agreement for Hines-Sumisei NY Core Office
           Trust and Hines-Sumisei NY Core Office Trust II, dated as of
           February 2, 2004, by and among General Motors Investment
           Management Corporation, Hines Interests Limited Partnership,
           Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY
           Core Office Trust, Hines-Sumisei NY Core Office Trust II and
           various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II.
 10.17+    Subscription Agreement dated as of September 11, 2003
           between Hines REIT Properties, L.P. and Hines Real Estate
           Holdings Limited Partnership.
 10.18+    Agreement, dated as of            , 2004, between Hines REIT
           Properties, L.P., Hines U.S. Core Office Capital Associates
           II Limited Partnership and Hines-Sumisei U.S. Core Office
           Trust Fund, L.P.
 10.19+    Amended and Restated Escrow Agreement between Hines Real
           Estate Investment Trust, Inc. and Wells Fargo Bank, National
           Association.
 16.1++    Letter of Ernst & Young LLP dated December 23, 2003
           regarding change in certifying accountant.
 21.1++    List of Subsidiaries of Hines Real Estate Investment Trust,
           Inc.
 23.1*     Consent of Deloitte & Touche LLP.
 23.2+     Consent of KPMG LLP.
 23.3+     Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
 23.4+     Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
 23.5++    Consent of George A. Davis.
 23.6++    Consent of Thomas A. Hassard.
 23.7++    Consent of Stanley D. Levy.
 24.1+     Power of Attorney of certain signatories (included in
           signature page of this registration statement).


---------------


++ Previously filed


* To be filed by amendment


+ Filed herewith.


ITEM 37.  UNDERTAKINGS

     (a) The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (b) The registrant undertakes: (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (c) The registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (d) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (e) The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.


     (f) The registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide to the shareholders the financial statements required by Form 10-K for such year.



     (g) The registrant undertakes to furnish to each shareholder, within sixty
(60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.


     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    TABLE VI

                     ACQUISITIONS OF PROPERTIES BY PROGRAM

     Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2002 by prior programs sponsored by Hines. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2002.

                                                                               ORIGINAL                        CONTRACT PURCHASE
                                     GROSS LEASABLE                            MORTGAGE        CASH DOWN          PRICE PLUS
PROPERTY AND LOCATION                SPACE (SQ. FT.)   DATE OF PURCHASE(1)    FINANCING     PAYMENT (EQUITY)    ACQUISITION FEE
---------------------                ---------------   -------------------   ------------   ----------------   -----------------
Acquisitions:
HINES FUND
 Fund V, Property 1, Coral Gables,
   FL..............................         94,925              Dec-00       $         --    $    8,999,355     $    8,999,355
HINES FUND VI
 Fund VI, Property 8, Redwood City,
   CA..............................        254,317              Mar-00                 --        71,000,000         71,000,000
 Fund VI, Property 9, San
   Francisco, CA...................        985,503              Jul-00                 --       258,765,000        258,765,000
 Fund VI, Property 10, Cambridge,
   MA..............................        665,338              Oct-00                 --       213,000,000        213,000,000
 Fund VI, Property 11, Washington
   DC..............................        437,559              Nov-00                 --       135,500,000        135,500,000
 Fund VI, Property 12, Pleasanton,
   CA..............................        577,709              Jan-01                 --       142,449,000        142,449,000
HINES FUND III
 Fund III, Property 2, Bethesda,
   MD..............................        574,432              Mar-01                 --       119,584,071        119,584,071
HINES FUND VII
 Fund VII, Property 1, Manhattan
   Beach, CA.......................        309,705              Nov-02         42,500,000        21,661,210         64,161,210
HINES FUND IX
 Fund IX, Property 1, Beijing,
   China...........................        180,118              Oct-01         66,000,000        32,000,000         98,000,000
HINES FUND I
 Fund 1, Property 1, New York,
   NY..............................        591,000              Mar-00         88,800,000        55,363,000        144,163,000
 Fund 1, Property 2, Atlanta, GA...        889,000              Apr-01         76,189,905        77,810,095        154,000,000
HINES PARTNERSHIP 3, Chicago, IL...        900,000              Apr-01                 --       133,335,000        133,335,000
Developments:
HINES FUND V
 Fund V, Property 2, Coral Gables,
   FL..............................        252,956                 n/a                 --        13,933,889         13,933,889
 Fund V, Property 3, Bridgewater,
   NJ..............................        594,670              May-00                 --       108,669,860        108,669,860
HINES FUND VI
 Fund VI, Property 13(2), Chicago,
   IL..............................        907,189                 n/a                 --       132,400,000        132,400,000
 Fund VI, Property 14, San
   Francisco, CA...................        789,702              Mar-02                 --       194,100,000        194,100,000
 Fund VI, Property 15(3), Seattle,
   WA..............................      1,109,133                 n/a                 --       198,300,000        198,300,000
HINES FUND X
 Fund X, Property 1, Milan,
   Italy...........................         21,892              Dec-02         34,698,232        11,318,400         46,016,632
 Fund X, Property 2, Paris,
   France..........................      1,000,000              Nov-02                 --        23,894,400         23,894,400
 Fund X, Property 3 London,
   England.........................         88,465              Nov-02                 --        27,274,800         27,274,800
HINES FUND III
 Fund III, Property 3, Dallas,
   TX..............................        379,518              Jan-00                 --        62,445,807         62,445,807
 Fund III, Property 4, Houston,
   TX..............................        218,613              Oct-00                 --        29,024,687         29,024,687
 Fund III, Property 5, Falls
   Church, VA......................        252,613              Jan-02                 --        60,240,774         60,240,774
 Fund III, Property 6, Dallas,
   TX..............................        215,499              Jan-02                 --        42,050,884         42,050,884

                                      OTHER CASH     OTHER CASH
                                     EXPENDITURES   EXPENDITURES    TOTAL COST
PROPERTY AND LOCATION                  EXPENSED     CAPITALIZED    OF PROPERTY
---------------------                ------------   ------------   ------------
Acquisitions:
HINES FUND
 Fund V, Property 1, Coral Gables,
   FL..............................   $       --    $ 2,347,674    $ 11,347,029
HINES FUND VI
 Fund VI, Property 8, Redwood City,
   CA..............................           --        171,000      71,171,000
 Fund VI, Property 9, San
   Francisco, CA...................           --      1,296,000     260,061,000
 Fund VI, Property 10, Cambridge,
   MA..............................           --        481,000     213,481,000
 Fund VI, Property 11, Washington
   DC..............................           --        900,000     136,400,000
 Fund VI, Property 12, Pleasanton,
   CA..............................           --        387,000     142,836,000
HINES FUND III
 Fund III, Property 2, Bethesda,
   MD..............................           --             --     119,584,071
HINES FUND VII
 Fund VII, Property 1, Manhattan
   Beach, CA.......................     (296,452)       646,327      64,511,085
HINES FUND IX
 Fund IX, Property 1, Beijing,
   China...........................        4,000      1,343,000      99,347,000
HINES FUND I
 Fund 1, Property 1, New York,
   NY..............................           --      2,394,286     146,557,286
 Fund 1, Property 2, Atlanta, GA...           --      1,236,604     155,236,604
HINES PARTNERSHIP 3, Chicago, IL...           --      1,171,084     134,506,084
Developments:
HINES FUND V
 Fund V, Property 2, Coral Gables,
   FL..............................           --             --      13,933,889
 Fund V, Property 3, Bridgewater,
   NJ..............................           --             --     108,669,860
HINES FUND VI
 Fund VI, Property 13(2), Chicago,
   IL..............................           --             --     132,400,000
 Fund VI, Property 14, San
   Francisco, CA...................           --             --     194,100,000
 Fund VI, Property 15(3), Seattle,
   WA..............................           --             --     198,300,000
HINES FUND X
 Fund X, Property 1, Milan,
   Italy...........................           --         12,576      46,029,208
 Fund X, Property 2, Paris,
   France..........................           --             --      23,894,400
 Fund X, Property 3 London,
   England.........................           --          9,452      27,284,252
HINES FUND III
 Fund III, Property 3, Dallas,
   TX..............................           --             --      62,445,807
 Fund III, Property 4, Houston,
   TX..............................           --             --      29,024,687
 Fund III, Property 5, Falls
   Church, VA......................           --             --      60,240,774
 Fund III, Property 6, Dallas,
   TX..............................           --             --      42,050,884

                                                            TABLE VI
                                             ACQUISITIONS OF PROPERTIES BY PROGRAM
                                                                               ORIGINAL                        CONTRACT PURCHASE
                                     GROSS LEASABLE                            MORTGAGE        CASH DOWN          PRICE PLUS
PROPERTY AND LOCATION                SPACE (SQ. FT.)   DATE OF PURCHASE(1)    FINANCING     PAYMENT (EQUITY)    ACQUISITION FEE
---------------------                ---------------   -------------------   ------------   ----------------   -----------------
 Fund III, Property 7, Pleasanton,
   CA..............................        595,608             various                 --       150,643,442        150,643,442
HINES FUND IX
 Fund IX, Property 2, Guadalajara,
   Mexico..........................         36,982                 n/a                 --        27,902,735         27,902,735
 Fund IX, Property 3, Munich,
   Germany.........................        236,220                 n/a                 --       197,239,746        197,239,746
 Fund IX, Property 4, Rio de
   Janeiro, Brazil.................        132,054                 n/a                 --        25,514,728         25,514,728
 Fund IX, Property 5, Moscow,
   Russia..........................         98,425                 n/a                 --           492,308            492,308
HINES FUND VIII
 Fund VIII, Property 3,
   Guadalajara, Mexico.............        209,409              Mar-01                 --        24,389,154         24,389,154
 Fund VIII, Property 4, Warsaw,
   Poland..........................        124,672                 n/a                 --        37,664,925         37,664,925
HINES PARTNERSHIP 16, Atlanta,
 GA................................        400,000              Dec-02         22,679,401        21,965,574         44,644,975
HINES PARTNERSHIP 23, Atlanta,
 GA................................        350,000              Mar-02         15,406,119        34,680,691         50,086,810
HINES PARTNERSHIP 22, Schaumburg,
 IL................................        320,000              Jul-01         28,210,000        31,790,000         60,000,000
HINES PARTNERSHIP 25, Detroit,
 MI................................   1,000 spaces              Jun-02         26,605,000         2,435,000         29,040,000
HINES PARTNERSHIP 24, San
 Francisco, CA.....................       20 acres                 n/a                 --        38,550,746         38,550,746
HINES PARTNERSHIP 26, Houston,
 TX................................        690,000                 n/a         19,436,793        44,763,748         64,200,541
HINES PARTNERSHIP 41, Madrid,
 Spain.............................        222,813                 n/a                 --        41,139,485         41,139,485
                                                                             ------------    --------------     --------------
       TOTALS......................                                           420,525,450     2,852,292,514      3,272,817,964
                                                                             ============    ==============     ==============

                                                      TABLE VI
                                       ACQUISITIONS OF PROPERTIES BY PROGRAM
                                      OTHER CASH     OTHER CASH
                                     EXPENDITURES   EXPENDITURES    TOTAL COST
PROPERTY AND LOCATION                  EXPENSED     CAPITALIZED    OF PROPERTY
---------------------                ------------   ------------   ------------
 Fund III, Property 7, Pleasanton,
   CA..............................           --             --     150,643,442
HINES FUND IX
 Fund IX, Property 2, Guadalajara,
   Mexico..........................    2,559,000             --      30,461,735
 Fund IX, Property 3, Munich,
   Germany.........................       64,000      1,787,000     199,090,746
 Fund IX, Property 4, Rio de
   Janeiro, Brazil.................           --      1,049,000      26,563,728
 Fund IX, Property 5, Moscow,
   Russia..........................           --          1,000         493,308
HINES FUND VIII
 Fund VIII, Property 3,
   Guadalajara, Mexico.............      619,754      1,373,882      26,382,790
 Fund VIII, Property 4, Warsaw,
   Poland..........................      456,860      2,650,513      40,772,298
HINES PARTNERSHIP 16, Atlanta,
 GA................................           --        342,097      44,987,072
HINES PARTNERSHIP 23, Atlanta,
 GA................................      169,961             --      50,256,771
HINES PARTNERSHIP 22, Schaumburg,
 IL................................           --             --      60,000,000
HINES PARTNERSHIP 25, Detroit,
 MI................................           --             --      29,040,000
HINES PARTNERSHIP 24, San
 Francisco, CA.....................           --             --      38,550,746
HINES PARTNERSHIP 26, Houston,
 TX................................           --             --      64,200,541
HINES PARTNERSHIP 41, Madrid,
 Spain.............................           --             --      41,139,485
       TOTALS......................


---------------

(1) Date of purchase disclosed for developments is the date of completion of the project. Additionally, development projects with dates designated as "n/a" were still under development as of December 31, 2002.

(2) This property's total project budget is $158 million. Amounts shown represent only costs incurred to date.

(3) This property's total project budget is $212 million. Amounts shown represent only costs incurred to date.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on March 2, 2004.


                                          HINES REAL ESTATE INVESTMENT TRUST,
                                          INC.

                                          By:     /s/ CHARLES N. HAZEN
                                            ------------------------------------
                                              Charles N. Hazen
                                              President and Chief Operating
                                              Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Frank R. Apollo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                            [Signature page follows]

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

               /s/ JEFFREY C. HINES                  Chairman of the Board of Directors    March 2, 2004
 ------------------------------------------------
                 Jeffrey C. Hines


              /s/ CHARLES M. BAUGHN                        Chief Executive Officer         March 2, 2004
 ------------------------------------------------
                Charles M. Baughn


               /s/ CHARLES N. HAZEN                             President and              March 2, 2004
 ------------------------------------------------          Chief Operating Officer
                 Charles N. Hazen


              /s/ SHERRI W. SCHUGART                       Chief Financial Officer         March 2, 2004
 ------------------------------------------------
                Sherri W. Schugart


             /s/ C. HASTINGS JOHNSON*                             Director                 March 2, 2004
 ------------------------------------------------
               C. Hastings Johnson


 *By:              /s/ FRANK R. APOLLO
        ------------------------------------------
                     Frank R. Apollo
                     Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
  1.1+   Form of Dealer Manager Agreement between Hines Real Estate
         Investment Trust, Inc. and Hines Real Estate Securities,
         Inc.
  3.1+   Form of Amended and Restated Articles of Incorporation of
         Hines Real Estate Investment Trust, Inc.
  3.2+   Form of Amended and Restated Bylaws of Hines Real Estate
         Investment Trust, Inc.
  4.1+   Form of Subscription Agreement and Subscription Agreement
         Signature Page (included as Appendix B to this prospectus).
  5.1+   Form of Opinion of Baker Botts L.L.P. as to the legality of the securities offered hereby.
  8.1+   Form of Opinion of Baker Botts L.L.P. as to tax matters.
 10.1+   Form of Amended and Restated Agreement of Limited
         Partnership of Hines REIT Properties, L.P.
 10.2+   Form of Property Management and Leasing Agreement between
         Hines REIT Properties, L.P. and Hines Interests Limited
         Partnership.
 10.3+   Form of Advisory Agreement between Hines REIT Properties,
         L.P. and Hines Advisors Limited Partnership.
 10.4+   Form of Employee and Director Incentive Share Plan of Hines
         Real Estate Investment Trust, Inc.
 10.5+   Hines Real Estate Investment Trust, Inc. Dividend
         Reinvestment Plan (included as Appendix C to the this
         prospectus).
 10.6+   Amended and Restated Agreement of Limited Partnership of
         Hines-Sumisei U.S. Core Office Fund, LP.
 10.7+   Second Amended and Restated Declaration of Trust of
         Hines-Sumisei NY Core Office Trust.
 10.8+   Amended and Restated Bylaws of Hines-Sumisei NY Core Office
         Trust.
 10.9+   Amended and Restated Master Agreement dated as of March 31,
         2003, among Hines Interests Limited Partnership, Hines US
         Core Office Properties LP and Sumitomo Life Realty (N.Y.),
         Inc., as amended.
 10.10+  Amended and Restated Shareholder Agreement dated as of
         December 23, 2003, by and among General Motors Investment
         Management Corporation, Hines-Sumisei U.S. Core Office Fund,
         L.P., Hines-Sumisei NY Core Office Trust and various
         shareholders to Hines-Sumisei NY Core Office Trust.
 10.11+  Amended and Restated Investor Rights Agreement dated as of
         December 23, 2003, among Hines Interests Limited
         Partnership, Hines-Sumisei U.S. Core Office Fund, L.P.,
         Hines-Sumisei NY Core Office Trust, General Motors
         Investment Management Corporation, and various shareholders to Hines-Sumisei NY Core Office Trust.
 10.12+  Amended and Restated Organization Agreement for
         Hines-Sumisei NY Core Office Trust, dated as of December 23,
         2003, by and among General Motors Investment Management
         Corporation, Hines Interests Limited Partnership,
         Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY
         Core Office Trust and various shareholders to Hines-Sumisei
         NY Core Office Trust.
 10.13+  Declaration of Trust of Hines-Sumisei NY Core Office Trust
         II.
 10.14+  Bylaws of Hines-Sumisei NY Core Office Trust II.
 10.15+  Shareholder Agreement for Hines-Sumisei NY Core Office Trust
         II, dated as of February 2, 2004, by and among General
         Motors Investment Management Corporation, Hines-Sumisei U.S.
         Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust
         II and certain shareholders of Hines-Sumisei NY Core Office
         Trust II.

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 10.16+  Subscription Agreement for Hines-Sumisei NY Core Office
         Trust and Hines-Sumisei NY Core Office Trust II, dated as of
         February 2, 2004, by and among General Motors Investment
         Management Corporation, Hines Interests Limited Partnership,
         Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY
         Core Office Trust, Hines-Sumisei NY Core Office Trust II and
         various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II.
 10.17+  Subscription Agreement dated as of September 11, 2003 between Hines REIT Properties, L.P. and Hines Real Estate
         Holdings Limited Partnership.
 10.18+  Agreement, dated as of            , 2004, between Hines REIT
         Properties, L.P., Hines U.S. Core Office Capital Associates
         II Limited Partnership and Hines-Sumisei U.S. Core Office
         Trust Fund, L.P.
 10.19+  Amended and Restated Escrow Agreement between Hines Real
         Estate Investment Trust, Inc. and Wells Fargo Bank, National
         Association.
 16.1++  Letter of Ernst & Young LLP dated December 23, 2003 regarding change in certifying accountant.
 21.1++  List of Subsidiaries of Hines Real Estate Investment Trust,
         Inc.
 23.1*   Consent of Deloitte & Touche LLP.
 23.2+   Consent of KPMG LLP.
 23.3+   Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
 23.4+   Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
 23.5++  Consent of George A. Davis.
 23.6++  Consent of Thomas A. Hassard.
 23.7++  Consent of Stanley D. Levy.
 24.1+   Power of Attorney of certain signatories (included in
         signature page of this registration statement).


---------------


++ Previously filed


* To be filed by amendment


+ Filed herewith.